AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1995.
                                                  Registration No. 33-61891
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                 Amendment No.1
                                       To
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                         PIKEVILLE NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             KENTUCKY                            6712                    61-0979818
  (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                              208 North Mayo Trail
                            Pikeville, Kentucky 41501
                                 (606) 432-1414
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 _______________

                                                       COPIES TO:

J. DAVID SMITH, JR., ESQ.                         JAMES A. HUGUENARD, ESQ.
Stoll, Keenon & Park, LLP                         Brown, Todd & Heyburn PLLC
201 East Main Street, Suite 1000                  3200 Providian Center
Lexington, Kentucky  40507                        400 West Market Street
(606) 231-3062                                    Louisville, Kentucky 40202
(NAME, ADDRESS, INCLUDING ZIP CODE,               (502) 568-0205
AND TELEPHONE NUMBER, INCLUDING AREA CODE,
OF AGENT FOR SERVICE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the mergers of (i) United Whitley Corp. with and into Whitley Acquisition Corp. (a wholly-owned subsidiary of Registrant), and (ii) Williamsburg Interim Bank, Inc. (to be a wholly-owned subsidiary of Registrant) with and into Bank of Williamsburg, all pursuant to the terms of the Agreement and Plan of Reorganization as described in the enclosed Prospectus/Proxy Statement, have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:


                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF SECURITIES TO      AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             BE REGISTERED                   REGISTERED      OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION FEE
                                                                  UNIT(1)             PRICE(1)
- ---------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $5.00 PER             196,886              $12.44            $2,449,056           $844.50
SHARE . . .
- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------

(1)  ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND
BASED UPON THE BOOK VALUE OF THE COMMON STOCK OF UNITED WHITLEY CORP. AND BANK
OF WILLIAMSBURG AS OF JUNE 30, 1995.  THERE IS NO MARKET FOR THE COMMON STOCK
OF EITHER UNITED WHITLEY CORP. OR BANK OF WILLIAMSBURG.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 3(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         PIKEVILLE NATIONAL CORPORATION

                              CROSS REFERENCE SHEET

                    PURSUANT TO ITEM 501(B) OF REGULATION S-K


                                         LOCATION OR CAPTION IN
     ITEM OF FORM S-4                    PROSPECTUS AND PROXY STATEMENT
     ----------------                    ------------------------------

1.   Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus. . . . . . . . . . . .   Facing Page of Registration Statement;
                                         Cross Reference Sheet; Outside Front
                                         Cover Page of Prospectus/Proxy
                                         Statement

2.   Inside Front and Outside Back
     Cover Pages of Prospectus. . . .    Available Information; Incorporation
                                         of Certain Documents by Reference;
                                         Inside Front Cover Page of
                                         Prospectus/Proxy Statement; Table of
                                         Contents

3.   Risk Factors, Ratio of Earnings
     to Fixed Charges and Other
     Information. . . . . . . . . . .    Summary of Prospectus/Proxy Statement;
                                         Pikeville Selected Financial Data;
                                         Whitley Selected Financial Data;
                                         Comparative Per Share Data

4.   Terms of the Transaction . . . .    Summary of Prospectus/Proxy Statement;
                                         The Mergers; Description of Pikeville
                                         Common Stock; Description of Whitley
                                         Common Stock and Bank Common Stock;
                                         Comparative Rights of Shareholders

5.   Pro Forma Financial Information.    Pro Forma Financial Information

6.   Material Contacts with the
     Company Being Acquired. . . . .     Summary of Prospectus/Proxy Statement;
                                         The Mergers

7.   Additional Information Required
     for Reoffering by Persons and
     Parties Deemed to Be Underwriters   Not Applicable

8.   Interests of Named Experts
     and Counsel. . . . . . . . . .      Not Applicable

9.   Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities . . . . . . . .     Not Applicable

10.  Information with Respect to
     S-3 Registrants . . . . . . . .     Inside Front Cover Page; Information
                                         Concerning Pikeville

11.  Incorporation of Certain
     Information by Reference. . . .     Incorporation of Certain Documents by
                                         Reference

12.  Information with Respect to
     S-2 or S-3 Registrants. . . . .     Not Applicable

13.  Incorporation of Certain
     Information by Reference. . . .     Not Applicable

14.  Information with Respect to
     Registrants Other Than
     S-3 or S-2 Registrants. . . . .     Not Applicable

15.  Information with Respect to
     S-3 Companies. . . . . . . . . .    Not Applicable

16.  Information with Respect to
     S-2 or S-3 Companies . . . . . .    Not Applicable

17.  Information with Respect to
     Companies Other Than S-3 or
     S-2 Companies. . . . . . . . . .    Summary of Proxy Statement/
                                         Prospectus; Whitley Selected Financial
                                         Data; The Special Meetings;
                                         Information Concerning Whitley and the
                                         Bank; Incorporation of Certain
                                         Documents by Reference

18.  Information if Proxies, Consents
     or Authorizations are to be
     Solicited. . . . . . . . . . . .    Summary of Prospectus/Proxy Statement;
                                         The Special Meetings; Comparative
                                         Rights of Shareholders

19.  Information if Proxies, Consents
     or Authorizations are not to be
     Solicited or in an Exchange
     Offer. . . . . . . . . . . . . .    Not Applicable

                              UNITED WHITLEY CORP.
                                 300 Main Street
                                  P.O. Box 207
                          Williamsburg, Kentucky 40769

                              BANK OF WILLIAMSBURG
                                 300 Main Street
                                  P.O. Box 207
                          Williamsburg, Kentucky 40769

                                August 31, 1995

To Our Shareholders:

     You are cordially invited to attend the Special Meetings of Shareholders of United Whitley Corp. ("Whitley") and Bank of Williamsburg ("Bank") to be held on October 2 1995, at 10:00 a.m. eastern daylight time and 11:00 a.m.
eastern daylight time, respectively, at the principal offices of Whitley and the Bank located at 300 Main Street, Williamsburg, Kentucky.

     At such meetings, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Reorganization dated June 9, 1995, and the related Plans of Merger (collectively, the "Agreement"), attached hereto as Exhibit A, pursuant to which (i) Whitley will merge with and into Whitley Acquisition Corp., a wholly-owned subsidiary of Pikeville National Corporation ("Pikeville"), a multi-bank holding company headquartered in Pikeville, Kentucky ("Whitley Merger") and (ii) Williamsburg Interim Bank, Inc., a new banking corporation to be organized and wholly-owned by Pikeville, will be merged into the Bank ("Bank Merger"). In the Whitley Merger, each outstanding share of Whitley common stock, except for shares held by any holders who properly dissent from the Whitley Merger, will be converted into the right to receive the number of shares of Pikeville common stock that results from dividing the average closing per share stock price of Pikeville common stock for the twenty (20) consecutive trading days ending on the twentieth (20th) day prior to the closing of the Whitley Merger ("Pikeville Stock Price") into $23.00. In the Bank Merger, each outstanding share of Bank common stock, except for shares held by Whitley or by any holders who properly dissent from the Bank Merger, will be converted into the right to receive the number of shares of Pikeville common stock that results from dividing the Pikeville Stock Price into $40.50. If the Pikeville Stock Price is below $20.00, Pikeville may decide not to consummate the proposed mergers and "walk away" from the proposed transactions, though if Pikeville chose not to "walk away" in such a scenario, the Agreement permits Pikeville and Whitley (through their boards of directors) to agree to a modified Pikeville Stock Price not to exceed $20.00. Moreover, if the Pikeville Stock Price is above $30.00, Whitley may decide not to consummate the proposed mergers and "walk away" from the proposed transactions. These matters are more fully described in the accompanying Prospectus/Proxy Statement in "THE MERGERS" section. After the proposed mergers, the operations of the Bank will be consolidated with those of another bank in Williamsburg owned by Pikeville.

     YOUR BOARDS OF DIRECTORS BELIEVE THAT THE TERMS OF THE PROPOSED MERGERS ARE IN THE BEST INTERESTS OF WHITLEY AND BANK SHAREHOLDERS, WILL PROVIDE SIGNIFICANT VALUE TO ALL WHITLEY AND BANK SHAREHOLDERS, AND WILL ENABLE HOLDERS OF WHITLEY COMMON STOCK AND BANK COMMON STOCK TO PARTICIPATE IN THE EXPANDED OPPORTUNITIES FOR GROWTH THAT THE PROPOSED MERGERS WILL MAKE POSSIBLE. YOUR BOARDS OF DIRECTORS HAVE APPROVED THE PROPOSED MERGERS AND RECOMMEND THAT YOU VOTE FOR THE MERGER PROPOSALS AT THE SPECIAL MEETINGS.

     In the material accompanying this letter, you will find a Notice of Special Meetings of Shareholders, a Prospectus/Proxy Statement relating to the meetings and the shares of Pikeville common stock to be issued in the mergers and a proxy card. The Prospectus/Proxy Statement more fully describes the proposed mergers and includes certain information concerning Whitley, the Bank and Pikeville. I urge you to read the entire Prospectus/Proxy Statement carefully.

     All shareholders are cordially invited to attend their respective Special Meeting in person. However, to assure your representation at the meetings, you are urged to vote, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meetings may vote in person and his or her proxy card will not be used.
                                   Sincerely,

                                   Paul Estes
                                   Chairman of the Board of Directors
                                   United Whitley Corp. and Bank of Williamsburg

                              UNITED WHITLEY CORP.
                                 300 Main Street
                                  P.O. Box 207
                          Williamsburg, Kentucky 40769

                              BANK OF WILLIAMSBURG
                                 300 Main Street
                                  P.O. Box 207
                          Williamsburg, Kentucky 40769

                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS
                       TO BE HELD ON October 2, 1995


     NOTICE IS HEREBY GIVEN that Special Meetings of Shareholders ("Special Meetings") of United Whitley Corp. ("Whitley") and Bank of Williamsburg ("Bank") will be held on October 2, 1995, at 10:00 a.m. eastern daylight time and 11:00 a.m. eastern daylight time, respectively, at the principal offices of Whitley and the Bank located at 300 Main Street, Williamsburg, Kentucky, for the following purposes:

     1. To consider and act upon a proposal to approve an Agreement and Plan of Reorganization dated June 9, 1995, and the related Plans of Merger, providing for (i) the merger of Whitley with and into a wholly-owned subsidiary of Pikeville National Corporation ("Pikeville") created solely for purposes of effecting such merger, as more fully described in the attached Prospectus/Proxy Statement and
          (ii) the merger of a banking corporation wholly-owned by Pikeville (and created solely for purposes of such merger) into the Bank; and to authorize such other action by the Boards of Directors of Whitley and the Bank (as the case may be) and any of their executive or proper officers as may be necessary or appropriate to effect such mergers.

     2. To transact such other business as may properly come before the Special Meetings or any adjournments thereof.


     Only those shareholders of record at the close of business on August 31, 1995 are entitled to notice of and to vote at the Special Meetings. Holders of Whitley common stock and Bank common stock have dissenters' rights with respect to the proposed mergers, as described in the accompanying
Prospectus/Proxy Statement.

                                   BY ORDER OF THE BOARD OF DIRECTORS


Williamsburg, Kentucky                  Paul Estes
August 31, 1995                    Chairman of the Board


                                   IMPORTANT:

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT YOUR RESPECTIVE SPECIAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD WITHOUT DELAY AND RETURN IT IN THE POSTAGE PAID ENVELOPE WHICH HAS BEEN PROVIDED. YOU MAY STILL VOTE YOUR SHARES IN PERSON IF YOU ATTEND YOUR RESPECTIVE SPECIAL MEETING.

                                   PROSPECTUS
                         PIKEVILLE NATIONAL CORPORATION
                                  COMMON STOCK
                                 196,886 SHARES
                            _________________________

                                 PROXY STATEMENT
                              UNITED WHITLEY CORP.
                              BANK OF WILLIAMSBURG
                      FOR SPECIAL MEETINGS OF SHAREHOLDERS
                       TO BE HELD ON October 2, 1995


This Prospectus/Proxy Statement is furnished on behalf of the Boards of Directors of both United Whitley Corp. ("Whitley"), a one-bank holding company incorporated under the laws of Kentucky and registered under the Bank Holding Company Act of 1956, as amended, and Bank of Williamsburg ("Bank"), a Kentucky banking corporation approximately 90% of the common stock of which is held by Whitley, in connection with the solicitation of proxy cards to be used at the Special Meetings of Shareholders of Whitley and Bank to be held on October 2, 1995, and any adjournments thereof (collectively, the "Special Meetings"). The purpose of the Special Meetings is to consider and vote upon an Agreement and Plan of Reorganization dated June 9, 1995, and the related Plans of Merger (collectively, the "Agreement"), by and among Whitley, the Bank, Pikeville National Corporation ("Pikeville") (a Kentucky corporation), and Whitley Acquisition Corp. ("Acquisition Corp."), a Kentucky corporation and wholly-owned subsidiary of Pikeville. The Agreement provides for the following:

1. The merger of Whitley into Acquisition Corp. ("Whitley Merger") whereby each outstanding share of Whitley's common stock, par value $.10 per share ("Whitley Common Stock"), except for shares held by any holders who properly dissent from the Whitley Merger, will be converted into the number of shares of Pikeville common stock, par value $5.00 per share ("Pikeville Common Stock") that results from dividing the average closing per share stock price of Pikeville Common Stock for the twenty (20) consecutive trading days ending on the twentieth (20th) trading day prior to the closing of the Whitley Merger ("Pikeville Stock Price") into $23.00; and

2. The merger of Williamsburg Interim Bank, Inc. ("Interim Bank"), a Kentucky banking corporation to be organized and wholly-owned by Acquisition Corp., into the Bank ("Bank Merger") (the Whitley Merger and Bank Merger are at times referred to herein collectively as the "Mergers") whereby each outstanding share of the Bank's common stock, par value $1.00 per share ("Bank Common Stock"), except for shares held by Whitley and shares held by any holders who properly dissent from the Bank Merger, will be converted into the number of shares of Pikeville Common Stock that results from dividing the Pikeville Stock Price into $40.50.

If the Pikeville Stock Price is below $20.00, Pikeville may decide not to consummate the Mergers and "walk away" from the proposed transactions, though if Pikeville chose not to "walk away" in such a scenario the Agreement permits Pikeville and Whitley (through their boards of directors) to agree to a modified Pikeville Stock Price not to exceed $20.00. Moreover, if the Pikeville Stock Price is above $30.00, Whitley may decide not to consummate the Mergers and "walk away" from the proposed transactions. See "THE MERGERS-Conversion Rates".

The Mergers are subject to the approval of the holders of a majority of the outstanding shares of Whitley Common Stock and Bank Common Stock, respectively, and to the satisfaction of certain other conditions, including obtaining various regulatory approvals. This Prospectus/Proxy Statement does not cover any resales of Pikeville Common Stock received by affiliates of Whitley or the Bank upon consummation of the Mergers, and no person is authorized to make use of this Prospectus/Proxy Statement in connection with any such resale. The outstanding shares of Pikeville Common Stock are, and the shares of Pikeville Common Stock offered hereby will be, listed and traded on National Association of Securities Dealers Automatic Quotations National Market System ("NASDAQ/NMS"). The closing price of Pikeville Common Stock on the NASDAQ/NMS on August 28, 1995 was $21.50.
                            _________________________

     THE SHARES OF PIKEVILLE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS August 31, 1995.

                              AVAILABLE INFORMATION

     Pikeville is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements, and other information may be inspected and copied at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Room 1228, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60601. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Pikeville has filed a Registration Statement with the Commission under the Securities Act of 1933, as amended ("Securities Act"), relating to the shares of Pikeville Common Stock to be issued in connection with the Mergers. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement and exhibits thereto. Reference is hereby made to the Registration Statement and exhibits thereto, which may be inspected at the public reference facilities of the Commission referenced above. Copies of the Registration Statement and exhibits thereto can be obtained from the Commission at prescribed rates, as indicated above. Statements contained in this Prospectus/Proxy Statement as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement as previously filed with the Commission and incorporated herein by reference.

     NO PERSON IS AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED HEREBY, IN ANY JURISDICTION, TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PIKEVILLE, WHITLEY OR THE BANK SINCE THE DATE HEREOF.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Pikeville with the Commission are incorporated herein by reference: (i) Pikeville's Annual Report on Form 10-K for the year ended December 31, 1994; (ii) the Proxy Statement for Pikeville's Annual Meeting, held April 18, 1995; (iii) Pikeville's Current Reports on Form 8-K filed on April 10, 1995 or June 14, 1995 (as amended by Current Report on Form 8-K/A filed on August 14, 1995); (iv) Pikeville's Quarterly
Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995; and (v) all other reports filed by Pikeville pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date hereof.

     All documents filed by Pikeville pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the Special Meetings of Shareholders of Whitley and the Bank shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.


     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO THE SECRETARY, PIKEVILLE NATIONAL CORPORATION, 208 NORTH MAYO TRAIL, PIKEVILLE, KENTUCKY 41501. TELEPHONE REQUESTS MAY BE MADE BY CALLING
(606) 432-1414. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN SEPTEMBER 25, 1995, FIVE BUSINESS DAYS PRIOR TO THE
DATE OF THE SPECIAL MEETINGS.

                           PROSPECTUS/PROXY STATEMENT
                                TABLE OF CONTENTS


AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .    2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . .    2

SUMMARY OF PROSPECTUS/PROXY STATEMENT . . . . . . . . . . . . . . . .    5

     Introduction . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Parties to the Mergers . . . . . . . . . . . . . . . . . . . . .    5
     Terms of the Mergers and Conversion Rates  . . . . . . . . . . .    6
     Market and Market Prices . . . . . . . . . . . . . . . . . . . .    6
     Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . .    7
     Dates, Times and Places of the Special Meetings  . . . . . . . .    7
     Purpose of the Special Meetings  . . . . . . . . . . . . . . . .    7
     Shareholder Votes Required . . . . . . . . . . . . . . . . . . .    7
     Rights of Dissenting Shareholders  . . . . . . . . . . . . . . .    7
     Comparison of Shareholder Rights . . . . . . . . . . . . . . . .    8
     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . .    8
     Conditions; Termination  . . . . . . . . . . . . . . . . . . . .    8
     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . .    8
     Pikeville Selected Financial Data  . . . . . . . . . . . . . . .    9
     Whitley Selected Financial Data  . . . . . . . . . . . . . . . .   10
     Comparative Per Share Data . . . . . . . . . . . . . . . . . . .   12
     Pro Forma Financial Data . . . . . . . . . . . . . . . . . . . .   14

THE SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . .   21

     Purpose of the Special Meetings  . . . . . . . . . . . . . . . .   21
     Record Date and Shareholder Votes Required . . . . . . . . . . .   21
     Proxy Cards and Proxies  . . . . . . . . . . . . . . . . . . . .   21

THE MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     Conversion Rates . . . . . . . . . . . . . . . . . . . . . . . .   22
     Operations After the Mergers . . . . . . . . . . . . . . . . . .   23
     Background of the Mergers  . . . . . . . . . . . . . . . . . . .   23
     Reasons for the Mergers  . . . . . . . . . . . . . . . . . . . .   24
     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . .   25
     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . .   28
     Conditions to the Mergers; Termination . . . . . . . . . . . . .   28
     Federal Income Tax Consequences  . . . . . . . . . . . . . . . .   29
     Conversion of Shares and Exchange of Certificates  . . . . . . .   30
     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . .   31
     Effect on Whitley and Bank Directors, Employees and Consultants    31
     Resales of Pikeville Common Stock  . . . . . . . . . . . . . . .   32
     Accounting Treatment . . . . . . . . . . . . . . . . . . . . . .   32
     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . .   32

COMPARATIVE RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . .   33
     Description of Pikeville Common Stock  . . . . . . . . . . . . .   33
     Description of Whitley Common Stock and Bank Common Stock . . . 33 General Comparison of Whitley Common Stock, Bank Common Stock
       and Pikeville Common Stock . . . . . . . . . . . . . . . . . .   33

MISCELLANEOUS INFORMATION . . . . . . . . . . . . . . . . . . . . . .   34

     Transfer and Exchange Agent  . . . . . . . . . . . . . . . . . .   34
     Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . .   34
     Sources of Information . . . . . . . . . . . . . . . . . . . . .   34
     Registration Statement . . . . . . . . . . . . . . . . . . . . .   34

INFORMATION CONCERNING WHITLEY AND THE BANK . . . . . . . . . . . . .   34

     Banking Business . . . . . . . . . . . . . . . . . . . . . . . .   34
     Market Area and Competition  . . . . . . . . . . . . . . . . . .   35
     Whitley Common Stock and Bank Common Stock Prices  . . . . . . .   36
     Management of Whitley and the Bank . . . . . . . . . . . . . . .   37
     Stock Ownership of Whitley Common Stock and Bank Common Stock by
       Directors, Executive Officers and Principal Shareholders . . .   38
     Dividends on Whitley Common Stock and Bank Common Stock  . . . .   40
     Management's Discussion and Analysis of Financial Condition
       and Results of Operations  . . . . . . . . . . . . . . . . . .   42

INFORMATION CONCERNING PIKEVILLE  . . . . . . . . . . . . . . . . . .   60

     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
     Management's Discussion and Analysis of Financial Condition and
       Results of Operations  . . . . . . . . . . . . . . . . . . . .   61
     Pikeville Common Stock Price Range and Dividends . . . . . . . .   83
     Certain Regulatory Matters . . . . . . . . . . . . . . . . . . .   84

VOTING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . .   87

     Rights of Dissenting Shareholders  . . . . . . . . . . . . . . .   87

PIKEVILLE NATIONAL CORPORATION INDEX TO FINANCIAL STATEMENTS  . . . .   90

UNITED WHITLEY CORP. INDEX TO FINANCIAL STATEMENTS  . . . . . . . . .  121


EXHIBIT INDEX . . . . . . . . . . . . . . . . . . . . . . . . . . . .  150

     Agreement and Plan of Reorganization . . . . . . . . . . . . . . A
     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . B
     Subtitle 13 of the Kentucky Business Corporation Act . . . . . . C

                      SUMMARY OF PROSPECTUS/PROXY STATEMENT


     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION WITH RESPECT TO THE SPECIAL MEETINGS OF SHAREHOLDERS OF WHITLEY AND THE BANK. IT IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS TO BE CONSIDERED AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE COMPLETE INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT, THE ACCOMPANYING EXHIBITS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THE PROSPECTUS/PROXY STATEMENT RELATING TO PIKEVILLE COMMON STOCK HAS BEEN ADJUSTED TO REFLECT EACH OF TWO THREE-FOR-TWO STOCK SPLITS EFFECTED AS FIFTY PERCENT (50%) STOCK DIVIDENDS ON MAY 1, 1992 AND FEBRUARY 1, 1994. ALL FINANCIAL STATEMENTS AND DATA INCLUDED HEREIN FOR PIKEVILLE FOR ALL PRIOR YEARS HAVE BEEN RESTATED TO INCLUDE THE RESULTS OF WOODFORD BANCORP, INC. (ACQUIRED BY PIKEVILLE ON MAY 31, 1995) AS REQUIRED BY THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING.


INTRODUCTION

     This Prospectus/Proxy Statement is furnished in connection with the solicitation of proxy cards by the Board of Directors of two different entities. In the first place, this Prospectus/Proxy Statement is being furnished by the Board of Directors of United Whitley Corp. ("Whitley"), a registered one-bank holding company headquartered in Williamsburg, Kentucky, with respect to proxy cards to be voted at a Special Meeting of Shareholders of Whitley to be held on October 2,1995 and at any adjournment or adjournments thereof ("Whitley
Special Meeting") for the purpose of considering and taking action upon a proposal to merge ("Whitley Merger") Whitley with and into Whitley Acquisition Corp. ("Acquisition Corp.") (Acquisition Corp. is a wholly-owned subsidiary of Pikeville National Corporation ("Pikeville")). In addition, this Prospectus/Proxy Statement is being furnished by the Board of Directors of Bank of Williamsburg ("Bank"), a Kentucky banking corporation headquartered in Williamsburg, Kentucky and controlled by Whitley, with respect to proxy cards to be voted at a Special Meeting of Shareholders of the Bank also to be held on October 2, 1995 and at any adjournment thereof ("Bank Special Meeting")
(the Whitley Special Meeting and the Bank Special Meeting are at times referred to collectively herein as the "Special Meetings") for the purpose of considering and taking action upon a proposal to merge ("Bank Merger") Williamsburg Interim Bank, Inc. ("Interim Bank"), a Kentucky banking corporation to be organized and wholly-owned by Acquisition Corp., with and into Bank (the Whitley Merger and the Bank Merger are at times referred to collectively herein as the "Mergers").


     This Prospectus/Proxy Statement and proxy card are being mailed to the shareholders of Whitley and the Bank for the first time on or about
August 31, 1995.


PARTIES TO THE MERGERS

     Whitley is a one-bank holding company incorporated under the laws of the Commonwealth of Kentucky in 1980 and registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). Whitley owns 90.27% of the outstanding stock of the Bank, which is Whitley's sole asset. As of June 30, 1995, Whitley and the Bank had total consolidated assets of $41,954,579 and the Bank had total deposits of $37,813,387. The principal offices of Whitley and the Bank are located at 300 Main Street, Williamsburg, Kentucky and their telephone number is
(606) 549-3520.  See "INFORMATION CONCERNING WHITLEY AND THE BANK."

     Pikeville is a multi-bank holding company incorporated under the laws of the Commonwealth of Kentucky and registered under the BHCA. As of June 30, 1995, Pikeville had total consolidated assets of $1,703,859,000 and shareholders' equity of $129,768,000. Pikeville presently owns all of the capital stock of nine banks and one federal savings bank with a total of 49 offices located in eastern, south central and central Kentucky. The principal executive offices of Pikeville are located at 208 North Mayo Trail, Pikeville Kentucky 41501 and its telephone number is (606) 432-1414. Acquisition Corp. is a wholly-owned subsidiary of Pikeville formed under the laws of the Commonwealth of Kentucky for the sole purpose of merging with Whitley. Interim Bank is being formed as a wholly-owned subsidiary of Acquisition Corp. for the sole purpose of merging with the Bank. See "INFORMATION CONCERNING PIKEVILLE."

TERMS OF THE MERGERS AND CONVERSION RATES

     At the Effective Time (as defined in "THE MERGERS--Effective Time"), the shares of common stock of Whitley and the Bank will be converted as follows:

     1. With respect to the Whitley Merger, each outstanding share of Whitley's common stock, par value $.10 per share ("Whitley Common Stock"), other than shares held by any holders who properly dissent from the Whitley Merger, will, IPSO FACTO and without action on the part of the holder thereof, be converted into the number of shares of Pikeville common stock, par value $5.00 per share ("Pikeville Common Stock") that results from dividing the Pikeville Stock Price into $23.00 ("Whitley Conversion Rate"); and

     2. With respect to the Bank Merger, each outstanding share of the Bank's common stock, par value $1.00 per share ("Bank Common Stock"), other than shares held by Whitley and shares held by any holders who properly dissent from the Bank Merger, shall, IPSO FACTO and without action on the part of the holder thereof, be converted into the number of shares of Pikeville Common Stock that results from dividing the Pikeville Stock Price into $40.50 ("Bank Conversion Rate").

     For purposes of this Prospectus/Proxy Statement, "Pikeville Stock Price" shall mean the average closing per share stock price of Pikeville Common Stock for the twenty (20) consecutive trading days ending on the twentieth (20th) day prior to the Closing Date (as defined in Section 1.3b of the Agreement). [If no shares of Pikeville Common Stock are traded on the National Association of Securities Dealers Automatic Quotation National Market System ("NASDAQ/NMS") on a day when the markets are open for trading, then, for purposes of calculating the Pikeville Stock Price, the closing per share price for Pikeville Common Stock for such day shall be the average between the bid and asked prices for Pikeville Common Stock for such day]. In certain circumstances it is possible that the Pikeville and Whitley boards of directors can agree to a modified Pikeville Stock Price higher than the Pikeville Stock Price (but in no event greater than $20.00). See "THE MERGERS--Conversion Rates."

     Upon the consummation of the Mergers, Whitley will be merged with and into Acquisition Corp. and Interim Bank will be merged with and into the Bank, and the separate existence of Whitley and Interim Bank will cease. Acquisition Corp., as the surviving corporation in the Whitley Merger, will continue the business of the Bank at the Bank's offices in Williamsburg, Kentucky for a brief period of time before consolidating its operations with those of another bank in Williamsburg owned by Pikesville. See "THE MERGERS--Effect on Whitley and Bank Directors, Employees and Consultants". The Mergers are subject to obtaining all required regulatory approvals and satisfaction or waiver of other conditions to the Mergers.


MARKET AND MARKET PRICES

     Pikeville Common Stock is traded in the over-the-counter market and prices are reported on the NASDAQ/NMS under the symbol "PKVL." At June 8, 1995, the last trading date immediately preceding the public announcement of the proposed Mergers on which shares of Pikeville Common Stock were traded, the closing price for Pikeville Common Stock was $22.25. On August 28, 1995, the closing price for Pikeville Common Stock was $21.50. See "INFORMATION CONCERNING PIKEVILLE--Pikeville Common Stock Price Range and Dividends."

SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR PIKEVILLE COMMON STOCK.

     There is no established trading market for Whitley Common Stock or Bank Common Stock, and the last sale of Whitley Common Stock for which Whitley has information was in the first quarter of 1995 involving 100 shares at a price of $20.00 per share. There have been no sales of Bank Common Stock to date in 1995, but in the last quarter of 1994, 100 shares of Bank Common Stock were purchased for $29.25 per share. See "INFORMATION CONCERNING WHITLEY AND THE BANK--Whitley Common Stock and Bank Common Stock Prices."

TAX CONSEQUENCES

     The parties intend that each of the Mergers will constitute a tax-free reorganization for federal income tax purposes within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended ("Code"). See "THE MERGERS-- Federal Income Tax Consequences."


DATES, TIMES AND PLACES OF THE SPECIAL MEETINGS

     The Whitley Special Meeting and the Bank Special Meeting will be held on October 2, 1995, at 10:00 a.m. eastern daylight time and 11:00 a.m.
eastern daylight time, respectively, at the principal offices of Whitley and the Bank located at 300 Main Street, Williamsburg, Kentucky.



PURPOSE OF THE SPECIAL MEETINGS

     The purpose of the Special Meetings is to consider and vote upon proposals
(i) to approve the Mergers, pursuant to which (in regard to the Whitley Merger) Whitley will be merged with and into Acquisition Corp. and (in regard to the Bank Merger) Interim Bank will be merged with and into the Bank, and (ii) to transact such other business as may properly come before the Special Meetings or any adjournment thereof. The Boards of Directors of Whitley ("Whitley Board") and the Bank ("Bank Board") have approved an Agreement and Plan of Reorganization dated June 9, 1995, and (in the case of the Whitley Board) the related Whitley Plan of Merger (Exhibit A to the Agreement and Plan of Reorganization) and (in the case of the Bank Board) the Bank Plan of Merger (Exhibit B to the Agreement and Plan of Reorganization) (collectively, the "Agreement"), by and among Pikeville, Acquisition Corp., Whitley and the Bank. At the Whitley Special Meeting, Whitley shareholders will be asked to approve the Agreement (including the Whitley Plan of Merger) and at the Bank Special Meeting, Bank shareholders will be asked to approve the Agreement (including the Bank Plan of Merger).

     In approving the Agreement, the Whitley and Bank Boards considered a number of factors, including the value of the consideration to be received by Whitley and Bank shareholders in the Mergers; the public market for Pikeville Common Stock; Pikeville's substantial operating history, financial position, earnings, stock price and dividends; and the regional presence of Pikeville in eastern, south central and central Kentucky . See "THE MERGERS--Reasons for the Mergers."


SHAREHOLDER VOTES REQUIRED

     All holders of record of Whitley Common Stock and Bank Common Stock at the close of business on August 31, 1995 (the "Record Date") will be entitled to vote at their respective Special Meeting. The affirmative vote of a majority of the outstanding shares of Whitley Common Stock entitled to vote thereon must vote in favor of the Agreement (including the Whitley Plan of Merger) in order for the Whitley Merger to be approved, and the affirmative vote of a majority of the outstanding shares of Bank Common Stock entitled to vote thereon must vote in favor of the Agreement (including the Bank Plan of Merger) in order for the Bank Merger to be approved. On the Record Date, Whitley had 133,340 issued and outstanding shares of Whitley Common Stock held by approximately 109 shareholders. On the Record Date, the Bank had 121,090 issued and outstanding shares of Bank Common Stock held by approximately 93 shareholders, including 109,309 shares held by Whitley. See "THE SPECIAL MEETINGS--Record Date and Shareholder Votes Required."


RIGHTS OF DISSENTING SHAREHOLDERS

     Under Kentucky Law, certain rights are available to shareholders of Whitley and the Bank who do not vote their shares in favor of the adoption of the applicable Merger and delivers to Whitley or the Bank (as the case may be), before the vote is taken, written notice of intent to demand payment for their Whitley Common Stock or Bank Common Stock (as the case may be) if the applicable Merger is consummated. See "VOTING INFORMATION--Rights of Dissenting Shareholders."

COMPARISON OF SHAREHOLDER RIGHTS

     Although there are some differences between the rights of Pikeville shareholders, on the one hand, and Whitley and Bank shareholders on the other, such rights are similar in many material respects. Each of Pikeville, Whitley and the Bank are governed by the applicable provisions of Kentucky law, shareholders of each company are entitled to one vote for each share held on all matters except for the election of directors, to which cumulative voting applies, and no shareholder in any of such entities has any conversion rights or preemptive rights to subscribe for or purchase any stock or other securities in proportion to his respective holdings. None of the companies' articles of incorporation contain super majority voting requirements for fundamental corporate changes or for amendments to the articles of incorporation.

     Pikeville has authorized 300,000 shares of preferred stock and Whitley has authorized 10,000 shares of preferred stock. See "COMPARATIVE RIGHTS OF SHAREHOLDERS."


REGULATORY APPROVALS

     The Mergers are subject to the prior approval of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the Kentucky Department of Financial Institutions ("KDFI"), and the Federal Deposit Insurance Corporation ("FDIC"). The organization of Interim Bank is subject to the prior approval of the KDFI. See "THE MERGERS--Regulatory Approvals." Applications for approval of the Mergers and the Interim Bank have been filed with the Federal Reserve Bank of Cleveland, the KDFI and the FDIC.


CONDITIONS; TERMINATION

     In addition to approval by Whitley and Bank shareholders, consummation of the Mergers is subject to various conditions, including receipt of all necessary approvals of the Mergers (and the transactions contemplated by the Agreement) by governmental agencies and authorities, the absence of any material adverse change in the financial condition, results of operations or business of Pikeville, Whitley or the Bank, and compliance by Pikeville, Whitley and the Bank with their respective representations and warranties as set forth in the Agreement. See "THE MERGERS--Conditions to the Mergers; Termination."

     The Agreement may be terminated at any time prior to the Effective Time, whether before or after shareholder approval, (i) by mutual consent of the Boards of Directors of Pikeville and Whitley; (ii) by written notice from Pikeville to Whitley, or from Whitley to Pikeville, as the case may be, (a) upon a material breach by the other of any representation, warranty or agreement contained in the Agreement which is not timely cured or (b) if the Mergers have not been consummated on or before March 31, 1996, (iii) by Whitley if Pikeville is the subject of a tender offer for more than fifty percent (50%) of its outstanding shares or any transaction which has resulted in, or will result in, a change of control of Pikeville, (iv) by Whitley if the Pikeville Stock Price is above $30.00, or (v) by Pikeville if the Pikeville Stock Price is below $20.00. See "THE MERGERS--Conditions to the Mergers; Termination."


OPINION OF FINANCIAL ADVISOR

     On August 9, 1995 Professional Bank Services, Inc. ("PBS"), an independent financial advisor, delivered its written opinion to the Whitley Board and Bank Board to the effect that, based on various assumptions, the number of shares of Pikeville Common Stock into which each share of Whitley Common Stock and Bank Common Stock is to be converted under the terms of the Mergers was fair to the holders of the outstanding shares of Whitley Common Stock and Bank Common Stock from a financial point of view. See "THE MERGERS--Opinion of Financial Advisor." A copy of the full text of the August 9, 1995 written opinion of PBS, which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached as Exhibit B to this Prospectus/Proxy Statement and should be read in its entirety.

                        PIKEVILLE SELECTED FINANCIAL DATA

     The following summary sets forth selected historical financial information for Pikeville. This information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus/Proxy Statement. The information contained herein relating to Pikeville Common Stock has been adjusted to reflect each of two three-for-two stock splits effected as fifty percent (50%) stock dividends on May 1, 1992 and February 1, 1994. All data included in the following table (and all subsequent tables) for all prior years have been restated to include the results of Woodford Bancorp, Inc. (acquired by Pikeville on May 31, 1995) as required by the pooling-of-interests method of accounting.


                                             SIX MONTHS ENDED JUNE 30,                  YEARS ENDED DECEMBER 31,
                                                 1995        1994        1994        1993           1992        1991        1990
                                                 ----        ----        ----        ----           ----        ----        ----
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATING RESULTS
  Interest income                      $   62,009     $   51,116     $   106,560  $   104,929  $   109,946  $   118,259 $   109,066
  Interest expense                         30,306         22,522          47,370       46,616       53,746       68,564      67,214
  Net interest income                      31,703         28,594          59,190       58,313       56,200       49,695      41,852
  Provision for loan and lease losses       2,393          3,247           6,066        4,442        7,311        7,037       4,209
  Non-interest income                       5,362          4,798           9,653       12,069       11,427        7,197       3,136
  Non-interest expense                     26,247         23,337          52,287       45,571       42,140       38,931      32,740
  Income before cumulative effect of
    accounting change                       5,813          5,178           8,212       14,836       13,104        8,681       6,274
  Net income                                5,813          5,178           8,212       14,836       13,104        8,981       6,274
PERIOD-END BALANCE SHEET DATA
  Total assets                          1,703,859      1,473,370       1,499,434    1,464,039    1,390,910    1,343,662   1,245,901
  Total deposits                        1,417,531      1,218,295       1,246,387    1,214,019    1,186,807    1,170,394   1,095,365
  Long-term debt                           35,764         25,136          24,944       35,277       36,340       38,117      40,855
  Shareholders' equity                    129,768        117,224         116,636      107,371       96,406       85,224      76,780
PER SHARE DATA
  Income before cumulative effect of
    accounting change: primary                .65            .60             .95         1.80         1.63         1.20         (1)
  Income before cumulative effect of
    accounting change: fully diluted          .65            .60             .95         1.78         1.60         1.20         (1)
  Net income: primary                         .65            .60             .95         1.80         1.63         1.24         (1)
  Net income: fully diluted                   .65            .60             .95         1.78         1.60         1.24         (1)
  Cash dividends declared                     .32            .30             .61          .55          .51          .49         .45
  Book value at period-end                  14.50          13.65           13.57        13.44        12.08        10.82       10.16
FINANCIAL RATIOS
  Return on average assets                    .74%(2)        .71%(2)         .56%        1.05%         .97%         .71%        .57%
  Return on average shareholders'
    equity                                   9.16%(2)       8.91%(2)        7.07%       14.48%       14.46%       11.36%       8.31%
  Average shareholders' equity to
    average assets                           7.99%          7.97%           7.90%        7.24%        6.69%        6.23%       6.81%
  Dividend payout ratio                     49.23%         50.00%          57.81%       26.65%       27.93%       40.49%         (1)


(1) Per share data not disclosed for 1990 due to lack of comparability as a result of a 1991 merger transaction.
(2) Annualized

WHITLEY SELECTED FINANCIAL DATA

The following summary sets forth selected historical financial information for Whitley. This information should be read in conjuction with the financial statements and notes thereto included elsewhere in this Prospectus/Proxy Statement.



Year Ended December 31,                        1994           1993           1992            1991           1990
                                               ----           ----           ----            ----           ----
EARNINGS
  Total interest income                    $  2,746,368   $  2,688,508   $  3,104,822   $  3,657,864   $  4,112,444
  Total interest expense                      1,219,190      1,075,655      1,500,277      2,245,579      2,583,427
  Net interest income                         1,527,178      1,612,853      1,604,545      1,412,285      1,529,017
  Provision for loan
    losses                                       70,557         68,900         92,300        154,220        509,555
  Total noninterest income                      224,910        250,478        246,635        399,749        339,298
  Total noninterest expense                   1,395,377      1,449,210      1,463,035      1,452,850      1,418,222
  Income tax expense                             78,772         97,074         87,199         33,690          3,482
  Minority interest                              27,553         38,205         34,553         39,408         16,568
  Income before extraordinary
    item and cumulative effect of
    change in accounting principle              179,829        209,942        174,093        131,866        (79,512)
  Extraordinary item-
    benefit from utilization
    of tax loss carryforward                          -              -         87,199         33,690              -
  Cumulative effect of
    change in accounting
    for income taxes                                  -        367,862              -              -              -
  Net income                                    179,829        577,804        261,292        165,556        (79,512)

- ------------------------------------------------------------------------------------------------------------------------------------

PER SHARE DATA
  Income before extraordinary
    item and cumulative effect of
    change in accounting principle         $       1.35    $      1.57   $       1.31   $        .99   $       (.68)
  Net income                                       1.35           4.33           1.96           1.24           (.68)
  Cash dividends
    declared                                        N/A            N/A            N/A            N/A            N/A

- ------------------------------------------------------------------------------------------------------------------------------------

RATIOS
  Return on average total
    assets                                          .43%          1.43%           .62%           .39%          (.18)%
  Average shareholders'
    equity to average
    total assets                                   4.73           4.04           2.89           2.30           1.70
  Return on average
    shareholders' equity                           9.10          35.37          21.52          17.18          10.84
  Dividend payout ratio
    (dividends on common stock
    divided by net income)                          N/A            N/A            N/A            N/A            N/A

- ------------------------------------------------------------------------------------------------------------------------------------

DECEMBER 31 TOTALS
  Total assets                            $  44,241,004  $  39,856,943  $  42,635,077  $  41,452,853    $42,390,670
  Total loans                                23,826,308     21,928,830     20,849,030     23,553,557     27,880,940
  Total deposits                             40,169,818     35,924,638     39,139,513     38,008,926     38,995,125
  Long-term debt                              1,445,000      1,525,000      1,635,000      1,695,000      1,745,000
  Shareholders' equity                        2,025,871      1,922,419      1,344,615      1,083,323        843,766
  Book value per
    common share (1)                              14.90          14.12           9.79           7.83           6.92

- ------------------------------------------------------------------------------------------------------------------------------------


(1) Based on total shareholders' equity less $39,660 related to book value of preferred stock.



Six Months Ended June 30,                             1995            1994
                                                      ----            ----
EARNINGS
  Total interest income                           $  1,543,888      $1,311,472
  Total interest expense                               862,163         537,969
  Net interest income                                  681,725         773,503
  Provision for loan losses                                  -               -
  Total noninterest income                             107,874         108,530
  Total noninterest expense                            661,356         754,838
  Income tax expense                                    41,568          40,600
  Minority interest                                     13,578          16,864
  Net income                                            73,097          69,731

- --------------------------------------------------------------------------------

PER SHARE DATA
  Net income                                            $  .55          $  .52
  Cash dividends declared                                    -               -

- --------------------------------------------------------------------------------

RATIOS
  Return on average total assets (1)                      .35%            .33%
  Average shareholders' equity to average
    total assets                                         4.85            4.68
  Return on average shareholders' equity (1)             7.20            7.13
  Dividend payout ratio (dividends on common
    stock divided by net income)                          N/A             N/A

- --------------------------------------------------------------------------------

JUNE 30 TOTALS
  Total assets                                   $  41,954,579     $41,691,110
  Net loans                                         22,215,017      22,280,807
  Total deposits                                    37,813,387      37,717,415
  Long-term debt                                     1,415,000       1,515,000
  Shareholders' equity                               2,122,614       1,937,685
  Book value per common share                            15.92           14.23 (2)


(1)  Annualized for comparability purposes
(2) Based on total shareholders equity less $39,660 related to book value of preferred stock

          COMPARATIVE PER SHARE DATA


   The following tables reflect the historical and pro forma combined earnings per share and dividends declared per share for each of the six months ended June 30, 1995 and 1994 and each of the years ended December 31, 1994, 1993 and 1992 and the book value per share as of June 30, 1995 for Pikeville and Whitley. In addition the tables reflect the pro forma combined data on an equivalent basis for Whitley. The pro forma combined data and Whitley equivalent data are based on estimates made for purposes of preparing this comparative per share data. The actual amounts will be based on the underlying historical data at the time of the transaction. Management believes that the estimates used in the comparative per share data are reasonable under the circumstances.





                                                                         PRO FORMA
                                                                         COMBINED
                                       PIKEVILLE     WHITLEY             PIKEVILLE
                                       HISTORICAL    HISTORICAL          & WHITLEY
- --------------------------------------------------------------------------------
SIX MONTHS ENDED JUNE 30, 1995
  Net income, primary                  $ 0.65       $  0.55              $  0.65
  Net income, fully diluted              0.65          0.55                 0.65
  Book value, end of period             14.50         15.92                14.50
  Cash dividends declared(1)             0.32           N/A                 0.32

WHITLEY EQUIVALENT(2)
  Net income, primary                                                       0.72
  Net income, fully diluted                                                 0.72
  Book value, end of period                                                16.10
  Cash dividends declared (1)                                               0.32

SIX MONTHS ENDED JUNE 30, 1994
  Net income, primary                    0.60          0.52                 0.60
  Net income, fully diluted              0.60          0.52                 0.60
  Cash dividends declared(1)             0.30           N/A                 0.30

WHITLEY EQUIVALENT(2)
  Net income, primary                                                       0.67
  Net income, fully diluted                                                 0.67
  Cash dividends declared(1)                                                0.30


(1)No assurance can be given that equivalent dividends will be paid by Pikeville in the future. Future dividends will depend upon the earnings and financial condition of Pikeville and other factors, including applicable governmental regulations and policies. The Pikeville pro forma cash dividends assumes that the historical rate of Pikeville would be the same.

(2) The data in this table represents the amounts in the Whitley pro forma table multiplied by 1.11 the number of shares of Pikeville Common Stock into which each share of Whitley Common Stock will be converted in the Whitley Merger (based upon the price of Pikeville Common Stock on June 30, 1995), except for cash dividends, as discussed in Note 1, above.

          COMPARATIVE PER SHARE DATA


                                                                      PRO FORMA
                                                                      COMBINED
                                       PIKEVILLE      WHITLEY         PIKEVILLE
                                       HISTORICAL     HISTORICAL      & WHITLEY
- --------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 1994
  Net income, primary                      $ 0.95        $  1.35        $  0.96
  Net income, fully diluted                  0.95           1.35           0.96
  Cash dividends declared(1)                 0.61            N/A           0.61

WHITLEY EQUIVALENT(2)
  Net income, primary                                                      1.07
  Net income, fully diluted                                                1.07
  Cash dividends declared(1)                                               0.61

YEARS ENDED DECEMBER 31, 1993
  Net income, primary                        1.80           4.33           1.83
  Net income, fully diluted                  1.78           4.33           1.81
  Cash dividends declared(1)                 0.55            N/A           0.55

WHITLEY EQUIVALENT(2)
  Net income, primary                                                      2.03
  Net income, fully diluted                                                2.01
  Cash dividends declared(1)                                               0.55

YEARS ENDED DECEMBER 31, 1992
  Net income, primary                        1.63           1.96           1.63
  Net income, fully diluted                  1.60           1.96           1.60
  Cash dividends declared(1)                 0.51            N/A           0.51

WHITLEY EQUIVALENT(2)
  Net income, primary                                                      1.81
  Net income, fully diluted                                                1.78
  Cash dividends declared(1)                                               0.51


(1)No assurance can be given that equivalent dividends will be paid by Pikeville in the future. Future dividends will depend upon the earnings and financial condition of Pikeville and other factors, including applicable governmental regulations and policies. The Pikeville pro forma cash dividends assumes that the historical rate of Pikeville would be the same.

(2) The data in this table represents the amounts in the Whitley pro forma table multiplied by 1.11 the number of shares of Pikeville Common Stock into which each share of Whitley Common Stock will be converted in the Whitley Merger (based upon the price of Pikeville Common Stock on June 30, 1995), except for cash dividends, as discussed in Note 1, above.


PRO FORMA FINANCIAL DATA

     The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1995, and the unaudited pro forma condensed consolidated statements of income for each of the six month periods ended June 30, 1995 and each of the years ended December 31, 1994, 1993 and 1992, have been prepared to reflect Pikeville's acquisition of Whitley and the Bank as if the acquisition had occurred on June 30, 1995 with respect to the balance sheet and as of January 1, 1992 with respect to the statements of income, in each case after giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for purposes of preparing these pro forma financial statements. The actual adjustments to the accounts of Pikeville will be based on the underlying historical data at the time of the transaction. Management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances. The pro forma financial information gives effect to the proposed merger of Pikeville and Whitley under the pooling-of-interests method of accounting, which is a condition to the Mergers.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                        Pikeville
                                           Pikeville                                    Consolidated
                                           Consolidated    Whitley        Pro Forma     Historical
                                           Historical      Historical     Adjustments   (restated)
                                           ------------    -----------    -----------   ------------

ASSETS
  Cash and cash equivalents                  $  121,808        $ 4,460                    $  126,268
  Securities available-for-sale                  99,365          4,734                       104,099
  Securities  held-to-maturity                  347,313          7,551                       354,864
  Loans, net                                  1,040,581         22,215                     1,062,796
  Premises and equipment                         45,803          2,123                        47,926
  Intangible assets                              20,612            145                        20,757
  Other assets                                   28,377            727                   $    29,104
                                             ----------        --------   -----------     ----------

  Total assets                               $1,703,859        $41,955             $0     $1,745,814
                                             ----------        -------    -----------     ----------
                                             ----------        -------    -----------     ----------

LIABILITIES
  Deposits                                   $1,417,531        $37,814                    $1,455,345
  Other interest bearing liabilities            139,796          1,415                       141,211
  Other liabilities                              16,764            603        $  (326)(a)     17,041
                                             ----------        -------         -------    ----------

  Total liabilities                           1,574,091         39,832           (326)     1,613,597

STOCKHOLDERS' EQUITY
  Common stock                                   44,739             13            854 (a)     45,593
                                                                                  (13)(a)
  Capital surplus                                27,448          2,269         (2,269)(a)     29,177
                                                                                1,729 (a)
  Retained Earnings                              57,992           (121)                       57,871
  Treasury Stock                                                   (25)            25 (a)          0
  Net unrealized depreciation
      on available-for-sale
      securities                                   (411)           (13)                         (424)
                                             ----------        -------         ------     ----------

  Total stockholders' equity                    129,768          2,123            326        132,217
                                             ----------        -------         ------     ----------

  Total liabilities and
  stockholders' equity                       $1,703,859        $41,955             $0     $1,745,814
                                             ----------        -------         ------     ----------
                                             ----------        -------         ------     ----------


ADJUSTMENTS:

(a)Issuance of 170,788 shares of Pikeville Common Stock at
$5 par value for the stockholders' equity and minority interest of Whitley and the Bank (based upon the price of Pikeville Common Stock on June 30, 1995). Reclassification of components of stockholders' equity of Whitley upon Whitley Merger.

                         PIKEVILLE NATIONAL CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                                           Pro Forma
                                                                                           Combined
                                             Pikeville      Whitley       Pro Forma        Pikeville
                                             Historical     Historical    Adjustments      & Whitley
- -------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                    $46,670         $1,118                       $47,788
  Interest on securities                         13,620            359                        13,979
  Other interest income                           1,719             67                         1,786
                                                -------         ------        -------        -------
     Total interest income                       62,009          1,544              0         63,533
                                                -------         ------        -------        -------

INTEREST EXPENSE
  Interest on deposits                           26,155            799                        26,954
  Other interest expense                          4,151             63                         4,214
                                                -------         ------        -------        -------
    Total interest expense                       30,306            862              0         31,168
                                                -------         ------        -------        -------

Net interest income                              31,703            682              0         32,385
  Provision for loan losses                       2,393              -                         2,393
                                                -------         ------        -------        -------
Net interest income after provision
  for loan losses                                29,310            682              0         29,992

Non-interest income                               5,362            108                         5,470
Non-interest expense                             26,247            661                        26,908
                                                -------         ------        -------        -------

Income before income taxes                        8,425            129              0          8,554
Income taxes                                      2,612             42                         2,654
                                                -------         ------        -------        -------

Income before minority interest                   5,813             87              0          5,900

Minority interest                                     0            (14)                          (14)
                                                -------         ------        -------        -------

Net income                                      $ 5,813         $   73        $     0        $ 5,886
                                                -------         ------        -------        -------
                                                -------         ------        -------        -------


EARNINGS PER SHARE
  Net income per share:
    Primary                                    $   0.65          $0.55                         $0.65
    Fully diluted                                  0.65           0.55                          0.65


  Average shares outstanding:
    Primary                                      8,898             133            171          9,069
    Fully diluted                                8,898             133            171          9,069


                         PIKEVILLE NATIONAL CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1994
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                                           Pro Forma
                                                                                           Combined
                                             Pikeville      Whitley       Pro Forma        Pikeville
                                             Historical     Historical    Adjustments      & Whitley

- ---------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                    $37,090         $1,025                       $38,115
  Interest on securities                         13,138            250                        13,388
  Other interest income                             888             37                           925
                                                -------         ------        -------        -------
     Total interest income                       51,116          1,312              0         52,428
                                                -------         ------        -------        -------

INTEREST EXPENSE
  Interest on deposits                           18,877            489                        19,366
  Other interest expense                          3,645             49                         3,694
                                                -------         ------        -------       --------
    Total interest expense                       22,522            538              0         23,060
                                                -------         ------        -------       --------

Net interest income                              28,594            774              0         29,368
  Provision for loan losses                       3,247              0                         3,247
                                                -------         ------        -------       --------
Net interest income after provision
  for loan losses                                25,347            774              0         26,121

Non-interest income                               4,798            109                         4,907
Non-interest expense                             23,337            755                        24,092
                                                -------         ------        -------       --------

Income before income taxes                        6,808            128              0          6,937
Income taxes                                      1,630             41                         1,671
                                                -------         ------        -------       --------

Income before minority interest                   5,178             87              0          5,265

Minority interest                                                  (17)                          (17)
                                                -------         ------        -------       --------

Net income                                      $ 5,178         $   70        $     0       $  5,248
                                                -------         ------        -------       --------
                                                -------         ------        -------       --------


EARNINGS PER SHARE
  Net income per share:
    Primary                                    $   0.60          $0.52                         $0.60
    Fully diluted                                  0.60           0.52                          0.60


  Average shares outstanding:
    Primary                                       8,600            133            171          8,771
    Fully diluted                                 8,600            133            171          8,771


                         PIKEVILLE NATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                           Pro Forma
                                                                                           Combined
                                             Pikeville      Whitley       Pro Forma        Pikeville
                                             Historical     Historical    Adjustments      & Whitley

- -------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                   $ 78,143         $2,080                      $ 80,223
  Interest on securities                         26,214            557                        26,771
  Other interest income                           2,203            110                         2,313
                                               --------         ------       --------       --------
     Total interest income                      106,560          2,747              0        109,307
                                               --------         ------       --------       --------

INTEREST EXPENSE
  Interest on deposits                           39,889          1,111                        41,000
  Other interest expense                          7,481            108                         7,589
                                               --------         ------       --------       --------
    Total interest expense                       47,370          1,219              0         48,589
                                               --------         ------       --------       --------

Net interest income                              59,190          1,528              0         60,718
  Provision for loan losses                       6,066             71                         6,137
                                               --------         ------       --------       --------
Net interest income after provision
  for loan losses                                53,124          1,457              0         54,581

Non-interest income                               9,653            225                         9,878
Non-interest expense                             52,287          1,395                        53,682
                                               --------         ------       --------       --------

Income before income taxes
  and minority interest                          10,490            287              0         10,777
Income taxes                                      2 278             79                         2,357
                                               --------         ------       --------       --------

Income before minority interest                   8,212            208              0          8,420

Minority interest                                     -            (28)                          (28)
                                               --------         ------       --------       --------

Net income                                      $ 8,212         $  180       $      0       $  8,392
                                               --------         ------       --------       --------
                                               --------         ------       --------       --------


EARNINGS PER SHARE
  Net income per share:
    Primary                                    $   0.95          $1.35                         $0.96
    Fully diluted                                  0.95           1.35                          0.96


  Average shares outstanding:
    Primary                                       8,601            133            171          8,772
    Fully diluted                                 8,602            133            171          8,773


                         PIKEVILLE NATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                                           Pro Forma
                                                                                           Combined
                                             Pikeville      Whitley       Pro Forma        Pikeville
                                             Historical     Historical    Adjustments      & Whitley

- --------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                   $ 76,068         $2,029                      $ 78,097
  Interest on securities                         27,532            606                        28,138
  Other interest income                           1,329             53                         1,382
                                               --------         ------        -------       --------
     Total interest income                      104,929          2,688              0        107,617
                                               --------         ------        -------       --------

INTEREST EXPENSE
  Interest on deposits                           39,282            979                        40,261
  Other interest expense                          7,334             96                         7,430
                                               --------         ------        -------       --------
    Total interest expense                       46,616          1,075              0         47,691
                                               --------         ------        -------       --------

Net interest income                              58,313          1,613              0         59,926
  Provision for loan losses                       4,442             69                         4,511
                                               --------         ------        -------       --------
Net interest income after provision
  for loan losses                                53,871          1,544              0         55,415

Non-interest income                              12,069            250                        12,319
Non-interest expense                             45,571          1,449                        47,020
                                               --------         ------        -------       --------

Income before income taxes,
minority interest and cumulative
effect of change in accounting
principle                                        20,369            345              0         20,714

Income taxes                                      5,533             97                         5,630
                                               --------         ------        -------       --------

Income before minority interest
and cumulative effect of change in
accounting principle                             14,836            248              0         15,084

Minority interest                                                  (38)                          (38)
                                               --------         ------        -------       --------

Income before cumulative
effect of change in
accounting principle                             14,836            210              0         15,046

Cumulative effect of change in
accounting for income taxes                                        368                           368
                                               --------         ------        -------       --------

Net income                                     $ 14,836         $  578        $     0        $15,414
                                               --------         ------        -------        -------
                                               --------         ------        -------        -------

EARNINGS PER SHARE

  Income before cumulative
  effect of change in accounting
  for income taxes per share:
    Primary                                    $   1.80          $1.58                         $1.79
    Diluted                                        1.78           1.58                          1.77

  Net income per share:
    Primary                                        1.80           4.33                          1.83
    Fully diluted                                  1.78           4.33                          1.81

  Average shares outstanding:
    Primary                                       8,246            133            171          8,417
    Fully diluted                                 8,323            133            171          8,494


                         PIKEVILLE NATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                                           Pro Forma
                                                                                           Combined
                                             Pikeville      Whitley       Pro Forma        Pikeville
                                             Historical     Historical    Adjustments      & Whitley

- --------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                   $ 82,291         $2,402                      $ 84,693
  Interest on securities                         25,604            575                        26,179
  Other interest income                           2,051            128                         2,179
                                               --------         ------        -------       --------
     Total interest income                      109,946          3,105              0        113,051
                                               --------         ------        -------       --------

INTEREST EXPENSE
  Interest on deposits                           49,428          1,395                        50,823
  Other interest expense                          4,318            105                         4,423
                                               --------         ------        -------       --------
    Total interest expense                       53,746          1,500              0         55,246
                                               --------         ------        -------       --------

Net interest income                              56,200          1,605              0         57,805
  Provision for loan losses                       7,311             93                         7,404
                                               --------         ------        -------       --------
Net interest income after provision
  for loan losses                                48,889          1,512              0         50,401

Non-interest income                              11,427            247                        11,674
Non-interest expense                             42,140          1,463                        43,603
                                               --------         ------        -------       --------

Income before income taxes,
minority interest and extraordinary
items                                            18,176            296              0         18,472

Income taxes                                      5,072             87                         5,159
                                               --------         ------        -------       --------

Income before minority interest and
extraordinary items                              13,104            209              0         13,313

Minority interest                                                  (35)                          (35)
                                               --------         ------        -------       --------

Income before extraordinary item                 13,104            174              0         13,278
Extraordinary item-benefit from
utilization of tax loss carryforward                                87                            87
                                               --------         ------        -------       --------

Net income                                     $ 13,104         $  261        $     0       $ 13,365
                                               --------         ------        -------       --------
                                               --------         ------        -------       --------


EARNINGS PER SHARE

  Income before extraordinary
  item per share:

    Primary                                    $   1.63          $1.31                         $1.62
    Fully diluted                                  1.60           1.31                          1.59

  Net income per share:
    Primary                                        1.63           1.96                          1.63
    Fully diluted                                  1.60           1.96                          1.60

  Average shares outstanding:
    Primary                                       8,024            133            171          8,195
    Fully diluted                                 8,169            133            171          8,340


                              THE SPECIAL MEETINGS

PURPOSE OF THE SPECIAL MEETINGS

     This Prospectus/Proxy Statement is furnished to shareholders of both Whitley and the Bank in connection with the solicitation by the Whitley Board and Bank Board of proxies to be voted at the Whitley Special Meeting and Bank Special Meeting, respectively. The purpose of each of the Special Meetings is to consider and vote upon proposals (i) to approve the Agreement (including, with respect to Whitley, the Whitley Plan of Merger, and, with respect to the Bank, the Bank Plan of Merger), and (ii) to transact such other business as may properly come before each of the Special Meetings or any adjournment thereof. Neither the Whitley Board nor the Bank Board is aware of any other business to be acted upon at either of the Special Meetings. If, however, other matters are properly brought before the Special Meetings, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.


RECORD DATE AND SHAREHOLDER VOTES REQUIRED

     The Whitley Board and the Bank Board have fixed the Record Date for each of the Special Meetings as of the close of business on August 31, 1995, and holders of record of Whitley Common Stock and Bank Common Stock on the Record Date are entitled to receive notice of and to vote at their respective Special Meetings and any adjournments thereof. The affirmative vote of a majority of the outstanding shares of Whitley Common Stock is required for the approval and adoption of the Agreement (including the Whitley Plan of Merger) by Whitley, and the affirmative vote of a majority of the outstanding shares of Bank Common Stock is required for the approval and adoption of the Agreement (including the Bank Plan of Merger) by the Bank. At the Record Date, Whitley had 133,340 issued and outstanding shares of Whitley Common Stock held by approximately 109 shareholders and the Bank had 121,090 issued and outstanding shares of Bank Common Stock held by approximately 93 shareholders (including 109,309 shares held by Whitley). A majority of the outstanding shares of Whitley Common Stock and Bank Common Stock, present in person or by proxy, is required to constitute a quorum to transact business at the respective Special Meetings.


PROXY CARDS AND PROXIES

     Any shareholder appointing a proxy prior to the Special Meetings has the right to revoke the appointment by a written revocation delivered to the Secretary of Whitley or Bank (as the case may be) prior to the Special Meeting in question, by delivering a later-dated proxy appointment or by voting in person at the applicable Special Meeting. All proxies will vote in accordance with the directions of the shareholder executing such proxy appointment and, to the extent no directions are given, will vote "FOR" the proposals described herein.

     Pikeville has filed a registration statement on Form S-4 ("Registration Statement") with the Commission registering the shares of Pikeville Common Stock to be issued (as described herein) to holders of Whitley Common Stock and Bank Common Stock upon consummation of the Mergers. This Proxy Statement also constitutes the Prospectus of Pikeville included as a part of the Registration Statement.

     This Prospectus/Proxy Statement and accompanying proxy card are first being mailed or given to Whitley and Bank shareholders on or about
August 31, 1995. Proxies are being solicited by the Whitley Board and Bank Board in connection with their respective Special Meetings and the costs of such solicitation will be borne by Whitley or the Bank (as the case may be), except the expenses associated with printing and distributing this Prospectus/Proxy Statement, which expenses shall be shared equally by Pikeville and Whitley. The original solicitation of proxy cards by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and regular employees of Whitley and the Bank at no additional compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward proxy materials to the beneficial owners of Whitley Common Stock and Bank Common Stock and Whitley and the Bank will reimburse them for their reasonable out-of-pocket charges and expenses incurred in connection therewith.

                                   THE MERGERS

     The descriptions in this Prospectus/Proxy Statement of the terms of the Mergers are summaries only and are qualified in their entirety by reference to the Agreement, which is attached as Exhibit A hereto, and which is incorporated herein by reference.


GENERAL

     The Agreement provides for two mergers involving Whitley and the Bank. In the first merger, Whitley will be merged with and into Acquisition Corp. As a result of such Whitley Merger, Whitley will become a wholly-owned subsidiary of Pikeville. At the Effective Time of the Whitley Merger, each of the issued and outstanding shares of Whitley Common Stock, except for shares held by any holders who properly dissent from the Whitley Merger, will be converted into the number of shares of Pikeville Common Stock that results from dividing the Pikeville Stock Price into $23.00. In the second merger, Interim Bank will be merged with and into the Bank. As a result of such Bank Merger, the Bank will become a second-tier subsidiary of Pikeville. At the Effective Time of the Bank Merger, each of the issued and outstanding shares of Bank Common Stock, except for shares held by Whitley and by holders who properly dissent from the Bank Merger, will be converted into the number of shares of Pikeville Common Stock that results from dividing the Pikeville Stock Price into $40.50.

     The affirmative vote of the holders of a majority of the outstanding shares of Whitley Common Stock and Bank Common Stock entitled to vote at the respective Special Meetings is required to approve the Whitley Merger and the Bank Merger (as the case may be). However, Pikeville's obligation to consummate the Mergers is conditioned upon, among other things, the absence of any event that would preclude the Mergers from being accounted as poolings of interest. See "Conditions to the Mergers; Termination" and "Accounting Treatment," below.

     Subject to such shareholder approval, satisfaction of certain conditions and receipt of all requisite regulatory approvals, in each case as provided for in the Agreement, the Mergers will become effective upon the filing with the Secretary of State of the Commonwealth of Kentucky of appropriate Articles of Merger (see "Effective Time," below).

     Both the Whitley Board and Bank Board have approved the Agreement and such boards of directors have accordingly adopted the Whitley Plan of Merger (in the case of the Whitley Board) and the Bank Plan of Merger (in the case of the Bank Board). The Boards of Directors of Pikeville and Acquisition Corp. also have approved the Agreement, and Pikeville, as the sole shareholder of Acquisition Corp., has approved the Agreement. Approval of the Agreement by the shareholders of Pikeville is not required for consummation of the Mergers.


CONVERSION RATES

     With respect to Whitley, at the Effective Time, each share of Whitley Common Stock, except for shares held by any holders who properly dissent from the Whitley Merger, will, IPSO FACTO and without action on the part of the holder thereof, be converted into the number of shares of Pikeville Common Stock that results from dividing the Pikeville Stock Price (as the same may be modified as described below) into $23.00 ("Whitley Conversion Rate"). With respect to the Bank, at the Effective Time, each share of Bank Common Stock, except for shares held by Whitley and by any holders who properly dissent from the Bank Merger, will, IPSO FACTO and without action on the part of the holder thereof, be converted into the number of shares of Pikeville Common Stock that results from dividing the Pikeville Stock Price (as the same may be modified as described below) into $40.50 ("Bank Conversion Rate") (the Whitley Conversion Rate and Bank Conversion Rate are at times referred to herein collectively as the "Conversion Rates"). If the Pikeville Stock Price is below $20.00, Pikeville may decide not to consummate the Mergers and "walk away" from the proposed transactions. Moreover, if the Pikeville Stock Price is above $30.00, Whitley may decide not to consummate the Mergers and "walk away" from the proposed transactions. Neither Pikeville nor Whitley has determined what action will be taken in the event the Pikeville Stock Price is above or below such levels.

     In addition to the aforedescribed Conversion Rates, the Agreement provides that the Pikeville Stock Price can be modified in certain circumstances (the "Modified Pikeville Stock Price"). Under the Agreement, if the Pikeville Stock Price is less than $20.00 and Pikeville elects not to exercise its right to terminate the Agreement, the boards of directors of Pikeville and Whitley can agree to a Modified Pikeville Stock Price greater than the Pikeville Stock Price, but in no event greater than $20.00. In such event the Modified Pikeville Stock Price would be used for purposes of the Conversion Rates.

In no event shall either Whitley or Pikeville be under any obligation to agree to such a Modified Pikeville Stock Price, and neither Whitley nor Pikeville has determined what action will be taken if such a situation presents itself. In any event, shareholders of Whitley and the Bank should understand that in approving the Agreement at the Special Meetings, they are granting their respective boards of directors the authority to agree (in the exercise of their judgment) to such a Modified Pikeville Stock Price.

     If no shares of Pikeville Common Stock are traded on the NASDAQ/NMS on a day when the markets are open for trading, then, for purposes of calculating the Pikeville Stock Price, the closing per share stock price of Pikeville Common Stock for such day shall be the average between the bid and asked prices for Pikeville Common Stock. If prior to the Effective Time, Pikeville (i) declares a stock dividend on, or subdivides, splits up, reclassifies or combines the Pikeville Common Stock, (ii) declares a dividend, or makes a distribution on Pikeville Common Stock of any security convertible into its common stock, or
(iii) pays an extraordinary dividend on Pikeville Common Stock (I.E. a dividend which, when aggregated with all other dividends paid in the quarter in question, is greater than 125% of the aggregate of the dividends paid with respect to Pikeville Common Stock in the immediately preceding quarter) the number of shares of Pikeville Common Stock into which each share of Whitley Common Stock or Bank Common Stock will be converted will be adjusted accordingly.

     The consummation of the Mergers will occur twenty (20) days after the valuation period for determining the Pikeville Stock Price, and, consequently, the per share market price of Pikeville Common Stock may change during this time. No adjustments to the Conversion Rates will be made to reflect market changes in Pikeville Common Stock occurring after the valuation period and prior to the consummation of the Mergers. Therefore, the actual value of the shares of Pikeville Common Stock received in exchange for each share of Whitley Common Stock and Bank Common Stock may be more or less than the per share values as determined by the Pikeville Stock Price.


OPERATIONS AFTER THE MERGERS

     Upon the consummation of the Whitley Merger, Whitley will be merged with and into Acquisition Corp. and the separate corporate existence of Whitley will cease. The surviving corporation ("Surviving Corporation") will be Acquisition Corp. All properties and assets of every kind held by Whitley and Acquisition Corp. at the Effective Time will become the property and assets of the Surviving Corporation and Surviving Corporation will be liable for all of the debts, liabilities and obligations of Whitley and Acquisition Corp. Mr. Terry N. Coleman, President, and director of Acquisition Corp., and Mr. Richard M. Levy, Secretary/Treasurer of Acquisition Corp. are expected to continue in their respective capacities following the Whitley Merger.

     Upon the consummation of the Bank Merger, Interim Bank will be merged with and into Bank and the separate corporate existence of Interim Bank will cease. The surviving bank ("Surviving Bank") will be the Bank. All properties and assets of every kind held by Interim Bank and the Bank at the Effective Time will become the property and assets of Surviving Bank and Surviving Bank will be liable for all of the debts, liabilities and obligations of Interim Bank and the Bank.

     Pikeville owns Farmers National Bank, a national banking association also located in Williamsburg, Kentucky. Pikeville intends, as soon as possible after consummation of the Bank Merger, to consolidate the operations of the Bank with and into Farmers National Bank in order to realize the operating synergies and economies of scale which such a consolidation offers. Such consolidation would entail marked reductions in the current level of Bank employees. See "Effect on Whitley and Bank Directors, Employees and Consultants" below.

BACKGROUND OF THE MERGERS

     Since the passage of legislation in Kentucky in 1984 permitting bank holding companies to own more than one bank, and the passage of federal legislation allowing bank holding companies to operate in more than one state, Kentucky's banking markets have undergone considerable change. One of the more pronounced changes is the increased consolidation of banks under one holding company. As a result of this trend, affiliates of large multi-bank holding companies are competing directly with community financial institutions such as Whitley and the Bank in more and more local banking markets in Kentucky. During the same period, bank regulatory requirements for all banking institutions have increased significantly, which has had a disproportionate administrative impact on community banks.

     In the early 1980s, Whitley and the Bank were controlled by Jake and C. H. Butcher, Jr. and their associates. When several financial institutions controlled by the Butchers became insolvent and were closed by banking authorities in 1983, a group of Whitley County residents including James D. Roland, the former President and Chief Executive Officer of Whitley and the Bank, made a substantial investment in Whitley to buy out the Butcher interests and recapitalize the Bank. This effort preserved the Bank as a locally owned institution dedicated to serving the credit and banking needs of the Whitley County community.

     Whitley shareholders who invested in the early 1980s have not received a financial return on their investment. The Bank's level of capital has limited its ability to increase earnings by increasing interest-earning assets, and Whitley has not been able to obtain sufficient new capital to support faster growth by the Bank. Slow growth and the need to service holding company debt (as well as contractual and regulatory restrictions) have prevented Whitley from paying dividends on Whitley Common Stock. These factors have also limited investor interest in Whitley Common Stock, limiting opportunities for shareholders to sell their shares.

     During the past several years, Mr. Roland and other directors have participated from time to time in discussions with representatives of financial institutions and others who had indicated interest in acquiring a controlling interest in Whitley and the Bank. In addition to his being the chief executive officer of Whitley and the Bank during most of this time, Mr. Roland has been in a position to affect the course of discussions by virtue of his ownership of approximately twenty-nine percent (29%) of the outstanding shares of Whitley Common Stock, and his personal financial commitments related to his investment have been a factor in those discussions.

     In January 1995, Mr. Roland resigned from his positions with Whitley and the Bank. Paul Estes, Chairman of the Whitley Board and a member of the Bank Board, agreed to serve as chief executive officer of both Whitley and the Bank with an operating committee of directors of Whitley and the Bank to include R. Don Adkins, Dr. Joseph Early and Mr. Estes. The three member committee agreed to serve until the Boards of Directors could consider strategic alternatives for the future of Whitley and the Bank.

     In February 1995, Mr. Jennings Ramey, President of Farmers National Bank, approached Mr. Estes to express Pikeville's interest in a possible transaction with Whitley. The Whitley Board and the Bank Board believed that Pikeville, as the parent of Farmers National Bank, might be willing to pay a higher price for Whitley and the Bank than other potential acquirors because Pikeville could realize certain cost efficiencies through the consolidation of its Williamsburg banking operations. Messrs. Adkins, Early and Estes met with Mr. Terry N. Coleman, President and Chief Executive Officer of Pikeville, and Mr. Ramey later in the month, and several more meetings between the parties followed at which the terms of the Mergers were negotiated. In May 1995, Mr. Coleman attended a joint meeting of the Whitley Board and the Bank Board at which he discussed Pikeville's business and the terms of the proposed Mergers. After these meetings and due diligence activities by Pikeville, the parties agreed upon the price and other terms of the Agreement.

     At special meetings on June 9, 1995, the Whitley Board and the Bank
Board each approved the Agreement. The parties entered into the Agreement as of June 9, 1995.

REASONS FOR THE MERGERS

     In determining to approve the Agreement, the Whitley Board and the Bank Board considered several factors, but did not assign any relative or specific weight to any of the factors considered. Among other things, the Whitley Board and the Bank Board considered:

     (i) THE FINANCIAL TERMS OF THE MERGERS. The Whitley Board and the Bank Board believed the Conversion Rates represented a fair price for Whitley Common Stock and Bank Common Stock. The absence of any significant trading in Whitley Common Stock and Bank Common Stock made it unlikely, in the view of the Whitley Board and the Bank Board, that a significant number of shareholders of either Whitley or the Bank would be able to sell their shares for prices approximating the Conversion Rates for the foreseeable future. The Whitley Board and the Bank Board also believed, based on past discussions with other interested parties, that Pikeville's ability to pay consideration in the form of publicly traded stock made it likely that Whitley and Bank shareholders would realize greater value in the Mergers than in an acquisition in which cash consideration was paid. In addition, Mr. Roland has indicated that he could support the Mergers on the financial and other terms set forth in the Agreement. The Conversion Rates represent multiples of approximately 1.5 times the book value per share of Whitley Common Stock and Bank Common Stock, respectively, at December 31, 1994. In addition, the Whitley Conversion Rate represents a multiple of approximately
17.04 times Whitley's 1994 earnings per share, and the Bank Conversion Rate represents a multiple of approximately 16.89 times the Bank's 1994 earnings per share. The

Whitley Board and the Bank Board believed these multiples compare favorably to the multiples of recent acquisitions of comparable Kentucky and Tennessee banks. The Boards also considered that the consummation of the Mergers is conditioned upon the receipt of an opinion from an independent financial analyst that the Mergers are fair to shareholders of Whitley and the Bank from a financial point of view. See "Opinion of Financial Advisor," below.

     (ii) THE EFFECT ON SHAREHOLDER VALUE OF WHITLEY AND THE BANK CONTINUING AS INDEPENDENT ENTITIES. The Whitley Board and the Bank Board considered the substantially illiquid market for Whitley Common Stock and Bank Common Stock, the absence of dividends on Whitley Common Stock and the amount of dividends paid on Bank Common Stock. The Whitley Board and the Bank Board considered it unlikely for the foreseeable future that Whitley and the Bank would be able to generate sufficiently improved financial results as independent entities to result in a significant increase in the financial return to shareholders through higher dividends and greater trading demand for Whitley Common Stock. In addition, Whitley and the Bank faced the need to build a new management team if they were to continue as independent entities in an increasingly complex regulatory environment.

     (iii) THE BENEFIT OF OWNERSHIP OF PIKEVILLE COMMON STOCK. The Whitley Board and the Bank Board considered Pikeville's business, financial results and prospects, and the recent market performance of Pikeville Common Stock. They viewed the opportunity to receive Pikeville Common Stock, which is traded on the NASDAQ\NMS, very favorably. In addition, the affiliation with a large bank holding company also offered Whitley and Bank shareholders the prospect for higher dividends, better opportunities for growth, and the advantage of greater geographical diversification.

     (iv) CHANGES IN THE BANKING INDUSTRY GENERALLY. The Whitley Board and the Bank Board considered the increasingly complex regulatory and competitive banking environment, the advent of nationwide interstate banking, the continued disintegration of traditional geographic and industry lines, and the likelihood of further consolidation in the banking industry. They recognized that independent community institutions such as Whitley and the Bank face greater challenges in adjusting to the changing banking environment than do larger institutions, which can take advantage of economies of scale in their products, services, and operations.

     Based on these factors, and such other matters as members of the Whitley Board and the Bank Board deemed relevant, the Whitley Board and the Bank Board approved the Agreement as being in the best interests of Whitley and the Bank and their shareholders.

     As of the Record Date, the directors and executive officers of Whitley together with their affiliates and associates, as a group, were entitled to vote approximately 57,953 shares of Whitley Common Stock representing approximately 43.5% of the shares outstanding. As of the Record Date, (i) Whitley owned 109,309 shares (90.27% of the outstanding shares of Bank Common Stock), and (ii) the directors and executive officers of the Bank together with their affiliates and associates, as a group, were entitled to vote approximately 7,380 shares of Bank Common Stock representing approximately 6.1% of the shares outstanding.
All of the directors and executive officers of Whitley and Bank have indicated that they intend to vote their shares in favor of the respective Mergers, and Whitley intends to vote its shares of Bank Common Stock in favor of the Bank Merger. After the Mergers, the Whitley and Bank directors and executive officers will own less than one percent (1%) of the shares of Pikeville Common Stock outstanding.


     THE WHITLEY BOARD AND BANK BOARD RECOMMEND THAT THE MERGER PROPOSALS BE
              APPROVED BY THE SHAREHOLDERS OF WHITLEY AND THE BANK.

     Pikeville believes that the affiliation of Whitley and the Bank with Pikeville, and subsequent consolidation of the Bank with and into Farmers National Bank, will enhance Pikeville's position in the Bank's banking market and do so in such a way as to afford Pikeville'synergies and cost savings.


OPINION OF FINANCIAL ADVISOR

     PBS was engaged by Whitley and the Bank to advise the Whitley Board and the Bank Board as to the fairness of the consideration, from a financial perspective, to be paid by Pikeville to the shareholders of Whitley and the Bank as set forth in the Agreement. PBS is a bank consulting firm with offices in Louisville, Nashville, Indianapolis, Washington, D.C., and Ocala, Florida. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements, and other transactions. Neither PBS nor any of its affiliates has a material financial interest in Whitley, the Bank or Pikeville. PBS was selected to advise the Whitley Board and the Bank Board based upon its familiarity with Kentucky financial institutions and its knowledge of the banking industry as a whole.

     PBS performed certain analyses described below and discussed the range of values for Whitley and the Bank resulting from such analyses with Whitley and the Bank in connection with its opinion as to the fairness of the consideration to be paid by Pikeville. A fairness opinion of PBS was delivered to the Whitley and Bank Boards on August 9, 1995, at special meetings of the Whitley and Bank Boards. A copy of the fairness opinion ("Fairness Opinion"), which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Exhibit B to this Prospectus/Proxy Statement and should be read in its entirety.

     In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to Whitley, the Bank and Pikeville. PBS considered certain financial and stock market data of Whitley, the Bank and Pikeville, compared that data with similar data for certain other publicly-held bank holding companies which own Kentucky financial institutions, and considered the financial terms of certain other comparable Kentucky bank transactions that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of Whitley, the Bank or Pikeville.

     As part of preparing the Fairness Opinion, PBS performed a due diligence review of Pikeville and its affiliate banks. As part of the due diligence, PBS reviewed minutes of Pikeville Board meetings for the period beginning November 19, 1991 and ending June 20, 1995; reports filed with the Securities and Exchange Commission by Pikeville on Forms 10-K for the years ending December 31, 1993 and 1994, and on form 10-Q for the quarters ending March 31 and June 30, 1995; report of independent auditors for the year ending December 31, 1994; management letters from independent auditors for 1992, 1993 and 1994 and management's responses thereto; Uniform Bank Performance Reports; investment security holdings; listing of pending litigation provided by independent counsel; analysis and calculation of the Allowance for Loan and Lease Losses as of June 30, 1995; and internally identified special assets and related reports.

     PBS also interviewed senior management and general counsel of Pikeville regarding operations, performance and the future prospects of Pikeville. PBS compared the historical common stock market price of financial institutions headquartered in Kentucky to Pikeville.

     PBS reviewed and analyzed the historical performance of Whitley and the Bank contained in Audited Financial Statements dated December 31, 1991, 1992, 1993 and 1994; unaudited financial statements of Whitley and the Bank dated June 30, 1995; June 30, 1995 Consolidated Reports of Condition and income filed with the FDIC by the Bank; December 31, 1994 and March 31, 1995 Uniform Bank Performance Report of Bank; historical common stock trading activity of Whitley and the Bank; and the premises and other fixed assets. PBS has reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other transactions, and its knowledge of the banking industry generally.

     In connection with rendering the Fairness Opinion and preparing its various written and oral presentations to the Whitley and Bank Boards, PBS performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Pikeville, Whitley and the Bank. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.


     ACQUISITION COMPARISON ANALYSIS. In performing this analysis, PBS reviewed 137 Kentucky bank acquisition transactions announced since 1985. The purpose of the analysis was to obtain an evaluation range based on these Kentucky acquisition transactions. Multiples of earnings and book value implied by the comparable transactions were utilized in obtaining a range for the acquisition value of the Bank. In addition to reviewing recent Kentucky bank transactions, PBS performed separate comparable analyses for acquisitions of Kentucky banks which, like the Bank, had an equity-to-asset ratio between 7.0% and 9.0%, located in eastern Kentucky and those with deposits less than $60,000,000. Values for the 137 Kentucky bank acquisitions at the median, expressed as multiples of both book value and earnings were 1.52 and 13.74, respectively.
The median multiples of book value and earnings for acquisitions of Kentucky banks with equity-to-asset ratios between 7.0% and 9.0% were 1.53 and 13.55, respectively. For acquisitions of Kentucky banks located in eastern Kentucky, the median multiples were 1.44 and 11.67, respectively. For acquisitions of Kentucky banks with deposits less than $60,000,000, the median multiples were
1.44 and 14.33, respectively. The Whitley Conversion Rate represents a multiple of book value and a multiple of 1994 earnings of 1.51 and 17.04, respectively. The Bank Conversion Rate represents a multiple of book value and a multiple of annualized 1995 earnings of 1.46 and 17.51, respectively.


     ADJUSTED NET ASSET VALUE ANALYSIS. PBS reviewed the balance sheet data of Whitley and Bank to determine the amount of material adjustments required to the stockholder's equity of Whitley and the Bank based on differences between the market value of the assets of Whitley and the Bank and their values reflected on the financial statements of Whitley and Bank. PBS determined that two adjustments were warranted. The investment securities portfolio had appreciation of approximately $50,000 after adjustment for income taxes. PBS also reflected a demand deposit adjustment of approximately $1,161,000. The adjusted net asset value resulted in a per share value for Whitley of $22.23 and a per share value for the Bank of $37.62.


     DISCOUNTED EARNINGS ANALYSIS. A dividend discount analysis was performed by PBS pursuant to which a range of stand-alone values of Whitley and the Bank was determined by adding (i) the present value of estimated future dividend streams that Whitley and the Bank could generate over a five-year period beginning in 1996 and ending in 2000, and (ii) the present value of the "terminal value" of the common equity of Whitley and the Bank at the end of 1996. The "terminal value" of the common equity of Whitley and the Bank at the end of the five-year period was determined by applying a multiple of 1.52 times the projected terminal year's book value. The 1.52 multiple represents the median price paid as a multiple of book value for all Kentucky banks since 1985.



     Dividend streams and terminal values were discounted to present values using a discount rate of 12%. This rate reflects assumptions regarding the required rate of return of holders or buyers of Whitley Common Stock and Bank Common Stock. The value of Whitley and Bank, determined by adding the present value of the total cash flows, was $23.79 per share of Whitley Common Stock and $39.53 per share of Bank Common Stock. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming that an annual growth rate of 6.0% and a return on assets equal to 1.00% by year four increasing to 1.10% by year nine and remaining at this level throughout the analysis, beginning in 1996. Dividends also were assumed to be 50% of income for all years. This long-term projection resulted in a value of $20.86 per share of Whitley Common Stock and $35.96 per share of Bank Common Stock.


     SPECIFIC ACQUISITION ANALYSIS. PBS valued Whitley and the Bank based on an acquisition analysis assuming a "breakeven" earnings scenario to an acquiror as to price, current interest rates and amortization of the premium paid. Based on this analysis, an acquiring institution would pay $19.83 per share of Whitley Common Stock, and $34.82 per share of Bank Common Stock assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 8% adjusted for taxes, amortization of the acquisition premium over 15 years and a projected earnings level for Whitley and Bank of $180,000 and $280,000, respectively in 1995.

     PRO FORMA MERGER ANALYSIS. PBS compared the historical performance of Whitley and the Bank to that of Pikeville and other regional bank holding companies. This included, among other things, a comparison of profitability, asset quality and capital adequacy measures. In addition, the contribution of each of Whitley, the Bank and Pikeville to the income statement and balance sheet of the pro forma combined company was analyzed.

     The effect of the affiliation on the historical and pro forma financial data of Whitley and the Bank, as well as the projected financial data prepared by PBS, was analyzed. Whitley and the Bank's historical financial data was compared to pro forma combined historical and projected earnings and book value per share as well as other measures of profitability, capital adequacy and asset quality.

     The Fairness Opinion is directed only to the question of whether the consideration to be received by the shareholders of Whitley and the Bank under the Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any Whitley and Bank shareholder to vote in favor of the respective Mergers. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by Whitley or the Bank or any of their affiliates.

     Based on the results of the various analyses described above, PBS concluded that the consideration to be received by holders of Whitley Common Stock and Bank Common Stock under the Agreement is fair and equitable from a financial perspective to such holders.

     PBS will receive a fee not to exceed $15,000 plus out-of-pocket expenses from Whitley and the Bank for all of its services performed in connection with the affiliation, including rendering the Fairness Opinion. In addition, Whitley and the Bank have agreed to indemnify PBS and its directors, officers and employees from liability in connection with the affiliation, and to hold PBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' acts or decisions made in good faith and in the best interests of Whitley and the Bank.


EFFECTIVE TIME

     The Mergers will become effective on the date specified in Articles of Merger filed with the Secretary of State of the Commonwealth of Kentucky and references to "Effective Time" in this Prospectus/Proxy Statement refer to such date. The Effective Times of each of the Mergers is expected to be on or about November 3, 1995.


CONDITIONS TO THE MERGERS; TERMINATION

     Consummation of the Mergers is subject to satisfaction of a number of conditions, including, but not limited to, the following:

     (1) the receipt of all necessary approvals of the Mergers and the transactions contemplated by the Agreement by governmental agencies and authorities, including the Federal Reserve Board, the KDFI and the FDIC;

     (2) the absence of any material adverse change in the financial condition, results of operations or business of Whitley, the Bank or Pikeville;

     (3) compliance by Whitley, the Bank and Pikeville with their respective covenants and confirmation of their respective representations and warranties as set forth in the Agreement;

     (4) approval and adoption of the Agreement (and the respective Plans of Merger) by the requisite vote of the holders of Whitley Common Stock and Bank Common Stock;

     (5) receipt by Pikeville of the written opinion of Crowe, Chizek and Company, independent certified public accountants, that the transactions contemplated by the Agreement may be properly accounted for as poolings of interests;

     (6) receipt by Whitley and the Bank of the Fairness Opinion of PBS to the effect that, in the opinion of such firm, the consideration paid in the Mergers is fair and equitable to the shareholders of Whitley Common Stock and Bank Common Stock from a financial point of view;

     (7) there shall not have occurred any event which shall preclude the Mergers from being accounted for as poolings of interests;

     (8) no action, suit, litigation, proceeding or investigation shall have been formally instituted and be pending, or be threatened, with regard to either of the Mergers;

     (9) with respect to the Whitley Merger, all conditions under the Agreement for consummation of the Bank Merger shall have been satisfied; and

     (10) with respect to the Bank Merger, the Effective Time of the Whitley Merger shall have occurred.

     At any time before or after the adoption of the Agreement by the shareholders of Whitley and the Bank, the Agreement may be amended or supplemented, as may be determined by the parties to be necessary, appropriate or desirable to further the purposes of the Mergers, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions thereof.

     The Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Whitley and/or the Bank, upon the occurrence of any of the following events: (1) by mutual consent of the Boards of Directors of Pikeville and Whitley, (2) by written notice from Pikeville to Whitley, or from Whitley to Pikeville, as the case may be, (a) upon a material breach by the other of any representation, warranty or agreement contained in the Agreement which is not cured within sixty (60) days after written notice of the breach is given to the breaching party or (b) if the Mergers have not been consummated on or before March 31, 1996; (3) by Whitley if Pikeville is the subject of a tender offer for more than fifty percent (50%) of its outstanding shares or any transaction which has resulted in, or will result in, a change of control of Pikeville, (4) by Whitley if the Pikeville Stock Price is above $30.00, or (5) by Pikeville if the Pikeville Stock Price is below $20.00.

     If the Whitley Merger is not consummated for any reason other than termination by Pikeville based upon a fraudulent misrepresentation by Whitley or the Bank, Pikeville shall pay Whitley a termination fee of $60,000.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain material U.S. Federal income tax consequences of the Mergers, including certain consequences to holders of Whitley Common Stock and Bank Common Stock who are citizens or residents of the United States and who hold their shares as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss all tax consequences that may be relevant to the shareholders of Whitley and the Bank subject to special Federal income tax treatment (such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons), or to the shareholders of Whitley and the Bank who acquired their shares of Whitley Common Stock or Bank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary does not address the state or local tax consequences of the Mergers, if any.

     It is the intent of Whitley, the Bank and Pikeville that the Mergers constitute tax-free reorganizations for federal income tax purposes. Whitley and the Bank will receive the opinion of Stoll, Keenon & Park, LLP, dated as of the Effective Time, to the effect that based upon the Code and regulations thereunder and rulings issued by the Internal Revenue Service in transactions similar to those contemplated by the Agreement and assuming the Mergers occur in accordance with the Agreement and conditioned on the accuracy of certain representations made by Whitley, the Bank and Pikeville, for Federal income tax purposes:

     (1) The Whitley Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, and Pikeville, Whitley and Acquisition Corp. will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

     (2) No gain or loss will be recognized by Whitley, Pikeville or Acquisition Corp. as a consequence of the transactions contemplated by the Agreement;

     (3) No gain or loss will be recognized by the shareholders of Whitley on the exchange of their shares of Whitley Common Stock for shares of Pikeville Common Stock (disregarding for this purpose any cash received for fractional share interests to which they may be entitled or pursuant to the exercise of statutory dissenters' rights);

     (4) The Federal income tax basis of the Pikeville Common Stock received by holders of Whitley Common Stock for their shares of Whitley Common Stock will be the same as the Federal income tax basis of the Whitley Common Stock surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which cash is received);

     (5) The holding period of the Pikeville Common Stock received by a holder of Whitley Common Stock will include the period for which the Whitley Common Stock exchanged therefor was held;

     (6)  The Bank Merger will constitute a reorganization within the meaning of
          Section 368(a)(1)(B) of the Code, and Pikeville, Acquisition Corp. and the Bank will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

     (7) No gain or loss will be recognized by Pikeville or the Bank as a consequence of the transactions contemplated by the Agreement;

     (8) No gain or loss will be recognized by the shareholders of the Bank on the exchange of their shares of Bank Common Stock for shares of Pikeville Common Stock (disregarding for this purpose any cash received for fractional share interests to which they may be entitled or pursuant to the exercise of statutory dissenters' rights);

     (9) The Federal income tax basis of the Pikeville Common Stock received by holders of Bank Common Stock for their shares of Bank Common Stock will be the same as the Federal income tax basis of the Bank Common Stock surrendered in the exchange (reduced by any amount allocable to fractional share interests for which cash is received); and

     (10) The holding period of the Pikeville Common Stock received by a holder of Bank Common Stock will include the period for which the Bank Common Stock exchanged therefor was held.

     A Whitley or Bank shareholder who receives cash in lieu of a fractional share interest in Pikeville Common Stock will be treated as having received the cash in redemption of the fractional share interest. The receipt of cash in lieu of a fractional share interest should generally result in capital gain or loss to the holder equal to the difference between the amount of cash received and the portion of the holder's Federal income tax basis in the Whitley Common Stock or Bank Common Stock allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the Pikeville Common Stock received, determined as set forth above, is longer than one year.

     A dissenting shareholder who receives cash in exchange for shares of Whitley Common Stock or Bank Common Stock will recognize capital gain or loss equal to the difference between the amount of cash received and the holder's Federal income tax basis in the shares. Such capital gain or loss will be long-term gain or loss if the holder has held the shares for more than one year as of the Effective Time.

     THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE CODE (AND AUTHORITIES THEREUNDER) AS IN EFFECT ON THE DATE OF THIS PROSPECTUS/PROXY STATEMENT, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY SHAREHOLDER. NO RULING HAS BEEN RECEIVED FROM THE INTERNAL REVENUE SERVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS, AND THE OPINION OF COUNSEL SET FORTH ABOVE IS NOT BINDING ON THE INTERNAL REVENUE SERVICE OR ANY COURT. WHITLEY AND BANK SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS IN THEIR PARTICULAR SITUATIONS, AS WELL AS CONSEQUENCES UNDER ANY APPLICABLE STATE OR LOCAL TAX LAWS.


CONVERSION OF SHARES AND EXCHANGE OF CERTIFICATES

     The Agreement provides that at the Effective Time, the shareholders of Whitley and the Bank, upon proper surrender of their respective Whitley Common Stock and Bank Common Stock certificates, will receive certificates representing Pikeville Common Stock, together with a check representing the amount paid in lieu of any fractional shares.

     As soon as practicable after the Effective Time, instructions and forms will be furnished to the former shareholders of Whitley and the Bank for use in surrendering for cancellation and exchanging their Whitley Common Stock and Bank Common Stock share certificates for certificates for shares of Pikeville Common Stock. If any certificate for shares of Pikeville Common Stock is to be issued in a name other than that in which the certificate for shares of Whitley Common Stock and Bank Common Stock surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such exchange must pay to Pikeville or its transfer agent any applicable transfer or other taxes required by reason of the issuance of the certificate.

     All Pikeville Common Stock issued pursuant to the Mergers will be deemed issued as of the Effective Time. Until surrendered for certificates representing Pikeville Common Stock, each outstanding Whitley Common Stock and Bank Common Stock certificate will be deemed for all corporate purposes to evidence the holder's right to receive shares of Pikeville Common Stock into which such shares have been converted in the Mergers and the right to receive cash in lieu of fractional shares; except that any holder who does not surrender Whitley Common Stock or Bank Common Stock certificates for Pikeville Common Stock certificates will not be entitled to receive dividends or other distributions payable to holders of Pikeville Common Stock and the holder's other rights as a shareholder of Pikeville will be suspended. Upon such surrender, any such holder will be entitled to the amount of dividends or other distributions (without interest) which have previously been payable with respect to Pikeville Common Stock on or after the Effective Time and the holder's other rights as a shareholder of Pikeville will be restored.


FRACTIONAL SHARES

     No certificates for fractional shares of Pikeville Common Stock will be issued in connection with the exchange contemplated by the Agreement. In lieu thereof, each shareholder of Whitley and the Bank having a fractional interest resulting from the exchange of Whitley Common Stock or Bank Common Stock for Pikeville Common Stock will be paid by Pikeville an amount in cash equal to the value of such fractional share interest based upon the Pikeville Stock Price (or, if applicable, the Modified Pikeville Stock Price).


EFFECT ON WHITLEY AND BANK DIRECTORS, EMPLOYEES AND CONSULTANTS

     Under the Agreement, all rights to indemnification and limitations on liability existing in favor of any director, officer or employee of Whitley or the Bank at the Effective Time, as provided in Whitley's Articles of Incorporation and Bylaws, shall survive the Mergers for a period of not less than three (3) years from the Effective Time. Such persons shall also be entitled to indemnification rights upon and continuing after the Effective Time that are comparable or not less favorable to those provided to directors, officers and employees of Pikeville and its subsidiaries.


     As soon as possible after consummation of the Bank Merger, the Bank's operations will be consolidated into the operations of Farmers National Bank, a national banking association located in Williamsburg, Kentucky and owned by Pikeville. Attendant to such consolidation, the employment of the majority of Bank employees will be terminated. With respect to Bank employees who are retained after such consolidation, employment with the Bank will be recognized and count as employment and length of service with Farmers National Bank.
All such retained employees of the Bank shall be eligible for and will be covered by all employee benefit plans similar to those of other persons serving or employed in similar positions with Pikeville and its subsidiaries (including vacation, sick leave, disability, health and life insurance, and retirement plans). Employment by the Bank shall be recognized and counted by Pikeville for purposes of any length of service for eligibility and for purposes of vesting and credited services for benefits. If at the Effective Time, benefits to employees of the Bank are being offered under a contract by a third-party provider, then benefits offered by Pikeville'shall not begin until expiration or termination of the provider's contract with the Bank.

     With respect to Bank employees whose employment terminates upon (and by reason of) the consolidation with Farmers National Bank, Pikeville has agreed to provide such individuals with certain severance benefits, including a severance payment based upon length of service (four weeks wages if two years of service or less plus one week's wages for each year of service beyond two years), payment of medical insurance premiums for at least one month (longer based upon years of service), free banking privileges (checking account, travelers' checks, etc.) for six months, and payment of all accrued vacation days.

     Whitley and the Bank have entered into an agreement (the "Severance and Consulting Agreement") with James D. Roland, the former President and Chief Executive Officer of Whitley and the Bank. The Severance and Consulting Agreement compromises all claims Mr. Roland may have for severance pay from Whitley and the Bank following his resignations. The Severance and Consulting Agreement also provides for Roland's engagement as a consultant to provide such services as Whitley and the Bank may reasonably require in connection with operations prior to the consummation of the Mergers, implementing the Agreement and fulfilling the duties of Whitley and the Bank under its terms, and effecting the transition of ownership of Whitley and the Bank. During the six month term of the Severance and Consulting Agreement, Mr. Roland will receive $7,000 per month in severance pay and $3,000 per month for his consulting services. The

Severance and Consulting Agreement expires on November 30, 1995. However, Mr. Roland's engagement as a consultant will terminate if the Agreement is terminated, in which case Whitley and the Bank will be obligated to compensate Mr. Roland for consulting services through the date they notify him of the termination of the Agreement.


RESALES OF PIKEVILLE COMMON STOCK

     The shares of Pikeville Common Stock issuable to the shareholders of Whitley and the Bank upon consummation of the Mergers have been registered under the Securities Act by means of the Registration Statement, thereby allowing such shares to be traded freely and without restriction by those holders of Whitley Common Stock and Bank Common Stock not deemed to be "Affiliates" (as that term is defined in the rules under the Securities Act) of Whitley or the Bank at the time the Mergers are submitted for approval by a vote of the respective shareholders of Whitley and the Bank. Pikeville Common Stock received and beneficially owned by those Whitley and Bank shareholders who are deemed to be Affiliates of Whitley or the Bank may be resold without registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted. Each Affiliate of Whitley or the Bank who desires to resell Pikeville Common Stock received pursuant to the Mergers must sell such stock either (i) pursuant to an effective registration statement under the Securities Act, (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act, or (iii) in a transaction which, in the opinion of counsel for Pikeville, is exempt from the registration requirements of the Securities Act.

     Rule 145(d) requires that persons deemed to be Affiliates resell their shares of Pikeville Common Stock received in the Mergers pursuant to certain requirements of Rule 144 under the Securities Act if such Pikeville Common Stock is sold within two years after its receipt in the Mergers. After two years from the Effective Time, if such person is not an Affiliate of Pikeville, and Pikeville is current in the filing of its periodic securities law reports, a former Affiliate of Whitley or the Bank may freely resell the Pikeville Common Stock received in the Mergers without limitation. After three years, if such person is not an affiliate of Pikeville at the time of sale, and has not been an Affiliate for at least three months prior to such sale, such person may freely resell such Pikeville Common Stock, without limitation, regardless of the status of Pikeville's periodic securities law filings.

     Whitley and the Bank have agreed to provide Pikeville with a list of those persons who may be deemed to be an Affiliate of Whitley or the Bank at the time of the Special Meetings. Whitley and the Bank will use their best efforts to cause each such person to deliver to Pikeville prior to the Effective Time a written agreement to the effect that no sale will be made of any shares of Pikeville Common Stock received in the Mergers by an Affiliate of Whitley or the Bank, except (i) in accordance with the Securities Act, and (ii) until such time as Pikeville'shall first publish the financial results covering at least thirty
(30) days of combined operations of Pikeville and Whitley (subject to certain DE MINIMIS exceptions). The certificates of Pikeville Common Stock issued to such Affiliates in the Mergers will contain an appropriate restrictive legend, and appropriate stop-transfer orders will be given to the transfer agent for such certificates.


ACCOUNTING TREATMENT

     The Mergers will be accounted for as poolings-of-interests, as such term is used under generally accepted accounting principles for accounting and financial
reporting purposes.   If any event occurs which shall preclude the
Mergers from being accounted for as poolings of interest (such as, but not limited to, (i) sufficient redemptions of Whitley Common Stock and/or Bank Common Stock within certain time periods prior to the Mergers, (ii) sufficient shares of Whitley Common Stock and Bank Common Stock with respect to which shareholders have exercised dissenters' rights, and (iii) certain types of cash payments to particular shareholders of Whitley or the Bank in connection with the Mergers), Pikeville has the right to terminate the Agreement.


REGULATORY APPROVALS

     The Mergers are subject to the prior approval of the Federal Reserve Board, the KDFI and the FDIC. The organization of the Interim Bank is subject to the prior approval of the KDFI. The requisite applications with the Federal Reserve Board and the FDIC have been accepted for filing and are being reviewed. The organization application of the Interim Bank is pending before the KDFI.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

DESCRIPTION OF PIKEVILLE COMMON STOCK

     COMMON STOCK. As of August 1, 1995, there were 25,000,000 authorized shares of Pikeville Common Stock, par value $5.00 per share, of which 8,947,809 shares were issued and outstanding. In addition, 196,255 shares of Pikeville Common Stock are reserved for issuance under its 1989 Stock Option Plan. As of August 1, 1995, options to purchase 66,838 shares of Pikeville Common Stock were granted under such plan.

     PREFERRED STOCK. As of August 1, 1995, there were 300,000 authorized shares of Pikeville preferred stock, no par value, with none of such shares issued and outstanding.


DESCRIPTION OF WHITLEY COMMON STOCK AND BANK COMMON STOCK

     COMMON STOCK. As of August 1, 1995, there were (i) 300,000 authorized shares of Whitley Common Stock, par value $.10 per share, of which 133,340 shares were issued and outstanding and (ii) 200,000 authorized shares of Bank Common Stock, par value $1.00 per share, of which 121,090 shares were issued and outstanding.

     Holders of Whitley Common Stock and Bank Common Stock are entitled to such dividends as may be declared by the Boards of Directors of Whitley and the Bank out of funds legally available therefor. In the event of liquidation, holders of Whitley Common Stock and Bank Common Stock will be entitled to receive pro rata any assets distributable to shareholders after satisfaction of the preferential liquidation rights of the creditors of Whitley and the Bank. Whitley Common Stock and Bank Common Stock carry the right to cast one vote per share on all matters submitted to a vote of stockholders, except in the election of directors. Directors are elected with cumulative voting whereby each shareholder may cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected. Neither Whitley Common Stock nor Bank Common Stock carries preemptive rights with respect to the issuance of any additional shares of Whitley or Bank capital stock. Neither Whitley Common Stock nor Bank Common Stock carries any conversion rights. Approval of a simple majority is required to amend the Articles of Incorporation of Whitley and the Bank.

     PREFERRED STOCK. As of August 1, 1995, there were 10,000 authorized shares of Whitley preferred stock, $10.00 par value per share, with none of such shares issued and outstanding.


GENERAL COMPARISON OF WHITLEY COMMON STOCK, BANK COMMON STOCK AND PIKEVILLE COMMON STOCK

     The rights of shareholders of Pikeville are governed by Pikeville's Articles of Incorporation and Bylaws, while the rights of the Whitley and Bank shareholders are governed by the Articles of Incorporation and Bylaws of Whitley and the Bank. Each of Whitley, the Bank and Pikeville is governed by the applicable provisions of Kentucky law. If the holders of Whitley Common Stock and Bank Common Stock approve the Agreement and the Mergers are subsequently consummated, holders of Whitley Common Stock and Bank Common Stock will become holders of Pikeville Common Stock. The following comparison of the rights of holders of Pikeville Common Stock, Whitley Common Stock and Bank Common Stock is based on the current terms of the governing documents of the respective companies.

     The rights of holders of Whitley Common Stock and Bank Common Stock, on the one hand, and holders of Pikeville Common Stock, on the other, are similar in most respects: each shareholder is entitled to one vote for each share held on all matters except the election of directors, to which cumulative voting applies, no shareholder has any conversion rights or preemptive rights to subscribe for or purchase any stock or other securities in proportion to his respective holdings upon the offering or sale by Pikeville, Whitley or the Bank of such securities to others, and each shareholder's rights are governed by Kentucky law. Moreover, none of the companies' articles of incorporation contain super majority voting requirements for certain fundamental corporate changes.

                            MISCELLANEOUS INFORMATION

TRANSFER AND EXCHANGE AGENT

     Fifth Third Bank, Cincinnati, Ohio serves as Transfer Agent and Registrar for Pikeville Common Stock and will act as Exchange Agent in connection with the Mergers.


EXPERTS

     The consolidated financial statements of Pikeville included in the Annual Report on Form 10-K for the year ended December 31, 1994, and 1993, incorporated by reference in this Prospectus/Proxy Statement, have been audited by Crowe, Chizek & Company, independent certified public accountants. The consolidated financial statements of Pikeville included in the Annual Report on Form 10-K for the year ended December 31, 1992, incorporated by reference in this Prospectus/Proxy Statement have been audited by Eskew & Gresham, P.S.C., independent certified public accountants. The financial statements have been incorporated herein in reliance upon the audit reports of such firms and upon their authority as experts in auditing and accounting. The consolidated financial statements of Whitley and the Bank for each of the years ended December 31, 1994, 1993 and 1992, have been included in this Prospectus/Proxy Statement in reliance upon the report of Clines & Satterly, P.S.C., independent certified public accountants, and have been incorporated herein in reliance upon the audit report of such firm and upon their authority as experts in accounting and auditing.


LEGAL MATTERS

     The legality of the Pikeville Common Stock to be issued in the Mergers will be passed upon for Pikeville by Stoll, Keenon & Park, LLP, Lexington, Kentucky. Certain legal matters in connection with the Mergers will also be passed upon for Whitley and the Bank by Brown, Todd & Heyburn PLLC, Louisville and Lexington, Kentucky.


SOURCES OF INFORMATION

     The information concerning Pikeville, Whitley and the Bank has been supplied by the management of the respective companies.


REGISTRATION STATEMENT

     This Prospectus/Proxy Statement does not include all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto filed by Pikeville with the Commission under the Securities Act. The Registration Statement may be inspected at the principal office of the Commission in Washington, D.C., and copies may be obtained upon payment of prescribed fees. See "AVAILABLE INFORMATION" for addresses of the Commission's offices. Reference is hereby made to the Registration Statement and exhibits thereto for further information pertaining to Pikeville, Whitley and the Bank.


                   INFORMATION CONCERNING WHITLEY AND THE BANK

BANKING BUSINESS

     Whitley is a Kentucky corporation and a bank holding company registered under the BHCA and organized in 1980. Whitley conducts its banking business through its sole banking subsidiary, the Bank, whose principal place of business is located at 300 Main Street, Williamsburg, Kentucky. Organized in 1884, Bank is a state chartered and federally insured banking institution offering a full range of banking services.

     The Bank engages in customary deposit taking functions, including personal and business checking accounts, certificates of deposit, individual retirement accounts, passbook savings, NOW accounts, and other transaction and time account services. The Bank also participates in personal and business lending activities including commercial, consumer, installment, home improvement, automobile, agricultural and real estate mortgage loans. Other services include night depository, safety deposit boxes, banking by mail, Series E Savings Bond redemptions, and cashiers' and travelers checks.

     The Bank is the owner and only occupant of its principal office building at 300 Main Street, Williamsburg, Whitley County, Kentucky. It has two branch banks located at 2nd and Main and Highway U.S. 25 and Ky. 92 in Williamsburg.
As of June 30, 1995, the Bank employed twenty-six (26) people on a full-time basis and eight (8) people on a part-time basis, none of whom are covered by a collective bargaining agreement. Management considers its relationship with its employees to be good.

MARKET AREA AND COMPETITION

     The Bank competes in the Corbin-London, Kentucky banking market, consisting of the three southeastern Kentucky counties of Knox, Laurel, and Whitley. Substantially all of the Bank's business is derived from Whitley County, where it is the third largest of four commercial banking institutions. As of June 30, 1995, the total assets of the Bank were $41,536,000 and the total deposits were $37,868,000.

     The Bank competes with other commercial banks in the Corbin-London banking market, most of which have capital and assets greater than those of the Bank. Other competitors include savings banks, credit unions, finance companies, insurance companies, mortgage companies, and other financial institutions. The Bank maintains correspondent banking relationships with Fifth Third Bank, Cincinnati, Ohio; National City Bank, Kentucky, Louisville, Kentucky; and PNC Bank, Kentucky, Inc., Louisville, Kentucky.

WHITLEY COMMON STOCK AND BANK COMMON STOCK PRICES

     There is no established trading market for either Whitley Common Stock or Bank Common Stock. Trading in Whitley Common Stock and Bank Common Stock has historically occurred locally in isolated, privately negotiated transactions. The following table sets forth, to the best knowledge of Whitley and the Bank, the range of high and low sales prices per share for transactions in Whitley Common Stock and Bank Common Stock for each full quarterly period beginning January 1, 1993. The prices set forth below may not be indicative of prices that could be obtained in an active market involving a substantial number of shares:

                          Whitley Common Stock           Bank Common Stock
                         ---------------------          -------------------
                         Shares                         Shares
                         Traded         Price           Traded        Price
                         ------         -----           ------        -----
        1993
        ----
First Quarter                0            --             1900         27.50
Second Quarter               0            --                9         25.00
Third Quarter              400          27.66              28         24.73
Fourth Quarter               0            --                0          --
        1994
        ----
First Quarter                0            --              100         29.25
Second Quarter               0            --                0          --
Third Quarter                0            --                0          --
Fourth Quarter               0            --              100         29.25
        1995
        ----
First Quarter              100          20.00               0          --
Second Quarter               0            --                0          --


     As of June 30, 1995, there were 300,000 authorized shares of Whitley Common Stock, of which 133,340 shares were issued and outstanding, and 200,000 authorized shares of Bank Common Stock, of which 121,090 shares were issued and outstanding. As of June 30, 1995, Whitley Common Stock was held by approximately 109 shareholders and Bank Common Stock was held by approximately 93 shareholders.

MANAGEMENT OF WHITLEY AND THE BANK

     The following table sets forth information about the current directors and executive officers of Whitley. All of the directors of Whitley also serve as directors of the Bank except for James Graham, Nicholas F. Greiwe, Carolyn Roland, Gretchen Roland and David A. Winchester.

                                      Position                Position
                                        with                    with
Name                   Age(1)          Whitley                  Bank
- ----                   ------          -------                  ----
R. Don Adkins            60           Director                Director
Ray Bryant               59           Director                Director
Floyd Carr               73           Director                Director
Edgar Croley             76           Director                Director
Joseph Early             55           Director                Director
Paul Estes               63           Director,               Director,
                                Chairman of the Board   Chairman of the Board
                                       and CEO                 and CEO
James Graham             48           Director                  None
Nicholas F. Greiwe       45           Director                  None
Mary P. Lawson           49      Secretary/Treasurer    Acting Executive Vice
                                                              President
Michael Patrick          44           Director                Director
M. Carolyn Roland        49           Director                  None
Gretchen Roland          23           Director                  None
James H. Taylor          49           Director                Director
David B. Williams        38           Director                Director
David A. Winchester      33           Director                  None
____________________
(1)All ages are as of June 30, 1995.

STOCK OWNERSHIP OF WHITLEY COMMON STOCK AND BANK COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

     The following table sets forth as of June 30, 1995 information regarding beneficial ownership of Whitley Common Stock and Bank Common Stock by each director, each executive officer and all directors and executive officers as a group, and information concerning each shareholder known by Whitley and the Bank to beneficially own more than five percent (5%) of the outstanding Whitley Common Stock or Bank Common Stock. All directors, executive officers and the group, and all five percent (5%) beneficial owners, are expected to own less than one percent of Pikeville Common Stock after the effectiveness of the Mergers.

                                Shares of
                                Whitley     Percent   Shares of Bank
                                 Common        of        Common        Percent
                                Stock(1)      Class       Stock(1)    of Class
                                --------    -------    -------------  --------
DIRECTORS AND
EXECUTIVE OFFICERS
- ------------------
R. Don Adkins                    2,150(2)     1.6%             50         *
Ray F. Bryant                    1,250(3)      *              100         *
Floyd Carr                       1,000(4)      *              260(5)      *
Edgar Croley                     1,250(6)      *              100         *
Joseph Early                     1,250(7)      *              100         *
Paul Estes                       3,250(8)     2.4%            650(9)      *
James Graham                     1,500(10)    1.1%              0         *
Nicholas F. Greiwe               4,350(11)    3.3%              0         *
Mary P. Lawson                   1,483(12)    1.1%             20(13)     *
Michael Patrick                      5(14)     *              100         *
M. Carolyn Roland               38,725(15)   29.0%          5,850(16)   4.8%
Gretchen Roland                      0         *                0
James H. Taylor                  1,250(17)     *               50         *
David B. Williams                  490(18)     *              100         *
David A. Winchester                  0         *                0         *
All current directors and       57,953       43.5%        116,689(19)   96.4%
executive officers as a group
(15 persons including those
named above)



5% BENEFICIAL OWNERS
United Whitley Corporation           0         *          109,309       90.3%
300 Main Street
Williamsburg, KY 40769

James D. Roland (20)            38,725(21)   29.0%          5,850(16)   4.8%
4342 North Hwy. 25W
Williamsburg, KY 40769

Bank of Williamsburg             18,145      13.6%              0         *
Employee Stock Ownership
 Plan
P.O. Box 207
Williamsburg, KY 40769

Cumberland College(22)           13,500      10.1%              0         *
Cumberland College Station
Williamsburg, KY 40769

Dr. Merrill Allen                9,000(24)    6.8%              0         *
Winchester(23)
P. O. Box 99
Whitley City, KY 42653-0099

____________________
*REPRESENTS LESS THAN 1% OF THE CLASS

(1) In the table above, the named person has sole voting and dispositive power with respect to the reported shares unless otherwise indicated. When joint ownership is noted, the joint owners share voting and dispositive power with respect to the shares. When holdings of a family member are included but are noted as being held "individually," the family member has sole voting and investment powers with respect to the indicated shares.

(2)  Includes 1,400 shares owned jointly by Mr. Adkins and his wife.

(3)  Owned jointly by Mr. Bryant and his wife.

(4)  Owned jointly by Mr. Carr and his wife.

(5)  Includes 60 shares owned jointly by Mr. Carr and his wife.

(6)  Includes 250 shares owned individually by Mr. Croley's wife.

(7)  Includes 1,150 shares owned jointly by Mr. Early and his wife.

(8)  Owned jointly by Mr. Estes and his wife.

(9)  Includes 580 shares owned jointly by Mr. Estes and his wife.

(10) Includes 500 shares held by Mr. Graham as Trustee for a profit sharing plan for his benefit.

(11) Includes 134 shares held jointly by Mr. Greiwe and his wife, 1,224 shares held for the individual benefit of Mr. Greiwe in the Bank Employee Stock Ownership Plan (the "ESOP") and 492 shares held in the ESOP for the individual benefit of Mr. Greiwe's wife.


                                       39


(12) Includes 25 shares owned jointly by Ms. Lawson and her mother and 1,223 shares held for the individual benefit of Ms. Lawson in the ESOP.

(13) Owned jointly by Ms. Lawson and her mother.

(14) Owned jointly by Mr. Patrick and his wife.

(15) Includes 38,195 shares owned individually by Mrs. Roland's husband and 530 shares held for the individual benefit of Ms. Roland in the ESOP.

(16) Includes 50 shares owned individually by Mrs. Roland and 5,800 shares owned individually by her husband.

(17) Owned jointly by Mr. Taylor and his wife.

(18) Includes 390 shares owned jointly by Mr. Williams and his wife.

(19) Includes 109,309 shares owned by Whitley for which the Whitley Board, as a whole, has voting and investment power.

(20) Mr. Roland is the husband of M. Carolyn Roland and the father of Gretchen Roland, both of whom are directors of Whitley.

(21) Includes 2,139 shares held for the individual benefit of Mr. Roland in the ESOP and 530 shares held for the individual benefit of Mr. Roland's wife in the ESOP.

(22) Dr. James H. Taylor, President of Cumberland College, is a director of Whitley and the Bank.

(23) Mr. Winchester is the father of David A. Winchester, a director of Whitley.

(24) Includes 1,600 shares held by the Winchester, Patton, Burgess PSC Target Pension Plan (a pension plan for Dr. Winchester's practice group) and 7,400 shares held in an individual retirement account for the benefit of Dr. Winchester.



DIVIDENDS ON WHITLEY COMMON STOCK AND BANK COMMON STOCK

     Whitley has never paid a dividend on Whitley Common Stock and is currently restricted from paying such dividends without regulatory approval. In addition, Whitley is restricted from paying dividends under the terms of its loan agreement with a commercial bank. The Agreement provides that Whitley may not declare and pay any dividend on Whitley Common Stock without the consent of Pikeville.

     The following presents a history of cash dividends paid on Bank Common Stock since January 1, 1993:


                                   CASH DIVIDENDS PAID
                                   -------------------
          1993
          ----

          First Quarter                       $.30
          Second Quarter                       .25
          Third Quarter                        .25
          Fourth Quarter                       .25



                                   CASH DIVIDENDS PAID
                                   -------------------
          1994
          ----

          First Quarter                       $.25
          Second Quarter                       .25
          Third Quarter                        .25
          Fourth Quarter                       .25

          1995
          ----

          First Quarter                       $.25
          Second Quarter                       .25


     The Bank is currently restricted from paying a quarterly dividend of more than $.25 per share of Bank Common Stock without regulatory approval.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion is intended to focus on and amplify certain financial information regarding Whitley and should be read in conjunction with the financial statements and related notes and the summary of selected financial data included elsewhere herein. Inasmuch as Whitley's sole asset is the Bank, the following discussion (as well as the Whitley financial statements included elsewhere herein) is also provided for the benefit of (and should be reviewed
by) Bank shareholders in connection with the Bank Special Meeting.


FINANCIAL CONDITION

LIQUIDITY

Liquidity refers to the ability to generate sufficient cash to fund current loan demand, meet deposit withdrawals and pay operating expenses. Cash and cash equivalents and securities available-for-sale totaled $9.2 million at June 30, 1995. Management feels that these assets will provide an adequate source of funds for normal future loan demand and for fluctuations in deposit volume.
They also provide management with a means to take advantage of subsequent loan and investment opportunities and to maintain flexibility and capability to modify the composition of interest earning assets as economic and market conditions change.

Whitley generally relies on net cash inflows from financing activities, supplemented by net cash inflows from operating activities, to provide cash used in its investing activities. As is typical of many financial institutions, the significant financing activity is deposit gathering and these funds are used for the primary investing activities which include loan origination and the purchase of investment securities.

A standard measure of liquidity is the relationship of loans to deposits. Lower ratios indicate greater liquidity. At June 30, 1995 and December 31, 1994, the ratio of loans (net of unearned income) to deposits was approximately 59.87% and 60.35%, respectively, which is considered to be highly liquid.

Management of interest sensitivity is accomplished by matching the maturities of interest-earning assets and interest-bearing liabilities. Since banks must assume interest rate risks as part of their normal operations, the Bank actively manages its interest rate sensitivity as well as liquidity positions. Both interest rate sensitivity and liquidity are affected by maturing assets and sources of funds; however, management must also consider those assets and liabilities with interest rates which are subject to change prior to maturity. There are more rate sensitive liabilities repricing in the twelve month period following June 30, 1995 than rate sensitive assets. The gap (the difference between repricing liabilities and assets) is minimized to the extent possible so that regardless of the direction of interest rate changes, the net interest margin will not be greatly affected. Falling interest rates are likely to increase net interest income in a negative gap position and rising rates would likely decrease net interest income. The following table illustrates the asset/liability funding gaps for selected maturity periods as of June 30, 1995.

                       INTEREST RATE SENSITIVITY ANALYSIS
                                  June 30, 1995
                                 (In thousands)


                                                                                Total           Over
                                                   0-6           6-12            One             One
                                                 Months         Months           Year           Year          Total
                                                 ------         ------           ----           ----          -----
Interest-earning assets
  Interest-earning deposits                   $   2,450       $      -      $   2,450       $      -    $     2,450
  Securities                                      1,274          2,584          3,858          8,427         12,285
  Loans                                           9,652          2,564         12,216         11,193         23,409
                                              ---------       --------      ---------       --------    -----------

    Total interest-
      earning assets                          $  13,376       $  5,148      $  18,524       $ 19,620    $    38,144
                                              ---------       --------      ---------       --------    -----------
                                              ---------       --------      ---------       --------    -----------

Interest-bearing liabilities
  Interest-bearing deposits                   $  27,037       $  4,580      $  31,617       $  1,220    $    32,837
  Note payable                                       70             75            145          1,270          1,415
                                              ---------       --------      ---------       --------    -----------

    Total interest-bearing
      liabilities                             $  27,107       $  4,655      $  31,762       $  2,490    $    34,252
                                              ---------       --------      ---------       --------    -----------
                                              ---------       --------      ---------       --------    -----------

Interest sensitivity gap:
  For the period                              $ (13,731)      $    493      $ (13,238)      $ 17,130    $     3,892
  Cumulative                                    (13,731)       (13,238)       (13,238)         3,892          3,892
  Cumulative as a percent
    of earning assets                            (36.0)%        (34.7)%        (34.7)%          10.2%          10.2%



CAPITAL RESOURCES

Shareholders' equity totaled $2.1 million at June 30, 1995 compared to $2.0 million and $1.9 million at December 31, 1994 and 1993, respectively. As of June 30, 1995, the ratio of total shareholders' equity to total assets was 5.06% compared to 4.58% and 4.82% at December 31, 1994 and 1993, respectively. Under risk-based capital guidelines, Whitley and the Bank are required to maintain a minimum risk-based capital ratio of 8.0% and a minimum leverage ratio of 4.0%. The components of risk-based capital are tier 1 and tier 2 capital. The definition of capital used in the leverage ratio is identical to tier 1 capital under risk-based capital guidelines. Tier 1 capital is total shareholders' equity less intangible assets, plus the net unrealized depreciation on securities available-for-sale, net of tax and tier 2 capital includes total allowance for loan losses in the calculation of total capital for risk-based capital purposes. The allowance for loan losses is includable in tier 2 capital up to a maximum of 1.25% of risk-weighted assets. The following table provides the minimum regulatory capital requirements and Whitley s capital ratios as of June 30, 1995.

                                  CAPITAL DATA



                                               Minimum
                                              Regulatory    Whitley s
                                               Capital       Capital
                                             Requirement      Ratios
                                            June 30, 1995 June 30, 1995
                                            ------------- -------------
Tier 1 capital to weighted-risk assets             4.00%       9.20%

Total capital to weighted-risk assets              8.00%      10.45%

Leverage ratio                                     4.00%       4.76%

Total shareholders' equity to total assets           N/A       5.06%

As of June 30, 1995, management is not aware of any current recommendations by banking regulatory authorities which, if they were implemented, would have, or are reasonably likely to have, a material adverse effect on Whitley's liquidity, capital resources or operations.


JUNE 30, 1995 COMPARED TO DECEMBER 31, 1994

Total assets decreased approximately $2.3 million or 5.17% to $42.0 million during the first six months of 1995. This decrease resulted from a decrease in total deposits of $2.4 million or 5.87% to $37.8 million at June 30, 1995. The decline in deposits during the first six months of 1995 is believed to have occurred as deposit customers continue to seek alternative investment opportunities with higher yields. Total loans decreased $1.6 million or 6.37% to $23.4 million during the first six months of 1995. The largest decrease was in the commercial, financial and agricultural category which decreased $1.2 million due to a decline in commercial lending opportunities in the Bank's market area. Total investment securities decreased $973,000 or 7.34% to $12.3 million due primarily to a reduction in funds available for investment due to the decline in deposits.


RESULTS OF OPERATIONS

JUNE 30, 1995 COMPARED TO JUNE 30, 1994

Net income for the six months ended June 30, 1995 was $73,000 or $0.55 per share compared to $70,000 or $0.52 per share for the six months ended June 30, 1994. The primary components of the increase in net income are discussed below.

Net interest income decreased $92,000 or 11.87% for the six months ended June 30, 1995 compared to the six months ended June 30, 1994. This decrease was the result of a continued narrowing of the net interest margin due to a more rapid increase in the rates paid on interest-bearing liabilities than the increase in the yields on interest-earning assets.

Total interest income increased $232,000 during the six month period and was comprised primarily of an increase in interest and fees on loans of $94,000 and an increase in interest on investment securities of $109,000. These increases occurred due to increases in the yield on these assets as the total loan and securities portfolio remained relatively constant.

Total interest expense increased $324,000 during the six months period and was comprised primarily of an increase in interest expense on deposits of $310,000. This increase occurred due to an increase in the rates paid on deposits compared to the prior period as well as an increase in average total interest-bearing deposits.

Total noninterest expense decreased $93,000 or 12.38% during the six months ended June 30, 1995 as compared to the six months ended June 30, 1994. The decrease was the result of decreases in salaries and employee benefits of $21,000 and in other expenses of $72,000. The decrease in salaries and employee benefits was primarily due to a reduction in senior management personnel early in 1995. The decrease in other expenses was primarily due to a $30,000 writedown in the value of other real estate during the first half of 1994.


DECEMBER 31, 1994 COMPARED TO DECEMBER 31, 1993

Net income for 1994 was $180,000 or $1.35 per share compared to $578,000 or $4.33 per share in 1993. The primary reason for this decrease was the cumulative effect of the change in accounting for income taxes which was adopted in 1993 and resulted in the recognition of a $368,000 tax benefit. Net income prior to the recognition of the impact of this accounting change for 1994 decreased by $30,000 or 14.34% from net income for 1993.

Total interest income increased $58,000 or 2.15% during 1994 as compared to 1993. The average balance of interest earning assets increased $1.6 million or 4.53% which more than offset the decline in the average yield on interest earning assets from 7.67% in 1993 to 7.49% in 1994.

Total interest expense increased $144,000 or 13.34% during 1994 as compared to 1993. This increase was the result of an increase in interest expense as a result of a 49 basis point increase in the average interest rate paid in 1994 compared to 1993 which was only partially offset by a 1.30% decrease in average balance outstanding for the year.

Net interest income decreased $86,000 or 5.31% during 1994 as compared to 1993. This decrease was the result of a decrease in the net interest margin from 4.61% in 1993 to 4.17% in 1994.

Total noninterest income decreased $26,000 in 1994 as compared to 1993 primarily as a result of a decrease in net gain on sales of loans of $19,000 in 1994 as compared to 1993.

Total noninterest expense decreased $54,000 in 1994 as compared to 1993 due to decreases in data processing fees, insurance expense and the writedown of other real estate.

The provision for income taxes is lower in 1994 compared to 1993 primarily as a result of the decrease in income before income taxes.


DECEMBER 31, 1993 COMPARED TO DECEMBER 31, 1992

Net income for 1993 was $578,000 or $4.33 per share compared to $261,000 or $1.96 per share in 1992. The primary reason for this increase was the cumulative effect of the change in accounting for income taxes which was adopted in 1993 and resulted in the recognition of a $368,000 tax benefit. This increase was partially offset by the benefit of utilization of a tax loss carryforward in 1992 of $87,000. Net income prior to the recognition of the impact of these items increased by $36,000 or 20.59% as discussed below.

Total interest income decreased $416,000 or 13.41% during 1993 as compared to 1992. This decrease was the result of a 55 basis point reduction in the average yield on interest earning assets during 1993 as compared with 1992 along with a decrease in the average balance of interest earning assets during the period.

Total interest expense decreased $425,000 or 28.30% during 1993 as compared to 1992. This decrease was the result of a decrease in interest expense on deposits as a result of a 76 basis point decrease in the average interest rate paid in 1993 compared to 1992 along with a decrease in the average balance of deposits outstanding for the year.

Total noninterest income decreased $4,000 in 1993 as compared to 1992 primarily as a result of an increase in net gain on sales of loans in 1993 as compared to 1992 which was offset by decreases in service charges on deposits.

Total noninterest expense decreased $14,000 in 1993 as compared to 1992 due primarily to decreases in salaries and employee benefits in 1993 compared to 1992.

The provision for income taxes is higher in 1993 compared to 1992 primarily as a result of the increase in income before income taxes.


IMPACT OF INFLATION AND CHANGING PRICES

The majority of Whitley's assets and liabilities are monetary in nature. Therefore, Whitley differs greatly from most commercial and industrial companies that have significant investments in nonmonetary assets, such as fixed assets and inventories. However, inflation does have an important impact on the growth of assets in the banking industry and the resulting need to increase equity capital at higher than normal rates in order to maintain an appropriate equity to assets ratio. Inflation also affects other expenses, which tend to rise during periods of general inflation.

Management believes the most significant impact in financial and operating results is Whitley's ability to react to changes in interest rates. Management seeks to maintain an essentially balanced position between interest sensitive assets and liabilities in order to protect against the effects of wide interest rate fluctuations.

SELECTED STATISTICAL INFORMATION

The following tables set forth certain statistical information relating to Whitley and the Bank and should be read together with the financial statements of Whitley included elsewhere herein.


I.        DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY;
          INTEREST RATES AND INTEREST DIFFERENTIAL

          A. The following are the average balance sheets for the years ending December 31:


                                                 1994            1993
                                                 ----            ----
                                                     (in thousands)
ASSETS
Interest-earning assets
  Securities available-for-sale, taxable (1)   $  5,319        $     -
  Securities held-to-maturity
    Taxable                                       5,966              -
    Non-taxable                                     275              -
  Securities
    Taxable                                                     11,890
    Non-taxable                                                    275
  Federal funds sold                              2,547          1,838
  Loans, net of unearned income
    and deferred loan fees (2)                   22,662         21,172
                                                -------        -------
    Total interest-earning assets                36,769         35,175
  Allowance for loan losses                        (406)          (407)
                                                -------        -------
                                                 36,363         34,768

Noninterest-earning assets                        5,431          5,643
                                                -------        -------

                                                $41,794        $40,411
                                                -------        -------
                                                -------        -------

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
  Deposits
    Savings and interest-bearing
      demand deposits                           $12,659        $14,756
    Time deposits                                18,429         16,667
    Note payable                                  1,485          1,580
                                                -------        -------
      Total interest-bearing liabilities         32,573         33,003

Noninterest-bearing liabilities
  Demand deposits                                 6,566          5,095
  Accrued interest payable and
    other liabilities                               677            679
                                                -------        -------
                                                 39,816         38,777

Shareholders' equity (3)                          1,978          1,634
                                                -------        -------

                                                $41,794        $40,411
                                                -------        -------
                                                -------        -------

- --------------------------------------------------------------------------------

(1) Securities available-for-sale are carried at fair value. The average balance includes quarterly average balances of the market value adjustments and daily average balances for the amortized cost of securities.

(2)  Loan balances include principal balances of nonaccrual loans.

(3) Shown net of average net unrealized depreciation on securities available-for-sale, net of tax.


I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL (Continued)

    B. The following tables set forth, for the years indicated, the condensed average balances of interest-earning assets and interest-bearing liabilities, the interest earned or paid on such amounts, and the average interest rates earned or paid thereon.


                                          . . . . . . . . 1994. . . . . . . . .
                                                          ----
                                           Average                      Average
                                           Balance      Interest           Rate
                                           -------      --------           ----
                                                  (in thousands)
INTEREST-EARNING ASSETS
  Securities (1)
    Taxable                              $  11,285      $    542           4.80%
    Non-taxable                                275            23 (2)       8.36
  Federal funds sold                         2,547           110           4.32
  Loans, net of unearned income and
    deferred loan fees                      22,662 (3)     2,080           9.18
                                         ---------      --------

    Total interest-earning assets        $  36,769      $  2,755           7.49%
                                         ---------      --------
                                         ---------


INTEREST-BEARING LIABILITIES
  Deposits
    Savings and interest-bearing
      demand deposits                    $  12,659           397           3.14
    Time deposits                           18,429           715           3.88
  Note payable                               1,485           108           7.27
                                         ---------      --------

    Total interest-bearing liabilities   $  32,573      $  1,220           3.75%
                                         ---------      --------
                                         ---------


Net interest income                                     $  1,535
                                                        --------
                                                        --------

Net interest income as a percent
  of average interest-earning assets                                       4.17%
                                                                           ----
                                                                           ----

- --------------------------------------------------------------------------------
(1) Securities balances represent daily average balances for the amortized cost of securities and include securities available-for-sale and held-to-maturity.

(2) Computed on tax equivalent basis for non-taxable securities (34% statutory tax rate in 1994).

(3)  Loan balances include principal balances of nonaccrual loans.


I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL (Continued)


                                               . . . . . . . . . 1993. . . . . . . . .
                                                                 ----
                                               Average                         Average
                                               Balance          Interest          Rate
                                               -------          --------          ----
                                                      (in thousands)
INTEREST-EARNING ASSETS
   Securities (1)
       Taxable                                $  11,890          $  591           4.97%
       Non-taxable                                  275              23(2)        8.36
   Federal funds sold                             1,838              54           2.94
   Loans, net of unearned income
    and deferred loan fees                       21,172(3)        2,029           9.58
                                              ---------          ------

       Total interest-earning assets          $  35,175           2,697           7.67%
                                              ---------          ------
                                              ---------


INTEREST-BEARING LIABILITIES
   Deposits
       Savings and interest-bearing
        demand deposits                       $  14,756             421           2.85%
       Time deposits                             16,667             558           3.35
   Note payable                                   1,580              97           6.14
                                              ---------         -------

       Total interest-bearing liabilities     $  33,003           1,076           3.26%
                                              ---------         -------
                                              ---------

Net interest income                                             $ 1,621
                                                                -------
                                                                -------

Net interest income as a percent
  of average interest-earning assets                                              4.61%
                                                                                  ----
                                                                                  ----






- --------------------------------------------------------------------------------

(1) Securities balances represent daily average balances for the amortized cost of securities.

(2) Computed on tax equivalent basis for non-taxable securities (34% statutory tax rate in 1993).

(3)  Loan balances include principal balances of nonaccrual loans.


I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL (Continued)

C. The following tables set forth the effect of volume and rate changes on interest income and expense for the periods indicated. For purposes of these tables, changes in interest due to volume and rate were determined as follows:
     Volume Variance - change in volume multiplied by the previous year's rate. Rate Variance - change in rate multiplied by the previous year's volume. Rate/Volume Variance - change in volume multiplied by the change in rate. This variance was allocated to volume variance and rate variance in proportion to the relationship of the absolute dollar amount of the change in each.
     Interest on non-taxable securities has been adjusted to a fully tax equivalent basis using a statutory tax rate of 34% in 1994 and 1993.



                                           Total        Variance Attributable To
                                          Variance      ------------------------
                                         1994/1993         Volume        Rate
                                         ---------         ------        ----
                                                      (in thousands)
INTEREST INCOME
    Securities
       Taxable                            $  (49)         $  (26)        $  (23)
       Non-taxable                             -               -              -
    Federal funds sold                        56              24             32
    Loans, net of unearned income
     and deferred loan fees                   51             139            (88)
                                          ------          ------         ------
                                              58             137            (79)


INTEREST EXPENSE
    Deposits
       Savings and interest-bearing
        demand deposits                      (24)            (61)            37
       Time deposits                         157              63             94
    Note payable                              11              (6)            17
                                          ------          ------         ------
                                             144              (4)           148
                                          ------          ------         ------

NET INTEREST INCOME                       $  (86)         $  141         $ (227)
                                          ------          ------         ------
                                          ------          ------         ------


II.  INVESTMENT PORTFOLIO

     A.

     The book value of securities available-for-sale as of December 31 is summarized as follows:


                                                                        1994                1993
                                                                        ----                ----
     U.S. Treasury and U.S. Government agency securities            $  6,084,937        $           -
                                                                    ------------        -------------
                                                                    ------------        -------------



     The book value of securities held-to-maturity as of December 31 is summarized as follows:


                                                                        1994                1993
                                                                        ----                ----
     U.S. Treasury and U.S. Government agency securities            $  6,898,263        $           -
     Obligations of states and political subdivisions                    274,850                    -
                                                                    ------------        -------------

                                                                    $  7,173,113        $
                                                                    ------------        -------------
                                                                    ------------        -------------


     The book value of investment securities as of December 31 is summarized as follows:


                                                                        1994                1993
                                                                        ----                ----
     U.S. Treasury and U.S. Government agency securities            $           -       $  10,746,564
     Obligations of states and political subdivisions                           -             274,762
                                                                    -------------       -------------

                                                                    $                   $  11,021,326
                                                                    -------------       -------------
                                                                    -------------       -------------


     B.

     The maturity distribution and weighted average interest rates of securities available-for-sale at December 31, 1994 are as follows:


                                           . . . . . . . . . . . . . . . . . . . . . .Maturing. . . . . . . . . . . . . . . . . .
                                                                                      --------
                                                                                   After One Year              After Five Years
                                                       Within                        But Within                   But Within
                                                      One Year                       Five Years                   Ten Years
                                                      --------                       ----------                   ---------
                                               Amount          Rate           Amount            Rate       Amount           Rate
                                               ------          ----           ------            ----       ------           ----
     U.S. Treasury and U.S. Government
     agency securities                     $  4,056,657        4.16%       $  1,543,905         4.21%     $  484,375        5.04%
                                           ------------                    ------------                   ---------
                                           ------------                    ------------                   ---------


     The weighted average interest rates are based on coupon rates for securities purchased at par value and on effective interest rates considering amortization or accretion if the securities were purchased at a premium or discount.


     The maturity distribution and weighted average interest rates of securities held-to-maturity at December 31, 1994 are as follows:

                                      . . . . . . . . . . . . . . . Maturing. . . . . . . . . . . . .
                                                                    --------
                                                                                   After One Year
                                                       Within                        But Within
                                                      One Year                       Five Years
                                                      --------                       ----------
                                               Amount          Rate           Amount            Rate
                                               ------          ----           ------            ----
  U.S. Treasury and U.S. Government
   agency securities                       $  1,085,170        5.67%       $  5,743,589         6.50%
  Obligations of states and political
   subdivisions (1)                             160,000        8.59             114,850         8.10
                                           ------------                    ------------

                                           $  1,245,170        6.05%       $  5,858,439         6.53%
                                           ------------                    ------------
                                           ------------                    ------------


II.                          INVESTMENT PORTFOLIO (Continued)


                                           . . . . . . . . . . . . . . .Maturing. . . . . . . . . . . .
                                                                        --------
                                                  After Five Years
                                                     But Within                       After
                                                     Ten Years                      Ten Years
                                                     ---------                      ---------
                                              Amount           Rate         Amount              Rate
                                              ------           ----         ------              ----
  U.S. Treasury and U.S. Government
    agency securities                      $     44,699        8.09%       $   24,805           11.00%
                                           ------------                    ----------
                                           ------------                    ----------

     The weighted average interest rates are based on coupon rates for securities purchased at par value and on effective interest rates considering amortization or accretion if the securities were purchased at a premium or discount.

     (1) Yields are presented on a tax-equivalent basis (34% statutory rate).


     C.

     Excluding those holdings of the investment portfolio in U.S. Treasury securities and other agencies of the U.S. Government, there were no securities of any one issuer which exceeded 10% of the shareholders' equity of the Corporation at December 31, 1994.

III.  LOAN PORTFOLIO

      A. Types of Loans - Total loans on the balance sheet are comprised of the following classifications at December 31 for the years indicated:


                                                                1994           1993
                                                                ----           ----
           Commercial, financial and agricultural             $ 7,751,027    $ 7,350,139
           Real estate mortgage                                11,771,006     10,548,923
           Installment loans to individuals                     5,313,066      4,977,908
           Other                                                  166,269        161,721
                                                              -----------    -----------

                                                              $25,001,368    $23,038,691
                                                              -----------    -----------
                                                              -----------    -----------


     B. Maturities and Sensitivities of Loans to Changes in Interest Rates - The following table shows the amounts of commercial, financial and agricultural loans outstanding as of December 31, 1994 which, based on remaining scheduled repayments of principal, are due in the periods indicated. Also, the amounts have been classified according to sensitivity to changes in interest rates for loans due after one year. (Variable-rate loans are those loans with floating or adjustable interest rates.)


                                                                Commercial,
                                                                Financial and
                          Maturing                              Agricultural
                          --------                              ------------
          Within one year                                       $   5,958,292
          After one year but within five years                      1,050,166
          After five years                                            742,569
                                                                -------------

                                                                $   7,751,027
                                                                -------------
                                                                -------------


          Commercial, Financial and Agricultural
          --------------------------------------

                                         Interest Sensitivity
                                         --------------------
                                         Fixed       Variable
                                         Rate         Rate          Total
                                         ----         ----          -----
          Due after one year but
            within five years          $  794,749   $  255,417   $  1,050,166
          Due after five years             28,657      713,912        742,569
                                       ----------   ----------   ------------

                                       $  823,406   $  969,329   $  1,792,735
                                       ----------   ----------   ------------
                                       ----------   ----------   ------------


     C.   Risk Elements

     1. Nonaccrual, Past Due and Restructured Loans - The following schedule summarizes nonaccrual, past due and restructured loans at December 31.


                                                                    1994         1993
                                                                    ----         ----
                                                                      (In thousands)
(a)  Loans accounted for on a nonaccrual basis                      $    1     $  433

(b)  Accruing loans which are contractually past due 90 days or
       more as to interest or principal payments                       141         71

(c)  Loans not included in (a) or (b) which are
       "Troubled Debt Restructurings" as defined by
       Statement of Financial Accounting Standards No. 15              329        387
                                                                    ------     ------

                                                                    $  471     $  891
                                                                    ------     ------
                                                                    ------     ------


                                                                          1994
                                                                          ----
                                                                      (In thousands)
Gross interest income that would have been recorded
in 1994 on nonaccrual loans outstanding at December 31,
1994 if the loans had been current, in accordance with
their original terms and had been outstanding throughout
the period or since origination if held for part of the period            $  --

Interest income actually recorded on nonaccrual loans and
included in net income for the period                                        --
                                                                          -----

Interest income not recognized during the period                          $  --
                                                                          -----
                                                                          -----



               Discussion of the Nonaccrual Policy

               The accrual of interest income is discontinued when the collection of a loan or interest, in whole or in part, is doubtful. When interest accruals are discontinued, interest income accrued in the current period is reversed. While loans which are past due 90 days or more as to interest or principal payments are considered for nonaccrual status, management may elect to continue the accrual of interest when the estimated net realizable value of collateral, in management's judgment, is sufficient to cover the principal balance and accrued interest.

          2.   Potential Problem Loans

               As of December 31, 1994, there are approximately $2.0 million in outstanding loans where known information about possible credit problems of the borrowers causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in disclosure of such loans pursuant to Item III. C.1. This amount does not include certain loans classified for regulatory purposes as loss, doubtful, substandard, or special mention. Management believes that these loans do not represent material credits about which management has serious doubts as to the ability of such borrowers to comply with the present loan repayment terms, or which will materially impact future operating results, liquidity or capital resources.

          3.   Foreign Outstandings

               As of December 31, 1994, there were no loans outstanding to foreign borrowers. The Bank makes no loans outside of its banking market.

          4.   Loan Concentrations

               Whitley has no concentration of loans to borrowers engaged in similar activities exceeding 10% of total loans which is not otherwise disclosed at December 31, 1994.

     D.   OTHER INTEREST-BEARING ASSETS

          There are no other interest-bearing assets as of December 31, 1994 which would be required to be disclosed under Item III. C.1 or 2 if such assets were loans.

IV.  SUMMARY OF LOAN LOSS EXPERIENCE

      A. The following schedule presents an analysis of the allowance for loan losses, average loan data and related ratios for the years ended December 31:


                                                             1994             1993
                                                             ----             ----
  LOANS
    Loans outstanding at end of period (1)               $  24,241,343    $22,339,832
                                                         -------------    -----------
                                                         -------------    -----------

    Average loans outstanding during period (1)          $  22,661,534    $21,171,597
                                                         -------------    -----------
                                                         -------------    -----------

  ALLOWANCE FOR LOAN LOSSES
    Balance at beginning of period                       $     411,002    $   400,063

    Loans charged off
      Commercial, financial and agricultural loans              38,512          7,883
      Real estate mortgage                                      11,721         71,115
      Installment loans                                         38,360         18,323
                                                         -------------    -----------
                                                                88,593         97,321

    Recoveries of loans previously charged off
      Commercial, financial and agricultural loans               2,767         27,181
      Real estate mortgage                                           -          3,253
      Installment loans                                         19,302          8,926
                                                         -------------    -----------
                                                                22,069         39,360
                                                         -------------    -----------

  Net loans charged off                                         66,524         57,961


  Provision charged to operating expense                        70,557         68,900
                                                         -------------    -----------

  Balance at end of period                               $     415,035    $   411,002
                                                         -------------    -----------
                                                         -------------    -----------

  Ratio of net charge-offs to average
   loans outstanding for period                                  .29%           .27%
                                                                 ---            ---
                                                                 ---            ---


  (1)  Net of unearned income

       The allowance for loan losses balance and the provision charged to expense are judgmentally determined by management based upon periodic reviews of the loan portfolio. In addition, management considered the level of charge-offs on loans as well as the fluctuations of charge-offs and recoveries on loans including the factors which caused these changes. Estimating the risk of loss and the amount of loss is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values and other factors and estimates which are subject to change over time.

     B. The following schedule is a breakdown of the allowance for loan losses allocated by type of loan and related ratios. (Dollars in thousands)


                                . . . . Allocation of the Allowance for Loan Losses. . .
                                        -------------------------------------------
                                              Percentage                      Percentage
                                               of Loans                        of Loans
                                               In Each                         In Each
                                             Category to                     Category To
                                  Allowance     Total             Allowance     Total
                                   Amount       Loans              Amount       Loans
                                   ------       -----              ------       -----
                                   December 31, 1994               December 31, 1993
                                   -----------------               -----------------
         Commercial, financial
          and agricultural        $    170       31.0%           $    165         31.9%
         Real estate mortgage           90       47.1                  85         45.8
         Installment loans             130       21.3                 125         21.6
         Other                           5         .6                   5           .7
         Unallocated                    20        N/A                  31          N/A
                                  --------     ------            --------       ------

                                  $    415      100.0%           $    411        100.0%
                                  --------     ------            --------       ------
                                  --------     ------            --------       ------

         While management's periodic analysis of the adequacy of the allowance for loan losses may allocate portions of the allowance for specific problem loan situations, the entire allowance is available for any loan charge-offs that occur.

V.   DEPOSITS

     The average amount of deposits and average rates paid are summarized as follows for the years ended December 31: (Dollars in thousands)


                                                       1 9 9 4                       1 9 9 3
                                                       -------                       -------
                                                Average        Average        Average        Average
                                                 Amount          Rate          Amount          Rate
                                                 ------          ----          ------          ----
Savings and interest-bearing demand
 deposits                                     $  12,659           3.14%     $  14,756           2.85%
Time deposits                                    18,429           3.88         16,667           3.35
Demand deposits (noninterest-bearing)             6,566                         5,095
                                              ---------                     ---------

                                              $  37,654                     $  36,518
                                              ---------                     ---------
                                              ---------                     ---------

     Maturities of time certificates of deposit and other time deposits of $100,000 or more outstanding at December 31, 1994 are summarized as follows:


                                                                Amount
                                                                ------
                                                            (in thousands)
  Three months or less                                        $  2,999
  Over three months and through six months                       2,220
  Over six months and through twelve months                          -
  Over twelve months                                                 -
                                                              --------

                                                              $  5,219
                                                              --------
                                                              --------


VI.  RETURN ON EQUITY AND ASSETS

     The ratio of net income to average shareholders' equity and average total assets and certain other ratios are as follows: (Dollars in thousands)


                                                1994           1993
                                                ----           ----
     Average total assets                        $  41,794      $  40,411
                                                 ---------      ---------
                                                 ---------      ---------

     Average shareholders
      equity (1)                                 $   1,978      $   1,634
                                                 ---------      ---------
                                                 ---------      ---------

     Net income                                  $     180      $     578(2)
                                                 ---------      ---------
                                                 ---------      ---------

     Cash dividends declared                     $       -      $       -
                                                 ---------      ---------
                                                 ---------      ---------

     Return on average total assets                  .43%          1.43%

     Return on average share-
      holders' equity                               9.10%         35.37%

     Dividend payout percentage (3)                  N/A            N/A

     Average shareholders'
      equity to average total assets                4.73%          4.04%

     (1) Net of average unrealized depreciation on securities available-for-sale.
     (2) Net income for 1993 includes a $368,000 tax benefit for recording the cumulative effect of change in accounting for income tax.
     (3)  Dividends declared on common stock divided by net income.


VII. SHORT-TERM BORROWINGS

     Whitley did not have any category of short-term borrowings for which the average balance outstanding during the reported periods was 30% or more of shareholders' equity at the end of the reported periods.



                        INFORMATION CONCERNING PIKEVILLE

     Pikeville has incorporated by reference in this Prospectus/Proxy Statement certain documents filed with the Commission. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

GENERAL


     Pikeville is a multi-bank holding company incorporated in Kentucky and registered under the BHCA. At June 30, 1995, Pikeville had total consolidated assets of $1,703,859,000 and shareholders' equity of $129,768,000. Pikeville presently owns all the capital stock of nine banks and one Federal savings bank with a total of 46 offices located in eastern, south central and central Kentucky.

     The principal executive offices of Pikeville are located at 208 North Mayo Trail, Pikeville, Kentucky 41501 and its telephone number is (606) 432-1414.

     Pikeville continues to explore opportunities to acquire banks and from time to time it carries on discussions relating to the acquisition of other banks.
It is not presently known whether, or on what terms, such discussions will result in further acquisitions. Pikeville's acquisitions may be made by the exchange of stock, through cash purchase, and with other consideration.

     Other than as described above, Pikeville does not currently have any definite understandings or agreements for any acquisitions material to Pikeville. However, Pikeville anticipates that it will continue to expand by acquisition in the future.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion is intended to focus on and amplify certain financial information regarding Pikeville and should be read in conjunction with the financial statements and related notes and the summary of selected financial data included elsewhere herein.


I.  JUNE 30, 1995

RESULTS OF OPERATIONS

Net income for the quarter ended June 30, 1995 increased 33% to $2.8 million as compared to $2.1 million for the same period in 1994. Earnings per share increased 28% from $0.25 per share for the second quarter of 1994 to $0.32 per share for the second quarter of 1995. Net income for the six months increased 12% from $5.2 million in 1994 to $5.8 million for 1995. Earnings per share for the six months increased 8% from $0.60 per share to $0.65 per share for 1994 and 1995, respectively. Fully diluted earnings per share was the same as primary earnings per share for the three and six month periods in both 1995 and 1994. The following table sets forth on an annualized basis the return on average assets and return on average shareholders' equity for the three and six months ended June 30, 1995 and 1994:

                                     Three Months Ended      Six Months Ended
                                         June 30                 June 30

                                        1995     1994          1995    1994
                                      -------  -------       -------  ------
Return on average shareholders'
 equity                                 8.78%    7.21%         9.16%   8.91%
Return on average assets                0.72%    0.58%         0.74%   0.71%


The largest portions of the increases in net income for the three and six month periods for 1995 as compared to 1994 are due to increases in net interest income and decreases in provision for loan losses. Net interest income increased $1.5 million for the three months and $3.1 million for the six months ended June 30, 1995 as compared to the same periods in 1994. Provision for loan losses expense decreased $1.2 million for the three months and $0.9 million for the six months ended June 30, 1995, as compared to the same periods ended June 30, 1994. Also contributing to increased net income by lesser amounts for the same periods was non-interest income, which increased for both the three and six month periods in 1995 compared to 1994. These increases in net income were offset by increases in non-interest expenses for the same periods. All of the above items are discussed in more detail later herein. Income tax expense was also higher for the three and six month periods, due to increased net income, increased nondeductible goodwill amortization from the Community Bank acquisition, and an increase in nondeductible legal and professional fees related to the three acquisitions completed this year and the proposed transactions with Whitley and the Bank.

Net interest income increased $1.5 million or 10% for the three months ended June 30, 1995 and increased $3.1 million or 11% for the six months ended June 30, 1995, as compared to the same periods in 1994. The increase in net interest income is driven by increases in both the average earning assets and the net interest margin. Average earning assets for the three months increased 7% from $1.367 billion to $1.465 billion from 1994 to 1995 and 7% for the six months, rising from $1.359 billion in 1994 to $1.454 billion in 1995. The largest part of the growth in earning assets is attributable to growth in loans, Pikeville's highest yielding assets. Average loans increased from $856.5 million for the quarter ended June 30, 1994 to $981.2 million for the second quarter of 1995. For the six month period, average loans increased from $853.1 million in 1994 to $962.7 million for the first half of 1995. Average loans as a percentage of average earning assets increased from 62.7% for the first quarter of 1994 to 67.0% for the first quarter of 1995. For the six months, average loans as a percentage of average earning assets increased from 62.8% in 1994 to 66.2% for the same period in 1995. Income and fees from loans contributed 75.5% of the total interest income for the three months ended June 30, 1995 compared to 72.4% for the same period in 1994. For the six months, loans contributed 75.3% of total interest income in 1995 and 72.6% in 1994.

The following table summarizes the net interest spread and net interest margin for the three and six months ended June 30, 1995 and 1994:


                                     Three Months Ended       Six Months Ended
                                           June 30                 June 30
                                       1995      1994          1995      1994
                                     -------- ---------       -------   -------
Yield on interest earning assets       8.92%     7.77%         8.75%     7.74%
Cost of interest bearing funds         4.98%     3.82%         4.81%     3.79%
                                       -----     -----         -----     -----
Net interest spread                    3.94%     3.95%         3.94%     3.95%
                                       -----     -----         -----     -----
                                       -----     -----         -----     -----
Net interest margin                    4.57%     4.43%         4.55%     4.40%
                                       -----     -----         -----     -----
                                       -----     -----         -----     -----

An analysis of the changes in the allowance for loan losses and selected ratios is set forth below.

                                                          Six Months Ended
                                                               June 30
(in thousands)                                              1995      1994
                                                          --------  --------
Allowance  Balance at January 1                           $12,978   $13,346
Balance of acquired Banks                                   1,536        --
Provision for loan losses                                   2,393     3,247
Recoveries                                                    631       459
Losses charged against allowance                           (1,688)   (3,733)
                                                          -------   -------
Allowance Balance at June 30                              $15,850   $13,319
                                                          -------   -------
                                                          -------   -------
Allowance for loan losses to period-end loans               1.51%     1.56%
Average loans, net of unearned income                     962,637   853,141
Provision for loan losses to average loans,
 annualized                                                 0.50%     0.76%
Loan charge-offs, net of recoveries to average
 loans, annualized                                          0.22%     0.77%


Pikeville has been able to decrease its loan loss provision for 1995 compared to 1994 due to a decline in credit losses suffered during the period as compared to the prior year. Annualized credit losses net of recoveries were 0.33% of average loans for the three months ended June 30, 1995 compared to 1.12% for the same period in 1994. For the six months net annualized credit losses were 0.22% of average loans for 1995 compared to 0.77% for 1994. Pikeville's non-performing loans (non-accrual loans and 90 days or more past due) as a percentage of total loans decreased from 1.35% at December 31, 1994 to 1.27% at June 30, 1995.

The following table compares certain ratios of Pikeville at June 30, 1995 to its peer group, which consists of bank holding companies with total assets of between $1 billion and $3 billion. Peer group ratios are as of March 31, 1995, the most recent information available.

                                                 Pikeville       Peer Group
                                                 ---------       ----------
Allowance for loan losses to period-end loans       1.51%            1.73%
90 days past due and non-accrual loans to
 total loans                                        1.27%            1.07%
Non-accrual loans to total loans                    0.78%            0.85%


Problem loans are reviewed on a monthly basis and specific allocations are made based on a review of collateral and the payment ability of the borrower. Loans are fully reserved when review determines that there is an inability to pay and the liquidation value of collateral is insufficient. Loans 90 days or more past due are placed on non-accrual. Pikeville has an internal review which is responsible for reviewing the loan portfolios of all subsidiary banks.

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that are not included in non-performing loans do not (1) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources or (2) represent material credits about which management is aware of any information which would cause management to have serious doubt as to the ability of the borrowers to comply with the loan repayment terms. Pikeville is unaware of any trends, events or uncertainties that will have, or that are reasonably likely to have, a material effect on the status of its non-performing loans.

In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, Accounting by Creditors For Impairment of a Loan. SFAS No. 114 requires that allowances for loan losses on impaired loans be determined using the present value of the estimated future cash flows of the loans, discounted at the loan's effective interest rate. A loan is considered impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract. SFAS No. 114 is effective for fiscal years beginning after December 14, 1994. Pikeville adopted SFAS No. 114, as required, on January 1, 1995. The effect of adopting the new guidance was not material to Pikeville's consolidated financial statements.

Non-interest income increased 14% from $2.36 million for the three months ended June 30, 1995 to $2.70 million for the same period in 1995. For the six months, non-interest income increased 12% from $4.80 million in 1994 to $5.36 million in 1995. For the three month periods, service charges on deposit accounts increased $72 thousand and other non-interest income increased $273 thousand. Trust income increased by a lesser amount while securities gains, gains on sale of loans, and insurance commissions all declined marginally. For the six month period in 1995 as compared to 1994, service charges on deposit accounts increased by $209 thousand, insurance commissions increased by $41 thousand, and other non-interest income increased by $774 thousand. The largest single component of the increase in other non-interest income for the six months was $345 thousand of gain on the sale of deposits in connection with the sale of a branch of Pikeville's savings bank affiliate. During the same period, gains on sale of loans declined $361 thousand, trust income declined $88 thousand, and net securities gains & losses declined marginally.

Non-interest expenses increased 11% from $11.8 million for the three months ended June 30, 1995 to $13.1 million for the same period in 1995. For the six month period, non-interest expenses increased 12% from $23.3 million in 1994 to $26.2 million in 1995. For the three month period, salaries and employee benefits increased $435 thousand, occupancy expense increased $314 thousand, other taxes increased $105 thousand, other non-interest expenses increased by $504 thousand, and FDIC insurance and equipment expenses increased slightly while the other categories of non-interest expense declined, with stationery and printing costs having the largest decrease at $128 thousand. For the six month period, salaries and benefits increased $761 thousand, occupancy expense increased $357 thousand and other non-interest expense increased by $1.4 million, while equipment, data processing, other taxes, and FDIC insurance increased by smaller amounts for 1995 as compared to 1994.

Stationery and printing costs declined $69 thousand for the six months ended June 30, 1995, as compared to 1994, the only category which declined. The largest components of the increases in other non-interest expenses for the three and six month periods are increased legal and professional fees in connection with the completed acquisitions and the Mergers and the costs of implementing Pikeville's profit improvement plan.

BALANCE SHEET REVIEW

      Total assets increased from $1.499 billion at December 31, 1994 to $1.704 billion at June 30, 1995, or an annualized rate of 27%. Of the approximately $205 million increase, $61 million came from the acquired assets of Community Bank and $106 million came from the acquired assets of Commercial Bank. Loans increased by more than any other asset category, rising from $0.902 billion at December 31, 1994 to $1.053 billion at June 30, 1995, an annualized rate of 33%. Of the $151 million increase, approximately $116 million came from the acquisitions of Community Bank and Commercial Bank. Loans accounted for 62% of total assets at June 30, 1995 compared to 60% at December 31, 1994. Federal funds sold also increased significantly during the period, from $13.9 million at December 31, 1994 to $62.4 million at June 30, 1995.

      The majority of the asset growth was funded by deposit growth as total deposits increased from $1.246 billion to $1.418 billion at December 31, 1994 and June 30, 1995, respectively, an annualized increase of 27%. Approximately $133 million of this increase was due to the acquisitions of Community Bank and Commercial Bank. New long-term debt of $13.5 million was incurred in connection with the acquisition of Commercial Bank as long-term debt increased from $24.9 million at December 31, 1994 to $35.8 million at June 30, 1995. The Company also paid a $2 million scheduled principal payment on existing debt during the first half of 1995. Advances from Federal Home Loan Bank was the only other liability category to grow significantly, increasing from $69.8 million at December 31, 1994 to $77.0 million at June 30, 1995.

      Loans increased from $.902 billion at December 31, 1994 to $1.053 billion at June 30, 1995, or an annualized rate of 33%. Approximately $50 million of the growth came from the acquired loans of Community Bank and approximately $66 million came from the acquired loans of Commercial Bank. All loan categories increased from December 31, 1994 to June 30, 1995 except for lease financing, which decreased by $2.1 million. The largest increase of any loan category was in real estate mortgage loans, which increased from $291.0 million to $378.8 million. The acquisitions of Community Bank and Commercial Bank were the biggest factors in this increase as approximately 90% of Community Bank's loans and over 50% of Commercial Bank's loans were in the real estate mortgage category. Consumer loans increased by the next largest amount, growing from $143.1 million at December 31, 1994 to $177.5 million at June 30, 1995. No other loan category grew by over 10%.

      Non-accruing and 90 days past due loans decreased from 1.35% of net loans at December 31, 1994 to 1.27% at June 30, 1995. Non-accrual loans decreased 20 basis points from 0.98% of net loans at December 31, 1994 to 0.78% of net loans at June 30, 1995. 90 days past due loans as a percent of net loans increased 11 basis points from 0.38% to 0.49% for the same period. The allowance for loan losses increased from 1.44% of net loans at December 31, 1994 to 1.51% of net loans at June 30, 1995. The allowance for loan losses as a percentage of loans 90 days past due and non-accrual loans increased from 106.12% at December 31, 1994 to 118.35% at June 30, 1995.

      The following table summarizes Pikeville's loans that are non-accruing or past due 90 days or more at June 30, 1995 and December 31, 1994:

                                            As a % of         Accruing Loans     As a % of
                          Non-accrual       Loan Balances     Past Due 90        Loan Balances
                              Loans         by category       Days or More       by category

(in thousands)
June 30, 1995
- -----------------
Commercial loans,
 secured by real estate         $3,684              1.51%        $1,188           0.49%
Commercial loans,  other         2,386              1.20%         2,269           1.14%
Consumer loans, secured
 by real estate                  2,078              0.49%         1,425           0.33%
Consumer loans, other               56              0.03%           307           0.17%
                                ------                           ------
TOTAL                           $8,204              0.78%        $5,189           0.49%
                                ------                           ------
                                ------                           ------

December 31, 1994
- ------------------
Commercial loans,
 secured by real estate         $5,584              2.41%        $1,322          0.57%
Commercial loans,  other         2,005              1.09%           520          0.28%
Consumer loans, secured
 by real estate                  1,199              0.36%         1,145          0.34%
Consumer loans, other               41              0.03%           414          0.27%
                                ------                           ------
TOTAL                           $8,829              0.98%        $3,401          0.38%
                                ------                           ------
                                ------                           ------


      Management analyzes the adequacy of its allowance for loan loses on a quarterly basis. The loan portfolio of each subsidiary bank is analyzed by each major loan category, with a review of the following areas: (i) specific allocations based upon a review of selected loans for loss potential; (ii) an allocation which estimates reserves based upon the remaining pool of loans in each category derived from historical net charge-off data, delinquency trends and other relevant factors; and (iii) an unallocated portion of the allowance which provides for a margin of error in estimating the allocations described above and provides for risks inherent in the portfolio which may not be specifically addressed elsewhere.

      Concentrations of credit are monitored through the use of a subclassification coding system. A concentration of credit is defined as a direct, indirect, or contingent obligation exceeding 25% of a subsidiary bank's primary capital. Management has currently identified concentrations of credit in the coal industry, apartment complexes, shopping centers, lodging and medical services. In order to manager the risks associated with concentrations of credit, management has taken the following actions: (i) developed expertise, lending policies and guidelines, in making loans within specific industries;
(ii) changed the composition of loans to the coal industry by making loans to larger, better capitalized companies which are in a better position to react to changes in the coal industry; and (iii) established procedures for monitoring all credits, including the establishment of a company-wide internal loan review department.

      Off-Balance sheet risk is addressed by including letters of credit in Pikevilles's reserve adequacy analysis and through a monthly review of all letters of credit outstanding, including deteriorating letters of credit in completing Pikeville's loan review and problem loan analysis. Volume and trends in delinquencies are monitored monthly by management and the boards of directors of the respective subsidiary banks.

      Pikeville uses its securities held in maturity for production of income and to manage cash flow needs through expected maturities. Pikeville uses its securities available for sale for income and for balance sheet liquidity management. The book value of securities held to maturity decreased $16.2 million from $363.5 million at December 31, 1994 to $347.3 million at June 30, 1995. Securities available for sale increased $12.0 million from $87.4 million at December 31, 1994 to $99.4 million at June 30, 1995. Total securities as a percentage of Pikeville's assets decreased during the six month period, as securities accounted for 30% of total assets at December 31, 1994 and 26% of total assets at June 30, 1995. All $17.6 million of securities acquired in the Commercial Bank acquisition were classified as available for sale at the time of purchase.

      Pikeville's objective is to ensure that funds are available at the subsidiary banks to meet deposit withdrawals and credit demands without unduly penalizing profitability. Pikeville continues to identify ways to provide the liquidity on both a current and long-term basis. On a long-term basis, the subsidiary banks rely mainly on core deposits, certificates of deposits of $100,000 or more, repayment of principal and interest on loans and federal funds sold and purchased. The subsidiary banks also rely on the sale of securities under repurchase agreements, securities available for sale and Federal Home Loan Bank borrowing.

      Deposits increased $171.1 million or an annualized rate of 27% from December 31, 1994 to June 30, 1995, of which approximately $44 million was from the acquisition of Community Bank and $89 million was from the acquisition of Commercial Bank. This growth has allowed Pikeville to remain liquid in a time of increasing loan demand requiring more funding than has been needed in recent years.


      Due to the nature of the markets served by the subsidiary banks, management believes that the majority of deposits of $100,000 or more are no more volatile than its core deposits. During the recent period of low interest rates, these deposit balances remained stable as a percentage of total deposits. In addition, arrangements have been made with two correspondent banks for the purchase of federal funds on an unsecured basis up to an aggregate of $20,000,000, if necessary, to meet Pikeville's liquidity needs.

      Pikeville owns $99.4 million of securities designated as available for sale and valued at market which are available to meet liquidity needs on a continuing basis. The Company also relies on Federal Home Loan Bank advances
for both liquidity and management of its asset/liability position.   On an
increasing basis, the Company matches the maturity of these advances primarily with pools of residential mortgage loans which are not sold in the secondary market, some of which have maturities of ten to fifteen years. Federal Home Loan Bank advances increased from $69.8 million at December 31, 1994 to $77.0 million at June 30, 1995. This amount is in compliance with Pikeville's borrowing limits under applicable Federal Home Loan Bank guidelines.

      Pikeville generally relies upon net inflows of cash from financing activities, supplemented by net inflows of cash from operating activities, to provide cash used in its investing activities. As is typical of many financial institutions, significant financing activities include deposit gathering, use of short-term borrowing facilities such as federal funds purchased and securities sold under repurchase agreements and the issuance of long-term debt. Pikeville borrowed new funds in the amount of $13.5 million in June to finance the acquisition of Commercial Bank. This is under a $17.5 million credit line expiring June 29, 1997, which is in the form of a revolving line of credit. Pikeville's primary investing activities include purchases of investment securities and loan origination.

      In conjunction with maintaining a satisfactory level of liquidity, management monitors the degree of interest rate risk assumed on the balance sheet. Pikeville monitors its interest rate risk by the use of static and dynamic gap models at the one year interval. The static gap monitors the difference in interest rate sensitive assets and interest rate sensitive liabilities as a percentage of total assets that mature within the specified time frame. The dynamic gap goes further in that it assumes that interest rate sensitive assets and liabilities will be reinvested. Pikeville uses the Sendero system to monitor its interest rate risk.

      Pikeville's principal source of funds is dividends received from the subsidiary banks. Various federal and state statutory provisions, as well as regulatory policies and directives, limit the amount the subsidiary banks can pay to Pikeville without regulatory approval. Under these regulations, the amount of dividends that may be paid by any subsidiary bank in any calendar year is generally limited to the current year's net profits combined with its retained net profits for the preceding two years. For the year 1995, the subsidiary banks could declare dividends of approximately $9.3 million plus any 1995 net profits retained to the date of declaration without prior regulatory approval.

      The primary source of capital of Pikeville is retained earnings. Pikeville declared dividends of $0.32 per share for the first six months of 1995 and $0.30 for the first six months of 1994 while earnings per share for the periods were $0.65 and $0.60 per share, respectively. Pikeville retained 51 percent of earnings for the first six months of 1995.
Pikeville's leverage, Tier 1 capital, and Total risk based capital ratios at June 30, 1995 were 6.45%, 10.30%, and 11.55%, compared to regulatory minimums of 4.0%, 4.0%, and 8.0%, respectively.

      Pikeville's subsidiaries meet the applicable minimum regulatory capital requirements at June 30, 1995. Pikeville remains comfortably above the minimum regulatory capital requirements. The Banking regulators may alter minimum capital requirements as a result of revising their internal policies and their ratings of Pikeville's subsidiary banks.

      As of June 30, 1995, management is not aware of any current recommendation by banking regulatory authorities which if implemented would have, or are reasonably likely to have, a material adverse effect on Pikeville's liquidity, capital resources or operations.

II.  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

RESULTS OF OPERATIONS

1994 Compared with 1993

Net income for 1994 was $8.2 million compared to $14.8 million for 1993. Earnings for 1994 were negatively impacted by three items: unusual loan losses of $1.6 million that were recognized in the second quarter, losses on certain mortgage backed derivative products of $2.8 million and restructuring and re-engineering costs of $945 thousand that were recognized in the third quarter. These items resulted in a reduction in after-tax earnings of $3.5 million. Additionally, gains on sales of loans of $2.0 million and net securities gains of $2.0 million were recognized during 1993, compared to $784 thousand in gains on loan sales and $45 thousand in net securities losses during 1994.

Fully diluted earnings per share were $0.95 in 1994 compared to $1.78 in 1993. Primary earnings per share were $0.95 in 1994 and $1.80 in 1993. Return on average assets and return of average equity were 0.56% and 7.07% for 1994 versus 1.05% and 14.48% for 1993.

Net interest income, on a taxable equivalent basis, increased $1.2 million or 2.0% from 1993 to 1994. This increase resulted primarily from a $52.7 million increase in average earning assets, which was offset somewhat by a decrease in net interest margin from 4.60% in 1993 to 4.51% in 1994. The decline in net interest margin from 1993 to 1994 reflected a continued narrowing of the spread between the yield on earning assets and the cost of interest bearing liabilities from 4.14% in 1993 to 4.01% in 1994. The average yield on earning assets declined from 8.15% in 1993 to 7.98% in 1994 or 17 basis points, while the cost of interest bearing liabilities remained relatively stable, declining from 4.01% in 1993 to 3.97% in 1994 or 4 basis points. Pikeville expects continued downward pressure on net interest margin in 1995; however, net interest income should increase commensurate with the level of growth in earning assets. A significant increase is expected in average earning assets during 1995, which is partially a result of internally generated growth but mainly a result of acquisitions which were pending at December 31, 1994 (see discussion of subsequent acquisitions below).

The provision for loan and lease losses was $6.1 million for 1994 compared to $4.4 million in 1993. The most significant factor affecting this increase was the second quarter charge-off of two loans totaling $1.6 million. The largest charge-off of $1.25 million related to a loan to an industrial computer software development company, and was the only loan of its type in the loan portfolio. The other charge-off for $350 thousand was related to the coal industry. On an aggregate basis, net charge-offs as a percentage of average loans for 1994 and 1993 were 0.73% and 0.57%, respectively.

The allowance for loan and lease losses was $13.0 million and $13.3 million as of December 31, 1994 and 1993, respectively. This equates to an allowance for loan losses to total loans of 1.44% and 1.58% at year end 1994 and 1993, respectively, and an allowance to total nonperforming loans of 106.1% and 90.0% at year end 1994 and 1993, respectively. Nonperforming loans declined from $14.8 million to $12.2 million from year end 1993 to 1994.

Allowance coverage of nonperforming loans has been determined primarily by a method of specific allocation based upon analysis and quantification of the credit risk of each loan. Management makes its judgment in this regard based on an analysis of the loan portfolio and considering such factors as the current condition and volume of the loan portfolio, past loss experience and review of specific problem loans within the portfolio. A modest increase in the provision for loan loss expense is expected in 1995, as compared to 1994 as the result of an increase in the loan portfolio due to the aforementioned pending acquisitions. The amount of provision for loan and lease losses, excluding amounts related to entities acquired in 1995, is expected to decline in 1995, as compared to 1994 as unusual losses in the loan portfolio that occurred in 1994 are not expected to recur.

In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan. This Statement specifies that allowances for loan losses on an impaired loan should be determined using the present value of expected future cash flows of the loan, discounted at the loan's effective interest rate. As a practical expedient, the fair value of collateral or the loan's observable market price may be used in determining the allowance. A loan is considered impaired when it is probable that all principal and interest will not be collected according to the loan contract. SFAS No. 114 is effective for fiscal years beginning after December 15, 1994. Pikeville adopted this Statement in the first quarter of 1995. The impact of adoption was not material to Pikeville's financial condition or its results of operations.

Non-interest income declined from $12.1 million in 1993 to $9.7 million in 1994. Reductions in net gains on sales of loans and net securities gains were the major contributors to this decrease. The refinancing activity that was driving the gains on sales of loans in 1993 began to slow in 1994 due to the rising interest rate environment. Mortgage loan production, and any related gains in 1995, will continue to be more dependent on new and existing home sales rather than refinancing. Securities gains in 1993 primarily resulted from the sale of four separate municipal securities. These bonds were supported by Guaranteed Investment Contracts (GICs) issued by Executive Life Insurance Company, which was seized by state insurance regulators in the early 1990's. Pikeville wrote down its investment in these bonds by $1.1 million in 1991. This write down was partially recovered in 1993 when the bonds were sold.

Exclusive of securities gains and gains on sales of loans, non-interest income increased by $886 thousand in 1994 over 1993. Service charges on deposits increased from $4.2 million to $4.7 million. Trust income increased from $1.2 million to $1.6 million. Pikeville established a separate trust company in January 1994. Management believes that the trust company has growth potential as its primary market area has not historically been well served by qualified professional providers of trust services.

As net interest margin comes under increasing pressure, non-interest income becomes an even more critical factor in the profitability of the banking industry. Pikeville is committed to finding new sources of revenue and enhancing the volume of current sources. An increase in non-interest income is anticipated for 1995, particularly in service charges on deposits and trust income. This increase is expected to be consistent with the projected growth in deposit balances and trust assets serviced.

Pikeville National Bank & Trust Company and Pikeville filed a lawsuit in 1994 against NCR Corporation (now merged into AT&T Global Information Systems Company), Pikeville's former data processing vendor, to recover conversion cost overruns caused by defects in the vendor's software. The amount of damages claimed is in excess of $6.7 million in compensatory damages and $10 million in punitive damages.

Non-interest expense increased by $6.7 million 1994 over 1993. Exclusive of unusual 1994 charges for losses associated with mortgage derivative securities and restructuring and re-engineering costs, non-interest expense increased by $3.0 million or 6.5%. Salaries and employee benefits remained stable from 1993 to 1994. Pikeville began a detailed review and analysis of operating procedures in late 1993, that resulted in workforce reductions during 1994. There were 651 full-time equivalent employees at year end 1994 compared to 694 at year end 1993. During 1993 and 1994, Pikeville intensely examined ways to improve its performance through restructuring operations and re-engineering work flow processes. As a result, Pikeville adopted a plan to reduce its workforce. Severance pay and other costs related to this downsizing effort totalling $945 thousand were recognized in 1994. Data processing expense increased by $900 thousand from 1993 to 1994, which was primarily a result of expenses associated with a conversion to a new data processing system. The conversion process began in mid 1993 and continued into 1994, until all of Pikeville's affiliate banks were converted to the new system. Data processing expense is expected to stabilize in 1995. Other non-interest expense increased by $1.4 million, which was due primarily to increased professional fees associated with merger activity and consulting fees related to the re-engineering effort.

Mortgage backed derivatives were purchased for certain trust accounts administered by Pikeville's affiliates. While these securities are guaranteed by U.S. government sponsored entities and pose very little, if any, credit risk, they have exhibited excessive price volatility which led to a significant decline in their market value during 1994. Pikeville recognized a loss of $2.8 million when it purchased these securities at the amount carried in the customer trust accounts. The loss represents the difference between book value and market value at date of purchase.

Expense control will continue to receive strong emphasis by Pikeville. Although non-interest expense, excluding mortgage-backed derivative losses and restructuring costs discussed above is expected to increase in 1995, this increase is expected to be consistent with the growth in assets. No non-interest expense categories are expected to increase significantly more than projected asset growth.

The FDIC has issued a proposal to significantly reduce deposit insurance premiums, which is expected to be effective in the second half of 1995. This will have a significant impact on FDIC insurance expense, as premiums are expected to be cut from $.23 per $100 of deposits to $.04 per $100 of deposits for well capitalized banks.

Income taxes decreased by $3.3 million from 1993 to 1994. This decrease was almost entirely the result of lower pretax income in 1994 versus 1993. As of December 31, 1994, Pikeville's net deferred tax asset was $2.4 million.


1993 Compared with 1992

Net interest income, on a taxable equivalent basis, increased $1.7 million or 2.8% from 1992 to 1993. This increase resulted mainly from a $59.6 million, or 4.8%, increase in average earning assets, which was offset somewhat by a decrease in net interest margin from 4.68% in 1992 to 4.60% in 1993. The growth in average earning assets was primarily an increase in securities, which served as an alternative investment source due to lack of quality loan demand. Average interest bearing liabilities grew by $36.4 million or 3.2% from 1992 to 1993. This growth was driven by a $45.4 million increase in Federal Home Loan Bank advances, offset by a decrease of $9.0 million in other funding sources. The Federal Home Loan Bank advances are long-term fixed rate funds being used to fund long-term fixed rate loans, primarily residential mortgages.

The provision for loan and lease losses was $4.4 million in 1993 compared to $7.3 million in 1992. The smaller provision in 1993 was possible because the allowance was sufficiently strengthened in 1992, and net charge-offs in 1993 of $4.8 million were $273 thousand less than in 1992.

Non-interest income increase by $642 thousand or 5.6% in 1993 over 1992. Most of the increase was due to gains on sales on mortgage loans which were $2.0 million in 1993 and $899 thousand in 1992.

Non-interest expense increased by $3.4 million or 8.1% in 1993 over 1992. Salaries and employee benefits, which represented approximately 50% of these expenses, increased $2.1 million or 10.0% in 1993 over 1992. The increase in salaries and employee benefits was the result of 3% growth in the number of full-time equivalent employees from 671 at December 31, 1992 to 694 at December 31, 1993, merit increases, and overtime associated with converting to a new data processing system. Exclusive of personnel related expenses, non-interest expense increased $1.4 million or 6.4% from 1992. This increase was primarily due to increases in equipment, $629 thousand, data processing, $270 thousand, and office supplies, $188 thousand. These increases were the result of Pikeville's outsourcing of its data processing and the related costs of conversion to the new system during 1993.

Income tax expense increased $461 thousand from 1992 to 1993, primarily due to a higher level of pretax income in 1993 versus 1992.


LIQUIDITY AND INTEREST RATE SENSITIVITY

Liquidity risk is the possibility that Pikeville may not be able to meet its cash requirements. Management of liquidity risk includes maintenance of adequate cash and sources of cash to fund operations and meet the needs of borrowers, depositors and creditors. Liquidity must be maintained at a level which is adequate but not excessive. Excessive liquidity has a negative impact on earnings resulting from the lower yields on short-term assets.

In addition to cash and cash equivalents, the securities portfolio provides an important source of liquidity. The total of securities maturing within one year and cash and cash equivalents was $172.3 million as of December 31, 1994. Additionally, securities available-for-sale with maturities greater than one year totaled $34.7 million at December 31, 1994. These securities are available to meet liquidity needs on a continuing basis.

Pikeville maintains a stable base of customer deposits which has exhibited relatively slow growth. Average deposits increased by 3.0% from 1993 to 1994. This low growth is expected to be temporary and has not impacted Pikeville's ability to meet its demand for funds as average net loans have had similar growth. Due to the nature of the markets served by Pikeville's affiliates, management believes that the majority of certificates of deposits of $100,000 or more are no more volatile than its core deposits. During a period of relatively low interest rates, these balances have remained relatively stable for 1993 and 1994. Average certificates of deposits of $100,000 or more represented approximately 14% and 16% of average total deposits for 1994 and 1993, respectively.

Pikeville also relies on Federal Home Loan Bank advances for both liquidity and asset/liability management purposes. These advances are used primarily to fund long-term fixed rate residential mortgage loans. Average FHLB advances increased from $58.6 million in 1993 to $68.0 million in 1994.

Pikeville generally relies upon net cash inflows from financing activities, supplemented by net cash inflows from operating activities, to provide cash used in its investing activities. As is typical of many financial institutions, significant financing activities include deposit gathering, and the use of short-term borrowings such as federal funds purchased and securities sold under repurchase agreements, and long-term debt. Pikeville's primary investing activities include purchases of investment securities and loan originations. Management believes that

Pikeville has sufficient liquidity to meet all reasonable borrower, depositor and creditor needs in the present economic environment.

The goal of asset and liability management is to structure the balance sheet so as to maximize net interest income while maintaining acceptable levels of liquidity, capital and risk to changes in market interest rates. A corporate asset/liability committee regularly reviews Pikeville's and affiliate institutions balance sheets and net interest income performance. The committee functions to address risks, develop strategies and establish policies to minimize interest rate risk and maximize net interest income.

Using computer simulation as the primary method of measuring interest rate sensitivity, management determines the magnitude of interest sensitivity risk and formulates strategies governing asset generation and pricing and funding sources and pricing. Computer simulation also projects the impact on net interest income of various interest rate scenarios and balance sheet strategies over specific time horizons. Pikeville's objective is to maintain a mix of assets and liabilities such that there is no more than a 5% impact on net interest income resulting from a 150 basis point variance from a most likely interest rate scenario.


Pikeville's interest rate gap position as of December 31, 1994 is presented below:

                       INTEREST RATE SENSITIVITY ANALYSIS
                                December 31, 1994
                                 (In thousands)


                                                0-3            3-12           Total          Over
                                               Months         Months         1 Year         1 Year           Total
                                               ------         ------         ------         ------           -----
Earnings assets
  Federal funds sold                         $   13,925     $        -     $   13,925     $        -     $   13,925
  Securities and deposits                        88,640         48,109        136,749        316,118        452,867
  Loans                                         383,705        166,821        550,526        355,928        906,454
                                             ----------     ----------     ----------     ----------     ----------

    Total earning assets                     $  486,270     $  214,930     $  701,200     $  672,046     $1,373,246
                                             ----------     ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------     ----------

Interest bearing liabilities:
  NOW, money market and
    savings accounts                         $  386,354     $        -     $  386,354     $        -     $  386,354
  Time deposits                                 194,510        297,867        492,377        208,023        700,400
  Fed funds purchased,
    securities sold under
    repurchase agreements
    and other short-term
    borrowings                                   31,026             15         31,041            113         31,154
  Advances from FHLB                              1,954          6,053          8,007         61,753         69,760
  Long-term debt                                  3,114          2,108          5,222         19,722         24,944
                                             ----------     ----------     ----------     ----------     ----------

Total interest-bearing
  liabilities                                $  616,958     $  306,043     $  923,001     $  289,611     $1,212,612
                                             ----------     ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------     ----------

Interest sensitivity gap:
  For the period                            $ (130,688)    $  (91,113)    $ (221,801)     $  382,435     $  160,634
  Cumulative                                  (130,688)      (221,801)      (221,801)        160,634        160,634
  Cumulative as a percent of
    earning assets                               (9.52)%       (16.15)%       (16.15)%         11.70%         11.70%


Pikeville began limited use during 1994 of off-balance-sheet derivatives as an additional tool in managing interest rate risk. As of December 31, 1994, there was outstanding $10 million in notional principal value of interest rate swaps. Interest rate swaps involve an exchange of cash flows based on the notional principal amount and agreed upon fixed and variable interest rates. In this case, Pikeville has agreed to pay the counterparty a floating interest rate based on LIBOR and received a fixed interest rate in return. The impact on operations of off-balance-sheet derivatives was insignificant during 1994, and is not expected to be significant during 1995.


CAPITAL RESOURCES

Shareholders' equity at year end 1994 amounted to $116.6 million or 7.78% of total assets, compared to $107.4 million or 7.33% at year end 1993. Pikeville increased equity capital by $7.3 million in January 1994 by redeeming its subordinated debentures. These debentures were converted into 582 thousand shares of Pikeville Common Stock as restated for the February 1, 1994 3-for-2 stock split. This transaction had no effect on regulatory capital because the debentures were already included in regulatory capital.

The primary source of equity capital for Pikeville is retained earnings. Cash dividends declared per share were $0.61 in 1994 and $0.55 in 1993. This represented a dividend pay-out ratio of 57.8% and 26.7%, respectively.

Under guidelines issued by the federal banking regulators, Pikeville and its subsidiary banks are required to maintain a minimum risk-based capital ratio of 8% and a minimum leverage ratio of 4%. While risk-based capital guidelines consider on-balance-sheet and off-balance-sheet risk, the minimum leverage ratio measures capital in relation to total on-balance-sheet assets. The components of risk-based capital are tier 1 and tier 2 capital. The definition of capital used in the leverage ratio is identical to tier 1 capital under risk-based capital guidelines. Tier 1 capital is total shareholders equity less intangible assets, plus the net unrealized depreciation on securities available-for-sale, net of tax. Tier 2 capital includes the allowance for loan losses (and subordinated debentures for 1993) in the calculation of total capital for risk-based capital purposes. The allowance for loan losses is included in tier 2 capital up to 1.25% of risk-weighted assets. The following table provides the minimum regulatory capital requirements and Pikeville's capital ratios as of December 31, 1994.

As of December 31, 1994, management is not aware of any current recommendations by banking regulatory authorities which, if they were to be implemented, would have, or are reasonably likely to have, a material adverse effect on Pikeville's liquidity, capital resources or operations.

                                  CAPITAL DATA
                                 (In thousands)


Tier I capital:
Shareholders' common equity
  (net of $2,041 AFS unrealized loss, net of tax)               $118,677
Less goodwill                                                    (10,367)
                                                                --------
  Total tier I capital                                           108,310

Tier II capital:
  Allowable allowance for loan losses                             12,085
  Mandatory convertible debentures                                     -
                                                                --------
  Total tier II capital                                           12,085
                                                                --------
  Total capital                                                 $120,395
                                                                --------
                                                                --------
  Risk adjusted assets                                          $966,810
                                                                --------
                                                                --------

Capital ratios
  Tier I risk-based capital ratio                                  11.20%
  Total risk-based capital ratio                                   12.45%
  Tier I leverage ratio                                             7.20%
  Average equity to average assets                                  7.90%
  Dividends declared per share                                   $   .61
  Return on average assets                                           .56%
  Return on average common equity                                   7.07%


The above guidelines require bank holding companies, banks and savings banks to maintain certain minimum capital ratios. In addition, banks and savings bank which sufficiently exceed the minimums are further rated as "well capitalized." All of the affiliates of Pikeville met the criteria for the "well capitalized" rating as of December 31, 1994.

Pikeville's principal source of funds that it uses to pay dividends to shareholders and to service long-term debt is the dividends it receives from subsidiary banks. Various federal and state statutory provisions, as well as regulatory policies and directives, limit the amount of dividends that subsidiary banks can pay to holding companies without prior regulatory approval. These restrictions have had no major impact on Pikeville's dividend policy or its ability to service long-term debt, nor is it anticipated that they will have any major impact in the future.



SUBSEQUENT ACQUISITIONS

On February 2, 1995, Pikeville acquired all of the outstanding shares of common stock of Community Bank of Lexington, Inc. ("Community Bank"). In connection with the acquisition, Pikeville issued 366,000 shares of Pikeville Common Stock with a market price of $24 per share. The transaction was accounted for as a purchase. Upon the acquisition, Community Bank had total assets of $68,825,000 and shareholders' equity of $8,954,000 On March 31, 1995, pursuant to the approval of the Comptroller of the Currency, Community Bank was merged into Pikeville's largest banking subsidiary, Pikeville National Bank & Trust Company, and is now operated as a branch of Pikeville National Bank & Trust Company.

On May 31, 1995, Pikeville acquired all 43,000 shares of outstanding common stock of Woodford Bancorp Inc. ("Woodford") in exchange for 966,988 shares of Pikeville Common Stock. This transaction was accounted for using the pooling-of-interests method of accounting. Upon the acquisition, Woodford had total assets of $102,835,000 and shareholders' equity of $12,249,000. The accompanying financial statements and this discussion have been restated to include the results of Woodford as required by the pooling-of-interests method of accounting.

On June 30, 1995, Pikeville acquired all 150,000 shares of outstanding common stock of Commercial Bank of Middlesboro ("Commercial Bank") for the cash sum of $14,418,000. This transaction was accounted for as purchase. Upon the acquisition, Commercial Bank had total assets of $105,836,000 and shareholders' equity of $14,918,000.

The above acquisitions will provide for further geographic diversification. Coupled with this strategy, management also plans for Pikeville to become more retail oriented in the future in both lending and deposit gathering. This retail banking strategy is two pronged. First, a centralized lending department has been established in 1995 that will focus on automobile and mobile home lending. It is expected that loan origination volume will be approximately $10 million per month by the third quarter of 1995. Secondly, plans are underway to open four new branches inside retail supermarkets by the end of 1995, which will provide an opportunity to effectively raise retail deposits without the need for expensive marketing campaigns that are normally needed to entice new customers into traditional branches.

IMPACT OF INFLATION AND CHANGING PRICES

The majority of Pikeville's assets and liabilities are monetary in nature. Therefore, Pikeville differs greatly from most commercial and industrial companies that have significant investments in nonmonetary assets, such as fixed assets and inventories. However, inflation does have an important impact on the growth of assets in the banking industry and the resulting need to increase equity capital at higher than normal rates in order to maintain an appropriate equity to assets ratio. Inflation also affects other expenses, which tend to rise during periods of general inflation.

Management believes the most significant impact on financial and operating results is Pikeville's ability to react to changes in interest rates.
Management seeks to maintain an essentially balanced position between interest sensitive assets and liabilities in order to protect against the effects of wide interest rate fluctuations.


SELECTED STATISTICAL INFORMATION

The following tables set forth certain statistical information relating to Pikeville and its subsidiaries on a consolidated basis and should be read together with the consolidated financial statements of Pikeville included herein.

CONSOLIDATED AVERAGE BALANCE SHEETS AND TAXABLE EQUIVALENT INCOME/EXPENSE AND YIELDS/RATES


                                                    . . . . . . .1994. . . . . .      . . . . . . . 1993 . . . . .
                                                  Average. . . . . . . . .Average    Average. . . . . . . . . Average
(In thousands)                                    Balances . . . Interest. . Rate    Balances . . Interest. . . .Rate
- --------------                                    --------       --------    ----    --------     --------       ----
EARNING ASSETS
 Interest-bearing deposits                           $    3,370  $    207    6.14%     $    3,955  $     328    8.29%
 Investment securities
    U.S. Treasuries and federal agencies                316,552    18,794    5.94         326,527     21,259    6.51
    Tax exempt-state & political subdivisions (3)        52,344     4,692    8.96          37,776      4,066   10.00
    Other securities                                     73,951     4,370    5.91          66,520      3,630    5.46
 Federal funds sold                                      47,488     1,996    4.20          29,084      1,001    3.44
 Loans and lease financing net of unearned
  income (1)(2)(3)                                      872,045    78,911    9.05         849,202     76,724    9.03
                                                     ----------  --------              ----------   --------
 Total earning assets                                $1,365,750  $108,970    7.98%     $1,313,064  $ 107,008    8.15%

 Less allowance for loan and lease losses                13,444                            14,046
                                                     ----------                        ----------
                                                     $1,352,306                        $1,299,018

NON-EARNING ASSETS
 Cash and due from banks                             $   45,173                        $   47,491
 Premises and equipment, net                             38,403                            35,185
 Other assets                                            34,748                            33,747
                                                     ----------                        ----------
Total assets                                         $1,470,630                        $1,415,441
                                                     ----------                        ----------
                                                     ----------                        ----------

INTEREST BEARING LIABILITIES
 Deposits
   Savings and demand deposits                       $  392,784  $ 11,446    2.92%     $  376,608  $  11,160    2.96%
   Time deposits                                        671,863    28,443    4.23         664,367     28,122    4.23
 Federal funds purchased and securities sold
  under repurchase agreements                            30,208     1,234    4.09          23,574        915    3.88
 Other short-term borrowings                              2,935        90    3.07           4,480         90    2.01
 Advances from Federal Home Loan Bank                    68,022     4,132    6.07          58,576      3,550    6.06
 Long-term debt                                          26,739     2,025    7.57          35,253      2,779    7.88
                                                     ----------  --------              ----------  ---------

 Total interest-bearing liabilities                  $1,192,551  $ 47,370    3.97%     $1,162,858  $  46,616    4.01%
                                                     ----------  --------              ----------

NON-INTEREST BEARING LIABILITIES
 Demand deposits                                     $  151,897                        $  140,372
 Other liabilities                                       10,017                             9,766
                                                     ----------                        ----------
Total liabilities                                    $1,354,465                        $1,312,996
Shareholders' equity                                    116,165                           102,445
                                                     ----------                        ----------

Total liabilities and shareholders' equity           $1,470,630                        $1,415,441
                                                     ----------                        ----------
                                                     ----------                        ----------

Net interest income (3)                                          $ 61,600                          $  60,392
                                                                 --------                          ---------
                                                                 --------                          ---------

Net interest spread                                                          4.01%                              4.14%
                                                                             ----                               ----
                                                                             ----                               ----

Benefit of interest free funding                                              .50%                                .46%
                                                                             ----                                ----
                                                                             ----                                ----

Net interest margin                                                          4.51%                              4.60%
                                                                             ----                               ----
                                                                             ----                               ----

                                                     . . . . . . . .1992. . . . . . . .
                                                     Average. . . . . . . . Average
(In thousands)                                       Balances. . .Interest . . Rate
- --------------                                       --------     --------     ----
EARNING ASSETS
 Interest-bearing deposits                           $    5,119  $    333    6.51%
 Investment securities
    U.S. Treasuries and federal agencies                277,187    20,763    7.49
    Tax exempt-state & political subdivisions (3)        36,502     4,571   12.52
    Other securities                                     28,881     2,050    7.10
 Federal funds sold                                      48,254     1,718    3.56
 Loans and lease financing net of unearned
  income (1)(2)(3)                                      857,532    83,036    9.68
                                                     ----------  --------
 Total earning assets                                $1,253,475  $112,471    8.97%

 Less allowance for loan and lease losses                12,492
                                                     ----------
                                                     $1,240,983

NON-EARNING ASSETS
 Cash and due from banks                             $   41,542
 Premises and equipment, net                             33,788
 Other assets                                            38,342
                                                     ----------
Total assets                                         $1,354,655
                                                     ----------
                                                     ----------

INTEREST BEARING LIABILITIES
 Deposits
   Savings and demand deposits                       $  379,459    12,071    3.18%
   Time deposits                                        668,813    37,358    5.59
 Federal funds purchased and securities sold
  under repurchase agreements                            24,276       897    3.70
 Other short-term borrowings                              4,715       126    2.67
 Advances from Federal Home Loan Bank                    13,161       800    6.08
 Long-term debt                                          36,015     2,495    6.93
                                                     ----------  --------

 Total interest-bearing liabilities                  $1,126,439  $ 53,747    4.77%
                                                     ----------  --------

NON-INTEREST BEARING LIABILITIES
 Demand deposits                                     $  125,033
 Other liabilities                                       12,589
                                                     ----------
Total liabilities                                    $1,264,061
Shareholders' equity                                     90,594
                                                     ----------

Total liabilities and shareholders' equity           $1,354,655
                                                     ----------
                                                     ----------

Net interest income (3)                                          $ 58,724
                                                                 --------
                                                                 --------

Net interest spread                                                          4.20%
                                                                             ----
                                                                             ----

Benefit of interest free funding                                              .48%
                                                                              ---
                                                                              ---

Net interest margin                                                          4.68%
                                                                             ----
                                                                             ----

(1) Interest includes fees on loans of $2,300, $2,523 and $1,996 in 1994, 1993 and 1992 respectively.
(2)  Loan balances include principal balances on non-accrual loans.
(3) Tax exempt income on securities and loans reported on a fully taxable basis using a 35% rate in 1994 and 1993, and 34% rate in 1992.


NET INTEREST DIFFERENTIAL

The following table illustrates the approximate effect on net interest differentials of volume and rate changes between 1994 and 1993 and between 1993 and 1992.


                                           TOTAL CHANGE           CHANGE DUE TO       TOTAL CHANGE          CHANGE DUE TO
(In thousands)                               1994/1993       VOLUME          RATE       1993/1992      VOLUME           RATE
- --------------                               ---------       ------          ----       ---------      ------           ----
INTEREST INCOME
      Interest-bearing deposits              $   (121)     $    (44)     $    (77)     $      (5)     $    (85)      $     80
      U.S. Treasury and Federal Agency
       securities                              (2,465)         (635)       (1,830)           496         3,417         (2,921)
      Tax exempt-state and political
       subdivisions                               626         1,385          (759)          (505)          155           (660)
      Other securities                            740           425           315          1,580         2,147           (567)
      Federal funds sold                          995           737           258           (717)         (662)           (55)
      Loan and lease financing                  2,187         2,067           120         (6,312)         (800)        (5,512)
                                             --------      --------      --------      ---------      --------       --------

        Total interest income                $  1,962      $  3,935      $ (1,973)     $  (5,463)     $  4,172       $ (9,635)
                                             --------      --------      --------      ---------      --------       --------
                                             --------      --------      --------      ---------      --------       --------


INTEREST EXPENSE
      Savings and demand deposits            $    285      $    474      $   (189)     $    (911)     $    (90)      $   (821)
      Time deposits                               322           317             5         (9,236)         (247)        (8,989)
      Federal funds purchased and securities
       sold under repurchase agreements           319           269            50             18           (26)            44
      Other short-term borrowings                   0           (38)           38            (36)           (6)           (30)
      Advances from FHLB                          582           574             8          2,750         2,752             (2)
      Long-term debt                             (754)         (648)         (106)           284           (54)           338
                                             --------      --------      --------      ---------      --------       --------

      Total interest expense                 $    754      $    948      $   (194)     $  (7,131)     $  2,329       $ (9,460)
                                             --------      --------      --------      ---------      --------       --------
                                             --------      --------      --------      ---------      --------       --------

Net interest income                          $  1,208      $  2,987      $ (1,779)     $   1,668      $  1,843       $   (175)
                                             --------      --------      --------      ---------      --------       --------
                                             --------      --------      --------      ---------      --------       --------

For purposes of the above table, changes which are not solely due to rate or volume are allocated on a percentage basis, using the absolute values of rate and volume variance as a basis for percentages. Income is stated at a fully taxable equivalent basis, assuming a 35% rate.

INVESTMENT PORTFOLIO

The maturity distribution and weighted average interest rates of securities held to maturity and securities available for sale at December 31,1994 are as follows:

                                  . . . . . . . . . . . . . . . Estimated Maturity at December 31, 1994. . . . . . . . . . . . . .
                                                                ---------------------------------------
                                                                                                               Total       Amortized
                                   Within 1 Year       1-5 Years         5-10 Years      After 10 years      Fair Value       Cost
(In thousands)                    Amount    Yield   Amount    Yield   Amount    Yield   Amount    Yield   Amount     Yield   Amount
- --------------                    ------    -----   ------    -----   ------    -----   ------    -----   ------     -----   ------
Securities - available for sale
    U.S. Treasury,
     government agencies
     and corporations            $ 29,487   6.10%  $   4,944  6.84%   $      -      -%  $      -      -%  $  34,431  6.20%  $ 34,458
    Other securities               23,274   5.12       8,488  8.00       6,377   7.23     14,845   6.30      52,984  6.17     55,436
                                 --------   ----   ---------  ----   ---------   ----   --------   ----   ---------  ----   --------

Total securities available for
  sale                           $ 52,761   5.67%  $  13,432  7.57%  $   6,377   7.23%  $ 14,845   6.30%     87,415  6.18%  $ 89,894
                                 --------   ----   ---------  ----   ---------   ----   --------   ----   ---------  ----   --------
                                 --------   ----   ---------  ----   ---------   ----   --------   ----   ---------  ----   --------



Securities - held to maturity
    U.S. Treasury, and
     government agencies         $ 17,403   5.11%  $  55,830  6.22%  $  14,077   6.58%       498   9.18%  $  87,808  6.16%  $ 86,224
    State and political
     subdivisions                   4,321  10.60      11,890  9.44      25,529   6.93     13,769   9.17      55,509  8.31     46,122
    Other securities               17,762   6.43     140,119  6.35      54,787   6.50      7,561   6.58     220,229  6.40    206,142
                                 --------   ----   ---------  ----   ---------   ----   --------   ----   ---------  ----   -------
Total securities held to
 maturity                        $ 39,486   6.30%  $ 207,839  6.49%  $  94,393   6.62%  $ 21,828   8.28%  $ 363,546  6.61%  $338,892
                                 --------   ----   ---------  ----   ---------   ----   --------   ----   ---------  ----   --------
                                 --------   ----   ---------  ----   ---------   ----   --------   ----   ---------  ----   --------

Total securities                 $ 92,247   5.87%  $ 221,271  6.56%  $ 100,770   6.66%  $ 36,673   7.48%  $ 450,961  6.53%
                                 --------   ----   ---------  ----   ---------   ----   --------   ----   ---------  ---
                                 --------   ----   ---------  ----   ---------   ----   --------   ----   ---------  ---


The calculations of the weighted average interest rates for each maturity category are based on yield weighted by the respective costs of the securities. The weighted average rates on state and political subdivisions are computed on a taxable equivalent basis using a 35% tax rate. For purposes of the above presentation, maturities of mortgage-backed pass through certificates and collateralized mortgage obligations are based on estimated maturities.

Excluding those holdings of the investment portfolio in U.S. Treasury securities and other agencies of U.S. Government, there were no securities of any one issuer which exceeded 10% of the shareholders equity of Pikeville at December 31, 1994.

LOAN PORTFOLIO

                                               . . . . . . . . . . . . . December 31,. . . . . . . . . . . . . . . .
                                                                         ------------
(In thousands)                                     1994         1993           1992           1991           1990
- --------------                                     ----         ----           ----           ----           ----
                                                                          (In thousands)
Commercial
   Secured by real estate                     $  231,480     $  210,514     $  221,646     $  214,621     $  228,457
   Other                                         183,533        196,296        175,850        188,928        167,930
                                              ----------     ----------     ----------     ----------     ----------
       Total commercial                          415,013        406,810        397,496        403,549        396,387

Consumer
   Mortgages                                     290,998        263,273        282,303        266,285        238,164
   Other                                         143,085        128,995        124,659        133,091        132,035
                                              ----------     ----------     ----------     ----------     ----------
       Total consumer                            434,083        392,268        406,962        399,376        370,199

Real estate
   Construction                                   45,308         34,241         26,058         26,306         27,487
                                              ----------     ----------     ----------     ----------     ----------
       Total real estate loans                    45,308         34,241         26,058         26,306         27,487

Equipment lease financing                          7,919          9,872         14,130         15,934         14,801
                                              ----------     ----------     ----------     ----------     ----------

    Total loans                               $  902,323     $  843,191     $  844,646     $  845,165     $  808,874
                                              ----------     ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------     ----------

Percent of total year-end loans
Commercial
   Secured by real estate                          25.65%         24.97%         26.24%         25.39%         28.24%
   Other                                           20.34          23.28          20.82          22.35          20.76
                                              ----------       --------       --------       --------       --------
       Total commercial                            45.99          48.25          47.06          47.74          49.00

Consumer
   Mortgages                                       32.25          31.22          33.42          31.51          29.45
   Other                                           15.86          15.30          14.76          15.75          16.32
                                              ----------       --------       --------       --------       --------
       Total consumer                              48.11          46.52          48.18          47.26          45.77

Real estate
   Construction                                     5.02           4.06           3.09           3.11           3.40
                                              ----------       --------       --------       --------       --------
       Total real estate loans                      5.02           4.06           3.09           3.11           3.40

Equipment lease financing                            .88           1.17           1.67           1.89           1.83
                                              ----------       --------       --------       --------       --------
                                                  100.00%        100.00%        100.00%        100.00%        100.00%
                                              ----------       --------       --------       --------       --------
                                              ----------       --------       --------       --------       --------

The total loans above are net of unearned income.

The following table shows the amounts of loans (excluding residential mortgages of 1-4 family residences, consumer loans and lease financing) which, based on remaining scheduled repayments of principal, are due in the period indicated. Also, the amounts are classified according to sensitivity to changes in interest rates (fixed, variable).


                                                          Maturity at December 31, 1994
                                               . . . . . .----------------------------- . . . . . . . .
                                                              After One
                                                 Within       But Within       After
(In thousands)                                  One Year      Five Years     Five Years       Total
- --------------                                  --------      ----------     ----------       -----

Commercial, financial and agricultural         $  114,169     $  138,958     $  161,886     $  415,013
Real estate - construction                         21,071         11,910         12,327         45,308
                                               ----------     ----------     ----------     ----------

                                               $  135,240     $  150,868     $  174,213     $  460,321
                                               ----------     ----------     ----------     ----------
                                               ----------     ----------     ----------     ----------
Rate sensitivity
    Predetermined rate                         $   25,411     $   39,095     $   39,503     $  104,009
    Adjustable rate                               109,829        111,773        134,710        356,312
                                               ----------     ----------     ----------     ----------

                                               $  135,240     $  150,868     $  174,213     $  460,321
                                               ----------     ----------     ----------     ----------
                                               ----------     ----------     ----------     ----------


NONPERFORMING ASSETS


(In thousands)                                                   . . . . . . . . . . . . December 31, . . . . . . . . . . . .
                                                                  1994        1993         1992          1991         1990

Non-accrual loans                                               $   8,829    $  11,186    $   5,417     $   7,676    $   7,156
Restricted loans                                                        -            -        4,022           356          590
90 days or more past due (not on non-accrual)                       3,401        3,637        4,875         7,441        7,240
                                                                ---------    ---------    ---------     ---------    ---------
    Total nonperforming loans                                      12,230       14,823       14,314        15,473       14,986

Foreclosed properties (net)                                         4,320        3,635        7,061         7,835        4,245
                                                                ---------    ---------    ---------     ---------    ---------

    Total nonperforming assets                                  $  16,550    $  18,458    $  21,375     $  23,308    $  19,231
                                                                ---------    ---------    ---------     ---------    ---------
                                                                ---------    ---------    ---------     ---------    ---------

Nonperforming assets to total loans plus foreclosed properties      1.83%        2.18%        2.51%         2.73%        2.37%
                                                                ---------    ---------    ---------     ---------    ---------
                                                                ---------    ---------    ---------     ---------    ---------

Allowance to nonperforming loans                                  106.12%       90.04%       95.96%        74.52%       60.54%
                                                                ---------    ---------    ---------     ---------    ---------
                                                                ---------    ---------    ---------     ---------    ---------

Nonaccrual, Past Due and Restructured Loans


                                                                                                Accruing
                                                         As a % of                 As a % of      Loans      As a % of
                                                         Balances                  Balances    Past Due 90   Balances
                                            Nonaccrual      By      Restructured      By         Days or        By
(In thousands)                                 Loans     Category       Loans      Category       More       Category   Balances
                                               -----     --------       -----      --------       ----       --------   --------
December 31, 1994
- -----------------
Commercial loans - secured by real estate    $   5,584      2.41%       $    -        -%       $   1,322       .57%     $ 231,480
Commercial loans - other                         2,005      1.09             -         -             520       .28        183,533
Consumer loans - secured by real estate          1,199       .36             -         -           1,145       .34        336,306
Consumer loans - other                              41       .03             -         -             414       .27        151,004
                                             ---------                  ------                 ---------                ---------

   Total                                     $   8,829       .98%       $    -        -%       $   3,401       .38%     $ 902,323
                                             ---------                  ------                 ---------                ---------
                                             ---------                  ------                 ---------                ---------
December 31, 1993
- -----------------
Commercial loans - secured by real estate    $   3,284      1.56%       $    -        -%       $     180       .09%     $ 210,514
Commercial loans - other                         6,587      3.36             -         -           1,777       .91        196,296
Consumer loans - secured by real estate          1,153       .39             -         -             894       .30        297,514
Consumer loans - other                             162       .12             -         -             786       .57        138,867
                                             ---------                  ------                 ---------                ---------

   Total                                     $  11,186      1.33%       $    -        -%       $   3,637       .43%     $ 843,191
                                             ---------                  ------                 ---------                ---------
                                             ---------                  ------                 ---------                ---------


The allowance for loan losses balance is maintained by management at a level considered adequate to cover anticipated losses that are based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time.

(In thousands)
- --------------


Gross interest income that would have been recorded in 1994 on nonaccrual loans outstanding at December 31, 1994 if the loans has been current, in accordance with their original terms and had been outstanding throughout the period or
 since origination if held for part of the period                                           $    967

Gross interest income that would have been recorded in 1994 on below market loans outstanding at December 31, 1994 if the loans had paid interest in accordance
 with their original terms and had been outstanding throughout the period.                        98

Interest income actually recorded on nonaccrual loans and included in net income
 for the period                                                                                 (108)
                                                                                            --------
Interest income net recognized during the period                                            $    957
                                                                                            --------
                                                                                            --------

DISCUSSION OF THE NONACCRUAL POLICY

The accrual of interest income on loans is discontinued when the collection of interest and principal in full is not expected. When interest accruals are discontinued, interest income accrued in the current period is reversed. Any loan past due 90 days or more must be well secured and in the process of collection to continue accruing interest.

POTENTIAL PROBLEM LOANS

When management has serious doubts as to the ability of borrowers to comply with repayment terms, the loans are placed on nonaccrual status. Management, therefore, believes that no additional potential problem loans exist which would result in disclosure pursuant to Item III. C. 1.

FOREIGN OUTSTANDING

Pikeville has no loans outstanding to a borrower from a foreign country.

LOAN CONCENTRATIONS

Pikeville has no concentration of loans exceeding 10% of total loans which is not otherwise disclosed at December 31, 1994.

OTHER INTEREST-BEARING ASSETS

Pikeville has no other interest bearing assets that would be required to be disclosed under Item III.C.1. or 2, if such assets were loans, other than $4.3 million held as other real estate owned.

ALLOWANCE FOR LOAN AND LEASE LOSSES



(In thousands)                                               1994        1993        1992        1991       1990
- --------------                                               ----        ----        ----        ----       ----
Allowance for loan and lease losses, beginning of year    $  13,346   $  13,736   $  11,530   $  9,072   $  7,204
Loans charged off:
      Commercial, secured by real estate                      1,442       1,538       1,831      2,623        657
      Commercial, other                                       3,902       2,140       2,210      1,644      1,466
      Consumer, secured by real estate                          407         598       1,005      1,022      1,677
      Consumer, other                                         1,786       1,606       1,377      1,305      1,004
                                                          ---------   ---------   ---------   --------   --------
        Total charge-offs                                     7,537       5,882       6,423      6,594      4,804

Recoveries of loans previously charged off:
   Commercial, secured by real estate                            12         147         152        287         86
   Commercial, other                                            395         333         503        395        646
   Consumer, secured by real estate                              66          58         135         74        146
   Consumer, other                                              630         512         528        383        232
                                                          ---------   ---------   ---------   --------   --------
     Total recoveries                                         1,103       1,050       1,318      1,139      1,110

Net charge-offs:
   Commercial, secured by real estate                         1,430       1,391       1,679      2,336        571
   Commercial, other                                          3,507       1,807       1,707      1,249        820
   Consumer, secured by real estate                             341         540         870        948      1,531
   Consumer, other                                            1,156       1,094         849        922        772
                                                          ---------   ---------   ---------   --------   --------
     Net charge-offs                                          6,434       4,832       5,105      5,455      3,694

Allowances of acquired bank                                       -           -           -        877      1,353
Provisions charged against operations                         6,066       4,442       7,311      7,036      4,209
                                                          ---------   ---------   ---------   --------   --------

Balance, end of year                                        $12,978     $13,346     $13,736    $11,530     $9,072
                                                          ---------   ---------   ---------   --------   --------
                                                          ---------   ---------   ---------   --------   --------


Allocation of allowance, end of year
   Commercial, secured by real estate                        $3,649      $2,650      $2,812     $2,422     $2,332
   Commercial, other                                          2,349       1,921       2,130      1,692      1,738
   Real estate - construction                                    93          57         186        225        168
   Real estate - mortgage consumer                              905       1,659       1,945      2,353      1,747
   Consumer                                                   1,291       1,271       1,475      1,319      1,484
   Equipment lease financing                                    108          91         147        117        120
   Unallocated                                                4,583       5,697       5,041      3,402      1,483
                                                          ---------   ---------   ---------   --------   --------

Balance, end of year                                        $12,978     $13,346     $13,736    $11,530     $9,072
                                                          ---------   ---------   ---------   --------   --------
                                                          ---------   ---------   ---------   --------   --------

Average loans outstanding, net of unearned interest        $872,045    $849,202    $857,532   $827,491   $717,154

Loans outstanding at December 31, net of unearned
 interest                                                  $902,323    $843,191    $844,646   $845,165   $808,874

Net charge-offs to average loan type:
   Commercial, secured by real estate                          .57%        .64%        .73%       .94%       .26%
   Commercial, other                                          1.88         .94         .96        .80        .31
   Consumer, secured by real estate                            .12         .17         .30        .36        .67
   Consumer, other                                             .85         .86         .62        .54        .58
                                                          --------    --------    --------    -------    -------

     Total                                                     .73         .57         .60        .64        .52
Other ratios:
   Allowance to net loans (end of year)                       1.44        1.58        1.63       1.36       1.12
   Provision for loan losses to average loans                  .70         .52         .85        .85        .59


While management's periodic analysis of the adequacy of the allowance for loan losses may allocate portions of the allowance for specific problem loan situations, the entire allowance is available for any loan charge-offs that occur.

AVERAGE DEPOSITS AND OTHER BORROWED FUNDS


(In thousands)                                                    1994           1993           1992
- --------------                                                    ----           ----           ----
DEPOSITS:
   Non-interest bearings deposits                               $  151,897     $  140,372     $  125,033
   NOW accounts                                                    132,270        126,277        114,764
   Money market deposits                                            76,053         68,723         66,714
   Savings                                                         184,461        181,608        197,981
   Certificates of deposit > $100,000                              174,532        163,262        192,570
   Certificates of deposit < $100,000 and other time deposits      497,331        501,105        476,243
                                                                ----------     ----------     ----------
       Total deposits                                           $1,216,544     $1,181,347     $1,173,305
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------


OTHER BORROWED FUNDS:
   Federal funds purchased and securities sold under
     repurchase agreements                                      $   30,208     $   23,574     $   24,276
   Other short-term borrowings                                       2,935          4,480          4,715
   Advances from Federal Home Loan Bank                             68,022         58,576         13,161
   Long-term debt                                                   26,739         35,253         36,015
                                                                ----------     ----------     ----------
      Total other borrowed funds                                   127,904        121,883         78,167
                                                                ----------     ----------     ----------

          Total deposits and other borrowed funds               $1,344,448     $1,303,230     $1,251,472
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------


Maturities of time deposits of $100,000 or more outstanding at December 31, 1994 are summarized as follows:


                                                                Certificates     Other Time
(In thousands)                                                   of Deposit       Deposits        Total
- --------------                                                   ----------       --------        -----
3 months or less                                                $   63,520     $        -     $   63,520
Over 3 thought 6 months                                             35,881         12,035         47,916
Over 6 through 12 months                                            30,238            100         30,338
Over 12 months                                                      68,351            156         68,507
                                                                ----------     ----------     ----------

                                                                $  197,990     $   12,291     $  210,281
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------


SHORT TERM BORROWINGS

Pikeville did not have any category of short-term borrowings for which the average balance outstanding during the reported periods was 30% or more of shareholders' equity at the end of the reported periods.

PIKEVILLE COMMON STOCK PRICE RANGE AND DIVIDENDS

     Pikeville Common Stock is traded in the over-the-counter market and prices are reported on NASDAQ/NMS under the symbol "PKVL." The quotations prior to May 11, 1993,the date on which Pikeville Common Stock began trading on NASDAQ/NMS, set forth below reflect inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions. Pikeville Common Stock is thinly traded and trades generally involve a relatively small number of shares. At June 8, 1995, the trading date immediately preceding the public announcement of the proposed Mergers on which shares of Pikeville Common Stock were traded, the closing price as reported on NASDAQ/NMS was $22.25.

     The following table sets forth the range of high and low bid prices of Pikeville Common Stock from January 1, 1992 to May 11, 1993 and the high and low prices after that date. All share prices and dividend amounts have been adjusted to reflect each of two three-for-two splits effected as fifty percent (50%) stock dividends on May 1,1992 and February 1, 1994.

                                          PRICE RANGE
                                          -----------
                                                                     CASH
                                                                   DIVIDENDS
                                      HIGH           LOW           DECLARED
                                      ----           ---           --------
     1992
        First Quarter                $12.22         $10.67          $.12
        Second Quarter                14.67          12.22           .13
        Third Quarter                 18.33          14.33           .13
        Fourth Quarter                20.83          16.67           .13


     1993
        First Quarter                 20.83          20.33           .13
        Second Quarter                23.17          20.67           .13
        Third Quarter                 24.33          22.33           .13
        Fourth Quarter                29.33          21.67           .15


     1994

        First Quarter                 35.00          28.50           .15
        Second Quarter                31.50          27.50           .15
        Third Quarter                 30.00          23.50           .15
        Fourth Quarter                26.25          23.50           .16


     1995

        First Quarter                 25.50          22.50           .16
        Second Quarter                23.50          19.50           .16
        Third Quarter                 23.00          19.50           .16
        (through August 28, 1995)


On August 28, 1995, Pikeville Common Stock closed at $21.50. At June 30, 1995, there were approximately 2,000 holders of record of Pikeville Common Stock.


CERTAIN REGULATORY MATTERS

GENERAL

     Pikeville is subject to the supervision of, and to regular inspection by, the Federal Reserve Board. Pikeville's principal banking subsidiary, Pikeville National Bank & Trust Company, and Farmers National Bank are organized as national banking associations, which are subject to regulation by the Comptroller of the Currency ("Comptroller"). In addition, Pikeville's state banking subsidiaries are subject to regulation by the KDFI. Furthermore, the various banking subsidiaries are subject to regulation by the FDIC and other federal bank regulatory bodies. In addition to banking laws, regulations and regulatory agencies, Pikeville and its subsidiaries and affiliates are subject to various other laws, regulations and regulatory agencies, all of which directly or indirectly affect Pikeville's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect Pikeville.

     Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on Pikeville and its subsidiaries are difficult to determine.

     According to Federal Reserve Board policy,bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of Pikeville or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of Pikeville may be assessed for the FDIC's loss, subject to certain exceptions.

     Pikeville's banks are affected by various state and federal laws and by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve Board. An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve Board uses its powers to regulate the reserve requirements of its member banks, the discount rate on its member bank borrowings, interest rates on time and savings deposits of its member banks, and to conduct open market operations in United States government securities so as to exercise control over the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that federal policies have a material effect on bank earnings. Policies which are directed toward increasing the supply of money and credit and reducing interest rates may have an adverse effect on bank earnings. Future policies of the Federal Reserve Board and other authorities cannot be predicted, nor can their effect on future bank earnings be predicted. Similarly, future changes in state and federal laws and wage, price and other economic restraints of the federal government cannot be predicted nor can their effect on future bank earnings be predicted.


CAPITAL REQUIREMENTS

     The Federal Reserve Board, the FDIC and the Comptroller have issued substantially similar minimum risk-based and leverage capital guidelines for United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial conditions or actual or anticipated growth.

     The Federal Reserve Board risk-based guidelines applicable to Pikeville define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity and minority interest less goodwill, less certain other intangible assets and less one-half of investments in unconsolidated subsidiaries.

     Tier 2 capital consists of mandatory convertible debt, subordinated and other qualifying term debt, preferred stock not qualifying as Tier 1 capital and the allowance for credit losses, subject to certain limitations less one-half of investments in unconsolidated subsidiaries. The sum of Tier 1 and Tier 2 capital represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by the sum of four categories of risk-weighted assets, such risk weights based primarily on relative credit risk. The regulatory minimum qualifying total risk-based capital ratio is 8%, of which at least 4% must consist of Tier I capital. Pikeville's Tier 1 and total risk-based capital ratios under these guidelines at June 30, 1995 were 10.30% and 11.55%, respectively.


     The leverage ratio is determined by dividing Tier 1 capital by total average assets for the most recent quarter. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. Pikeville's leverage ratio at June 30, 1995 was 6.45%. Although Pikeville has not been informed of any specific leverage ratio requirement applicable to it, management believes that Pikeville meets its leverage ratio requirement.




DIVIDEND RESTRICTIONS

     Various Federal and state statutory provisions limit the amount of dividends Pikeville's affiliate banks can pay to Pikeville without regulatory approval. The approval of the appropriate bank regulator is required for any dividend by a national bank or state member bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. Under these provisions and various state law restrictions, Pikeville's banking subsidiaries could have declared, as of June 30, 1995, without obtaining prior regulatory approval, aggregate dividends of approximately $11,154,000. In addition, federal bank regulatory authorities have authority to prohibit the banking subsidiaries from engaging in an unsafe or unsound practice. The ability of Pikeville's banking subsidiaries to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines.

     Under Kentucky law, dividends by Kentucky banking corporations may be paid only from net profits. Before any dividend may be declared for any period (other than with respect to preferred stock), a bank must increase its capital surplus by at least 10 percent of the net profits of the bank for such period until the bank's capital surplus equals the amount of its stated capital attributable to its common stock. Moreover, the Commissioner of the KDFI must approve the declaration of dividends if the total dividends to be declared by a bank for any calendar year would exceed the bank's total net profits for such year combined with its retained net profits of the preceding two years, less any required transfers to surplus or a fund for the retirement of preferred stock or debt.


FDICIA

     The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"),which became law on December 19, 1991, revises several banking statutes, including the Federal Deposit Insurance Act, affecting bank regulation, deposit insurance and provisions for funding of the Bank Insurance Fund (the "BIF") administered by the FDIC. Under FDICIA the bank regulators' authority to intervene is linked to the deterioration of a bank's capital level. In addition, FDICIA places limits on real estate lending and brokered deposit activities, expands audit and reporting requirements, and imposes limitations and requirements on various banking functions. Pikeville believes that the deposit insurance and brokered deposit limitations under FDICIA will not have any material impact on the liquidity or funding of Pikeville or its affiliate banks.


DEPOSIT INSURANCE ASSESSMENTS

     The deposits of each of Pikeville's banks and savings and loan are insured up to regulatory limits by the FDIC. Accordingly, Pikeville's banks are subject to deposit insurance assessments to maintain the BIF and its savings and loan subsidiary is subject to deposit insurance assessments to maintain the Savings Association Insurance Fund (the "SAIF") of the FDIC.

     Effective in January 1993, the FDIC adopted regulations to implement a transitional risk-related insurance assessment system. Effective in 1994, the FDIC implemented a permanent risk-related premium system. Under these systems, the FDIC places each insured bank in a risk category based on its level of capital and other relevant information (such as supervisory evaluations). Each insured bank's and savings and loan's insurance assessment rate will then be determined by the risk category in which it has been classified by the FDIC.

     On January 31, 1995,the FDIC board of directors voted to propose dropping the deposit insurance premiums paid by 90 percent of the banking industry from a range of $.23 to $.31 to four cents on every $100 of domestic deposits for well capitalized banks. The deposit insurance premiums for SAIF-insured institutions is unaffected by the proposal and will remain at its current level of $.23 on every $100 of domestic deposits for the healthiest thrifts. Based on the proposal Pikeville's banks and other banks are expected to experience significantly lower premiums in 1995.


DEPOSITOR PREFERENCE STATUTE

     Federal legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depositary institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.


INTERSTATE BANKING

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle Act"), which became law on September 29, 1994, made provisions for interstate banking in the United States which could have consequences for the future business operations of Pikeville. Effective one year after enactment, the Riegle Act permits a bank holding company to acquire a bank anywhere in the United States, regardless of state law, so long as such acquisition would not result in the bank holding company controlling more than thirty percent (30%) of one state's deposits (which restriction may be waived by the state) or more than ten percent (10%) of all deposits nationwide. In addition, effective June 1, 1997, except in those states "opting out" of such mechanism prior to June 1, 1997, banking organizations will be able to branch nationwide by acquisition or consolidation of existing out-of-state banks. (The ability of states to "opt out" of interstate branching as noted above will be limited only to interstate branching through acquisition or consolidation and not nationwide bank acquisitions). Finally, the Riegle Act does not authorize DE NOVO interstate branching as a matter of federal law, but it will permit states to authorize the practice if and when they are so inclined.


     It is impossible to measure the consequences for Pikeville's future operations of the Riegle Act for, among other reasons, the uncertainty as to the response to the Riegle Act on the part of the legislatures of Kentucky and surrounding states.

                               VOTING INFORMATION

RIGHTS OF DISSENTING SHAREHOLDERS

     The following summary does not purport to be a complete statement of the procedures to be followed by Whitley and Bank shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to the provisions of Kentucky Revised Statutes ("KRS") Sections 271B.13-010 through 271B.13-310, the full texts of which are attached hereto as Exhibit C. As the preservation and the exercise of dissenters' rights require strict adherence to the provisions of these laws, each Whitley and Bank shareholder who might desire to exercise such rights should review such laws carefully, timely consult his own legal advisor and strictly adhere to the provisions thereof.


     Only Whitley and Bank shareholders of record at the close of business on August 31, 1995 will have the right to vote on the Mergers. Any shareholder who would like to exercise his right under Kentucky law to demand that Whitley or the Bank (as the case may be) pay him the fair value of his shares in lieu of receiving shares of Pikeville Common Stock must deliver written notification to Whitley or the Bank (as the case may be) of his intent to demand payment for his shares if the Merger in question is effectuated, prior to the applicable Special Meeting and the shareholder must not vote any of his shares in favor of the Merger in question. A shareholder must demand payment for all shares of Whitley Common Stock or Bank Common Stock he beneficially owns. However, a shareholder of record holding shares in his name which are beneficially owned by another party or parties may demand payment for part of his shares as long as he dissents with respect to all of the shares beneficially owned by any one person and notifies Whitley or the Bank (as the case may be) in writing of the name and address of each person on whose behalf he asserts dissenters' rights.


     Within ten (10) days after the Special Meeting in question, in the event the Merger in question is approved, Whitley or the Bank (as the case may be) must send a dissenters' notice (the "Dissenters' Notice") to each shareholder who notified Whitley or the Bank (as the case may be) of his intent to demand payment for his shares and who did not vote any of his shares in favor the Merger in question. This Dissenters' Notice will state where a dissenting shareholder must send the demand for payment and where and when a dissenting shareholders' certificates for shares of Whitley Common Stock or Bank Common Stock must be deposited. The Dissenters' Notice will also contain a form for demanding payment which will require the dissenting shareholder to certify whether or not he beneficially owned the shares prior to June 12, 1995, the date of the first announcement to the news media of the terms of the proposed Mergers. The Dissenters' Notice will also set a date by which Whitley or the Bank (as the case may be) must receive the payment demand and the Whitley Common Stock or Bank Common Stock share certificates from the shareholder (which date may not be fewer than thirty (30) days, nor more than sixty (60) days, after the date the Dissenters' Notice is delivered). Finally,the Dissenters' Notice will be accompanied by a copy of Subtitle 13 of the Kentucky Business Corporation Act.

     A shareholder who is sent a Dissenters' Notice must demand payment for his shares of Whitley Common Stock or Bank Common Stock from Whitley or the Bank (as the case may be), certify that he acquired beneficial ownership of such shares before June 12, 1995, and deposit his certificates for such shares in accordance with the terms of the Dissenters' Notice. A dissenting shareholder who demands payment and deposits his share certificates with Whitley or the Bank (as the case may be) will retain all other rights of a shareholder until these rights are cancelled or modified by the consummation of the proposed Mergers. A shareholder who fails to submit a completed demand for payment and to deposit his share certificates with Whitley or the Bank (as the case may be) by the date set in the Dissenters' Notice shall not be entitled to payment for his shares.

     If Whitley or the Bank (as the case may be) receives a properly executed demand for payment from a dissenting shareholder, accompanied by such shareholders' certificates for shares of Whitley Common Stock or Bank Common Stock and by certification by the shareholder that he was the beneficial owner of the shares prior to June 12, 1995, Whitley or the Bank (as the case may be) must pay such shareholder the amount Whitley or the Bank (as the case may be) estimates to be the fair value of the shares (plus accrued interest) within sixty days after the date set in the Dissenters' Notice for demanding payment. Fair value is defined under Subtitle 13 of the

Kentucky Business Corporation Act to mean the value of the shares immediately before the effectuation of the corporate action to which the dissenting shareholder objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In addition, if Whitley or the Bank (as the case may be) makes such payment after the proposed Mergers have occurred, Whitley or the Bank (as the case may be) must pay the shareholder interest on the fair value of the shares from the effective date of the Merger in question until the date Whitley or the Bank (as the case may be) pays the shareholder. Whitley or the Bank (as the case may be) may withhold payment for shares of Whitley Common Stock or Bank Common Stock which were purchased after June 12, 1995, and instead may send an offer to pay the fair value of the shares plus accrued interest from the effective date of the Merger in question until payment is made. Whitley or the Bank (as the case may be) must pay any such dissenter who accepts the offer. The aforesaid payment by Whitley or the Bank (as the case may be) or offer of payment will be accompanied by corporate financial information and statements describing how Whitley or the Bank (as the case may be) estimated fair value and how it calculated interest and the dissenter's right to demand payment of an additional amount if dissatisfied with the payment or offer of payment by Whitley or the Bank (as the case may be).

     A shareholder who is not satisfied by the payment must notify Whitley or the Bank (as the case may be) in writing, within thirty (30) days after the offer of payment in question, of his own estimate of fair value and accrued interest, and demand payment of such estimate (less any payment already received from Whitley or the Bank (as the case may be)).

     A dissenter who acquired shares of Whitley Common Stock or Bank Common Stock after June 12, 1995, can reject the subject offer of payment and demand payment of the fair value of his shares plus accrued interest, if he believes the amount offered by Whitley or the Bank (as the case may be) is less than the fair value of the shares. To properly reject any such offer, the dissenter must notify Whitley or the Bank (as the case may be) in writing of his intent to reject its offer within thirty days after being offered payment for the shares.

     If Whitley or the Bank (as the case may be) and the dissenting shareholder cannot agree to an estimate of fair value and the shareholder's demand for payment of his estimate of fair value remains unsettled, Whitley or the Bank (as the case may be) has sixty days after receipt of the shareholder's demand for payment of his estimate of fair value to commence a proceeding in the Circuit Court of Pike County, Kentucky (in the case of a former Whitley shareholder) or Whitley County, Kentucky (in the case of a former Bank Shareholder), and petition the court to determine fair value of the shares and accrued interest. Each dissenting shareholder whose demand remains unsettled must be made a party to this proceeding and shall be entitled to judgment for the court's determination of fair value and accrued interest (less any payment received from Whitley or the Bank (as the case may be)). If Whitley or the Bank (as the case may be) fails to initiate a court proceeding to establish fair value and accrued interest of the shares within sixty days after receiving a shareholder's demand for payment of his estimate of fair value, Whitley or the Bank (as the case may be) must pay each dissenting shareholder whose demand remains unsettled the amount the shareholder demanded.

     The court in such appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess said costs against Whitley or the Bank (as the case may be), unless the court finds that the dissenting shareholder(s) acted arbitrarily, vexatiously, or not in good faith in demanding payment, in which case the court may assess costs against all or some of the dissenting shareholders. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against either Whitley or the Bank (as the case may be) or the dissenting shareholder(s), based upon whether Whitley or the Bank (as the case may be) substantially complied with the requirements set forth above and based upon whether Whitley or the Bank (as the case may be) or a dissenting shareholder acted arbitrarily, vexatiously or not in good faith.

     If Whitley or the Bank (as the case may be) does not complete the applicable Merger within sixty (60) days after the date set for demanding payment and depositing share certificates in the Dissenters' Notice, Whitley or the Bank (as the case may be) must return the deposited certificates. If Whitley or the Bank (as the case may be) later completes the applicable Merger, it must send a new Dissenters' Notice and repeat the payment demand procedures.

     It is recommended that all required documents which are to be delivered by mail be sent registered or certified with return receipt requested.

                        PIKEVILLE NATIONAL CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----

Consolidated Balance Sheets for June 30, 1995 and December 31,
  1994 (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . .    91

Consolidated Statements of Income for the Three and Six Months Ended
June 30, 1995 and 1994 (Unaudited) .  . . . . . . . . . . . . . . . . . .    92

Consolidated Statements of Cash Flows for the Six Months Ended June 30,
  1995 and 1994 (Unaudited)  . . . . . . . . . . . . . . . . . . . . . .    93

Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . .    94

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . .    97

Consolidated Balance Sheets as of December 31, 1994
 and 1993 . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98

Consolidated Statements of Income for the Years Ended
 December 31, 1994, 1993 and 1992. . . . . . . . . . . . . . . . . . . .    99

Consolidated Statements of Changes in Stockholders' Equity
 for the Years Ended December 31, 1994, 1993 and 1992. . . . . . . . . .   100

Consolidated Statements of Cash Flows for the Years Ended
 December 31, 1994, 1993 and 1992. . . . . . . . . . . . . . . . . . . .   101

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . .  102

CONSOLIDATED BALANCE SHEETS
- ----------------------------

                                                   June 30              December 31
(in thousands)                                      1995                    1994
- -----------------------------------------------------------------------------------
ASSETS:
Cash and Cash Equivalents
Cash and due from banks                           $   58,495            $   64,267
Interest bearing deposits in other financial
 institutions                                            953                 1,906
Federal funds sold                                    62,360                13,925
                                                  ----------            ----------
  Total cash and cash equivalents                    121,808                80,098
                                                  ----------            ----------
Securities available for sale                         99,365                87,415
Securities held to maturity
 (fair value of $345,125 and $345,110,
 respectively)                                       347,313               363,546
Loans and lease financing                          1,052,842               902,323
Less: Allowance for losses                           (15,850)              (12,978)
                                                  ----------            ----------
  Net Loans and lease financing                    1,036,992               889,345
                                                  ----------            ----------
Loans held for sale                                    3,589                 4,131
Premises and equipment, net                           45,803                38,765
Interest receivable                                   12,701                11,242
Excess of cost over net assets acquired (net
 of amortization of $4,785 and $4,315,
 respectively)                                        20,612                10,367
Other real estate (net of allowance for losses
 of $973 and $1,852, respectively)                     3,744                 4,320
Other assets                                          11,932                10,205
                                                  ----------            ----------
  TOTAL ASSETS                                    $1,703,859            $1,499,434
                                                  ----------            ----------
                                                  ----------            ----------

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
  Non-interest bearing                            $  187,600            $  159,633
  Interest bearing                                 1,229,931             1,086,754
                                                  ----------            ----------
    Total Deposits                                 1,417,531             1,246,387
Federal funds purchased and securities
 sold under repurchase agreements                     26,309                25,735
Other short-term borrowings                              759                 5,419
Dividends payable                                      1,435                 1,220
Interest payable                                       6,195                 4,634
Other liabilities                                      9,134                 4,699
Advances from Federal Home Loan Bank                  76,964                69,760
Long-term debt                                        35,764                24,944
                                                  ----------            ----------
    TOTAL LIABILITIES                             $1,574,091            $1,382,798
                                                  ----------            ----------

SHAREHOLDERS' EQUITY:
Preferred stock, no par value, 300,000
 shares authorized and unissued                            0                     0
Common stock, $5 par value 25,000,000 shares
 authorized; shares issued and
 outstanding, 1995-8,947,809; 1994-
 8,592,287                                            44,739                42,961
Capital surplus                                       27,448                20,788
Retained earnings                                     57,992                54,928
Net unrealized depreciation on securities
 available for sale, net of tax                         (411)               (2,041)
                                                  ----------            ----------
      TOTAL SHAREHOLDERS' EQUITY                     129,768               116,636
                                                  ----------            ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $1,703,859            $1,499,434
                                                  ----------            ----------
                                                  ----------            ----------

CONSOLIDATED STATEMENTS OF INCOME
- ---------------------------------

                                                  Three Months Ended            Six Months Ended
                                                       June 30                       June 30
                                                --------------------------------------------------
(in thousands)                                    1995          1994            1995        1994
- --------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans and lease
 financing                                      $24,158         $18,821        $46,670     $37,090
Interest and dividends on securities
  Taxable                                         6,180           5,925         12,106      11,644
  Tax exempt                                        747             793          1,514       1,494
Interest on federal funds sold                      878             418          1,637         821
Interest on deposits in other financial
 institutions                                        33              33             82          67
                                                -------         -------        -------     -------
                                                 31,996          25,990         62,009      51,116
                                                -------         -------        -------     -------

INTEREST EXPENSE:
Interest on deposits                             13,797           9,488         26,155      18,877
Interest on federal funds purchased and
 securities sold under repurchase
 agreements                                         327             268            701         500
Interest on other short-term borrowings              22              22             68          46
Interest on advances from Federal Home
 Loan Bank                                        1,204           1,038          2,360       2,060
Interest on long-term debt                          512             514          1,022       1,039
                                                -------         -------        -------     -------
                                                 15,862          11,330         30,306      22,522
                                                -------         -------        -------     -------

Net interest income                              16,134          14,660         31,703      28,594
Provision for loan and lease losses               1,322           2,482          2,393       3,247
                                                -------         -------        -------     -------
Net interest income after provision for
 loan losses                                     14,812          12,178         29,310      25,347
                                                -------         -------        -------     -------

NON-INTEREST INCOME:
Service charges on deposit accounts               1,228           1,156          2,389       2,180
Gains on sale of loans, net                         101             131            140         501
Insurance commissions                               237             246            421         380
Trust income                                        376             345            683         771
Securities gains (losses), net                        0               2              5          16
Other                                               754             481          1,724         950
                                                -------         -------        -------     -------
                                                  2,696           2,361          5,362       4,798
                                                -------         -------        -------     -------

NON-INTEREST EXPENSES:
Salaries and wages                                4,576           4,225          9,311       8,748
Employee benefits                                 1,336           1,252          2,766       2,568
Occupancy, net                                    1,096             782          2,052       1,695
Equipment                                           861             824          1,730       1,629
Data processing                                     577             595          1,162       1,045
Stationery, printing and office supplies            239             367            664         733
Taxes other than payroll, property and
 income                                             479             374            882         723
FDIC insurance                                      669             626          1,328       1,249
Other                                             3,237           2,733          6,352       4,947
                                                -------         -------        -------     -------
                                                 13,070          11,778         26,247      23,337
                                                -------         -------        -------     -------
Income before income taxes                        4,438           2,761          8,425       6,808
Income taxes                                      1,598             628          2,612       1,630
                                                -------         -------        -------     -------
Net Income                                      $ 2,840         $ 2,133        $ 5,813     $ 5,178
                                                -------         -------        -------     -------
                                                -------         -------        -------     -------

Earnings per share:
  Primary                                        $ 0.32          $ 0.25         $ 0.65      $ 0.60
  Fully diluted                                    0.32            0.25           0.65        0.60
Average shares outstanding
  Primary                                         8,962           8,603          8,898       8,600
  Fully diluted                                   8,962           8,603          8,898       8,600

CONSOLIDATED STATEMENTS OF CASH FLOWS
- --------------------------------------



                                                              Six Months Ended
                                                                   June 30
                                                              -----------------
(in thousands)                                                  1995      1994
- -------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                   $  5,813   $ 5,178
 Adjustments to reconcile net income to net cash provided
 by operating activities:
Depreciation and amortization                                   1,724     1,715
Provision for loan and other real estate losses                 2,412     3,363
Securities gains, net                                              (5)      (16)
Gain on sale of loans, net                                       (140)     (501)
(Gains) losses on sale of assets, net                             (33)       90
Net amortization of securities premiums                           360       849
Sales of securities available for sale                            383
Loans originated for sale                                      (5,316)  (37,901)
Proceeds from sale of loans                                     5,998    34,856
Changes in:
 Interest receivable                                             (358)     (155)
 Interest payable                                                 775      (255)
 Other liabilities                                              3,474      (218)
 Other assets                                                  (1,465)      492
                                                             --------  --------
  NET CASH PROVIDED BY OPERATING ACTIVITIES                    13,622     7,497

CASH FLOW FROM INVESTING ACTIVITIES:
Payments to acquire net assets of subsidiaries                (14,918)
Proceeds from maturity of securities available-for-sale        35,160    12,515
Proceeds from maturity of securities held-to-maturity         122,015    45,240
Proceeds from principal payments of mortgage backed
 securities                                                    11,740    22,062
Purchase of securities available-for-sale                     (15,871)   (4,283)
Purchase of securities held-to-maturity                       (23,892)  (19,825)
Purchase of mortgage backed securities                        (98,216)  (55,850)
Net change in loans                                           (36,019)  (18,425)
Purchase of premises, equipment and other real estate          (2,588)   (2,998)
Proceeds from sale of premises and equipment                      100       269
Proceeds from sale of other real estate                         1,768       594
                                                             --------  --------
  NET CASH USED IN INVESTING ACTIVITIES                       (20,721)  (20,701)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in deposits                                         35,331     4,275
Net change in federal funds purchased and securities
 sold under repurchase agreements                              (4,426)    5,966
Net change in short-term borrowings                            (4,660)   (2,134)
Advances from Federal Home Loan Bank                            1,336    10,545
Repayments of advances from Federal Home Loan Bank             (3,189)   (8,651)
Proceeds from long-term debt                                   13,500
Payments on long-term debt                                     (2,680)  (10,171)
Proceeds from issuance of common stock                            270     7,507
Dividends paid                                                 (2,492)   (2,245)
                                                             --------  --------
 Net cash provided by financing activities                     32,990     5,092
 Net increase (decrease) in cash and cash equivalents          25,891    (8,112)
Cash and cash equivalents at beginning of year                 80,098   109,922
Cash and cash equivalents of acquired banks                    15,819         0
                                                             --------  --------
  CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $121,808  $101,810
                                                             --------  --------
                                                             --------  --------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------

Note 1 - Summary of Significant Accounting Policies
- ---------------------------------------------------

Basis of Presentation - The accompanying information has not been audited by independent public accountants; however, in the opinion of management such information reflects all adjustments necessary for a fair presentation of the results for the interim period. All such adjustments are of a normal and recurring nature.

The accompanying financial statements do not include all the disclosures normally required by generally accepted accounting principles or those normally made in Pikeville's Annual Report on Form 10-K. Accordingly, the reader may wish to refer to Pikeville's Form 10-K for the year ended December 31, 1994 for other information in this regard. The financial statements and footnotes are included in Pikeville's Annual Report to Shareholders, to which the reader is hereby referred.

The accounting and reporting policies of Pikeville and its subsidiaries on a consolidated basis conform to generally accepted accounting principles and general practices within the banking industry.

Principles of Consolidation - The unaudited consolidated financial statements include the accounts of Pikeville, Pikeville National Bank & Trust Company (and its subsidiary), First Security Bank and Trust Company, Commercial Bank, First American Bank, Community Trust Bank, FSB (and its subsidiary), The Trust Company of Kentucky, Woodford Bancorp, Inc. (and its subsidiary), and Commercial Bank of Middlesboro. All significant intercompany transactions have been eliminated in consolidation.

Note 2 - Securities
- -------------------

The amortized cost and fair value of securities available-for-sale as of June 30, 1995 are summarized as follows:

                                                   Amortized
(in thousands)                                        Cost              Fair Value
- ----------------------------------------------------------------------------------
U.S. Treasury and government agencies               $28,283               $28,380
Mortgage-backed pass through certificates            11,602                11,729
Collateralized mortgage obligations                  21,793                22,010
Other debt securities                                 5,331                 5,343
                                                    -------               -------
Total debt securities                                67,009                67,462
Equity securities                                    32,663                31,903
                                                    -------               -------
                                                    $99,672               $99,365
                                                    -------               -------
                                                    -------               -------

The amortized cost and fair value of securities held-to-maturity as of June 30, 1995 are summarized as follows:

                                                   Amortized
(in thousands)                                        Cost              Fair Value
- ----------------------------------------------------------------------------------
U.S. Treasury and government agencies               $101,054             $101,212
Obligations of states and political
 subdivisions                                         53,523               53,337
Mortgage-backed pass through certificates            130,756              128,944
Collateralized mortgage obligations                   59,292               58,844
Other debt securities                                  2,688                2,788
                                                    --------             --------
                                                    $347,313             $345,125
                                                    --------             --------
                                                    --------             --------

Note 3 - Loans
- --------------

Major classifications of loans are summarized as follows:

                                                      June 30         December 31
(in thousands)                                         1995               1994
- ----------------------------------------------------------------------------------
Commercial, secured by real estate                   $  243,566          $231,480
Commercial, other                                       198,973           183,533
Real Estate Construction                                 48,203            45,308
Real Estate Mortgage                                    378,767           290,998
Consumer                                                177,508           143,085
Equipment Lease Financing                                 5,825             7,919
                                                     ----------          --------
Total loans                                          $1,052,842          $902,323
                                                     ----------          --------
                                                     ----------          --------




Note 4 - Allowance for Loan Losses
- -----------------------------------

Changes in the allowance for loan losses are as follows:

                                                      June 30           June 30
(in thousands)                                         1995               1994
- ----------------------------------------------------------------------------------
Balance January 1                                   $12,978           $13,346
Allowances of acquired banks                          1,536
Additions to reserve charged against operations       2,393             3,247
Recoveries                                              631               459
Loans charged off                                    (1,688)           (3,733)
                                                    --------          --------
Balance End of Period                               $15,850           $13,319
                                                    --------          --------
                                                    --------          --------



   Effective January 1, 1995 Pikeville adopted FASB Statement No. 114. This Statement requires impaired loans to be measured to the present value of future cash flows, or as a practical expedient, at the fair value of collateral. Upon adoption, Pikeville recorded no additional loan loss provision.

   The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows due, and increases in the present value of expected cash flows to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as bad debt expense, if reductions, or otherwise as interest income. Information regarding impaired loans is as follows for the period ended June 30.


(in thousands)                                                         1995
- ---------------------------------------------------------------------------
Average investment in impaired loans                                  4,703
Interest income recognized on impaired loans including interest
 income recognized on cash basis                                         94
Interest income recognized on impaired loans on a cash basis             94


Information regarding impaired loans at June 30, 1995 is as follows:

(in thousands)                                                         1995
- ---------------------------------------------------------------------------
Balance of impaired loans                                             4,703
Less portion for which no allowance for loan losses is allocated      2,024
Portion of impaired loan balance for which an allowance for
 credit losses is allocated                                           2,678
Portion of allowance for loan losses allocated to the impaired
 loan balance                                                           617

Note 5 - Long Term Debt
- -----------------------

   Long-Term Debt consists of the following:
                                                    June 30        December 31
(in thousands)                                        1995            1994
- -------------------------------------------------------------------------------
Senior Notes                                        $17,230         $17,230
Bank Notes                                           15,500           4,000
Industrial Revenue Development Bonds                    854           1,500
Kentucky Housing Corporation                            467             467
Obligations under capital lease                       1,593           1,614
Other                                                   120             133
                                                    -------         -------
Total Long-Term Debt                                $35,764         $24,944
                                                    -------         -------
                                                    -------         -------


   At June 30, 1995, the bank notes consist of $2.0 million of existing debt to National City Bank, Louisville, Kentucky and $13.5 million of debt acquired on June 29, 1995 from Star Bank, Cincinnati, Ohio. The debt was extended under a revolving credit line in the amount of $17.5 million. The credit line has a variable rate of interest of Wall Street Journal prime minus eighty-eight basis points, with interest payable quarterly. No principal payments are required before the maturity of the note on June 29, 1997. All of the outstanding capital stock of three affiliate banks are pledged as security on the note. The bank notes and related loan agreements require the maintenance of certain capital and operational ratios, all of which have been complied with on June 30, 1995.

   Refer to the 1994 Annual Report to Shareholders for additional information concerning rates and assets securing long-term debt.

                             REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Pikeville National Corporation
Pikeville, Kentucky


We have audited the accompanying consolidated balance sheets of Pikeville National Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Pikeville National Corporation and Subsidiaries as of December 31, 1992 were audited by other auditors whose report dated February 12, 1993 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pikeville National Corporation and Subsidiaries as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Corporation changed its method of accounting for securities effective January 1, 1994.


                                       /s/ Crowe, Chizek and Company
                                       -----------------------------------
                                       Crowe, Chizek and Company

South Bend, Indiana
February 17, 1995, except for
Note 2 as to which the date is
May 31, 1995

CONSOLIDATED BALANCE SHEETS
PIKEVILLE NATIONAL CORPORATION AND SUBSIDIARIES
- -------------------------------------------------------------------------------

December 31
(In thousands except per share amounts)                                     1994          1993
- ----------------------------------------------------------------------------------------------
  ASSETS
Cash and cash equivalents:
  Cash and due from banks (Note 3)                                      $ 64,267    $   60,079
  Interest bearing deposits in other financial institutions                1,906         4,003
  Federal funds sold                                                      13,925        45,840
- ----------------------------------------------------------------------------------------------
    Total cash and cash equivalents                                   $   80,098    $  109,922
Securities available for sale (Note 4)                                $    7,415            --
Securities held to maturity (fair value of $345,110) (Note 4)            363,546            --
Investment securities (estimated market value of $393,754) (Note 4)           --       388,477
Securities held for sale (estimated market value of $52,902) (Note 4)         --        52,480
Loans and lease financing , net of unearned income
 (Notes 5, 7, 10, 11 and 17)                                             902,323       843,191
Allowance for loan losses (Note 6)                                       (12,978)      (13,346)
- ----------------------------------------------------------------------------------------------
  Net loans and lease financing                                       $  889,345    $  829,845
Loans held for sale                                                        4,131        10,744
Premises and equipment, net (Notes 8 and 10)                              38,765        37,715
Interest receivable                                                       11,242        10,643
Deferred income taxes (Note 12)                                            2,372         1,408
Other real estate (net of allowance for losses
 of $1,852  and $846, respectively) (Note 6)                               4,320         3,635
Excess of cost over net assets acquired (net  of accumulated
  amortization of $4,315 and $3,727, respectively)                        10,367        10,955
Other assets                                                               7,833         8,215
- ----------------------------------------------------------------------------------------------
TOTAL ASSETS                                                          $1,499,434    $1,464,039
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
  LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing                                                $  159,633    $  154,309
  Interest bearing (Note 9)                                            1,086,754     1,059,710
- ----------------------------------------------------------------------------------------------
Total deposits                                                        $1,246,387    $1,214,019
Federal funds purchased and securities sold
 under repurchase agreements                                              25,735        25,329
Other short-term borrowings                                                5,419         6,944
Dividends payable                                                          1,220         1,053
Interest payable                                                           4,634         4,112
Other liabilities                                                          4,699         4,706
Advances from Federal Home Loan Bank (Note 11)                            69,760        65,228
Long-term debt (Note 10)                                                  24,944        35,277
- ----------------------------------------------------------------------------------------------
  Total liabilities                                                   $1,382,798    $1,356,668

Commitments and Contingencies (Notes 14, 16 and 18)

Shareholders' Equity (Notes 10, 19 and 20):
  Preferred stock, 300,000 shares
   authorized and unissued                                            $       --    $       --
  Common stock, $5 par value, shares authorized  1994 - 25,000,000;
   1993 - 10,000,000; shares issued and outstanding,
   1994 - 8,592,287; 1993 - 5,646,545                                     42,961        28,233
  Capital surplus                                                         20,788        15,009
  Retained earnings                                                       54,928        64,157
Net unrealized depreciation on securities available-
  for-sale, net of tax of $438                                            (2,041)
Net unrealized losses on marketable equity securities                         --           (28)
- ----------------------------------------------------------------------------------------------
     Total shareholders' equity                                          116,636       107,371

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $1,499,434    $1,464,039


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

PIKEVILLE NATIONAL CORPORATION AND SUBSIDIARIES
- -----------------------------------------------

Year Ended December 31
(In thousands except per share data)                                             1994         1993       1992
- --------------------------------------------------------------------------------------------------------------

INTEREST INCOME:
  Interest and fees on loans and lease financing                             $ 78,143     $ 76,068   $ 82,291
  Interest and dividends on securities -
    Taxable                                                                    23,164       24,889     22,813
    Tax Exempt                                                                  3,050        2,643      2,791
  Interest on federal funds sold                                                1,996        1,001      1,718
  Interest on deposits in other financial institutions                            207          328        333
- --------------------------------------------------------------------------------------------------------------
                                                                             $106,560     $104,929   $109,946
INTEREST EXPENSE:
  Interest on deposits (Note 9)                                              $ 39,889     $ 39,282   $ 49,428
  Interest on federal funds purchased and securities
   sold under repurchase agreements                                             1,234          915        897
  Interest on other short-term borrowings                                          90           90        126
  Interest on advances from Federal Home Loan Bank                              4,132        3,550        800
  Interest on long-term debt                                                    2,025        2,779      2,495
- --------------------------------------------------------------------------------------------------------------
                                                                             $ 47,370     $ 46,616   $ 53,746

Net interest income                                                          $ 59,190     $ 58,313   $ 56,200

Provision for loan and lease losses (Note 5)                                    6,066        4,442      7,311
- --------------------------------------------------------------------------------------------------------------

Net interest income after provision for loan and lease losses                $ 53,124     $ 53,871   $ 48,889

NON-INTEREST INCOME:
  Service charges on deposit accounts                                        $  4,651      $ 4,226    $ 3,914
  Gains on sale of loans, net                                                     784        2,038        899
  Insurance commissions                                                           863          770        810
  Trust income                                                                  1,600        1,162      1,064
  Securities gains (losses), net (Notes 4 and 12)                                 (45)       2,003      2,128
  Other                                                                         1,800        1,870      2,612
- --------------------------------------------------------------------------------------------------------------
                                                                             $  9,653     $ 12,069   $ 11,427
NON-INTEREST EXPENSE:
  Salaries and wages                                                         $ 17,679     $ 17,703   $ 16,255
  Employee benefits (Note 13)                                                   5,354        5,174      4,548
  Occupancy, net                                                                3,250        3,052      3,102
  Equipment                                                                     3,173        3,049      2,420
  Data processing                                                               2,084        1,184        914
  Stationery, printing and office supplies                                      1,496        1,499      1,311
  Taxes other than payroll, property and income                                 1,682        1,471      1,488
  FDIC insurance                                                                2,715        2,753      2,613
  Losses associated with mortgage-backed derivative securities (Note 22)        2,793           --         --
  Restructuring and reengineering costs  (Note 22)                                945           --         --
  Other                                                                        11,116        9,686      9,489
- --------------------------------------------------------------------------------------------------------------

                                                                             $ 52,287     $ 45,571   $ 42,140

Income before income taxes                                                   $ 10,490     $ 20,369   $ 18,176
Income taxes (Note 12)                                                          2,278        5,533      5,072
- --------------------------------------------------------------------------------------------------------------
NET INCOME                                                                   $  8,212     $ 14,836   $ 13,104
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
Earnings per share: (Note 20)
  Primary                                                                    $    .95      $  1.80   $   1.63
  Fully diluted                                                                   .95         1.78       1.60

Average shares outstanding:(Note 20)
  Primary                                                                       8,601        8,246      8,024
  Fully diluted                                                                 8,602        8,323      8,169


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
PIKEVILLE NATIONAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                                                                                                      Net
                                                                                               Unrealized             Net
                                                                                            Appreciation/      Unrealized
                                                                                           (Depreciation)       Losses on
                                                                                            on Securities      Marketable
                                                   Common     Capital     Retained    Available-for-Sale,          Equity
(In thousands except per share amounts)             Stock     Surplus     Earnings             Net of Tax      Securities     Total
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1992
  as previously reported                          $15,342     $13,553      $47,399        $                        $(159)  $ 76,135
Restate for pooling-of-interests (Note 2)           4,958                    4,131                                            9,089
                                                ---------     --------     -------        ----                  ---------   -------
Balance, January 1, 1992 as restated              $20,300     $13,553      $51,530        $                        $(159)  $ 85,224

Repurchase of Woodford Bancorp, Inc.
  common stock                                        (91)                                                                      (91)

Net income for 1992                                                         13,104                                           13,104
Cash dividends declared
 ($.51 per share)                                                           (3,660)                                          (3,660)
Issuance of 108,437 shares
 common stock (Note 20)                               335       1,370                                                         1,705
Common stock split including
 purchase of fractional
 shares (Note 20)                                   7,696          (2)      (7,697)                                              (3)
Change in net unrealized loss on marketable
 equity securities                                                                                                   127        127
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                        $28,240     $14,921      $53,277        $                        $ (32)  $ 96,406
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
Net income for 1993                                                         14,836                                           14,836
Cash dividends declared
 ($.55 per share)                                                           (3,954)                                          (3,954)
Issuance of 7,319 shares
 common stock (Note 20)                                25          88                                                           113
Repurchase of Woodford Bancorp, Inc.
  common stock                                        (32)                      (2)                                             (34)
Recovery of net unrealized loss on marketable
  equity securities                                                                                                    4          4
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993                        $28,233     $15,009      $64,157        $                         $(28)  $107,371
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
Effect on adopting SFAS No. 115,
  net of tax (Note 1)                                                                        521                      28        549
Net income for 1994                                                          8,212                                            8,212
Cash dividends declared
 ($.61 per share)                                                           (4,747)                                          (4,747)
Issuance of 19,382 shares common stock                 97         387                                                           484
Issuance of 581,963 shares common stock
  in conjunction with debenture redemption
(Notes 10 and 20)                                   1,940       5,398                                                         7,338
Common stock split including purchase
   of fractional shares (Note 20)                  12,691          (6)     (12,694)                                              (9)
Net change in unrealized appreciation/
   (depreciation) on securities available-for
   sale, net of tax of $727                                                               (2,562)                 (2,562)
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                        $42,961     $20,788      $54,928       $(2,041)               $116,636
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
PIKEVILLE NATIONAL CORPORATION AND SUBSIDIARIES
- -----------------------------------------------


Year Ended December 31
(In thousands)                                                       1994       1993        1992
- ------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                                                     $ 8,212      $14,836    $13,104
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                                  3,539        2,930      2,846
    Provision for loan and other real estate losses                7,092        4,717      7,611
    Deferred income taxes                                           (525)         (88)    (1,515)
    Securities (gains) losses, net                                    45       (2,003)    (2,128)
    Gain on sale of loans, net                                      (784)      (2,038)      (899)
    Loss on sale of assets                                            27           36         85
    Net amortization of securities premiums                        1,595        1,545        804
    Sales of securities held for sale                                 --       37,302     58,909
    Maturities of securities held for sale                            --        8,559      2,859
    Purchases of securities held for sale                             --      (16,327)   (16,464)
    Loans originated for sale                                    (49,598)    (128,391)   (83,576)
    Proceeds from sale of loans                                   56,995      128,700     90,512
    Changes in:
      Interest receivable                                           (598)         767      1,379
      Interest payable                                               522          (92)    (2,158)
      Other liabilities                                               (7)       1,419        519
      Other assets                                                   382       (3,436)       842
- ------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                   26,897       48,436     72,730

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale/call of investment securities                    --       21,100     10,626
  Proceeds from sale of mortgage-backed securities                    --       54,131      7,032
  Proceeds from sale/call of securities available for sale         3,949           --         --
  Proceeds from maturity of securities available for sale         29,326           --         --
  Proceeds from maturity of securities held to maturity           55,652           --         --
  Proceeds from maturity of investment securities                     --       51,492     46,700
  Proceeds from principal payments of mortgage-backed securities  34,278       68,380     39,082
  Purchase of securities available for sale                      (45,958)          --         --
  Purchase of securities held to maturity                        (29,113)          --         --
  Purchase of investment securities                                   --     (142,331)   (94,484)
  Purchase of mortgage-backed securities                         (62,230)    (149,983)  (112,030)
  Net change in loans                                            (68,753)      (4,209)    (6,748)
  Purchase of premises, equipment, and other real estate          (5,269)      (6,981)    (2,127)
  Proceeds from sale of premises and equipment                       895          276        317
  Proceeds from sale of other real estate                          1,851        3,890      2,503
- ------------------------------------------------------------------------------------------------
    Net cash used in investing activities                        (85,372)    (104,235)  (109,129)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in deposits                                          32,369       27,212     16,319
  Net change in federal funds purchased and
   securities sold under repurchase agreements                       406        6,044    (10,512)
  Net change in short-term borrowings                             (1,525)       2,221        134
  Advances from Federal Home Loan Bank                            16,058       34,445     36,022
  Repayments of advances from Federal Home Loan Bank             (11,526)      (8,144)    (2,244)
  Proceeds from long-term debt                                        --       17,410         --
  Payments on long-term debt                                     (10,363)     (18,480)    (1,784)
  Proceeds from issuance of common stock                           7,822          113      1,705
  Repurchase of common stock                                          (9)         (34)       (94)
  Dividends paid                                                  (4,581)      (3,832)    (3,603)
- ------------------------------------------------------------------------------------------------
      Net cash provided by financing activities                   28,651       56,955     35,943

Net increase (decrease) in cash and cash equivalents             (29,824)       1,156       (456)
Cash and cash equivalents at beginning of year                   109,922      108,766    109,222
- ------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $80,098     $109,922   $108,766
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES
  Cash paid during the year for:
    Interest                                                     $46,848      $46,708    $55,904
    Income taxes                                                   3,427        5,853      6,349
Securities transferred from investment to held for sale               --       59,889     25,750
Transfer from loans to other real estate                           3,185          833      2,132
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------


See notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A. Basis of Presentation - The consolidated financial statements include the accounts of Pikeville National Corporation (the Corporation), a bank holding company, and all its subsidiaries, including its principal subsidiary, Pikeville National Bank and Trust Company. All material intercompany transactions and accounts have been eliminated in consolidation. The accounting and reporting policies conform to generally accepted accounting principles and general practices within the banking industry.

        B. Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits in other financial institutions and federal funds sold. Generally, federal funds are sold for one day periods. The Corporation reports net cash flows for customer loan transactions, deposit transactions, and other short-term borrowings.

        C. Securities - Management determines the appropriate classification of securities at the time of purchase. On January 1, 1994 the corporation adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Corporation now classifies securities into held-to-maturity or available-for-sale categories. Held-to-maturity securities are those which the Corporation has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available-for-sale securities are those the Corporation may decide to sell if needed for liquidity, asset-liability management or other reasons. Available-for-sale securities are reported at fair value, with unrealized gains and losses included as a separate component of shareholders' equity, net of tax. Adoption of SFAS No. 115 on January 1, 1994, increased shareholders' equity by $549 thousand, net of $289 thousand tax effect.

          Prior to January 1, 1994, securities were reported at amortized cost, except for securities held-for-sale which were reported at the lower of cost or market value in the aggregate. Net unrealized losses were recognized in a valuation allowance by charges to income.

         Gains or losses on disposition of securities are computed by the specific identification method for all securities except for shares in mutual funds, which are computed by the average cost method. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings.

        D. Loans and Lease Financing - Loans and lease financing are stated at the amount of unpaid principal reduced by unearned interest and an allowance for loan losses. Income from loans and lease financing is recorded on the level yield basis, except for those loans on a nonaccruing income status. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful. Any loan greater than 90 days past due must be well secured and in the process of collection to continue accruing interest.

        Loan fees, net of direct loan origination costs, are recognized as income over the life of the loan as a yield adjustment using the level yield method.

         Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

         The provision for loan losses charged to operating expenses is an amount that is sufficient to maintain the allowance for loan losses at an adequate level to absorb future loan losses based on management's best estimate of loan losses, predicated upon such considerations as the current condition and volume of the Banks' loan portfolios, economic conditions within the Banks' service area, review of specific problem loans, and any other factors influencing the collectibility of the loan portfolio.

        E. Premises and Equipment - Premises, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed primarily on the straight-line method for furniture, equipment and buildings over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the estimated useful lives or terms of the related leases on the straight-line method. Maintenance, repairs and minor improvements are charged to operating expenses as incurred and major improvements are capitalized.
                                     102

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

        F. Other Real Estate - Real estate acquired by foreclosure is carried at the lower of the recorded investment in the property or its fair value. The value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. An allowance for estimated losses on real estate is provided when a subsequent decline in value occurs by a charge to operating expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses.

        G. Purchase Method of Accounting - Net assets of subsidiaries acquired in purchase transactions are recorded at the fair value at the date of acquisition. The excess of cost over net assets acquired (goodwill) is being amortized by the straight-line method over twenty-five years. Management reviewed the earnings of the operations acquired for evidence of any impairment of the unamortized amount.

        H. Income Taxes - The Corporation files consolidated federal income tax returns. Prior to 1993, income tax expense was based upon the liability method under Statement of Financial Accounting Standards ('SFAS') No. 96. Beginning in 1993, the Corporation adopted SFAS No. 109, Accounting for Income Taxes. The Corporation records income tax expense based on the amount of taxes due on its consolidated tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between carrying amounts and tax bases of assets and liabilities, using enacted tax rates. The effect of adoption of SFAS No. 109, as of January 1, 1993, was not material to the Corporation's consolidated financial position or results of operations.

        I. Earnings Per Share - Primary and fully diluted earnings per share are calculated by dividing net income by the weighted average number of shares of common stock outstanding and the number of shares of common stock which would be assumed outstanding under the treasury-stock method upon the exercise of stock options during each period when such exercise would dilute earnings per share. (See Note 20.)

        J. Postretirement Health Care Plan - The Corporation sponsors a postretirement health care plan that covers both salaried and nonsalaried employees. Effective January 1, 1993, the Corporation adopted the provisions of SFAS No. 106, Employers Accounting for Postretirement Benefits Other Than Pensions. SFAS No. 106 requires the accrual, during the years that employees render the necessary service, of the expected cost of providing benefits to employees and their beneficiaries and covered dependents. The Corporation's postretirement health care plan provides that retired employees may remain on the Corporation's health care plan with each retiree's out-of-pocket contribution to the Corporation equal to their premium expense determined exclusively on the loss experience of the retirees in the plan. The impact of adopting the new pronouncement was not material.

        K. Reclassification - Certain reclassifications have been made in the 1993 and 1992 financial statements to conform to the classifications used in 1994.

        L. Industry Segment Information - The Corporation and its subsidiaries operate in the banking industry which accounts for substantially all of their revenues and assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------

NOTE 2 - BUSINESS COMBINATIONS

On May 31, 1995, Pikeville acquired all 43,000 shares of outstanding common stock of Woodford Bancorp Inc. ("Woodford") in exchange for 966,988 shares of Pikeville Common Stock. This transaction was accounted for using the pooling-of-interests method of accounting. Upon the acquisition, Woodford had total assets of $102,835,000 and shareholders' equity of $12,249,000. The accompanying financial statements and this discussion have been restated to include the results of Woodford as required by the pooling-of-interests method of accounting.

On June 30, 1995, Pikeville acquired all 150,000 shares of outstanding common stock of Commercial Bank of Middlesboro ("Commercial Bank") for the cash sum of $14,418,000. This transaction was accounted for as purchase. Upon the acquisition, Commercial Bank had total assets of $105,836,000 and shareholders' equity of $14,918,000.

The above acquisitions will provide for further geographic diversification. Coupled with this strategy, management also plans for Pikeville to become more retail oriented in the future in both lending and deposit gathering. This retail banking strategy is two pronged. First, a centralized lending department is being established that will focus on automobile and mobile home lending. The department is expected to be fully operational by April 1995. It is expected that loan origination volume will be approximately $10 million per month by the third quarter of 1995. Secondly, plans are underway to open four new branches inside retail supermarkets by the end of 1995, which will provide an opportunity to effectively raise retail deposits without the need for expensive marketing campaigns that are normally needed to entice new customers into traditional branches.

    Presented below are the separate results of operations of the Corporation and Woodford Bancorp, Inc. for the years ended December 31, 1994, 1993 and 1992.

(in thousands)

        1994                 Pikeville         Woodford          Consolidated

Net interest income           $54,399           $4,791              $59,190
Net income                      7,477              735                8,212

        1993

Net interest income            53,446            4,867               58,313
Net income                     13,632            1,204               14,836

        1992

Net interest income            51,743            4,457               56,200
Net income                     12,041            1,063               13,104

NOTE 3 - RESTRICTIONS ON CASH AND DUE FROM BANKS

    Included in cash and due from banks are non-interest bearing deposits that are held at the Federal Reserve or maintained in vault cash in accordance with regulatory reserve requirements. The average balance requirement was $11.3 million at December 31, 1994, and $12 million at December 31, 1993.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------

NOTE 4 - SECURITIES

    The amortized cost and fair value of securities available for sale at December 31, 1994 are as follows:

                                                                          (In thousands)
                                                                       Gross          Gross
                                                       Amortized     Unrealized     Unrealized     Fair
                                                         Cost          Gains          Losses       Value

U.S. Treasury and government agencies                   $34,458         $69          $   (96)      $34,431
Mortgage backed pass through certificates                15,454          --           (1,187)       14,267
Collateralized mortgage obligations                       2,670          28               (2)        2,696
Other debt securities                                     5,163          --              (63)        5,100
                                                        -------         ---          -------       -------
  Total debt securities                                  57,745          97           (1,348)       56,494
Marketable equity securities                             32,149          --           (1,228)       30,921
                                                        -------         ---          -------       -------
                                                        $89,894         $97          $(2,576)      $87,415
                                                        -------         ---          -------       -------
                                                        -------         ---          -------       -------

    The amortized cost and fair value of securities held to maturity at December 31, 1994 are as follows:

                                                                          (In thousands)
                                                                       Gross          Gross
                                                       Amortized     Unrealized     Unrealized     Fair
                                                         Cost          Gains          Losses       Value

U.S. Treasury and government agencies                  $ 87,808         $212        $ (1,796)      $ 86,224
States and political subdivisions                        55,509          506          (3,271)        52,744
Mortgage backed pass through certificates               176,920           68         (10,892)       166,096
Collateralized mortgage obligations                      35,750            1          (2,931)        32,820
Other debt securities                                     7,559                         (333)         7,226
                                                       --------         ----        --------       --------
                                                       $363,546         $787        $(19,223)      $345,110
                                                       --------         ----        --------       --------
                                                       --------         ----        --------       --------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------

NOTE 4 - SECURITIES (Cont.)

    The amortized cost and estimated market value of investment securities at December 31,1993 are as follows:

                                                                   (In thousands)
                                                                Gross          Gross       Estimated
                                                Amortized     Unrealized     Unrealized     Market
                                                  Cost          Gains          Losses        Value

U.S. Treasury and government agencies           $138,177        $2,993        $  (179)     $140,991
States and political subdivisions                 39,973         1,273            (61)       41,185
Mortgage backed pass through certificates        164,840         1,768           (721)      165,887
Collateralized mortgage obligations               32,915           317            (56)       33,176
Other debt securities                              4,493            12            (69)        4,436
                                                --------        ------        -------      --------
  Total debt securities                          380,398         6,363         (1,086)      385,675
Equity securities                                  8,079            --             --         8,079
                                                --------        ------        -------      --------
                                                $388,477        $6,363        $(1,086)     $393,754
                                                --------        ------        -------      --------
                                                --------        ------        -------      --------

    The amortized cost and estimated market value of securities held for sale at December 31, 1993 are as follows:

                                                                   (In thousands)
                                                                Gross          Gross       Estimated
                                                Amortized     Unrealized     Unrealized     Market
                                                  Cost          Gains          Losses        Value

U.S. Treasury and government agencies            $13,273         $224            $--        $13,497
Mortgage backed pass through certificates         16,581          201             (6)        16,776
Collateralized mortgage obligations                  264            3             --            267
                                                 -------         ----            ---        -------
  Total debt securities                           30,118          428             (6)        30,540
Marketable equity securities                      22,362           --             --         22,362
                                                 -------         ----            ---        -------
                                                 $52,480         $428            $(6)       $52,902
                                                 -------         ----            ---        -------
                                                 -------         ----            ---        -------

    The amortized cost and estimated market value of investment securities at December 31, 1992 are as follows:

                                                                          (In thousands)
                                                                      Gross          Gross        Estimated
                                                      Amortized     Unrealized     Unrealized      Market
                                                        Cost          Gains          Losses         Value

U.S. Treasury securities                              $ 91,580       $ 2,967        $  (181)     $ 94,366
Obligations of other U.S. government agencies          196,191         4,669         (1,301)      199,559
Obligations of states and political subdivisions        34,997         2,323           (116)       37,204
Marketable equity securities                               358            --             --           358
Other securities                                        27,626           176           (362)       27,440
                                                      --------       -------        -------      --------
                                                      $350,752       $10,135        $(1,960)     $358,927
                                                      --------       -------        -------      --------
                                                      --------       -------        -------      --------

        The amortized cost and estimated market value of securities held for sale at December 31,1992 are as follows:

                                                                          (In thousands)
                                                                      Gross          Gross        Estimated
                                                      Amortized     Unrealized     Unrealized      Market
                                                        Cost          Gains          Losses         Value

U.S. Treasury securities                               $12,124        $135           $ --          $12,259
Obligations of other U.S. government agencies            6,286         143             (2)           6,427
Marketable equity securities                             2,000          --             --            2,000
Other securities                                         1,657           8             (9)           1,656
                                                       -------        ----           ----          -------
                                                       $22,067        $286           $(11)         $22,342
                                                       -------        ----           ----          -------
                                                       -------        ----           ----          -------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------

NOTE 4 - SECURITIES (Cont.)

    The amortized cost and fair value of securities available for sale at December 31, 1994, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       (In thousands)
                                                                  Amortized        Fair
                                                                    Cost           Value

Due in one year or less                                            $29,468        $29,486
Due after one through five years                                     4,990          4,944
Due after five through ten years                                        --             --
Due after ten years                                                     --             --
Mortgage-backed pass through certificates and collateralized
 mortgage obligations                                               18,124         16,964
Other securities                                                     5,163          5,100
                                                                   -------        -------
                                                                   $57,745        $56,494
Marketable equity securities                                        32,149         30,921
                                                                   -------        -------
                                                                   $89,894        $87,415
                                                                   -------        -------
                                                                   -------        -------

    The amortized cost and fair value of securities held to maturity at December 31, 1994, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       (In thousands)
                                                                  Amortized         Fair
                                                                    Cost            Value

Due in one year or less                                            $ 19,710        $ 19,635
Due after one through five years                                     67,733          66,618
Due after five through ten years                                     44,648          39,186
Due after ten years                                                  11,226          13,529
Mortgage-backed pass through certificates and collateralized
 mortgage obligations                                               212,669         198,915
Other securities                                                      7,560           7,227
                                                                   --------        --------
                                                                   $363,546        $345,110
                                                                   --------        --------
                                                                   --------        --------

    Proceeds from sales of securities during 1994, 1993 and 1992 were $3.9 million, $112.5 million and $76.6 million, respectively. Gross gains of $10 thousand and gross losses of $55 thousand were realized on such sales in 1994, gross gains of $2.9 million and gross losses of $0.9 million were realized on such sales in 1993 and gross gains of $2.3 million and gross losses of $0.2 million were realized in 1992. In 1993, the Corporation sold four separate municipal security issues supported by Guaranteed Investment Contracts issued by Executive Life Insurance Company, which has been seized by state insurance regulators and is currently under a court supervised conservatorship. The Corporation wrote down its investment in these securities by $1.1 million in 1991. The sale of these securities during 1993 recovered $1.1 million of this write-down.

    During 1994, the Corporation transferred $52.5 million from securities held for sale to securities available-for-sale, $10.9 million from investment securities to securities available-for-sale, $377.5 million from investment securities to securities held-to-maturity and $13.7 million from securities held-to-maturity to securities available-for-sale within 90 days of maturity.

    Securities with an amortized cost of approximately $134 million and $96 million at December 31, 1994 and 1993, respectively, were pledged to secure public deposits, trust funds, securities sold under repurchase agreements, and advances from the Federal Home Loan Bank.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------

NOTE 5 - LOANS AND LEASE FINANCING

    Major classifications of loans, net of unearned income are summarized as follows:

                                                            (In thousands)
                                                             December 31
                                                         1994           1993

        Commercial, secured by real estate             $231,480       $210,514
        Commercial, other                               183,533        196,296
        Real estate - commercial construction            36,368         22,382
        Real estate - residential construction            8,940         11,859
        Real estate - consumer mortgage                 290,998        263,273
        Consumer                                        143,085        128,995
        Equipment lease financing                         7,919          9,872
                                                       --------       --------
                                                       $902,323       $843,191
                                                       --------       --------
                                                       --------       --------

    The amount of loans on a non-accruing income status was $8.8 million and $11.2 million at December 31, 1994 and 1993, respectively. Additional interest which would have been recorded during 1994, 1993 and 1992 if such loans had been current in accordance with their original terms was approximately $876 thousand, $886 thousand, and $446 thousand, respectively.

    Certain directors, executive officers and principal shareholders of the Corporation or Banks, including associates of such persons, were loan customers during 1994. Such loans were made in the ordinary course of business at normal credit terms and interest rates. An analysis of the 1994 activity with respect to all such loans aggregating $60 thousand or more to any one related party, is as follows:


                                                        (In thousands)
        Balance, January 1, 1994                            $23,161
        Additions                                             8,108
        Loans now meeting disclosure requirements             5,957
        Amounts collected                                    (7,477)
        Loans no longer meeting disclosure requirements        (209)
                                                            -------
        Balance, December 31, 1994                          $29,540
                                                            -------
                                                            -------

NOTE 6 - ALLOWANCE FOR LOSSES

    Changes in the allowance for loan and lease losses were as follows:

                                                         (In thousands)
                                                  1994        1993       1992

      Balance, beginning of year                $13,346     $13,736     $11,530
      Provisions charged against operations       6,066       4,442       7,311
      Recoveries                                  1,103       1,050       1,318
      Loans charged off                          (7,537)     (5,882)     (6,423)
                                                -------     -------     -------
      Balance, end of year                      $12,978     $13,346     $13,736
                                                -------     -------     -------
                                                -------     -------     -------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------

NOTE 6 - ALLOWANCE FOR LOSSES (Cont.)

    Changes in the allowance for other real estate losses were as follows:

                                                    (In thousands)
                                              1994        1993        1992

      Balance, beginning of year             $  846      $ 827       $ 673
      Provisions charged to operations        1,026        275         300
      Realized losses                           (20)      (256)       (146)
                                             ------      -----       -----
      Balance, end of year                   $1,852      $ 846       $ 827
                                             ------      -----       -----
                                             ------      -----       -----

NOTE 7 - EQUIPMENT LEASE FINANCING

    The investment in equipment lease financing is summarized as follows:

                                                         (In thousands)
                                                           December 31
                                                        1994        1993

      Leveraged lease financing                        $   --      $  348
      Direct lease financing                            7,919       9,524
                                                       ------      ------
                                                       $7,919      $9,872
                                                       ------      ------
                                                       ------      ------

        Leased equipment subject to direct financing leases is periodically inspected to ensure the reasonableness of the estimated residual values. Outstanding non recourse debt on leveraged leases amounted to $505 thousand at December 31, 1993.

NOTE 8 - PREMISES AND EQUIPMENT, NET

    Bank premises and equipment are summarized as follows:

                                                          (In thousands)
                                                           December 31
                                                        1994         1993

      Land and buildings                              $ 38,259       $ 36,885
      Leasehold improvements                             2,810          2,470
      Furniture, fixtures and equipment                 19,815         18,118
      Construction in progress                              46             17
                                                      --------       --------
                                                       $60,930       $ 57,490
      Less accumulated depreciation
       and amortization                                (22,165)       (19,775)
                                                      --------       --------
                                                      $ 38,765       $ 37,715
                                                      --------       --------
                                                      --------       --------

        Included in land and buildings at December 31, 1994 and 1993 is a bank building under capital lease of $1.8 million and related accumulated amortization of $234 thousand and $189 thousand, respectively. Depreciation and amortization of premises and equipment for 1994, 1993 and 1992 amounted to $2.7 million, $2.2 million and $2.2 million, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------
NOTE 9 - DEPOSITS

        Interest expense on deposits is comprised of the following:

                                                                (In thousands)
                                                           1994       1993       1992
Savings, NOW and money market accounts                  $  11,446   $ 11,160   $ 12,071
Certificates of deposit of $100 thousand or more            8,308     10,043     10,928
Other time deposits                                        20,135     18,079     26,429
                                                        -------------------------------
                                                        $  39,889   $ 39,282   $ 49,428
                                                        -------------------------------
                                                        -------------------------------


        Time certificates of deposit outstanding in denominations of $100 thousand or more were $198 million and $176 million at December 31, 1994 and 1993, respectively.


NOTE 10 - LONG-TERM DEBT

   Long-term debt consists of the following:

                                                                      (In thousands)
                                                                       December 31
                                                                     1994       1993
   Parent Company:

   Bank note, interest rate of 6.30%, payable quarterly;
   principal payments of $2.0 million on June 4, 1995
   and 1996; secured by stock pledge agreement of all
   of the issued and outstanding common stock of one
   bank subsidiary.  (see below)                                    $ 4,000   $  6,000

   Redeemable subordinated debentures due January 1,
   1998, interest at 8 3/4%, payable quarterly (see below)               --      7,470

   Six Year Senior Notes, 7 3/8% due January 1, 1999;
   interest payable semiannually; redeemable in whole or
   in part at the option of the Corporation at any time on
   or after January 1, 1997                                           5,000      5,000

   Ten Year Senior Notes, 8 1/4% due January 1, 2003;
   interest payable semiannually; redeemable in whole or
   in part at the option of the Corporation at any time on or
   after January 1, 1999                                             12,230     12,250

                                      110

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------

NOTE 10 - LONG-TERM DEBT (Cont.)

                                                                      (In thousands)
                                                                       December 31
                                                                     1994        1993
   Subsidiaries:

   Industrial Revenue Development Bonds                             $ 1,500     $ 2,070

   Kentucky Housing Corporation, interest at 6-5/8%,
   payable semiannually; varying  annual principal
   payments through 2001;  loan proceeds are restricted
   for mortgage lending purposes and are subject to
   certain other restrictions; loans are collateralized
   by mortgage loans having a book value of $901 and
   $997 at December 31, 1994 and 1993, respectively                     467         674

   Obligations under capital lease, interest at lender's
   prime rate, payable in quarterly principal and interest
   installments of  $53 thousand, adjusted for prime rate
   changes through September 2004, secured by real property.
   The Bank has a purchase option at September 2004 of
   $921 thousand or a renewal option for a period of five years       1,614       1,653

   Other                                                                133         160
                                                                     ------      ------
                                                                    $24,944     $35,277
                                                                    -------     -------
                                                                    -------     -------

        The Bank note and related loan agreement require the maintenance of certain capital and operational ratios for the Corporation and for the subsidiary bank whose stock is pledged as collateral, all of which have been complied with at December 31, 1994.

        On January 1, 1994, the Corporation redeemed the Redeemable subordinated debentures by issuing 582 thousand shares of common stock. (See note 20.) As a result of the redemption, capital surplus was increased by $5.4 million, net of capitalized expenses totaling $132 thousand.

        Industrial Revenue Development Bonds with original face amounts of $7.8 million and $1.3 million issued on March 27, 1981 and September 21, 1982, respectively, are collateralized by a first mortgage on the Pikeville National Bank and Trust Company main office property and two branch buildings and a security interest in all equipment and other tangible personal property acquired with the proceeds of the bonds. The carrying value of such property at December 31, 1994 and 1993 totaled
$5.8 million and $5.9 million, respectively. Principal payments on the bonds are due March 1 and May 1, respectively, of each year through 1997, in varying amounts. Interest is payable semiannually at an annual interest rate of 70% of the prime rate, not to exceed 25%.

        Principal payments due on long-term debt during the five years subsequent to December 31, 1994, are as follows: 1995 - $2.9 million; 1996 - $2.9 million; 1997 - $0.3 million; 1998 - $0.2 million;
1999 -$5.1 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------


NOTE 11 - ADVANCES FROM FEDERAL HOME LOAN BANK

      The advances from the Federal Home Loan Bank consist of the following:

                                                            December 31
                                                           (In thousands)
                                                        1994           1993
      Due in one year or less                         $  5,000       $  5,000
      Due in one to five years                           5,762          6,950
      Due in five to ten years                          45,134         37,446
      Due after ten years                               13,864         15,832
                                                      --------       --------
                                                      $ 69,760       $ 65,228
                                                      --------       --------
                                                      --------       --------



      These advances generally require monthly principal payments and are collateralized by Federal Home Loan Bank stock in the amount of $9.1 million and $104.6 million of certain first mortgage loans as of December 31, 1994. The advances have interest rates ranging from 4.10% to 8.45%.


NOTE 12 - FEDERAL INCOME TAXES

      The components of the provision for income taxes are as follows:

                                                 1994        1993        1992
                                                        (In thousands)

      Currently payable                         $2,803      $5,621      $6,587
      Deferred                                  (1,110)        (88)     (1,515
      Increase in valuation allowance              585          --          --
                                                ------      ------      ------
                                                $2,278      $5,533      $5,072
                                                ------      ------      ------
                                                ------      ------      ------

      The components of the net deferred tax asset recorded in the balance sheets as of December 31 are as follows:

                                                                1994        1993
                                                                  (In thousands)
          Deferred Tax Assets
            Lease financing income                            $     237   $     751
            Bad debt deduction                                    3,993       4,148
            Other real estate write-down                            648         401
            Net unrealized depreciation on
                 securities available for sale                      868          --
            Losses on mortgage backed derivative securities         987          --
            Deferred compensation                                   194         217
            Other                                                   625         470
                                                             ----------  ----------
                  Total deferred tax assets                  $    7,552  $    5,987
                                                             ----------  ----------

          Deferred Tax Liabilities
            Depreciation                                     $   (2,983) $   (2,720)
            Purchase accounting                                    (202)       (416)
            FHLB stock dividends                                   (486)       (293)
            Other                                                  (454)       (680)
                                                              ---------   ---------
                  Total deferred tax liabilities             $   (4,125) $   (4,109)

            Valuation allowance                                  (1,055)       (470)
                                                              ---------  ----------
                  Net deferred tax asset                     $    2,372  $    1,408
                                                              ---------  ----------
                                                              ---------  ----------


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------


NOTE 12 - FEDERAL INCOME TAXES (Cont.)

        The components of the deferred income tax benefit for 1992 resulting from timing differences in the recognition of revenue and expense for tax and financial reporting purposes were as follows:

                                                    (In thousands)
                                                         1992
    Lease financing income                              $   (518)
    Provision for loan losses                               (791)
    Depreciation                                              44
    Other, net                                              (250)
                                                        --------
                                                        $ (1,515)
                                                        --------
                                                        --------


        The Corporation is in the final stage of an Internal Revenue Service audit of the Corporation's consolidated returns for 1991 and 1990. The audit adjustments are expected to be immaterial.


        A reconciliation between the statutory and effective tax rates is as follows:


                                            (In thousands)
                                    1994              1993              1992

Tax at statutory rate         $3,672    35.0%   $7,129   35.0%    $6,180   34.0%
Tax-exempt interest           (1,560)  (14.9)   (1,406)  (6.9)    (1,469)  (8.1)
Non-deductible interest
 related to carrying
 tax-exempt obligations          259     2.5       112     .6        114     .6
Other, net                       (93)   ( .9)     (302)  (1.5)       247    1.4
                              ------    ----    ------   ----     ------   ----
                              $2,278    21.7%   $5,533   27.2%    $5,072   27.9%
                              ------    ----    ------   ----     ------   ----
                              ------    ----    ------   ----     ------   ----


        Income taxes applicable to investment securities gains (loses) were ($16) thousand; $701 thousand; and $724 thousand, for 1994, 1993 and 1992, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------

NOTE 13 - EMPLOYEE BENEFITS

        The Corporation has a savings and retirement plan covering substantially all employees whereby each Bank matches half of the first 8% of wages contributed by an employee and may, at the discretion of each Bank's Board of Directors, contribute an additional percentage of covered employees' gross wages.

        The Corporation also has an employee stock ownership plan (ESOP) covering substantially all employees. Under the plan, the Corporation contributes 4% of covered employees' gross wages. The ESOP uses the contribution to acquire shares of the Corporation's common stock.
The ESOP owned 143,811 shares of Corporation stock at December 31, 1994. Substantially all shares owned by the ESOP were allocated to employees' accounts at December 31, 1994. The market price of the shares at the date of allocation is essentially the same as the market price at the date of purchase. Expenses relative to the ESOP for 1994, 1993 and 1992 were $557 thousand, $568 thousand and $544 thousand, respectively.

        The total retirement plan expense, including ESOP expense above, for 1994, 1993 and 1992 was $1.1 million, $1.0 million and $0.9 million, respectively.

        On April 18, 1989, the shareholders approved the 1989 Stock Option Plan (the Option Plan). Under the Option Plan, certain key employees have been granted options to purchase shares of the Corporation's common stock at option prices equal to the fair value at the date of the grant. Generally, the options become exercisable on and after the first anniversary of the date of grant in cumulative annual installments of one-fourth of the number of shares covered by the grant. These options terminate, contingent upon continued employment, 10 years from the date of the grant.

        Following is a summary of transactions:

                                             Exercise Price        Shares under Option
                                               Per Share             1994        1993

    Outstanding, beginning of year          $10.67 - $21.67         79,312      69,187
    Granted during the year                 $21.67 - $34.50          9,093      18,000
    Exercised during the year               $10.67 - $12.00        (10,687)     (5,062)
    Expired during the year                 $10.67 - $34.50         (9,829)     (2,813)
                                                                   -------      ------
    Outstanding, end of year                $10.67 - $34.50         67,889      79,312
                                                                   -------      ------
                                                                   -------      ------
    Currently eligible at end of the year   $10.67 - $21.67         32,438      24,187
                                                                   -------      ------
                                                                   -------      ------


        At December 31, 1994, there were 136,298 shares reserved for future grants.


NOTE 14 - OPERATING LEASES

        Certain premises and equipment are leased under operating leases which provide for minimum rental payments as follows:


                                                           (In thousands)

        1995                                                  $  1,185
        1996                                                     1,047
        1997                                                       848
        1998                                                       650
        1999                                                       577
        Thereafter                                               4,808
                                                               -------
                                                              $  9,115
                                                              --------
                                                              --------


        Total rental expense incurred under these operating leases amounted to $1.2 million, $1.4 million and $1.2 million in 1994, 1993 and 1992, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

        Cash and Cash Equivalents - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

        Securities - For securities, fair values are based on quoted market prices or dealer quotes.

        Loans and Loans Held for Sale - The fair value of fixed rate loans and variable rate mortgage loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For other variable rate loans, the carrying amount is a reasonable estimate of fair value.

        Deposits - The fair value of demand deposits, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

        Short-Term Borrowings - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

        Advances from the Federal Home Loan Bank - The fair value of these fixed-maturity advances is estimated by discounting the future cash flows using the rates currently offered for advances of similar remaining maturities.

        Long-Term Debt - The interest rate on the Company's long-term debt is variable or approximates current market rates for similar instruments and therefore the carrying amount is a reasonable estimate of fair value.

        Other Financial Instruments - The estimated fair value for other financial instruments and off-balance-sheet loan commitments are considered to approximate cost at December 31, 1994 and 1993 and are not considered significant.

                                                                December 31
                                                       1994                  1993
                                                          Estimated                Estimated
                                              Carrying      Fair       Carrying      Fair
                                               Amount       Value       Amount       Value
                                                               (In thousands)
Financial assets:
 Cash and cash equivalents                   $   80,098   $   80,098  $  109,922   $  109,922
 Securities                                     450,961      432,525     440,957      446,656
 Loans and loans held for sale                  906,454      892,004     853,935      856,148
 Less: allowance for loan and lease losses      (12,978)     (12,978)    (13,346)     (13,346)
                                             ----------   ----------  ----------   ----------
                                             $1,424,535   $1,391,649  $1,391,468   $1,399,380
                                             ----------   ----------  ----------   ----------
                                             ----------   ----------  ----------   ----------

Financial liabilities:
 Deposits                                    $1,246,387   $1,248,656  $1,214,019   $1,221,593
 Short-term borrowings                           31,154       31,154      32,273       32,273
 Advances from Federal Home Loan Bank            69,760       63,782      65,228       66,079
 Long-term debt                                  24,944       24,944      35,277       35,277
                                             ----------   ----------  ----------   ----------
                                             $1,372,245   $1,368,536  $1,346,797   $1,355,222
                                             ----------   ----------  ----------   ----------
                                             ----------   ----------  ----------   ----------



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

        The Banks are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include standby letters of credit and commitments to extend credit in the form of unused lines of credit. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments and include these commitments and conditional obligations in their calculations as to the adequacy of their allowances for loan losses.

        At December 31, the Banks had the following financial instruments whose approximate contract amounts represent credit risk:

                                                            (In thousands)
                                                          1994          1993
    Standby letters of credit                           $ 15,319       $17,239
    Commitments to extend credit                         107,980        94,714

        Standby letters of credit represent conditional commitments issued by the Banks to guarantee the performance of a third party. The credit risk involved in issuing these letters of credit is essentially the same as the risk involved in extending loans to customers.

        Fixed rate loan commitments at December 31, 1994 of $53.7 million have interest rates ranging predominately from 6.6% to 12.0% and are for terms up to 25 years. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Banks evaluate each customer's credit-worthiness on a case-by-case basis. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. A portion of the commitments are to extend credit at fixed rates. These credit commitments are based on prevailing rates, terms and conditions with other loans being made at December 31, 1994. Collateral held varies but may include accounts receivable, inventory, property and equipment and income-producing properties.

        During 1994, the Corporation entered into a 3 year interest rate swap. Semiannually, the Corporation receives interest at a fixed rate of 5.5% and pays interest at LIBOR. Interest is computed on a notional amount of $10 million. During 1994, the Corporation recognized $69 thousand as
income on this agreement.   LIBOR may change substantially in the future due
to market factors. The fair value of this financial instrument for its remaining term is not material.

NOTE 17 - CONCENTRATION OF CREDIT RISK

        The Banks grant commercial, residential and consumer related loans to customers primarily located in eastern and central Kentucky. Although the Banks have diverse loan portfolios, a certain portion of the debtors' ability to perform is somewhat dependent upon the coal industry.

NOTE 18 -  COMMITMENTS AND CONTINGENCIES

        The Banks and certain officers are named defendants in legal actions arising from normal business activities. Management, after consultation with legal counsel, believes these actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Corporation's consolidated financial position or results of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19 - LIMITATION ON SUBSIDIARY BANK DIVIDENDS

        The Corporation's principal source of funds is dividends received from the subsidiary banks. Regulations limit the amount of dividends that may be paid without prior approval. Under these regulations, the amount of dividends that may be paid during 1995 by its subsidiary banks, without prior approval, approximate $9.3 million plus any 1995 net profits, as defined.

NOTE 20 - COMMON STOCK SPLIT

        On March 20, 1992, the Board of Directors approved a 3-for-2 stock split effective May 1, 1992, in the form of a dividend of the Corporation's common stock to shareholders of record on April 15, 1992. As a result of the split, retained earnings were reduced by $7.7 million. On November 23, 1993, the Board of Directors approved a 3-for-2 stock split effective February 1, 1994 in the form of a dividend of the Corporation's common stock to shareholders of record on January 5, 1994. As a result of the split, retained earnings were reduced by $12.7 million. All references in the accompanying financial statements to the number of average shares and per share data have been restated to reflect the stock splits.

NOTE 21 - IMPACT OF NEW ACCOUNTING STANDARDS

        In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, Accounting By Creditors For Impairment of a Loan. SFAS No. 114 requires that allowances for loan losses on impaired loans be determined using the present value of estimated future cash flows of the loans, discounted at the loan's effective interest rate. A loan is considered to be impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract. SFAS No. 114 is effective for fiscal years beginning after December 15, 1994. The Corporation adopted SFAS No. 114, as required, on January 1, 1995. The effect of adopting the new guidance was not material to the Corporation's consolidated financial statements.

NOTE 22 - NON -INTEREST EXPENSE

    Mortgage-backed derivative securities were purchased for certain trust accounts administered by the Corporation's affiliates. While all of these securities are guaranteed by U.S. government sponsored entities and pose very little , if any, credit risk, they have exhibited excessive market volatility which led to a significant decline in their market value during 1994. The Corporation purchased these securities at the amount carried in the customer trust accounts, and recognized a $2.8 million pre-tax loss between book and market value at the date of purchase.

    During the latter part of 1993 and 1994, the Corporation intensely examined ways to improve its performance through restructuring operations and reengineering work flow processes. As a result, the Corporation adopted a plan to reduce its workforce. Severance pay and other related costs of down-sizing totaling $945 thousand were recognized in 1994.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 - PARENT COMPANY FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS

                                                              December 31
                                                            (In thousands)
                                                          1994          1993
ASSETS
Cash on deposit                                        $   2,682     $  3,641
Securities available-for-sale                              3,453            -
Loans and lease financing                                     31            -
Investment in and advances to subsidiary banks           117,186      117,274
Excess of cost over net assets acquired (net of
 accumulated amortization of $2,598 and
 $2,139 respectively)                                      8,845        9,304
Other assets                                              10,667        9,376
                                                        --------     --------
TOTAL ASSETS                                           $ 142,864     $139,595
                                                       ---------     --------
                                                       ---------     --------

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings                                  $   2,000     $      -
Dividends payable                                          1,220        1,053
Long-term debt (Note 10)                                  21,230       30,720
Other liabilities                                          1,778          451
                                                        --------     --------
 Total liabilities                                     $  26,228     $ 32,224
                                                        --------     --------

Shareholders' equity                                   $ 116,636     $107,371
                                                        --------     --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 142,864     $139,595
                                                        --------     --------
                                                        --------     --------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED STATEMENTS OF INCOME

                                                       Year Ended
                                                       December 31
                                                     (In thousands)
                                             1994         1993         1992
Income:
  Dividends from subsidiary banks         $  13,472    $  13,061     $  8,651
  Other income                                1,886        1,102          582
                                          ---------    ---------     --------
    Total income                             15,358       14,163        9,233
                                          ---------    ---------     --------
Expenses:
  Interest expense                        $   1,784    $   2,528     $  2,207
  Amortization expense                          459          459          458
  Other expenses                             10,031        3,783        1,416
                                          ---------    ---------     --------
    Total expenses                        $  12,274    $   6,770        4,081
                                          ---------    ---------     --------
Income before income taxes and equity
 in undistributed income of subsidiaries  $   3,084    $   7,393     $  5,152
Income tax benefit                           (3,475)      (1,823)        (946)
                                          ---------    ---------     --------
Income before equity in undistributed
 income of subsidiaries                   $   6,559    $   9,216     $  6,098
Equity in undistributed income
 of subsidiaries                              1,653        5,620        7,006
                                          ---------    ---------     --------
NET INCOME                                $   8,212    $  14,836     $ 13,104
                                          ---------    ---------     --------
                                          ---------    ---------     --------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED STATEMENTS OF CASH FLOWS

                                                                   Year Ended
                                                                   December 31
                                                                  (In thousands)
                                                          1994         1993         1992
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                             $  8,212    $  14,836    $  13,104
 Adjustments to reconcile net income
   to net cash provided by operating activities:
 Amortization, net                                           489          467          467
 Loss on sale of securities                                   --           --           14
 Equity in undistributed earnings
   of subsidiaries                                        (1,653)      (5,620)      (7,006)
 Change in other assets and liabilities, net                 141       (5,841)      (2,391)
                                                        --------    ---------    ---------
 Net cash provided by operating activities              $  7,189    $   3,842    $   4,188

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of securities available for sale                (3,860)          --           --
 Payments to acquire net assets of subsidiaries               --       (1,300)          --
 Net change in loans                                         (31)          --           --
 Proceeds from sale of investment securities                  --           --          626
                                                       ---------    ---------    ---------
 Net cash provided by (used in)
   investing activities                                 $ (3,891)   $  (1,300)   $     626

CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid                                           (4,580)      (3,832)      (3,603)
 Net proceeds from issuance of common stock                7,813          113        1,705
 Net change in short-term borrowings                       2,000           --           --
 Repayment of long-term debt                              (9,490)     (17,750)      (1,000)
 Proceeds from long-term debt                                 --       17,250           --
                                                       ---------    ---------    ---------
 Net cash provided by (used in)
   financing activities                                 $ (4,257)   $  (4,219)   $  (2,898)

 Net increase (decrease) in cash and cash
   equivalents                                          $   (959)   $  (1,677)       1,916

 Cash and cash equivalents at beginning
   of year                                                 3,641        5,318        3,402
                                                       ---------    ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                $  2,682    $   3,641    $   5,318
                                                       ---------    ---------    ---------
                                                       ---------    ---------    ---------
SUPPLEMENTAL DISCLOSURES
 Cash paid (received) during the year for:
    Interest                                            $  1,784    $   2,528    $   2,207
    Income Taxes                                          (3,123)      (1,625)        (998)

                              UNITED WHITLEY CORP.
                          INDEX TO FINANCIAL STATEMENTS
                                                                           Page
Consolidated Balance Sheet as of June 30, 1995 (Unaudited) . . . . . . .   122

Consolidated Statements of Income for the Six Months Ended June 30,
1995 and 1994 (Unaudited). . . . . . . . . . . . . . . . . . . . . . . .   124

Consolidated Statements of Changes in Shareholders' Equity for the Six
Months Ended June 30, 1995 (Unaudited) . . . . . . . . . . . . . . . . .   125

Consolidated Statements of Cash Flows for the Six Months Ended June
30, 1995 and 1994 (Unaudited). . . . . . . . . . . . . . . . . . . . . .   126

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . .   127

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . .   129

Consolidated Balance Sheets as of December 31, 1994 and 1993 . . . . . .   130

Consolidated Statements of Income for the Years Ended December 31,
1994, 1993 and 1992. . . . . . . . . . . . . . . . . . . . . . . . . . .   132

Consolidated Statements of Changes in Shareholders' Equity for the
Years Ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . .   133

Consolidated Statements of Cash Flows for the Year Ended December 31,
1994, 1993 and 1992. . . . . . . . . . . . . . . . . . . . . . . . . . .   134

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . .   136

                    UNITED WHITLEY CORPORATION AND SUBSIDIARY

                      CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 June 30, 1995
- --------------------------------------------------------------------------------

ASSETS
Cash and due from banks                                            $ 2,010,377
Federal funds sold                                                   2,450,000
                                                                   -----------
   Total cash and cash equivalents                                   4,460,377
                                                                   -----------
Securities available-for-sale (Note 2)                               4,733,705
Securities held-to-maturity
  (Fair value of $7,627,187)(Note 2)                                 7,550,917
Loans
   Commercial, financial and agricultural                            6,541,930
   Real estate mortgage                                             11,381,404
   Installment                                                       5,475,450
   Other                                                                 9,842
                                                                   -----------
      Total loans                                                   23,408,626
   Unearned discount                                                  (768,982)
   Allowance for loan losses (Note 3)                                 (424,627)
                                                                   -----------
      Net loans                                                     22,215,017
                                                                   -----------
Premises and equipment, net                                          2,123,050
Accrued interest receivable                                            361,406
Excess of cost over net assets acquired
  (Net of accumulated amortization of $85,796)                         144,729
Other assets                                                           365,378
                                                                   -----------
      Total assets                                                 $41,954,579
                                                                   -----------
                                                                   -----------

- --------------------------------------------------------------------------------
                                  (Continued)

                    UNITED WHITLEY CORPORATION AND SUBSIDIARY

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 June 30, 1995
- --------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
      Noninterest-bearing                                          $ 4,976,572
      Interest-bearing                                              32,836,815
                                                                   -----------
         Total deposits                                             37,813,387
                                                                   -----------
   Note payable (Note 4)                                             1,415,000
   Minority interest in consolidated subsidiary                        326,412
   Accrued interest payable and other liabilities                      277,166
                                                                   -----------

      Total liabilities                                             39,831,965

Shareholders' equity
   Preferred stock: par value $10 per share,
     10,000 shares authorized                                               --
   Common stock:  par value $.10 per share --
     300,000 shares authorized, 134,590 shares issued
     and outstanding                                                    13,459
   Additional paid-in capital                                        2,268,355
   Retained deficit                                                  (121,129)
   Net unrealized depreciation on securities
     available-for-sale, net of tax of $6,734                         (13,071)
   Treasury stock, 1,250 shares at cost                               (25,000)
                                                                   -----------

      Total shareholders' equity                                     2,122,614
                                                                   -----------

      Total liabilities and shareholders' equity                   $41,954,579
                                                                   -----------
                                                                   -----------

- --------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements

                      UNITED WHITLEY CORPORATION AND SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                       Six months ended June 30, 1995 and 1994
- --------------------------------------------------------------------------------

                                                          1995        1994
                                                          ----        ----
Interest income
   Interest and fees on loans                          $1,118,334   $1,024,634
   Interest and dividends on securities
      Taxable                                             352,726      242,013
      Non-taxable                                           5,993        7,601
   Interest on federal funds sold                          66,835       37,224
                                                       ----------   ----------
         Total interest income                          1,543,888    1,311,472

Interest expense
   Interest on deposits                                   799,055      488,603
   Interest on note payable                                63,108       49,366
                                                       ----------   ----------
      Total interest expense                              862,163      537,969
                                                       ----------   ----------

Net interest income                                       681,725      773,503

Provision for loan losses (Note 3)                             --           --
                                                       ----------   ----------

Net interest income after provision
  for loan losses                                         681,725      773,503

Noninterest income
   Service charges on deposits                             70,798       74,906
   Other income                                            37,076       33,624
                                                       ----------   ----------
      Total noninterest income                            107,874      108,530

Noninterest expense
   Salaries and employee benefits                         322,481      343,502
   Furniture, fixtures and occupancy                       78,311       78,757
   Other expenses                                         260,564      332,579
                                                       ----------   ----------
      Total noninterest expense                           661,356      754,838
                                                       ----------   ----------

Income before income tax expense and minority
  interest                                                128,243      127,195

Income tax expense                                         41,568       40,600
                                                       ----------   ----------

Income before minority interest                            86,675       86,595

Minority interest                                         (13,578)     (16,864)
                                                       ----------   ----------

Net income                                             $   73,097   $   69,731
                                                       ----------   ----------
                                                       ----------   ----------

Earnings per common share                              $      .55   $      .52
                                                       ----------   ----------
                                                       ----------   ----------

- --------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements

                      UNITED WHITLEY CORPORATION AND SUBSIDIARY

             CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                    (UNAUDITED)
                                   June 30, 1995
- --------------------------------------------------------------------------------

Balance -- January 1, 1995                                         $2,025,871

   Net income                                                          73,097

   Redemption of preferred stock                                      (39,660)

   Change in net unrealized holding gains (losses) on
     available-for-sale securities, net of tax                         63,306
                                                                   ----------

Balance -- June 30, 1995                                           $2,122,614
                                                                   ----------
                                                                   ----------

- --------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements

                    UNITED WHITLEY CORPORATION AND SUBSIDIARY


               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                    Six months ended June 30, 1995 and 1994

- -------------------------------------------------------------------------------

                                                         1995             1994
                                                      -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                          $    73,097     $    69,731
  Adjustments to reconcile net income
   to net cash from operating activities
    Depreciation and amortization                          48,726          42,139
    Net gain on sale of other real estate                      --          (1,744)
    Minority interest in subsidiary income                 13,578          16,864
    Change in assets and liabilities,
      Unearned discount on loans                            8,957         (48,928)
      Accrued interest receivable                          (5,289)        (27,486)
      Other assets                                         76,159         106,505
      Accrued interest payable and other liabilities      (10,445)         23,618
                                                      -----------     -----------
      Net cash from operating activities                  204,783         180,699

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from principal repayments,
   maturities, and calls of:
    Securities available-for-sale                       2,350,565       1,880,639
    Securities held-to-maturity                         2,317,884         796,840
  Purchase of:
    Securities available-for-sale                        (902,491)     (1,902,870)
    Securities held-to-maturity                        (2,697,133)     (1,296,235)
  Net change in loans                                   1,602,334        (303,049)
  Proceeds from sale of other real estate                      --          77,500
  Premises and equipment expenditures                        (815)         (6,032)
                                                      -----------     -----------
    Net cash from investing activities                  2,670,344        (753,207)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits                  (2,356,432)      1,792,777
  Principal repayments on long-term debt                  (30,000)        (10,000)
  Dividends paid to minority interest                      (5,891)         (6,412)
  Redemption of preferred stock                           (39,660)             --
                                                      -----------     -----------
      Net cash from financing activities               (2,431,983)      1,776,365
                                                      -----------     -----------

Net change in cash and cash equivalents                   443,144       1,203,857
Cash and cash equivalents at beginning of period        4,017,233       3,644,498
                                                      -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD            $ 4,460,377     $ 4,848,355
                                                      -----------     -----------
                                                      -----------     -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                          $   849,239     $   507,021
    Income taxes                                               --              --


- --------------------------------------------------------------------------------

             See accompanying notes to consolidated financial statements.

                 UNITED WHITLEY CORPORATION AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                           June 30, 1995 and 1994
- --------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF REPORTING: The accompanying information has not been audited by independent public accountants; however, in the opinion of management such information reflects all adjustments necessary for a fair presentation of the results for the interim period. All such adjustments are of a normal and recurring nature.

The accompanying financial statements are presented in accordance with SEC requirements for interim reporting and consequently do not include all the disclosures normally required by generally accepted accounting principles or those normally made in the Corporation's consolidated financial statements. Accordingly, the reader may wish to refer to the Corporation's consolidated financial statements for the year ended December 31, 1994 for other information in this regard.

The accounting and reporting policies of United Whitley Corporation and its majority owned (90.27%) subsidiary, Bank of Williamsburg (together referred to as the "Corporation") on a consolidated basis conform to generally accepted accounting principles and general practices within the banking industry. The unaudited consolidated financial statements include the accounts of United Whitley Corporation and its subsidiary. All significant intercompany transactions have been eliminated in consolidation.

NOTE 2 - SECURITIES

The amortized cost and fair value of securities at June 30, 1995 are summarized as follows:

                                                             Amortized         Fair
                                                               Cost            Value
                                                               ----            -----
AVAILABLE-FOR-SALE:
U.S. Treasury and U. S. Government agency securities        $ 3,200,456     $ 3,190,344
Mortgage-backed pass through certificates and
 collateralized mortgage obligations                          1,052,410       1,042,701
Other debt securities                                           500,644         500,660
                                                            -----------     -----------
                                                            $ 4,753,510     $ 4,733,705
                                                            -----------     -----------
                                                            -----------     -----------
HELD-TO-MATURITY:
U.S. Treasury and U.S. Government agency securities         $ 5,850,147     $ 5,907,906
Obligations of states and political subdivisions                194,896         195,876
Other debt securities                                         1,505,874       1,523,405
                                                            -----------     -----------
                                                            $ 7,550,917     $ 7,627,187
                                                            -----------     -----------
                                                            -----------     -----------


- -------------------------------------------------------------------------------

                                  (Continued)

                 UNITED WHITLEY CORPORATION AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                           June 30, 1995 and 1994
- --------------------------------------------------------------------------------


NOTE 3 - ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses are as follows:

                                                     1995        1994
                                                     ----        ----
Balance -- January 1                              $ 415,035    $ 411,002
Provision charged to expense                             --           --
Recoveries                                           10,599        5,094
Loans charged off                                    (1,007)      (8,341)
                                                  ---------    ---------
Balance -- June 30                                $ 424,627    $ 407,755
                                                  ---------    ---------
                                                  ---------    ---------

NOTE 4 - LONG-TERM DEBT

The note payable of $1,415,000 at June 30, 1995 is payable to an unrelated bank on demand. Interest is at prime and is payable quarterly. The note is renewable annually with a fourteen-year amortization.

Refer to the 1994 year-end consolidated financial statements for information concerning collateral, scheduled principal reductions and restrictions on the Corporation.


- --------------------------------------------------------------------------------

                       REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
United Whitley Corporation and Subsidiary
Williamsburg, Kentucky


We have audited the accompanying consolidated balance sheets of United Whitley Corporation and Subsidiary as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1994, 1993 and 1992. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Whitley Corporation and Subsidiary as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years ended December 31, 1994, 1993 and 1992 in conformity with generally accepted accounting principles.



                                             /s/ Clines & Satterly, P.S.C.
                                             ------------------------------
Lexington, Kentucky                          Clines & Satterly, P.S.C.
February 24, 1995

- -------------------------------------------------------------------------------

                    UNITED WHITLEY CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1994 and 1993
- -------------------------------------------------------------------------------

                                                               1994           1993
                                                               ----           ----
ASSETS
Cash and due from banks (Note 2)                            $ 1,617,233    $ 1,744,498
Federal funds sold                                            2,400,000      1,900,000
                                                            -----------    -----------
   Total cash and cash equivalents                            4,017,233      3,644,498
                                                            -----------    -----------
Securities available-for-sale (Note 3)                        6,084,937             --
Securities held-to-maturity (fair value of $7,085,221
  in 1994) (Note 3)                                           7,173,113             --
Investment securities (estimated market value of
  $11,070,955 in 1993) (Note 3)                                      --     11,021,326
Loans
   Commercial, financial and agricultural                     7,751,027      7,350,139
   Real estate mortgage                                      11,771,006     10,548,923
   Installment                                                5,313,066      4,977,908
   Other                                                        166,269        161,721
                                                            -----------    -----------
      Total loans                                            25,001,368     23,038,691
   Unearned discount                                           (760,025)      (698,859)
   Allowance for loan losses (Note 4)                          (415,035)      (411,002)
                                                            -----------    -----------
      Net loans                                              23,826,308     21,928,830
                                                            -----------    -----------
Premises and equipment, net (Note 5)                          2,169,243      2,231,530
Accrued interest receivable                                     356,117        246,502
Excess of cost over net assets acquired (net of
  accumulated amortization:  1994 - $82,464 and
  1993 - $75,799)                                               148,061        150,587
Other assets                                                    465,992        633,670
                                                            -----------    -----------

      Total assets                                          $44,241,004    $39,856,943
                                                            -----------    -----------
                                                            -----------    -----------

- -------------------------------------------------------------------------------
                                  (Continued)

                    UNITED WHITLEY CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1994 and 1993
- -------------------------------------------------------------------------------

                                                         1994             1993
                                                         ----             ----
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
      Noninterest-bearing                              $ 5,496,503    $ 5,037,395
      Interest-bearing (Note 6)                         34,673,315     30,887,243
                                                       -----------    -----------
        Total deposits                                  40,169,818     35,924,638
                                                       -----------    -----------
   Note payable (Note 7)                                 1,445,000      1,525,000
   Minority interest in consolidated subsidiary            312,703        322,054
   Accrued interest payable and other liabilities          287,612        162,832
                                                       -----------    -----------

        Total liabilities                               42,215,133     37,934,524


Commitments, off-balance-sheet risk and
  contingencies (Note 12)

Shareholders' equity (Notes 1 and 7)
   Preferred stock:  par value $10 per share -
     10,000 shares authorized, 3,966 shares issued
     and outstanding, redemption value $39,660,
     nonvoting (Note 11)                                    39,660         39,660
   Common stock:  par value $.10 per share -
     300,000 shares authorized, 134,590 shares issued
     and outstanding                                        13,459         13,459
   Additional paid-in capital                            2,268,355      2,268,355
   Retained deficit                                       (194,226)      (374,055)
   Net unrealized depreciation on securities
     available-for-sale, net of tax of $39,347             (76,377)            --
   Treasury stock, 1,250 shares at cost                    (25,000)       (25,000)
                                                       -----------    -----------

      Total shareholders' equity                         2,025,871      1,922,419
                                                       -----------    -----------

      Total liabilities and shareholders' equity       $44,241,004    $39,856,943
                                                       -----------    -----------
                                                       -----------    -----------

- -------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements.

                    UNITED WHITLEY CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                  Years ended December 31, 1994, 1993 and 1992
- -------------------------------------------------------------------------------

                                                                 1994          1993            1992
                                                                 ----          ----            ----
Interest income
      Interest and fees on loans                              $2,079,699     $2,028,989     $2,401,988
      Interest and dividends on securities
         Taxable                                                 541,726        590,827        557,044
         Non-taxable                                              15,203         15,199         17,937
      Interest on federal funds sold                             109,740         53,493        127,853
                                                               ---------      ---------     ----------
            Total interest income                              2,746,368      2,688,508      3,104,822

Interest expense
      Interest on deposits                                     1,111,523        978,649      1,394,769
      Interest on note payable                                   107,667         97,006        105,508
                                                               ---------      ---------     ----------
         Total interest expense                                1,219,190      1,075,655      1,500,277
                                                               ---------      ---------     ----------

NET INTEREST INCOME                                            1,527,178      1,612,853      1,604,545

Provision for loan losses (Note 4)                                70,557         68,900         92,300
                                                               ---------      ---------     ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            1,456,621      1,543,953      1,512,245

Noninterest income
      Service charges on deposits                                151,014        160,800        190,469
      Net securities gains (Notes 3 and 10)                           --          4,088          1,800
      Other income                                                73,896         85,590         54,366
                                                               ---------      ---------     ----------
         Total noninterest income                                224,910        250,478        246,635

Noninterest expense
      Salaries                                                   544,672        532,600        565,760
      Employee benefits (Note 8)                                 155,245        138,897        135,293
      Furniture, fixtures and occupancy (Note 9)                 160,032        157,061        161,923
      Other expenses                                             535,428        620,652        600,059
                                                               ---------      ---------     ----------
         Total noninterest expense                             1,395,377      1,449,210      1,463,035
                                                               ---------      ---------     ----------

INCOME BEFORE INCOME TAX EXPENSE, MINORITY
  INTEREST, EXTRAORDINARY ITEM, AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                       286,154        345,221        295,845

Income tax expense (Note 10)                                      78,772         97,074         87,199
                                                               ---------      ---------     ----------

INCOME BEFORE MINORITY INTEREST,
  EXTRAORDINARY ITEM AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                       207,382        248,147        208,646

Minority interest                                                (27,553)       (38,205)       (34,553)
                                                               ---------      ---------     ----------

Income before extraordinary item and cumulative
  effect of change in accounting principle                       179,829        209,942        174,093

Extraordinary item - benefit from
  utilization of tax loss carryforward (Note 10)                      --             --         87,199

Cumulative effect of change in accounting for income taxes            --        367,862             --
(Note 1)                                                        ---------      ---------     ----------


NET INCOME                                                     $ 179,829      $ 577,804     $  261,292
                                                               ---------      ---------     ----------
                                                               ---------      ---------     ----------

Income before extraordinary item and cumulative
  effect of change in accounting principle                     $    1.35      $    1.57     $     1.31

Extraordinary item -NOL benefit                                       --            --             .65

Cumulative effect of change in accounting principle                   --           2.76             --
                                                               ---------      ---------      ---------

Net income                                                     $    1.35      $    4.33      $    1.96
                                                               ---------      ---------      ---------
                                                               ---------      ---------      ---------

- -------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements

                    UNITED WHITLEY CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Three years ended December 31, 1994
- -------------------------------------------------------------------------------

                                                                                        Net Unrealized
                                                                                         Appreciation
                                                                                        (Depreciation)
                                                              Additional                on Securities                    Total
                                     Preferred    Common        Paid-In     Retained  Available-for-Sale,  Treasury   Shareholders'
                                       Stock       Stock        Capital      Deficit      Net of Tax        Stock        Equity
                                       -----       -----        -------      -------      ----------        -----        ------
Balances at January 1, 1992            $39,660   $13,459    $2,268,355   $(1,213,151)  $          --      $(25,000)     $1,083,323

Net income for the year                     --        --           --        261,292              --            --         261,292
                                      --------   -------    ----------    ----------        ---------    --------       ----------


Balances at December 31, 1992           39,660    13,459     2,268,355      (951,859)             --       (25,000)      1,344,615

Net income for the year                     --        --            --       577,804              --            --         577,804
                                      --------   -------    ----------    ----------        ---------    ---------      ----------

Balances at December 31, 1993           39,660    13,459     2,268,355      (374,055)             --       (25,000)      1,922,419

Adoption of SFAS No. 115, net of tax
  of $18,403 (Note 1)                       --        --            --            --          35,724            --          35,724
Net income for the year                     --        --            --       179,829              --            --         179,829
Net change in unrealized appreciation
  (depreciation) on securities
  available-for-sale, net of tax
  of $57,750                                --        --            --            --        (112,101)           --        (112,101)
                                      --------   -------    ----------    ----------        ---------    ---------      ----------

Balances at December 31, 1994         $ 39,660   $13,459    $2,268,355    $(194,226)        $(76,377)    $(25,000)      $2,025,871
                                      --------   -------    ----------    ----------        ---------    ---------      ----------
                                      --------   -------    ----------    ----------        ---------    ---------      ----------

- -------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements.

                  UNITED WHITLEY CORPORATION AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                Years ended December 31, 1994, 1993 and 1992

                                                1994         1993          1992
Cash flows from operating activities
   Net income                                $ 179,829     $ 577,804    $ 261,292
   Adjustments to reconcile net income
     to net cash from operating
     activities
      Depreciation and amortization            150,101       183,651      169,605
      Provision for loan losses                 70,557        68,900       92,300
      (Gain) loss on sale of assets, net        (3,326)      (26,002)       4,413
   Change in assets and liabilities
      Accrued interest receivable             (109,615)       17,037       34,581
      Prepaid expenses                          16,991          (496)      30,991
      Accrued interest payable and other
        liabilities                            112,383        (4,062)    (158,920)
      Principally, deferred income tax,
        including cumulative effect of change
        in accounting for income taxes          80,403      (270,798)          --
      Minority interest in subsidiary income    27,553        38,205       34,553
                                           -----------   -----------  -----------
        Net cash from operating
          activities                           524,876       584,239      468,815

Cash flows from investing activities
   Proceeds from maturities of securities
     available-for-sale                      6,552,424            --           --
   Proceeds from sales of:
      Investment securities                         --     5,592,817    5,301,169
      Other real estate and repossessed
        assets                                  63,090        49,860      270,634
      Premises and equipment                        --        10,750           --
      Loans                                    210,736       306,135           --
   Loans made to customers and principal
     collected, net                         (2,149,627)   (1,139,548)   2,488,975
   Purchase of:
      Securities available-for-sale         (1,418,900)           --           --
      Securities held-to-maturity           (7,530,046)           --           --
      Investment securities                         --    (4,109,812)  (8,774,095)
   Insurance policy costs - increase in
     cash surrender value                           --            --      (23,610)
   Premises and equipment expenditures         (32,492)      (25,546)     (18,033)
                                           -----------   -----------  -----------
      Net cash from investing activities    (4,304,815)      684,656     (754,960)

                                 (Continued)

              UNITED WHITLEY CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS
             Years ended December 31, 1994, 1993 and 1992

                                                    1994          1993             1992
Cash flows from financing activities
   Net increase (decrease) in deposits          $ 4,245,182    $(3,214,877)     $1,130,587
   Net increase (decrease) in
     short-term borrowings                          (80,000)      (110,000)        (60,000)
   Cash dividends paid                              (12,508)       (14,289)        (22,642)
                                                -----------    -----------      ----------
      Net cash from financing activities          4,152,674     (3,339,166)      1,047,945
                                                -----------    -----------      ----------
Net change in cash and cash equivalents             372,735     (2,070,271)        761,800

Cash and cash equivalents at
  beginning of year                               3,644,498      5,714,769       4,952,969
                                                -----------    -----------      ----------
Cash and cash equivalents at end of year        $ 4,017,233    $ 3,644,498      $5,714,769
                                                -----------    -----------      ----------
                                                -----------    -----------      ----------
Supplemental disclosures of cash flow
  information

Cash paid during the year for:
   Interest                                     $ 1,144,147     $1,120,182      $1,633,492
   Income taxes                                          --             --              --

Transfer from investment securities to:
   Securities available-for-sale                 10,746,564             --              --
   Securities held-to-maturity                      274,762             --              --

Loans to facilitate the sale of other
  real estate owned                                      --        348,900          59,100
Loans transferred to other real estate owned             --         59,784          71,492

         See accompanying notes to consolidated financial statements.

                  UNITED WHITLEY CORPORATION AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1994, 1993, and 1992


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF REPORTING: The consolidated financial statements include the accounts of United Whitley Corporation and Subsidiary and its majority-owned (90%) subsidiary, Bank of Williamsburg, (together referred to as "the Corporation"). All significant intercompany amounts have been eliminated in consolidation.

SECURITIES: On January 1, 1994, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. The Corporation now classifies securities into held-to-maturity, available-for-sale and trading categories. Held-to-maturity securities are those which the Corporation has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available-for-sale securities are those the Corporation may decide to sell if needed for liquidity, asset-liability management or other reasons. Available-for-sale securities are reported at fair value, with unrealized gains and losses included as a separate component of shareholders' equity, net of tax. Trading securities are bought principally for sale in the near term, and are reported at fair value with unrealized gains and losses included in earnings. Adoption of SFAS No. 115 on January 1, 1994 increased shareholders' equity by $35,724, net of $18,403 tax effect.

Prior to January 1, 1994, securities were reported at amortized cost, except for securities held for sale, which were reported at the lower of cost or market value in the aggregate. Net unrealized losses were recognized in a valuation allowance by charges to income.

Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings.

INTEREST INCOME ON LOANS: Interest income on loans is recognized over the term of the loans based on the principal amount outstanding except unearned discount on installment loans is recognized over the terms of the loans using the level yield method. When serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued.

LOAN FEES AND COSTS: Loan fees, net of direct origination costs, are deferred. The net amount deferred is reported in the consolidated balance sheets as part of loans and is recognized into interest income over the term of the loan using the level yield method.

                                 (Continued)

                  UNITED WHITLEY CORPORATION AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1994, 1993, and 1992


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ALLOWANCE FOR LOAN LOSSES: An allowance for loan losses is established and maintained because some loans may not be repaid in full. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the entire allowance is available for any loan charge-offs that may occur. A loan is charged off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

PREMISES AND EQUIPMENT: Buildings and improvements are depreciated using primarily the straight-line method with useful lives ranging from 10 to 50 years. Furniture and equipment are depreciated using primarily the straight-line method with useful lives ranging predominantly from 5 to 15 years. Maintenance and repairs are expensed and major improvements are capitalized.

PURCHASE METHOD OF ACCOUNTING: Net assets of subsidiaries acquired in purchase transactions are recorded at the fair value at the date of acquisition. Excess of cost over net assets acquired (goodwill) is being amortized over 40 years using the straight-line method. Management reviews the earnings of the operation for evidence of any impairment of the unamortized amount.

OTHER REAL ESTATE OWNED: Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of acquisition. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss and charged against the allowance for loan losses. After acquisition, a valuation allowance is recorded through a charge to income for the amount of estimated selling costs. Valuations are periodically performed by management, and valuation allowances are adjusted through a charge to income for changes in fair value or estimated selling costs. Other real estate owned amounted to $37,511 and $153,175 at December 31, 1994 and 1993, respectively, and is included in other assets on the consolidated balance sheets.

INCOME TAXES: The Corporation files an annual consolidated federal income tax return. For periods prior to January 1, 1993, income tax expense was calculated using the deferred method (APB 11). Under APB 11, the Corporation computed deferred taxes for the tax effects of timing differences between financial reporting and tax return taxable income. Effective January 1, 1993, the Corporation applied the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Accordingly, income tax expense for the years ended December 31, 1993 and 1994 is based upon the asset and liability method. The asset and liability method requires the Corporation to record income tax expense based on the amount of taxes due on its consolidated tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. The cumulative effect of the change in accounting for income taxes totaled $367,862 and is included in the December 31, 1993 statement of income.

                                  (Continued)

                  UNITED WHITLEY CORPORATION AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1994, 1993, and 1992


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Continued)

EARNINGS PER COMMON SHARE: Earnings and dividends per common share have been computed based on the weighted average number of common shares outstanding during the periods presented. The number of shares used in the computation of earnings per common share was 133,340 for 1994, 1993 and 1992.

DIVIDEND RESTRICTION: The approval of the Kentucky Banking Commissioner is required if the total of all dividends declared by a state bank in any calendar year exceeds the bank's net profits (as defined) for that year combined with the retained net profits for the preceding two calendar years. In addition, the Corporation has further dividend restrictions pursuant to a loan agreement with an unrelated bank. (See Note 7.) Accordingly, as of December 31, 1994, the Corporation cannot pay any dividends.

INDUSTRY SEGMENT INFORMATION: The Corporation and its subsidiary operate in the banking industry which accounts for substantially all revenues and assets.

CONCENTRATIONS OF CREDIT RISK: The Corporation grants commercial, real estate and installment loans to customers mainly in Kentucky. Commercial loans include loans collateralized by business assets and agricultural loans collateralized by crops and farm equipment. Commercial loans make up approximately 31% of the loan portfolio and the loans are expected to be repaid from cash flow from operations of businesses. Real estate loans make up approximately 47% of the loan portfolio and are collateralized by both commercial and residential real estate. Installment and other loans make up approximately 22% of the loan portfolio and are primarily collateralized by consumer assets. Approximately 15% of the Corporation's loans are unsecured.

STATEMENTS OF CASH FLOWS: For purposes of reporting cash flows, cash and cash equivalents is defined to include cash on hand, demand deposits in other financial institutions and federal funds sold with maturities of 90 days or less. The Corporation reports net cash flows for customer loan transactions, deposit transactions, short-term borrowings with maturities of 90 days or less and interest-earning deposits in other financial institutions.

RECLASSIFICATIONS: Certain amounts appearing in the financial statements and notes thereto for the years ended December 31, 1993 and 1992 have been reclassified to conform with the December 31, 1994 presentation.

NOTE 2 - RESTRICTIONS ON CASH AND DUE FROM BANKS

The Corporation was required to have approximately $233,000 and $251,000 of cash on hand or on deposit with the Federal Reserve Bank to meet regulatory reserve requirements at December 31, 1994 and 1993, respectively. These balances do not earn interest.

                                  (Continued)

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       December 31, 1994, 1993 and 1992
- --------------------------------------------------------------------------------

NOTE 3 - SECURITIES

Information related to the amortized cost and fair value of securities at December 31, 1994 and 1993 is provided below:

                                                                            1 9 9 4
                                    ------------------------------------------------------------------------------
                                                                Gross                Gross
                                        Amortized            Unrealized            Unrealized
Securities Available-for-Sale              Cost                 Gains                Losses            Fair Value
- --------------------------------        ----------           -----------           ----------          ----------
U.S. Treasury and U.S.
  Government agency securities         $ 6,200,661           $        --            $(115,724)         $ 6,084,937
                                       -----------           -----------            ---------          -----------
                                       -----------           -----------            ---------          -----------

Securities Held-to-Maturity
- ---------------------------

U.S. Treasury and U.S.
  Government agency securities         $ 6,898,263           $        --            $(87,725)          $ 6,810,538
Obligations of states and
  political subdivisions                   274,850                    --                (167)              274,683
                                       -----------           -----------            --------           -----------
                                       $ 7,173,113           $        --            $(87,892)          $ 7,085,221
                                       -----------           -----------            --------           -----------
                                       -----------           -----------            --------           -----------


                                                                            1 9 9 3
                                        ------------------------------------------------------------------------
                                                               Gross                 Gross           Estimated
                                        Amortized            Unrealized            Unrealized          Market
Investment Securities                      Cost                Gains                 Losses             Value
- ---------------------                   ----------           ----------            -----------       -----------

U.S. Treasury and U.S.
  Government agency securities         $10,746,564             $ 61,484              $(18,477)       $10,789,571

Obligations of states and
  political subdivisions                   274,762                6,701                   (79)           281,384
                                       -----------            ---------              --------        -----------
                                       $11,021,326             $ 68,185              $(18,556)       $11,070,955
                                       -----------             --------              --------        -----------
                                       -----------             --------              --------        -----------

The amortized cost and fair values of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


- --------------------------------------------------------------------------------
                                  (Continued)
                                      139

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       December 31, 1994, 1993 and 1992
- --------------------------------------------------------------------------------

NOTE 3 - SECURITIES (Continued)

                                      Available-for-Sale                      Held-to-Maturity
                                -----------------------------         ----------------------------
                                Amortized                             Amortized
                                  Cost            Fair Value             Cost           Fair Value
                                ----------        ----------          ---------         ----------
  Due in one year or less       $4,100,310        $4,056,657          $1,245,170        $1,243,848
  Due after one year through
     five years                  1,601,333         1,543,905           5,858,439         5,776,534
  Due after five years through
     ten years                     499,018           484,375              44,699            39,507
  Due after ten years                   --                --              24,805            25,332
                                ----------        ----------          ----------        ----------
                                $6,200,661        $6,084,937          $7,173,113        $7,085,221
                                ----------        ----------          ----------        ----------
                                ----------        ----------          ----------        ----------


Proceeds, gross gains and gross losses realized from sales of securities for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                                      1994             1993              1992
                                                  -------------    ------------      ----------
Proceeds from sales of securities
  available-for-sale                              $          --     $       --       $       --
Proceeds from sales of investment
  securities                                                 --      5,592,817        5,301,169
                                                  --------------    -----------      -----------
   Total proceeds from sales of securities        $          --     $5,592,817       $5,301,169
                                                  --------------    -----------      -----------
                                                  --------------    -----------      -----------


                                                     1994              1993              1992
                                                  -------------     ------------     -----------
Gross gains from sales of securities              $         --      $     4,092      $     1,800
Gross losses from sales of securities                       --               (4)              --
                                                  --------------    ------------     -----------

   Net securities gains                           $         --      $     4,088       $     1,800
                                                  --------------    ------------     -----------
                                                  --------------   -------------     -----------


At December 31, 1994 there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies and corporations, in an amount greater than 10% of shareholders' equity.

Securities with an amortized cost of approximately $7,392,000 and $7,464,000 as of December 31, 1994 and 1993, respectively, were pledged to secure public deposits.


- --------------------------------------------------------------------------------
                                  (Continued)
                                      140

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1994, 1993 and 1992
- --------------------------------------------------------------------------------

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The following is a summary of the activity in the allowance for loan losses account for the years ended December 31, 1994, 1993 and 1992:

                                                    1994             1993                1992
                                                  --------         --------            --------
    Balance at beginning of year                  $411,002         $400,063            $ 408,155
    Provision charged to expense                    70,557           68,900               92,300
    Recoveries credited to the
      allowance                                     22,069           39,360               48,373
    Losses charged to the
      allowance                                    (88,593)         (97,321)            (148,765)
                                                  --------         --------            ---------
       Balance at end of year                     $415,035         $411,002            $ 400,063
                                                  --------         --------            ---------
                                                  --------         --------            ---------


At December 31, 1994 and 1993, loans past due more than 90 days and still accruing interest approximated $141,000 and $71,000, respectively.

Loans on which the recognition of interest has been discontinued or reduced totaled approximately $1,000 and $433,000 at December 31, 1994 and 1993, respectively. There was no unrecognized interest income on these loans in 1994. Interest income not recognized on these loans totaled approximately $23,000 and $4,000 during 1993 and 1992, respectively.

NOTE 5 - PREMISES AND EQUIPMENT, NET

Premises and equipment are stated at cost, less accumulated depreciation, and consist of the following at December 31, 1994 and 1993:

                                                                     1993                1992
                                                                   --------            --------

    Land                                                         $  186,440          $  186,440
    Buildings and improvements                                    2,519,328           2,519,328
    Furniture and equipment                                         692,363             659,871
                                                                 ----------          ----------
       Total cost                                                 3,398,131           3,365,639
    Accumulated depreciation                                     (1,228,888)         (1,134,109)
                                                                 ----------          ----------
       Premises and equipment, net                               $2,169,243          $2,231,530
                                                                 ----------          ----------
                                                                 ----------          ----------

Furniture and equipment include approximately $84,000 of equipment held under capital lease arrangements. Amortization of capitalized leases is included in depreciation expense.


- --------------------------------------------------------------------------------
                                  (Continued)
                                      141

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       December 31, 1994, 1993 and 1992
- --------------------------------------------------------------------------------

NOTE 6 - INTEREST-BEARING DEPOSITS

Included in interest-bearing deposits at December 31, 1994 and 1993 are time deposits in denominations of $100,000 or more which total $5,219,271 and $3,248,839, respectively.

NOTE 7 - NOTE PAYABLE

The note payable of $1,445,000 and $1,525,000 at December 31, 1994 and 1993, respectively, is payable to an unrelated bank on demand. Interest is at prime and is payable quarterly. The note is renewable annually with a fourteen-year amortization. Scheduled principal reductions are as follows:

                  1995                                  $  100,000
                  1996                                     150,000
                  1997                                     175,000
                  1998                                     200,000
                  1999                                     250,000
              Later years                                  570,000
                                                        ----------
                                                        $1,445,000
                                                        ----------
                                                        ----------


The note is collateralized by all the Corporation's stock in Bank of Williamsburg.

The lender has imposed certain restrictions on the Corporation and its subsidiary. These are summarized as follows:

   1. The Corporation will not assume any additional debt other than in the ordinary course of business.

   2. The Corporation will maintain equity capital (as defined to include the allowance for loan losses) in an amount equal to not less than the greater of $2,600,000 or
       6.50 percent of total consolidated assets. The Corporation has not maintained the stipulated balances.

   3.  Dividends restricted to current levels.

   4. Maintain primary operating officer and director as in effect of the date of the original loan agreement.
       With the January 6, 1995 resignation of the Corporation's primary operating officer and director, the Corporation has not maintained this covenant.


- --------------------------------------------------------------------------------
                                  (Continued)
                                      142

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1994, 1993 and 1992
- --------------------------------------------------------------------------------


NOTE 8 - EMPLOYEE STOCK OWNERSHIP PLAN

The Bank has established an Employee Stock Ownership Plan (ESOP) which covers substantially all its full-time employees who meet requirements as to age and length of service. At December 31, 1994, the ESOP owned 18,145 shares of United Whitley Corporation common stock.

Contributions and related expense attributable to the plan included in salaries and employee benefits were approximately $12,000 in 1994. There was no ESOP expense in 1993 and 1992.

Under the terms of the ESOP agreement, vested terminated employees with total benefits exceeding $3,500 can be paid over five plan years. Payment can be made either in the form of stock or cash, as requested by the recipient. Currently, there are three terminated vested employees with benefits due over the next five plan years. The amount of benefits due, not recognized in the Corporation's financial statements, total approximately $15,000 at December 31, 1994.

NOTE 9 - LEASE OBLIGATIONS

The Bank leases certain office equipment and time-temperature signs under noncancellable agreements which expire in varying amounts through 1999. These operating leases require various minimum annual rental payments and contain renewal provisions. The leases generally provide that the Bank pay taxes, insurance, and maintenance expenses related to the leased assets.

Future minimum rental payments under operating leases are as follows:


                                                   December 31,
                                                       1994
                                                   ------------
                  1995                             $  15,569
                  1996                                15,569
                  1997                                12,736
                  1998                                 7,211
                  1999                                 3,605
                                                   ------------
                                                   $  54,690
                                                   ------------
                                                   ------------

Rental expense charged to operations for the years 1994, 1993 and 1992 was $22,802, $23,077 and $23,355, respectively.


- --------------------------------------------------------------------------------
                                 (Continued)
                                     143

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1994, 1993, and 1992
- --------------------------------------------------------------------------------


NOTE 10 - INCOME TAX EXPENSE

Income tax expense consists of the following for the years ended
December 31, 1994, 1993 and 1992:

                                             1994       1993       1992
                                             ----       ----       ----
    Current expense                         $    --    $    --    $    --
    Deferred expense                         78,772     97,074     87,199
                                            -------    -------    -------
       Total income tax expense             $78,772    $97,074    $87,199
                                            -------    -------    -------
                                            -------    -------    -------

Tax expense on net securities gains were $0, $1,390 and $612 in 1994, 1993 and 1992, respectively.

The difference between the financial statement income tax expense and amounts computed by applying the statutory federal income tax rate to income before income tax expense is as follows for the years ended December 31, 1994, 1993 and 1992:

                                             1994      1993        1992
                                             ----      ----        ----
    Statutory tax rate                          34%        34%        34%
    Income taxes computed at
      the statutory federal
      income tax rate                     $ 97,292   $117,375   $100,587
    Add (subtract) tax effect of:
       Tax-exempt income                   (23,460)   (15,368)    (6,120)
       Non-deductible expenses and other     4,940     (4,933)    (7,268)
                                          --------   --------   --------
          Total income tax expense        $ 78,772   $ 97,074   $ 87,199
                                          --------   --------   --------
                                          --------   --------   --------

The components of the net deferred tax asset recorded in the consolidated balance sheets as of December 31, 1994 and 1993 are as follows:

                                                        1994       1993
                                                        ----       ----
    Deferred tax assets
       Net operating loss carryforward                $102,228   $190,022
       General business credit carryforward             37,155     42,704
       Allowance for loan losses                        69,472     62,008
       Net unrealized depreciation on securities
         available-for-sale                             39,347         --
       Other real estate valuation                      23,958     18,360
                                                       -------    -------
          Total deferred tax assets                    272,160    313,094

    Deferred tax liabilities
       Depreciation                                     36,737     35,389
       Equipment under capital leases                    4,050      6,907
                                                       -------    -------
          Total deferred tax liabilities                40,787     42,296

    Valuation allowance                                      -          -
                                                      --------   --------
       Net deferred tax asset                         $231,373   $270,798
                                                      --------   --------
                                                      --------   --------


- --------------------------------------------------------------------------------
                                  (Continued)
                                      144

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1994, 1993, and 1992
- --------------------------------------------------------------------------------

NOTE 10 - INCOME TAX EXPENSE (Continued)

In 1992, a portion of the net operating loss benefit was recognized as an extraordinary item of $87,199. Net operating loss and general business credit carryforwards, which are included in other assets in 1993 and 1994, expire as follows:

                   1998                      $ 35,266
                   1999                        43,123
                   2000                        60,994
                                             --------
                                             $139,383
                                             --------
                                             --------

NOTE 11 - RELATED PARTY TRANSACTIONS

Certain directors, executive officers and principal shareholders of the Corporation, including associates of such persons, were loan customers during 1994. A summary of the related party loan activity follows:

                Balance, January 1, 1994           $1,657,000
                    New loans                         100,000
                    Repayments                       (463,000)
                                                   ----------
                Balance, December 31, 1994         $1,294,000
                                                   ----------
                                                   ----------

Loans totaling approximately $150,000 to certain officers and directors have been cited by the Bank's primary regulators as being in excess of permissible amounts under FDIC rules and regulations.

Loans totaling approximately $40,000 at December 31, 1994 were made to various individuals to acquire stock in United Whitley
Corporation, the Bank's parent company.

On January 5, 1995 the Company redeemed all the outstanding preferred stock of the Company at a price of $10 per share for a total of $39,660. The preferred stock was held entirely by the Company's chief executive officer who resigned on January 6, 1995.


NOTE 12 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES

The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans, unused lines of credit and standby letters of credit. The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to make loans, unused lines of credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation follows the same credit policy to make such commitments as it uses for on-balance-sheet items.


- --------------------------------------------------------------------------------
                                  (Continued)
                                      145

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1994, 1993, and 1992
- --------------------------------------------------------------------------------

NOTE 12 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES
(Continued)

The Corporation has the following commitments outstanding as of December 31, 1994 and 1993:

                                                       1994        1993
                                                       ----        ----
      Commitments to extend credit                  $1,002,000   $  998,543
      Unused letters of credit                         332,736      372,786
                                                    ----------   ----------
                                                    $1,334,736   $1,371,329
                                                    ----------   ----------
                                                    ----------   ----------

Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. In addition, commitments to extend credit are arrangements to lend to customers as long as there is no violation of any condition established in the contract. No losses are anticipated as a result of these transactions. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower and may include real estate, business assets, consumer assets, deposits and other items.


NOTE 13 - PARENT COMPANY FINANCIAL STATEMENTS

Presented below are condensed financial statements for the parent company, United Whitley Corporation:

                        CONDENSED BALANCE SHEETS
                       December 31, 1994 and 1993

                                                      1994          1993
                                                      ----          ----
ASSETS
Cash and cash equivalents                          $  140,269     $  100,577
Investment in and advances to subsidiary
   Bank of Williamsburg                             2,908,355      2,798,868
Excess of cost over net assets acquired               148,061        150,587
Other assets                                          315,505        405,432
                                                   ----------     ----------
      Total assets                                 $3,512,190     $3,455,464
                                                   ----------     ----------
                                                   ----------     ----------
LIABILITIES
Notes payable                                      $1,445,000     $1,525,000
Accrued interest and other liabilities                 41,319          8,045
                                                   ----------     ----------
      Total liabilities                             1,486,319      1,533,045

SHAREHOLDERS' EQUITY                                2,025,871      1,922,419
                                                   ----------     ----------
      Total liabilities and shareholders' equity   $3,512,190     $3,455,464
                                                   ----------     ----------
                                                   ----------     ----------


- --------------------------------------------------------------------------------
                                   (Continued)
                                       146

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1994, 1993, and 1992
- --------------------------------------------------------------------------------

NOTE 13 - PARENT COMPANY FINANCIAL STATEMENTS (Continued)

                     CONDENSED STATEMENTS OF INCOME
                 Years ended December 31, 1994, 1993 and 1992

                                              1994          1993           1992
                                              ----          ----           ----
Income
   Dividends from subsidiary
      Bank of Williamsburg                  $108,582      $112,857       $165,048
   Interest income                             3,867         2,298          2,506
                                            --------      --------       --------
                                             112,449       115,155        167,554
                                            --------      --------       --------

Expenses
   Interest expense                          107,667        97,006        105,508
   Other                                       9,233         9,770          6,327
                                            --------      --------       --------
                                             116,900       106,776        111,835
                                            --------      --------       --------


Income (loss) before income tax benefit,
  equity in undistributed net income of
  subsidiaries, extraordinary item and
  cumulative effect of change in accounting
  principle                                   (4,451)         8,379        55,719

Income tax benefit                            30,060         41,742        30,801
                                            --------       --------      --------

Income before equity in undistributed
  net income of subsidiary, extraordinary
  item and cumulative effect of change in
  accounting principle                        25,609         50,121        86,520

Equity in undistributed net income of
  subsidiary                                 154,220        210,253        87,573
                                            --------       --------      --------

Income before extraordinary item
  and cumulative effect of change in
  accounting principle                       179,829        260,374       174,093

Extraordinary item - benefit from
  utilization of tax loss carryforward            --             --        87,199

Cumulative effect of change in
  accounting for income taxes                     --        317,430            --
                                            --------       --------      --------

Net income                                  $179,829       $577,804      $261,292
                                            --------       --------      --------
                                            --------       --------      --------


- --------------------------------------------------------------------------------
                                   (Continued)
                                       147

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1994, 1993, and 1992
- --------------------------------------------------------------------------------

NOTE 13 - PARENT COMPANY FINANCIAL STATEMENTS (Continued)


                       CONDENSED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1994, 1993 and 1992

                                              1994        1993        1992
                                              ----        ----        ----
Cash flows from operating activities
   Net income                               $179,829    $577,804    $261,292
   Adjustments to reconcile net income to
     net cash from operating activities
      Amortization                             6,665       5,616       5,616
      Equity in undistributed net income
        of subsidiaries                     (154,220)   (210,253)    (87,573)
      (Increase) decrease in other assets     86,861    (229,069)      4,620
      Increase (decrease) in other
        liabilities                           33,274       8,045    (33,382)
                                            --------    --------    --------
        Net cash from operating
          activities                         152,409     152,143     150,573

Cash flows from investing activities
   Investment in banking subsidiary          (32,717)    (52,943)     (2,647)
   Insurance policy costs - increase in
     cash surrender value                         --          --     (23,610)
                                            --------    --------    --------
      Net cash from investing activities     (32,717)    (52,943)    (26,257)

Cash flows from financing activities
   Net decrease in short-term borrowings     (80,000)   (110,000)    (60,000)
                                            --------    --------    --------
      Net cash from financing activities     (80,000)   (110,000)    (60,000)
                                            --------    --------    --------
Net change in cash and cash equivalent        39,692     (10,800)     64,316

Cash and cash equivalents at beginning
  of year                                    100,577     111,377      47,061
                                            --------    --------    --------
Cash and cash equivalents at end of year    $140,269    $100,577    $111,377
                                            --------    --------    --------
                                            --------    --------    --------
Supplemental disclosure of cash flow
  information

Cash paid during the year for:
   Interest                                 $ 81,640    $ 88,961   $105,508
   Income taxes                                   --          --         --


- --------------------------------------------------------------------------------
                                  (Continued)
                                      148

                   UNITED WHITLEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1994, 1993, and 1992
- --------------------------------------------------------------------------------


NOTE 14 - STOCK OPTION AGREEMENT

The Corporation was granted an option by its President and single largest shareholder to acquire 8,700 shares of Bank of Williamsburg stock at the greater of $25 per share or adjusted book value which includes the allowance for loan loss ($29.96 at December 31, 1994). The option originally expired December 31, 1991 and then was renewed for a three-year period. Under this agreement, in 1994 the Corporation purchased 1,000 shares of Bank stock at $29.50 per share.


NOTE 15 - IMPACT OF NEW ACCOUNTING STANDARDS

In May, 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, Accounting By Creditors For Impairment of a Loan. SFAS No. 114 as amended by SFAS No. 118 requires that allowances for loan losses on impaired loans be determined using the present value of estimated future cash flows of the loan, discounted at the loan's effective interest rate. A loan is considered to be impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract. SFAS No. 114 and No. 118 are effective for fiscal years beginning after December 15, 1994. The Corporation adopted SFAS No. 114 and No. 118, as required, on January 1, 1995. The effect of adopting the new guidance was not material to the Corporation's consolidated financial statements.

                               EXHIBIT INDEX


Agreement and Plan of Reorganization . . . . . . . . . . . . . . . . . . .A

Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . .B

Subtitle 13 of the Kentucky Business Corporation Act . . . . . . . . . . .C

                                 EXHIBIT A

                   AGREEMENT AND PLAN OF REORGANIZATION

                                   AMONG

                      PIKEVILLE NATIONAL CORPORATION,

                        WHITLEY ACQUISITION CORP.,

                           UNITED WHITLEY CORP.,

                                    AND

                           BANK OF WILLIAMSBURG

                  AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of June 9, 1995, by and between Pikeville National Corporation
("Pikeville"), a Kentucky corporation, Whitley Acquisition Corp.
("Acquisition Subsidiary"), a Kentucky corporation and wholly-owned subsidiary of Pikeville, United Whitley Corp. ("Corporation"), a Kentucky corporation, and Bank of Williamsburg ("Bank"), a Kentucky banking corporation.

                                 RECITALS:

         A. Pikeville, the Acquisition Subsidiary and the Corporation desire that the Corporation merge with and into the Acquisition Subsidiary upon the terms and conditions hereinafter set forth.

         B. The Acquisition Subsidiary will cause a new Kentucky banking corporation to be organized which shall be named Williamsburg Interim Bank, Inc. ("Interim Bank"), and Pikeville, the Acquisition Subsidiary and the Bank desire that the Interim Bank merge with and into the Bank upon the terms and conditions hereinafter set forth.

         C. For federal income tax purposes, the parties intend that the mergers referred to in paragraphs A and B of these recitals be reorganizations within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended ("the Code").

AGREEMENT:


         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

         1. MERGERS.


         1.1. MERGER OF CORPORATION INTO ACQUISITION SUBSIDIARY. Upon the terms and subject to the conditions set forth in this Agreement and in the Plan of Merger attached hereto as Exhibit "A" ("Holding Company Plan of Merger"), at the Effective Time (as defined in Section 1.3 hereof) the Corporation shall be merged into the Acquisition Subsidiary (the "Holding Company Merger") and the separate corporate existence of the Corporation shall thereupon cease. The Acquisition Subsidiary shall be the surviving corporation and its separate corporate existence shall continue unaffected and unimpaired by the Holding Company Merger. For purposes of reference to the Acquisition Subsidiary at and after the Effective Time, the Acquisition Subsidiary is hereinafter sometimes referred to as the "Surviving Corporation". The Holding Company Merger shall be pursuant to the provisions of, and have the effect provided in, the Business Corporation Act of the Commonwealth of Kentucky, Chapter 271B of the Kentucky Revised Statutes (the "BCA"). All rights, franchises, privileges, immunities and interests, of a public as well as private nature, of the Acquisition Subsidiary and the Corporation, respectively, and all types of property (real, personal and mixed, tangible, intangible and choses in action) of the Acquisition Subsidiary and the Corporation, respectively, shall be transferred to and vested in the Acquisition Subsidiary as the Surviving Corporation by virtue of the Holding Company Merger without any deed or other transfer or action, in the same manner and to the same extent as such rights, franchises, privileges, immunities, interests and property were held or enjoyed by the Acquisition Subsidiary and the Corporation, respectively, at the Effective Time. The Surviving Corporation shall be responsible for all of the liabilities of every kind and description of the Acquisition Subsidiary and the Corporation existing as of the Effective Time.


         1.2 MERGER OF INTERIM BANK INTO BANK. Upon the terms and subject to the conditions set forth in this Agreement and in the Plan of Merger attached hereto as Exhibit "B" ("Bank Plan of Merger") (the Holding Company Plan of Merger and the Bank Plan of Merger are at times referred to herein collectively as the "Plans of Merger"), at the Effective Time (as defined in
Section 1.3 hereof) the Interim Bank shall be merged into the Bank (the "Bank Merger") (the Holding Company Merger and the Bank Merger are at times referred to herein collectively as the "Mergers") and the separate corporate existence of the Interim Bank shall thereupon cease. The Bank shall be the surviving banking corporation and its separate corporate existence shall continue unaffected and unimpaired by the Bank Merger. For purposes of reference to the Bank at and after the Effective Time, the Bank is hereinafter sometimes referred to as the "Surviving Bank." The Bank Merger shall be pursuant to the provisions of, and have the effect provided in, the Bank Merger Act, 12 U.S.C. Section 1828(c), and the BCA. All rights, franchises, privileges, immunities and interests, of a public as well as private nature, of the Bank and the Interim Bank, respectively, and all types of property (real, personal and mixed, tangible, intangible and choses in action) of the Bank and the Interim Bank, respectively, shall be transferred to and vested in the Bank as the Surviving Bank by virtue of the Bank Merger without any deed or other transfer or action, in the same manner and to the same extent as such rights, franchises, privileges, immunities, interests and property were held or enjoyed by the Bank and the Interim Bank, respectively, at the Effective Time. The Surviving Bank shall be responsible for all of the liabilities of every kind and description of the Bank and the Interim Bank existing as of the Effective Time.

         1.3.  EFFECTIVE TIME; CLOSING.

              a. The Holding Company Merger and the Bank Merger shall be effective at the hours and on the effective dates specified in properly executed Articles of Merger with respect to each of the Holding Company Merger and the Bank Merger (the "Effective Time") which shall be filed with the Secretary of State of the Commonwealth of Kentucky as soon as practicable after the satisfaction or waiver of the conditions set forth in Section 5 hereof.

              b. The closing ("Closing") shall be held at the offices of Stoll, Keenon & Park, LLP, 201 East Main Street, Suite 1000, Lexington, Kentucky 40507, at a time and date designated by

Pikeville, which time and date shall not be later than 15 business days after the first day on which all of the conditions set forth in Section 5 of the Agreement are satisfied or waived in writing, or at such other time and date as the Corporation, Pikeville and the Bank may agree to in writing (the "Closing Date"). If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing, the Closing shall be consummated by the making of all necessary filings with the Secretary of State of the Commonwealth of Kentucky under the BCA.

         1.4.  THE SURVIVING CORPORATION.

              a. From and after the Effective Time and until further amended in accordance with the BCA, the Articles of Incorporation of the Acquisition Subsidiary shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of the Acquisition Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until amended in accordance with the BCA.

              b. From and after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons who are the directors of the Acquisition Subsidiary immediately before the Effective Time, with each such person continuing to serve as a director of the Surviving Corporation in accordance with the provisions of the Surviving Corporation's Articles of Incorporation and Bylaws and the BCA. From and after the Effective Time, the officers of the Surviving Corporation shall consist of those persons who are the officers of the Acquisition Subsidiary immediately before the Effective Time, with each such person continuing to serve as an officer of the Surviving Corporation in accordance with the provisions of the Surviving Corporation's Articles of Incorporation and Bylaws and the BCA.

              c. From and after the Effective Time, the authorized number and par value of shares of capital stock of the Acquisition Subsidiary immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of capital stock of the Surviving Corporation. Each share of "Acquisition Common" (as defined in Section 3.7a hereof) issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of common stock of the Surviving Corporation from and after the Effective Time.

         1.5   THE SURVIVING BANK.

              a. From and after the Effective Time and until further amended in accordance with the BCA, the Articles of Incorporation of the Bank shall be the Articles of Incorporation of the Surviving Bank. The Bylaws of the Bank, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Bank until amended in accordance with the BCA.

              b. From and after the Effective Time, the Board of Directors of the Surviving Bank shall consist of those persons who are the directors of Bank immediately before the Effective Time, with each such person continuing to serve as a director of the Surviving Bank in accordance with the provisions of the Surviving Bank's Articles of Incorporation and Bylaws and the BCA. From and after the Effective Time, the officers of the Surviving Bank shall consist of those persons who are the officers of the Bank immediately before the Effective Time, with each such person continuing to serve as an officer of the Surviving Bank in accordance with the provisions of the Surviving Bank's Articles of Incorporation and Bylaws and the BCA.

              c. From and after the Effective Time, the authorized number and par value of shares of capital stock of the Bank immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of capital stock of the Surviving Bank. Each share of "Bank Common" (as defined in Section 2.7b hereof) issued and outstanding immediately prior to the Effective Time and owned by the Corporation shall continue to be an issued and outstanding share of common stock of the Surviving Bank from and after the Effective Time.

         1.6.  CONVERSION OF CORPORATION STOCK.

              a. At the Effective Time, each issued and outstanding share of "Corporation Common" (as defined in Section 2.7a hereof), other than those shares as to which the holder timely and properly commences and exercises all procedures necessary to assert dissenters' rights in accordance with the BCA ("Corporation Dissenters' Shares"), SHALL, IPSO FACTO and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of Pikeville Common (as defined in Section 3.6a hereof) as determined in accordance with the Corporation Conversion Rate as defined in Section 1.6c hereof.

              b. At the Effective Time, each share of Corporation Common held by the Corporation as treasury stock, if any, shall be canceled.

              c. The Corporation Conversion Rate shall equal $23.00 divided by the Pikeville Stock Price (or, as provided below, the Modified Pikeville Stock Price). The Pikeville Stock Price shall be equal to the average closing per share stock price of Pikeville Common on the NASDAQ National Market System as published in the WALL STREET JOURNAL for the 20 consecutive days when the markets are open for trading ending on the 20th day prior to the Closing Date (if no shares of Pikeville Common are traded on the NASDAQ National Market System on a day when the markets are open for trading, then, for purposes of calculating the Pikeville Stock Price, the closing per share stock price of Pikeville Common for that day shall be the average between the bid and asked price for Pikeville Common on that day); provided, that if (i) the Pikeville Stock Price (as computed above) is less than $20.00, (ii) Pikeville elects not to exercise its right of termination under Section 6.4 hereof, and (iii) Pikeville and the Corporation agree to a modified Pikeville Stock Price greater than that computed above (but in no event greater than $20.00) (the "Modified Pikeville Stock Price"), then the Corporation Conversion Rate shall equal $23.00 divided by the Modified Pikeville Stock Price. In no event shall either the Corporation or Pikeville be under any obligation to so agree to a Modified Pikeville Stock Price.

              d. Pikeville shall, at any time prior to the close of business on the third business day following the conclusion of the aforesaid 20-day stock pricing period, notify the Corporation of the Corporation Conversion Rate as determined pursuant to Section 1.6c hereof.

              e. If, prior to the Effective Time, Pikeville declares a stock dividend on or subdivides, splits up, reclassifies or combines Pikeville Common, or declares a dividend, or makes a distribution, on Pikeville Common of any security convertible into its common stock, or pays any extraordinary dividend on Pikeville Common (I.E., a dividend which, when aggregated with all other dividends paid in the quarter in question, is greater than 125% of the aggregate of the dividends paid with respect to Pikeville Common in the immediately preceding quarter), then appropriate adjustment shall be made in the Pikeville Stock Price (and in the values of $20.00 and $30.00 to which the Pikeville Stock Price is compared in Sections 1.6c, 6.3 and 6.4 hereof) to take into account the dividend, subdivision, split-up, reclassification or combination.

         1.7.  Conversion of Bank Stock.

              a. At the Effective Time, each issued and outstanding share of "Bank Common" (as defined in Section 2.7b hereof), other than (i) those shares held by the Corporation and (ii) those shares as to which the holder timely and properly commences and exercises all procedures necessary to assert dissenters' rights in accordance with the BCA ("Bank Dissenters' Shares"), SHALL, IPSO FACTO and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of Pikeville Common (as defined in Section 3.6a hereof) determined in accordance with the Bank Conversion Rate as defined in Section 1.7c hereof.

              b. At the Effective Time, each share of Bank Common held by the Bank as treasury stock, if any, shall be cancelled.

              c. The Bank Conversion Rate shall equal $40.50 divided by the Pikeville Stock Price (or, if applicable under Section 1.6c hereof, the Modified Pikeville Stock Price).

              d. Pikeville shall, at any time prior to the close of business on the third business day following the conclusion of the 20-day stock pricing period used in the determination of the Pikeville Stock Price, notify the Bank of the Bank Conversion Rate as determined pursuant to Section 1.7c hereof.

              e. If, prior to the Effective Time, Pikeville declares a stock dividend on or subdivides, splits up, reclassifies or combines Pikeville Common, or declares a dividend, or makes a distribution, on Pikeville Common of any security convertible into its common stock, or pays any extraordinary dividend on Pikeville Common (I.E., a dividend which, when aggregated with all other dividends paid in the quarter in question, is greater than 125% of the aggregate of the dividends paid with respect to Pikeville Common in the immediately preceding quarter), then appropriate adjustment shall be made in the Pikeville Stock Price (and in the values of $20.00 and $30.00 to which the Pikeville Stock

Price is compared in Sections 1.6c, 6.3 and 6.4 hereof) to take into account the dividend, subdivision, split-up, reclassification or combination.

         1.8. DISSENTERS' SHARES. At the Effective Time, holders of the Corporation and Bank Dissenters' Shares shall have, with respect to such Corporation and Bank Dissenters' Shares, only such rights, if any, as they may have pursuant to the BCA, and any amounts required by the BCA to be paid to any such holder with respect to such Corporation and Bank Dissenters' Shares shall be paid by the Surviving Corporation (in the case of the Holding Company Merger) or the Surviving Bank (in the case of the Bank Merger).

         1.9. NO FRACTIONAL SHARES. No certificate or script of any kind shall be issued by Pikeville to any former Corporation or Bank shareholder in respect of any fractional interest in Pikeville Common resulting from the Mergers. No holder of Corporation Common or Bank Common shall have any rights in respect of a fractional interest in Pikeville Common arising out of the Mergers, except to receive a cash payment (without interest) equal to such fraction multiplied by the Pikeville Stock Price (or, if applicable, the Modified Pikeville Stock Price).

         1.10. ISSUANCE OF STOCK PURSUANT TO TERMS OF REGISTRATION STATEMENT. Pikeville shall issue shares of Pikeville Common in accordance with Sections 1.6 and 1.7 hereof pursuant to the terms of a registration statement filed with the Securities and Exchange Commission (the "SEC") on Form S-4 (the "Registration Statement"). Such Registration Statement shall cover the issuance of the Pikeville Common in accordance with the provisions of this Agreement.

         1.11. RIGHTS OF CORPORATION AND BANK SHAREHOLDERS. At the Effective Time, each holder of an outstanding certificate or certificates for shares of Corporation Common or Bank Common (except for, with respect to Bank Common, the Corporation) shall cease to have any rights as a shareholder of the Corporation or the Bank, except such rights, if any, as such holder may have with respect to Corporation or Bank Dissenters' Shares or as may be provided in this Agreement. Each such holder of an outstanding certificate or certificates for shares of Corporation Common or Bank Common (except for, with respect to Bank Common, the Corporation, and except for holders of Corporation and Bank Dissenters' Shares) converted in the Mergers, upon proper surrender of each such certificate for cancellation to Pikeville, shall receive promptly in exchange for each such certificate a certificate for the appropriate number of shares of Pikeville Common and cash in lieu of fractional shares, if any, as provided by this Agreement. Pending such surrender and exchange, such holder's certificate or certificates for shares of Corporation Common or Bank Common shall be deemed for all corporate purposes, by virtue of the Mergers, and without any action on the part of the holder thereof, to evidence such holder's right to receive Pikeville Common and cash in lieu of fractional shares, if any, as provided by this Agreement. Unless and until such outstanding certificates for shares of Corporation Common or Bank Common shall be so surrendered, no dividend (or other payment or distribution) payable to holders of record of shares of Pikeville Common as of any time subsequent to the Effective Time of the Mergers shall be paid or distributed to the holder of such outstanding certificate(s) and his other rights as a stockholder of Pikeville shall be suspended, but upon surrender of such outstanding certificate(s) there shall be paid or forwarded to the record holder of the certificate(s) the amounts of dividends, if any (and any other payments or distributions, if any, including any certificates respecting any Pikeville Common stock split declared subsequent to the Effective Time of the Mergers), without interest, that theretofore became payable with respect to the number of shares of Pikeville Common represented by such certificate(s), and such holder's other rights as a stockholder of Pikeville shall thereafter be restored.

         Certificates formerly representing shares of Corporation Common or Bank Common surrendered by each Corporation or Bank shareholder entitled to receive shares of Pikeville Common hereunder shall be accompanied by such appropriately executed letter of transmittal as Pikeville may reasonably require. If any holder of Corporation Common or Bank Common otherwise entitled to receive shares of Pikeville Common hereunder is unable to produce any such certificate formerly representing shares of Corporation Common or Bank Common, Pikeville shall be entitled to receive from such shareholder (i) evidence that such certificate has been lost, wrongfully taken or destroyed,
(ii) security or indemnity to save Pikeville harmless and (iii) evidence that such person is the owner of the shares of Corporation Common or Bank Common theretofore represented by such unavailable certificate(s).

         1.12. CLOSING OF STOCK TRANSFER BOOKS. The stock transfer books of the Corporation and the Bank shall be closed at the close of business on the business day immediately preceding the Closing Date. Pikeville shall be entitled to rely upon the stock transfer books of the Corporation and the Bank to establish the identity of those persons entitled to receive the consideration specified in this Agreement for their shares of Corporation Common and Bank Common, which books shall be conclusive as to the record ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, Pikeville shall be entitled to deposit any consideration represented thereby in escrow with an independent party and thereafter be relieved of any liability with respect to any claims to such consideration.

         2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. Except as set forth on schedules attached hereto, the Corporation represents and warrants to Pikeville and the Acquisition Subsidiary, for itself and for the Bank, as follows:

         2.1 ORGANIZATION AND STANDING OF THE CORPORATION. The Corporation is duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, and it is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Corporation has previously delivered to Pikeville true, accurate and complete copies of the currently effective Articles of Incorporation and Bylaws of the Corporation, including all amendments and proposed amendments thereto.

         2.2. SUBSIDIARIES OF THE CORPORATION. Except for (i) the Bank, 90.27% of the shares of capital stock of which are owned by the Corporation, and (ii) Whitley Investment, Inc., 100% of the shares of capital stock of which are owned by the Corporation, there are no corporations, banks, partnerships, business trusts, associations or similar organizations over which the Corporation has control as defined in 12 U.S.C 1841(a)(2), or with respect to which more than five percent of any class of voting securities or other equity or beneficial interest is owned, directly or indirectly, by the Corporation exclusive of such securities held in fiduciary capacity.

         2.3. ORGANIZATION AND STANDING OF THE BANK. The Bank is duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, and 90.27% of the outstanding capital stock of the Bank is owned of record and beneficially, free and clear of all security interests and claims, by the Corporation. All of the outstanding shares of capital stock of the Bank are validly issued, fully paid and nonassessable.

         2.4. POWER AND AUTHORITY. The Corporation and the Bank have, and at all times have had, full corporate power and authority to engage in the businesses and activities as and where the businesses have and are now being conducted. The Corporation and the Bank are duly qualified to do business as foreign corporations in each jurisdiction in which the property owned, leased or operated by them, or the nature of the business conducted by them, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Corporation and the Bank, taken as a whole, and are in good standing in each jurisdiction in which they are so qualified to do business.

         2.5. CORPORATE AUTHORIZATION. The Corporation and the Bank have all necessary corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Holding Company Plan of Merger by the shareholders of the Corporation and the approval of this Agreement and the Bank Plan of Merger by the shareholders of the Bank, to perform all of the obligations to be performed by them hereunder and thereunder. This Agreement has been duly and validly authorized, executed and delivered by the Corporation and the Bank and constitutes their valid and binding obligation enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

         2.6. VALIDITY. Provided the required approvals of agencies of any government, including, without limitation, the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the Federal Deposit Insurance Corporation ("FDIC") and the Kentucky Department of Financial Institutions (the "Department"), are obtained, the execution and delivery of this Agreement, the consummation of the transactions described in this Agreement, or the fulfillment of and compliance with its terms and provisions will not:

              a. conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of (i) any law, (ii) any rule, ordinance or regulation of any government or agency of any government, or any judgment, order, writ, ordinance, decree, permit or license of any court or other agency of any government to which the Corporation or the Bank may be subject, (iii) any material contract, instrument, arrangement or commitment to which the

Corporation or the Bank is a party or by which the Corporation or the Bank is bound or committed, or (iv) the Corporation's or the Bank's Articles of Incorporation;

              b. constitute an event which could, or with the lapse of time or action by a third party could, result in any default under or modify any of the foregoing or result in the creation of any lien, charge, encumbrance, security agreement or other material adverse interest, upon any of the Corporation's rights, assets or properties or those of the Bank; or

              c. require any consent or approval of any other party to any such material contract, commitment or instrument, other than the required approvals of shareholders and applicable regulatory authorities.

         2.7. CAPITALIZATION; STOCK OWNERSHIP AND RIGHTS.

              a. The authorized capital stock of the Corporation consists of 300,000 shares of common stock, $.10 par value per share (the "Corporation Common") and 10,000 shares of preferred stock, $10.00 par value (the "Corporation Preferred"). There are 133,340 shares of Corporation Common issued and outstanding and no shares of Corporation Preferred issued or outstanding. Each issued and outstanding share of Corporation Common is duly authorized, validly issued, fully-paid and non-assessable, and has not been issued in violation of any preemptive right of any shareholder.

              b. The authorized capital stock of the Bank consists of 200,000 shares of common stock, $1.00 par value per share (the "Bank Common"). There are 121,090 shares of Bank Common issued and outstanding. Each issued and outstanding share of Bank Common is duly authorized, validly issued, fully-paid and non-assessable, and has not been issued in violation of any preemptive right of any shareholder.

              c. As of the date of this Agreement, (i) the Corporation has no outstanding class of capital stock other than its Corporation Common, (ii) the Bank has no outstanding class of capital stock other than its Bank Common, and (iii) there are no, nor is there any arrangement not yet fully performed which would result in any, outstanding options, warrants, conversion or exchange rights, subscriptions, agreements or other commitments of any kind obligating the Corporation or the Bank to issue or sell, or to redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any outstanding restrictions, agreements or commitments of any kind to which the Corporation or the Bank is a party or by which the Corporation or the Bank is bound which relate to or restrict in any way the issuance or sale, or purchase, redemption or other acquisition, of any shares of the capital stock of the Corporation or the Bank.

              d. None of the issued and outstanding shares of Corporation Common or Bank Common has been issued in violation of any federal, state or other law pertaining to the issuance of securities, or in violation of any rights, preemptive or otherwise, of any present or past shareholder of the Corporation or the Bank.

         2.8.  FINANCIAL STATEMENTS.

              a. The Corporation has previously delivered to Pikeville the Corporation's audited, consolidated balance sheets, statements of operations, statements of changes in stockholders' equity and statements of cash flows for the years ended December 31, 1994, 1993 and 1992, together with the opinions of its independent certified public accountants associated therewith (collectively, the "Corporation Financial Statements").

              b. The Corporation Financial Statements fairly present the consolidated financial position of the Corporation as of the dates indicated and the results of operations, changes in shareholders' equity and cash flows for the periods then ended in conformity with generally accepted accounting principles. The Bank and the Corporation have no material liability or obligation of a character or amount that under generally accepted accounting principles is required to be referred to, reflected or reserved against in financial statements (including the notes thereto) (whether secured or unsecured, accrued, absolute, known, unknown, contingent or otherwise) not referred to, reflected or reserved against in the Corporation Financial Statements.

              c. Prior to the Closing Date, when available, the Corporation will deliver to Pikeville for the monthly and quarterly periods ending during the period beginning on May 1, 1995, and ending on the last day of the month next preceding the month in which the Effective Time occurs, true and complete copies of the monthly unaudited balance sheets and related statements of income of the Corporation and the Bank (collectively, the "Unaudited Corporation Financial Statements'). The Unaudited Corporation Financial Statements fairly represent the financial position of the Corporation and the Bank as of the dates indicated. The Unaudited Corporation Financial Statements for the quarterly periods fairly present the results of operations, changes in stockholders' equity and cash flows for the period then ended in conformity with regulatory accounting principles applicable to financial institutions applied on a consistent basis. The Bank and the Corporation have no material liability or obligation of a character or amount that under generally accepted accounting principles is required to be referred to, reflected or reserved against in financial statements (including the notes thereto) (whether secured or unsecured, accrued, absolute, known, unknown, contingent or otherwise) not referred to, reflected or reserved against in the Unaudited Corporation Financial Statements.

         2.9. LOANS AND ALLOWANCE FOR LOAN AND LEASE LOSSES. Each of the allowances for possible loan and lease losses and any allowance for real estate owned shown on the Corporation Financial Statements is adequate (i) to provide for all known and anticipated losses of the Corporation or the Bank, and (ii) in all material respects under the requirements of generally accepted accounting principles and standard banking practice to provide for possible losses, net of recoveries relating to loans and leases previously charged off, on loans outstanding, lease receivables or real estate owned by the Corporation or the Bank (including, without limitation, accrued interest receivable).

         2.10. REPURCHASE AGREEMENTS. With respect to all repurchase agreements to which the Corporation or the Bank is a party, (i) where the Corporation or the Bank has the obligation to sell securities, it has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement, and (ii) where the Corporation or the Bank has the obligation to buy securities, the value of the collateral securing the Corporation's or the Bank's obligation does not materially exceed the amount of the obligation.

         2.11. PROPERTIES. Each of the Corporation and the Bank have good and marketable title to all of its assets (excluding leased properties), whether real or personal, tangible or intangible, free and clear of all mortgages, liens, pledges, charges, equities or encumbrances of any nature whatsoever that are material to the business of the Corporation and the Bank, taken as a whole. Except for regular, scheduled repairs which are done in the ordinary course of business, all of such assets are free of material defect, well maintained and in good working order, condition and repair. Neither the whole nor any portion of such assets has been condemned or otherwise taken by public authority, nor do the Corporation or the Bank know that any such condemnation or taking is threatened. With respect to property material to the business of the Corporation and the Bank, taken as a whole, held by lease (or contract), each leasehold interest (or contract right) is created pursuant to a valid and subsisting lease (or contract) enforceable in accordance with its terms against the Lessor (or other party to the contract).

         2.12.  EMPLOYEE BENEFITS.

              a. Schedule 2.12 attached hereto contains a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) and other retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase, health, welfare and employee benefit plans and arrangements (individually, a "Plan," and collectively, the "Plans") in which employees or former employees of the Corporation and/or the Bank participate, or within the five-year period ending on the date hereof have participated, or would in the future participate, setting forth the name(s) and address(es) of each Plan's administrator(s) and trustee(s) and identifying the related trust agreement(s) and insurance contract(s) (including all amendments and supplements thereto). Current copies of such Plans, arrangements, contracts and trusts, including all amendments and supplements thereto, have been furnished to Pikeville along with the most recent Internal Revenue Service ("IRS") determination letters where applicable and the most recent annual reports prepared with respect to those Plans for which such reports are required under ERISA. Except pursuant to the Plans listed on Schedule 2.12, neither the Corporation nor the Bank has any present obligation, or any obligation which will arise at some future date, to provide any benefit to any employee, former employee or the estate or beneficiary of any employee or former employee. No representation has been made to participants or beneficiaries with respect to benefits under any of the Plans that would entitle them to benefits greater than or in addition to the benefits provided by the actual terms of such Plans.

              b. There have been no changes in the operation or interpretation of any of the Plans since the most recent annual report with respect thereto which would have any material adverse effect on the cost of operating or maintaining the Plan. None of the Plans in which employees of the Corporation and/or the Bank participate are "multi-employer plans," as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 3(37) of ERISA. Neither the Corporation nor the Bank has ever participated in or made a complete or partial withdrawal from any multi-employer plan so as to incur any partial or full withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or
Section 4208 of ERISA).

              c. The provisions and operation of each of the Plans are not in violation of any applicable provision of ERISA, the Code or any other statute, rule, regulation, agreement or instrument by which it is governed and meet all applicable requirements for favorable tax treatment. All applicable ERISA or Code requirements as to the filing of reports, documents and notices regarding the Plans with the Department of Labor and the IRS and the furnishing of such documents to participants and beneficiaries, whether due before or after the date hereof, have been or will be complied with in all material respects.

              d. Neither the Corporation nor the Bank maintains or has ever maintained, nor do employees of the Corporation or the Bank participate or have they ever participated in, any plan, program, agreement or arrangement under which former employees of the Corporation or the Bank or their beneficiaries are entitled, or current employees of the Corporation or the Bank will be entitled following termination of employment, to medical, health, life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law.

              e. A determination letter has been received from the IRS with respect to each Plan intended to be a qualified plan under the Code to the effect that such Plan is qualified under Section 401 of the Code and the related trust is exempt under Section 501 of the Code. Nothing has occurred to cause the loss of such qualification or exemption. All amendments to any such Plan required to be made under the current provisions of ERISA and the Code have been or will be made by the date hereof and a favorable determination letter has been received or applied for as to each such Plan as so amended.

              f. There are no pending or threatened claims by or on behalf of any of the Plans (or participants therein) or related trusts alleging any breach of fiduciary duty on the part of the Corporation or the Bank, their officers, directors, employees, or Plan trustees under ERISA or any other applicable laws, nor, to the knowledge of the Corporation and/or the Bank, is there any basis for such a claim.

              g. There are no pending or threatened claims, lawsuits or arbitrations asserted or instituted against any of the Plans or the assets of any of the trusts under any of the Plans. None of the Plans, any trust(s) created thereunder, or any trustee or administrator or fiduciary thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject the Plan, any such trust or the Corporation and/or the Bank to the tax on prohibited transactions imposed by Code Section 4975 or the sanctions imposed under Title I of ERISA.

               h. All contributions required to be made for years ending on or before the date hereof have been made or provided for. All contributions required to be made for plan years in which the date hereof falls have been made or provided for.

               i.  None of the Plans:

                   (i) Is a defined benefit pension plan, nor do any of the Corporation's or the Bank's employees participate in any such plan, including, but not limited to, any multi-employer plan.

                   (ii) Has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412(a) of the Code (whether or not waived), nor is any Plan subject to any tax imposed by
Section 4971 of the Code.

                   (iii) Is a "top-heavy plan" as defined in Section 416 of the Code.

              j. Each group health plan (as defined in Section 5000(b)(1) of the Code) maintained by the Corporation and/or the Bank has been administered in compliance with the continuation coverage and notice requirements of Title I, Subtitle B, Part 6 of ERISA and Section 4980B of the Code and the regulations thereunder (commonly known as COBRA).

         2.13. CONTRACTS, ARRANGEMENTS AND COMMITMENTS. Neither the Corporation nor the Bank is a party to, or subject to, any of the following, whether written or oral:

              a. any management or employment contract or any contract, arrangement or commitment with any present or former director, officer, employee, consultant or shareholder of the Corporation or the Bank;

              b. any contract, arrangement or commitment with a labor union or association or other employee group;

              c. any contract, arrangement or commitment containing covenants by it not-to-compete in any line of business with any person or entity or restricting the clients or customers from whom or the area in which it may solicit or conduct its business;

              d. any agreement, contract, lease or commitment (except for loans, lines of credit, letters of credit and similar banking activities entered into in the ordinary course of business) which involves more than $10,000, including all periodic payments;

              e. any contract, arrangement, commitment or pledge for civic or charitable contributions exceeding $1,000;

              f. any agreements in which the Corporation or the Bank has covenanted to keep any information confidential not made in the ordinary course of business;

              g. any material contract, arrangement or commitment not made in the ordinary course of business;

              h. any lease or option to lease any real or personal property to or from any party; or

              i. any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar understanding with regard to any present or former director, officer, employee or consultant.

         2.14. CONTRACT STATUS. Neither the Corporation nor the Bank is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, which default is reasonably likely to result in a material adverse change in the financial condition, results of operations, business or prospects of the Corporation and the Bank, taken as a whole, and there has not occurred any event that, with the lapse of time or giving notice or both, would constitute such a default.

         2.15. LITIGATION. There are no investigations, actions, lawsuits, claims, arbitrations or proceedings, either judicial, administrative or otherwise, pending or, to the knowledge of the Corporation, threatened or contemplated, against, relating to or affecting the Corporation or the Bank (or involving any of their respective properties, assets, interests or rights), or any employee, officer or director of the Corporation or the Bank in his capacity as such, at law or in equity, by or before any court, governmental department, commission, board, bureau, agency, mediator, arbitrator or other person or instrumentality. Neither the Corporation nor the Bank is subject to, or in default under, any court or administrative order, writ, injunction or decree applicable to it. To the knowledge of the Corporation, there are no uncured violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to the Corporation or the Bank as result of the examination by any bank regulatory authority.

         2.16.  COMPLIANCE.

              a. The Corporation and the Bank have complied, and are in compliance, with all laws, regulations, rules and orders and governing instruments applicable to them and to the conduct of their business, except where the failure to comply would not have a material adverse affect on the financial condition, results of operation, business or prospects of the Corporation and the Bank, taken as a whole;

              b. Neither the Corporation nor the Bank is in default under (and no event has occurred which is likely to result in the default under) the terms of any judgment, order, writ, decree, rule, regulation, permit or license of any agency of any government or court, whether federal, state, municipal or local and whether at law or in equity, except where the failure to comply would not have a material adverse affect on the financial condition, results of operations, business or prospects of the Corporation and the Bank, taken as a whole;

              c. Neither the Corporation nor the Bank is a party to (i) any enforcement action instituted by, or (ii) any memorandum of understanding, cease and desist order or other formal or informal agreement with, any federal or state regulatory agency, and no such action, memorandum or order has been threatened, and neither the Corporation nor the Bank has received any report of examination from any federal or state regulatory agency which requires that the Corporation or the Bank address any significant problem or take any significant action which has not already been addressed or taken in a manner satisfactory to the regulatory agency; and

              d. The Corporation has no knowledge of any facts or circumstances which may constitute or result in any noncompliance with any of the above, that would have a material adverse affect on the financial condition, results of operation, business or prospects of the Corporation and the Bank, taken as a whole.

         2.17.  TAXES

              a. The Corporation and the Bank have withheld proper and accurate amounts from their employees in full and complete compliance with the tax withholding provisions of the Code and other applicable federal, state or local laws, and have filed proper and accurate federal, state and local returns and reports, as appropriate, for all years and periods (and portions thereof) for which any such returns and reports were due for employee income tax, withholding taxes, social security taxes and unemployment taxes. The Corporation and the Bank have paid or remitted all taxes and other amounts from its employees' wages for periods ending on or prior to the date hereof, and, for periods ended after the date hereof, for which payment is not yet due, the Corporation and the Bank have made adequate accruals on their regular books of accounts.

              b. The Corporation and the Bank have prepared, signed and filed all federal, state and other tax returns and reports required to be filed by all applicable laws and regulations on or before the date hereof, and have timely paid or accrued all taxes or installments thereof, interest, penalties, assessments and deficiencies of every kind and nature whatsoever which were due and owing on such tax returns and reports or which were or are otherwise due and owing under all applicable laws and regulations for any periods for which returns or reports were due, whether or not reflected on such returns and reports and whether or not relating to the income of the Corporation and the Bank. The Corporation and Bank have timely paid in full all ad valorem property taxes and other assessments levied on their assets and properties which have heretofore become due and payable. There are in effect no agreements, waivers of other arrangements providing for an extension of time with regard to the assessment of any tax, or any deficiency with respect thereto, against the

Corporation or the Bank, other than routine extensions in filing deadlines. There are no actions, suits, proceedings, investigations or claims now pending, nor, to the knowledge of the Corporation and the Bank, threatened against the Corporation or the Bank, nor are there any matters under discussion with the IRS, or other governmental authority, relating to any taxes or assessments, or any claims or deficiencies with respect thereto.
The federal income tax returns for the Corporation and the Bank have not been audited by the IRS.

         2.18. ABSENCE OF CERTAIN EVENTS. Since December 31, 1994, the Corporation and the Bank have not:

              a. issued, sold, purchased or redeemed any stocks, bonds, debentures, notes, or other securities of the Corporation or the Bank, or issued, sold or granted by option, warrant or right to acquire any thereof;

              b. waived or released any debts, claims, rights of value or suffered any extraordinary loss or written down the value of any inventories or other assets or written down or off any receivable in excess of $10,000, except for loan charge-offs in the ordinary course of business;

              c. declared, set aside or paid any dividend or distributions on any shares of Corporation Common;

              d. made any capital expenditures or commitment for capital expenditures in excess of $5,000 for any single item or in excess of $10,000 in the aggregate;

              e. made any change in its operations, other than changes in the lawful and ordinary course of business, none of which has, and which in the aggregate have not had, a material adverse effect on the Corporation's operations, its financial condition, prospects or results of operations;

              f. suffered any casualty, damage, destruction or loss to any of its assets in excess of $5,000 for any one event or in excess of $10,000 in the aggregate;

              g. suffered any material adverse change (other than an event or condition generally applicable to banking institutions) in the financial condition, results of operations or business of the Corporation and the Bank, taken as a whole;

              h. disposed of any of its material assets other than worn out or obsolete assets which have been replaced with assets of equal or greater value;

              i. terminated, placed on probation, disciplined, warned, or experienced any resignation of (other than resignations for retirement) any employee;

              j. paid or obligated itself to pay any bonuses or extraordinary compensation to, or made any increase (except increases in the ordinary course of business) in the compensation payable (or to become payable by it) to, any officer, director or employee of the Corporation or the Bank, or entered into any contract of employment not terminable by the Corporation or the Bank upon not more than 90 days notice;

              k. terminated or amended or suffered the termination or amendment of (i) any lease, bids, contracts, commitments and other agreements, or (ii) any permits, licenses, concessions, authorizations, franchises and similar rights granted to or held by it, which are necessary or related to its operations;

              l. subjected any of its assets to any liens, mortgages, security interests, claims, restrictions or other encumbrances or to any other similar charge of any nature whatsoever;

              m. paid any funds to any of its officers or directors, or to any family member of any of them, or any business or entity in which any of the forgoing have any direct or indirect interest, except for the payment of director fees, contributions to Welfare and Pension Plans, and installments of annual salaries and bonuses;

              n. adopted, modified or amended any incentive bonus plan, or any plan, contract or arrangement providing for management or consulting services, severance, employee insurance, bonuses, pension, profit sharing, stock purchase, deferred compensation or other employee benefits;

              o. merged or consolidated with, or acquired all or any substantial portion of its business or property, or merged or consolidated with, or acquired all or any substantial portion of, the business or property of any other entity; and

              p. entered into any agreement or commitment (whether or not in writing) to do any of the above.

Since December 31, 1994 the Corporation and the Bank have:

              a. continued their operations in the ordinary course consistent with their practices and maintained their operations, assets, books of account, records and files in substantially the same manner as heretofore; and

              b. used their best efforts to preserve their business.

         2.19. FINDERS. All negotiations relative to this Agreement and the transactions described in this Agreement have been conducted by the Corporation and the Bank directly with Pikeville, without the assistance or intervention on behalf of the Bank or the Corporation by any other person which would give rise to any valid claim against Pikeville, the Acquisition Subsidiary, the Corporation or the Bank for a finder's fee, brokerage commission, investment adviser's fee or other like payment.

         2.20. REGULATORY REPORTS. Except to the extent prohibited by law, the Corporation has delivered, or will deliver prior to the Closing Date, to Pikeville true and complete copies of all financial and/or condition reports of the Bank as filed with any applicable bank regulator (a) for each year-end since December 31, 1990, (b) for each calendar quarter since December 31, 1990, and (c) reports, applications and other documents which either the Bank or the Corporation has filed with the FDIC, the Federal Reserve Board, the SEC and/or the Department since December 31, 1990.

         2.21.  BOOKS, RECORDS AND PERMITS

              a. The books of account of the Corporation and the Bank are complete and correct in all material respects, and, to the extent required by generally accepted accounting principles, all monies due or to become due from or to or owing by, and all liabilities (actual, contingent or accrued) of, the Corporation and the Bank by reason of any transaction, matter or cause whatsoever have been duly, correctly and completely entered therein.

              b. Prior to the execution of this Agreement, the Corporation has furnished to Pikeville for its examination the minute and stock books of the Corporation and the Bank or complete copies thereof, which documents contained a complete record of any and all proceedings and actions at all meetings of the Corporation's and the Bank's stockholders and board of directors required to be set forth in said minutes or for which minutes were prepared. Except for actions required or necessitated by this Agreement, no changes or additions to the minutes or stock books of the Corporation or the Bank have been made since the date such books were furnished to Pikeville, and no proceeding or action required to be set forth in said books has occurred since the date such books were furnished to Pikeville.

              c. Each of the Corporation and the Bank possesses all licenses, franchises, approvals, certificates, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption. Schedule 2.21 sets forth a list and summary description of each such license, franchise, approval, certificate, permit and authorization.

         2.22. COMPLETENESS OF STATEMENTS. No representation, warranty or covenant of the Corporation or the Bank in this Agreement contains any untrue statement of a material fact, any misstatement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         2.23. ENVIRONMENTAL MATTERS. Neither the Corporation nor the Bank has sent any "Hazardous Substances" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et. seq. ("CERCLA") and the regulations promulgated thereunder) which were generated from the operations of the Corporation or the Bank for storage, treatment, reuse or recycling, or disposal to any other sites prior to the date hereof. The Corporation and the Bank are in compliance with all applicable federal, state and local statutes, rules and ordinances relating to the protection of the environment, including the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq.; the Clean Air Act, 42 U.S.C. Section 7401, et. seq.; the Clear Water Act, 33 U.S.C. Section 1251, et. seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et. seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et. seq.; CERCLA; the Atomic Energy Act, 42 U.S.C.
Section 2011, et. seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 st. seq.; the Medical Waste Tracking Act, 42 U.S.C.
Section 6992 et. seq, and any state or local laws, statutes, rules, orders, ordinances and other laws and regulations thereunder, relating to or regulating hazardous or toxic substances or air, water or land quality, waste or other similar environmental matters (collectively, the "Environmental Laws"). Without limiting the generality of the foregoing, to the Corporation's and the Bank's knowledge no asbestos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of the Corporation or the Bank, whether currently or previously owned or leased. To the Corporation's and the Bank's knowledge, no loans of any of the Corporation or the Bank are secured by property where any Hazardous Substances have ever been used, stored, manufactured, or suffered to exist, and none of the borrowers of the Corporation or the Bank have violated any of the Environmental Laws or had any of their property subject to a lien under any of the Environmental Laws. Neither the Corporation nor the Bank has permitted any property currently or previously owned or leased by either of them to be used as a landfill or dump site. To the Corporations's and the Bank's knowledge, there are no underground storage tanks, or underground pipelines containing or storing Hazardous Substances, located on any property owned or leased by the Corporation or the Bank. To the Corporation's and the Bank's knowledge, no underground storage tanks have ever been located on any property currently or previously owned or leased by the Corporation or the Bank.

         2.24. INSURANCE POLICIES. The Corporation and the Bank maintain insurance policies and bonds in force as set forth on Schedule 2.24. Neither the Corporation nor the Bank is liable for any material, retroactive premium adjustments. All policies are valid, enforceable and in full force and effect, and neither the Corporation nor the Bank has received any notice of
(i) any premium increase greater than fifteen percent (15%) or (ii) any cancellation of any policy which was not replaced by a policy of comparable coverage and cost. Except for the transactions contemplated by this Agreement, neither the Corporation nor the Bank knows of any grounds for or any consideration of any such premium increase or cancellation notice or other indication of premium increases or cancellation, with respect to any of their insurance policies or bonds. All notices of cancellation received by either the Corporation or the Bank and all claims made by the Corporation or the Bank under their respective insurance policies and bonds since December 31, 1990, or made prior thereto but remaining unresolved, are set forth on
Schedule 2.24. Since December 31, 1994, neither the Corporation nor the Bank has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material claim or potential material claim under their insurance policies and bonds.

         2.25. INDEBTEDNESS TO OR FROM EXECUTIVE OFFICERS. No directors or executive officers of the Corporation, the Bank, or any family member of any of them, is now indebted to the Corporation or the Bank except for normal travel expense advances. The Corporation and the Bank are not indebted or obligated to any of them, except for compensation accrued in the ordinary course.

         2.26. POTENTIAL COMPETING INTERESTS. No shareholder of the Corporation owning an interest greater than 5%, nor any director, officer or employee of either the Corporation or the Bank, nor any member of any such person's family, has any direct or indirect (5% or more) interest in any person or entity which competes or conflicts with or is engaged in any business of the kind being conducted by, either the Corporation or the Bank or which does business or engages in commerce with, or provides goods or services to, either the Corporation or the Bank. Neither the Corporation nor the Bank uses any real or personal property in which any shareholder of the Corporation owning an interest greater than 5%, or any director, officer or employee of either the Corporation or the Bank, or any member of any such person's family, has a direct or indirect (5% or more) interest.

         2.27. LABOR MATTERS. The Corporation and the Bank are not parties to, nor is either negotiating, any collective bargaining agreement. There are no union organizational or representation efforts underway or threatened, nor are there any existing or threatened labor strikes, slow downs, disputes, grievances or disturbances which might affect the Corporation's or the Bank's operations. The Corporation and the Bank have complied with the Fair Labor Standards Act, National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, Executive Order 11246 and all other federal, state or local laws relating to wages, hours and collective bargaining.

         3. REPRESENTATIONS AND WARRANTIES OF PIKEVILLE. Pikeville and the Acquisition Subsidiary hereby jointly and severally represent and warrant to the Corporation as follows:

         3.1 ORGANIZATION AND STANDING OF PIKEVILLE. Pikeville is duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, and it is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Pikeville has previously delivered to the Corporation, true, accurate and complete copies of the currently effective Articles of Incorporation and Bylaws of Pikeville, including all amendments and proposed amendments thereto.

         3.2 ORGANIZATION AND STANDING OF ACQUISITION SUBSIDIARY. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Pikeville has previously delivered to the Corporation, true, accurate and complete copies of the currently effective Articles of Incorporation and Bylaws of the Acquisition Subsidiary, including all amendments and proposed amendments thereto. All of the outstanding capital stock of the Acquisition Subsidiary is owned of record and beneficially, free and clear of all security interests and claims, by Pikeville. All of the outstanding shares of capital stock of the Acquisition Subsidiary are validly issued, fully paid and nonassessable.

         3.3. POWER AND AUTHORITY. Pikeville and the Acquisition Subsidiary have, and at all times have had, full corporate power and authority to engage in the businesses and activities as and where their businesses have and are now being conducted. Pikeville and the Acquisition Subsidiary are duly qualified to do business as foreign corporations in each jurisdiction in which the property owned, leased or operated by them, or the nature of the businesses conducted by them, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or prospects of Pikeville and the Acquisition Subsidiary, taken as a whole, and are in good standing in each jurisdiction in which they are so qualified to do business.

         3.4. CORPORATE AUTHORIZATION. Pikeville has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder and thereunder. This Agreement has been duly and validly authorized, executed and delivered by Pikeville and constitutes its valid and binding obligation enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

         3.5. VALIDITY. Provided the required approvals of agencies of any government, including, without limitation, the Federal Reserve Board, the FDIC and the Department, are obtained, the execution and delivery of this Agreement, the consummation of the transactions described in this Agreement, or the fulfillment of and compliance with its terms and provisions will not:

              a. conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of (i) any law, (ii) any rule, ordinance, or regulation of any government or agency of any government, or any judgment, order, writ, ordinance, decree, permit or license of any court or other agency of any government to which Pikeville or the Acquisition Subsidiary may be subject, (iii) any material contract, instrument, arrangement or commitment to which Pikeville or the Acquisition Subsidiary is a party or by which Pikeville or the Acquisition Subsidiary is bound or committed, or (iv) Pikeville's Articles of Incorporation or Bylaws or the equivalent organizational documents of the Acquisition Subsidiary;

              b. constitute an event which could, or with the lapse of time or action by a third party could, result in any default under or modify any of the foregoing or result in the creation of any lien, charge, encumbrance, security agreement, or other material adverse interest upon any of Pikeville's rights, assets or properties or those of the Acquisition Subsidiary; or

              c. require any consent or approval of any other party to any such material contract, commitment or instrument, other than the required approvals of shareholders and applicable regulatory authorities.

         3.6. CAPITALIZATION OF PIKEVILLE.

              a. The authorized capital stock of Pikeville consists of (i) 25,000,000 shares of common stock, $5.00 par value ("Pikeville Common"), of which 8,948,038 shares are issued and outstanding as of the date hereof and
(ii) 300,000 shares of preferred stock, no par value, of which no shares have been issued. All issued and outstanding shares of Pikeville Common are validly issued, fully-paid and non-assessable, and have not been issued in violation of any preemptive rights of any shareholder of Pikeville.

              b. The shares of Pikeville Common to be issued in connection with the Mergers have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

         3.7. CAPITALIZATION OF ACQUISITION SUBSIDIARY.

              a. The authorized capital stock of the Acquisition Subsidiary consists of 1,000 shares of common stock, no par value ("Acquisition Common"), of which 100 shares are issued, outstanding and owned by Pikeville.
 All issued and outstanding shares of Acquisition Common are validly issued, fully-paid and non-assessable, and have not been issued in violation of any preemptive rights of any shareholder.

              b. As of the date of this Agreement, (i) the Acquisition Subsidiary has no outstanding class of capital stock other than Acquisition Common, and (ii) there are no outstanding options, warrants, conversion or exchange rights, subscriptions, agreements or other commitments of any kind obligating or allowing the Acquisition Subsidiary to issue or sell, or to redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any outstanding restrictions, agreements or commitments of any kind to which the Acquisition Subsidiary is a party or by which the Acquisition Subsidiary is bound which relate to or restrict in any way the issuance or sale, or purchase, redemption or other acquisition, of any shares of the capital stock of the Acquisition Subsidiary.

         3.8. FINANCIAL STATEMENTS.

              a. Pikeville has previously delivered to the Corporation the audited Consolidated Balance Sheets of Pikeville for the years ended December 31, 1994 and 1993, and the related audited Consolidated Statements of Income, audited Consolidated Statements of Changes in Stockholders' Equity, and audited Consolidated Statements of Cash Flows (collectively, the "Pikeville Financial Statements").

              b. The Pikeville Financial Statements fairly present the consolidated financial position of Pikeville as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended in conformity with generally accepted accounting principles. Pikeville and its subsidiaries, on a consolidated basis, have no material liability or obligation of a character or amount that under generally accepted accounting principles is required to be referred to, reflected or reserved against in financial statements (including the notes thereto) (whether secured or unsecured, accrued, absolute, known, unknown, contingent or otherwise) not referred to, reflected or reserved against in the Pikeville Financial Statements.

              c. Prior to the Closing Date, when available, Pikeville will deliver to the Corporation unaudited consolidated financial statements for each calendar quarter beginning with March 31, 1995(collectively, the "Additional Pikeville Financial Statements"). The Additional Pikeville Financial Statements for such periods will fairly present the consolidated financial position of Pikeville as of the dates indicated and the consolidated results of operations for the period then ended in conformity with generally accepted accounting principles.

         3.9. REGULATORY REPORTS. Pikeville has previously delivered to the Corporation true and complete copies of all reports which Pikeville has made to or filed with the SEC and with the Federal Reserve Board since December 31, 1993. As of their respective filing dates, Pikeville's Annual Report on Form 10-K for the fiscal years ended December 31, 1993 and December 31, 1994 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and the Proxy Statement dated March 27, 1995, filed with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") (said filings being collectively referred to herein as the "Pikeville Filings"), complied in all material respects with the regulations of the SEC, and none of the Pikeville Filings as of their respective dates, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. Pikeville has been subject to the requirements of Section 12 of the Exchange Act and has filed all material reports required to be filed pursuant to Section 13, 14 or 15(d) thereof for a period of at least 36 calendar months and has filed in a timely manner all reports required to be filed during the last 12 calendar months and any portion of the calendar month preceding the date of this Agreement.

         3.10. MATERIAL ADVERSE CHANGES. Since December 31, 1994, there has been no material adverse change (other than an event or condition generally applicable to banking institutions) in the financial condition, results of operations or business of Pikeville.

         3.11. FINDERS. All negotiations relative to this Agreement and the transactions described in this Agreement have been conducted by Pikeville directly with the Corporation and the Bank, without the assistance or intervention of any other person which would give rise to any valid claim against the Corporation or the Bank for a finder's fee, brokerage commission, investment advisor's fee or other like payment.

         3.12. COMPLETENESS OF STATEMENTS. No representation, warranty or covenant of Pikeville in this Agreement contains any untrue statement of a material fact, any misstatement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         4.   COVENANTS OF THE PARTIES.

              4.1  COOPERATION.   Each party hereto shall cooperate fully
with the other parties hereto in furnishing such information or performing any action reasonably requested by any such party in connection with the preparation of any application or statement to be filed with any governmental agency or authority in connection with the regulatory approval of the transactions contemplated by this Agreement and the Plans of Merger. It shall furnish to the other parties promptly after such documents are available (i) unless disclosure is unlawful or otherwise prohibited, all filings, registration statements or reports filed by it with federal, state or other governmental agencies having supervisory or regulatory authority over the banking activities or securities of it, including, without limitation, the SEC, the Federal Reserve Board, the FDIC, and the Department, and (ii) all reports, proxy statements or other communications by it to its shareholders generally. It shall permit officers, attorneys and accountants and other representatives of other parties hereto to make such investigation of the financial and legal condition of it as any such party reasonably deems necessary or advisable in connection with such party's due diligence in connection with the transactions contemplated herein and in the Plans of Merger, provided, however, that such investigations shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. Subject to its further rights under this Agreement and the Plans of Merger, each party hereto shall promptly cause the Closing to occur at the earliest practicable time.

              4.2  CONFIDENTIALITY.      Until consummation of the
transactions contemplated hereunder, all information furnished by one party to any of the others in connection with this Agreement, the Plans of Merger or the transactions contemplated hereby or thereby shall be kept confidential by such other party (and shall be used by it only in connection with this Agreement, the Plans of Merger and the transactions contemplated hereby and thereby) except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources or (iii) is required to be disclosed in any document filed with the SEC, the Federal Reserve Board, the FDIC, the Department or any other agency of any government and is not afforded confidential treatment by any such governmental agency. In the event that the transactions contemplated by this Agreement and the Plans of Merger shall fail to be consummated, each party hereto shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party furnishing same.

              4.3 PREPARATION OF PROXY STATEMENT AND REGISTRATION STATEMENT. Each party hereto shall cooperate and consult with the other parties hereto in preparation of the proxy statement to be mailed to the Corporation's and the Bank's shareholders in connection with the meetings (such meetings are referred to herein as the "Corporation Shareholders' Meeting" and "Bank Shareholders' Meeting," respectively), to be called to consider the Mergers (the "Proxy Statement") which will be included within the Registration Statement to be filed by Pikeville with the SEC. When the Registration Statement or any post-effective amendment thereto shall become effective and at all times subsequent to such effectiveness, up to and including the dates of the Corporation Shareholders' Meeting and Bank Shareholders' Meeting, all information set forth therein furnished or to be furnished by Pikeville related to Pikeville and by the Corporation relating to the Corporation and the Bank (i) will comply in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the "1933 Act") and the 1934 Act and the rules and regulations promulgated by the SEC thereunder and
(ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All reports and registration statements (whether or not effective) filed by Pikeville subsequent to the date hereof (A) will comply in all material respects with the applicable provisions of the 1933 Act and the 1934 Act and the rules and regulations promulgated by the SEC thereunder and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. In no event, however, shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement and Proxy Statement, or in any report or other registration statement made in reliance upon, and in conformity with, written information concerning another party hereto furnished by such other party specifically for use in the Registration Statement or Proxy Statement or any report or registration statement. It shall advise the other parties hereto promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or Proxy Statement or any amendment or supplement thereto or that requires the making of a change in the Registration Statement or Proxy Statement or any amendment or supplement thereto in order to make any material statement therein not misleading.

              4.4. PRESS RELEASE. No party hereto shall make any press release or other public announcement concerning the transactions contemplated by this Agreement and the Plans of Merger without the consent of the other parties hereto as to the form and contents of such release or announcement, except to the extent that such may be required by law.

              4.5. BEST EFFORTS.   Subject to the terms and conditions herein
provided, each party hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plans of Merger, including, without limitation, the execution and filing of Articles of Merger under the BCA and other appropriate documentation to effect the Mergers. No party hereto shall take, or cause or to the best of its ability permit to be taken, any action that would adversely affect the qualification of either of the Mergers for pooling of interests accounting treatment. Each party hereto will, and will cause each of its respective subsidiaries to, use its best efforts to obtain consents of all third parties and governmental bodies necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement and the Plans of Merger. In case at any time after the Effective Time any further action is necessary, appropriate or desirable to carry out the purposes of this Agreement and the Plans of Merger, the officers and/or directors of the Acquisition Subsidiary and the Bank shall be deemed to have been granted authority in the name of the Corporation and the Interim Bank, respectively, to take all such necessary action.

              4.6. FILING WITH REGULATORY AUTHORITIES. Pikeville, the Acquisition Subsidiary, the Bank and/or the Interim Bank, as the case may be, shall prepare applications to the Federal Reserve Board, the FDIC, the Department and such other bank regulatory authorities as may have jurisdiction in the premises for such approvals as may be required to be obtained from such regulatory authorities in order to carry out the transactions contemplated by this Agreement and the Plans of Merger. Such applications shall be filed by Pikeville, the Acquisition Subsidiary, the Bank and/or the Interim Bank, as the case may be, with the Federal Reserve Board, the FDIC, the Department and such other bank regulatory authorities as soon as practicable after the date of this Agreement, and

Pikeville, the Acquisition Subsidiary, the Bank and the Interim Bank shall use their best efforts to cause such applications to be approved. Each party hereof will provide the other parties hereto with copies of all applications and documents filed with any such regulatory agency, promptly after their filing with such agencies. Pikeville shall prepare and file the Registration Statement with the SEC covering the shares of Pikeville Common to be issued in connection with the Mergers as soon as practicable.

              4.7. EFFECTIVENESS OF REGISTRATION STATEMENT. Pikeville shall advise the Corporation, promptly after Pikeville receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Pikeville Common to be issued in connection with the Mergers for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplementation of the Registration Statement or for additional information.

              4.8. PROVISION OF SHARES. Pikeville shall issue and provide the shares of Pikeville Common deliverable upon the conversion of shares of Corporation Common and Bank Common pursuant to this Agreement and the Plans of Merger. The shares of Pikeville Common to be issued and exchanged for shares of Corporation Common and Bank Common pursuant to this Agreement and the Plans of Merger will, at the Effective Time, be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

              4.9 POSSIBLE CHANGE OF CONTROL NOTIFICATIONS. Pikeville shall immediately advise the Corporation of any offers, proposals or negotiations which if consummated could effect a change of control of Pikeville.

              4.10 NO SETTLEMENTS. Neither the Corporation nor the Bank shall settle or compromise any claim for appraisal or dissenters' rights in respect of the Mergers prior to the Effective Time without the prior written consent of Pikeville.

              4.11 PRESERVATION OF BUSINESS ORGANIZATION. The Corporation shall (and shall cause the Bank to) use its best efforts to preserve without material impairment its business organization and preserve the goodwill of the Corporation and the Bank as to customers and others having business relations with them, and the Corporation and the Bank shall carry on their respective businesses in the ordinary and usual course, diligently and in a manner consistent with their past practices.

              4.12 CAPITAL STOCK. Except as provided in Section 1 hereof, neither the Corporation nor the Bank shall issue or sell, or redeem, purchase or otherwise acquire, any shares of capital stock or any options, rights, warrants or other securities convertible or exchangeable into or otherwise evidencing, or shall enter into any agreement or instrument evidencing, the right to acquire any shares of capital stock of the Corporation or the Bank, or agree to do any of the foregoing.

              4.13 OTHER NEGOTIATIONS.

              a. Except to the extent the fulfillment of the Corporation's Directors' fiduciary duties clearly requires such action, the Corporation, the Bank, the Corporation Directors and the Bank Directors shall not, and shall cause the Corporation's and the Bank's executive officers to not, solicit, authorize the solicitation of, or enter into any discussions with any third party (a "Third Party") (a) to purchase any shares of the capital stock or any option or warrant to purchase shares of the capital stock of the Corporation or the Bank or any securities convertible into the capital stock of the Corporation or the Bank, or any other equity security of either of them, (b) to make a tender or exchange offer for any shares of the capital stock of the Corporation or the Bank, or any other equity security of the Corporation of the Bank, (c) to purchase, lease or otherwise acquire more than five percent (5%) of the assets of the Corporation or the Bank, or (d) to merge, consolidate or otherwise combine with the Corporation or the Bank (collectively, a "Third Party Sale").

              b. To the extent the Corporation or the Bank or any executive officer of the Corporation or the Bank or any Corporation or Bank director is approached by any Third Party with respect to a Third Party Sale or to the extent the Corporation or the Bank Directors' fiduciary duties clearly require the Corporation or Bank Directors to enter into discussions with a Third Party regarding a Third Party Sale, each of the Corporation and the Bank shall disclose to Pikeville immediately that it, or its executive officers or directors, were contacted or have entered into discussions with a Third Party and the continuing details related thereto.

              4.14. DIVIDENDS. The Corporation shall not declare or pay any dividend on the Corporation Common prior to the Effective Time, without the written consent of Pikeville.

              4.15. RESERVES. The Unaudited Corporation Financial Statements for each quarter shall reflect a quarterly charge-off, based on a review of the current status of all loans, in accordance with generally accepted accounting principles and the pertinent regulations and policies of the FDIC and other regulatory authorities concerning the write-off of loans.

              4.16. OTHER ACTIONS. Without the prior written consent or approval of Pikeville, neither the Corporation nor the Bank shall: (i) increase the rate of compensation of, or pay any bonus (including awards under its or any of its subsidiaries' incentive plans) to, any of its directors, officers or employees, except increases or bonuses which are not material in amount or are in accordance with existing policy and consistent in all material respects with amounts given in past periods; (ii) enter into or modify (except as may be required by any applicable law) any Corporation or Bank Welfare Plan or Pension Plan or any compensation plan in respect of any of its present or former directors, officers or other employees; (iii) dispose of or discontinue any major portion of its business or property, or merge or consolidate with, or acquire all or any substantial portion of the business or property of, any other entity; (iv) other than with respect to deposits, issue any note or debenture or enter into any loan agreement for the borrowing of funds other than in the ordinary course of business; (v) mortgage, pledge, or subject to a lien or any other encumbrance any of its assets other than in the ordinary course of business; (vi) enter into any material contract, commitment or instrument other than in the ordinary course of business; (vii) permit any change to be made in the Corporation's or the Bank's Articles of Incorporation or Bylaws; (viii) take, or omit to take, any other act, the result of which the Corporation or the Bank know would make any of its representations and warranties set forth in Section 2 hereof untrue or incorrect if made anew after such action or omission; or (ix) agree to do any of the foregoing.

              4.17 INTERIM BANK FORMATION. The Acquisition Subsidiary will cause the Interim Bank to be organized as a Kentucky banking corporation.
The Acquisition Subsidiary will, as the sole shareholder of the Interim Bank, further cause the Interim Bank to adopt, ratify and confirm the Bank Plan of Merger, and will cause the Interim Bank to take all actions contemplated under the Bank Plan of Merger.

              4.18.  DISTRIBUTION OF PROXY STATEMENT:  SHAREHOLDERS'
APPROVAL.

              a. The Corporation shall distribute the Proxy Statement to its shareholders prior to the Corporation Shareholders' Meeting, and its Board of Directors shall recommend, subject to its fiduciary duties, to the shareholders the approval of this Agreement and the Holding Company Plan of Merger (including the transactions contemplated hereby and thereby). It shall, at the Corporation Shareholders' Meeting, present this Agreement and the Holding Company Plan of Merger for approval by its shareholders. The Board of Directors of the Corporation, subject to its fiduciary duties, shall use its best efforts to obtain all votes and approvals of its shareholders necessary for the approval and adoption of this Agreement and the Holding Company Plan of Merger under the BCA and its Articles of Incorporation and Bylaws. The Corporation shall not distribute any information to its shareholders with respect to the transactions contemplated hereby and thereby without prior notice to, and opportunity to comment upon such information by, Pikeville.

              b. The Bank shall distribute the Proxy Statement to its shareholders prior to the Bank Shareholders' Meeting, and its Board of Directors shall recommend, subject to its fiduciary duties, to the shareholders the approval of this Agreement and the Bank Plan of Merger (including the transactions contemplated hereby and thereby). It shall, at the Bank Shareholders' Meeting, present this Agreement and the Bank Plan of Merger for approval by its shareholders. The Board of Directors of the Bank, subject to its fiduciary duties, shall use its best efforts to obtain all votes and approvals of its shareholders necessary for the approval and adoption of this Agreement and the Bank Plan of Merger under the BCA and its Articles of Incorporation and Bylaws. The Bank shall not distribute any information to its shareholders with respect to the transactions contemplated hereby and thereby without prior notice to, and opportunity to comment upon such information by, Pikeville.

              The Corporation shall vote the shares of Bank Common which the Corporation owns in favor of this Agreement and the Bank Plan of Merger.

              4.19. AFFILIATES. The Corporation and the Bank agree to deliver to Pikeville a letter identifying all persons believed by them to be, at the time this Agreement and the Plans of Merger are submitted to a vote of their respective shareholders, "affiliates" of each for purposes of Rule 145 under the 1933 Act. The Corporation and the Bank agree to use their best efforts to cause each person identified as an "affiliate" in the letter referred to above to deliver to Pikeville prior to the Closing a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Pikeville Common to be received by such person in the Mergers except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder. Shares of Pikeville Common issued to affiliates of the Corporation and the Bank in exchange for Corporation Common and Bank Common shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of Pikeville and the Corporation have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Pikeville shall publish such financial results not later than four months after the Effective Time.

              4.20. DOCUMENTS AND CERTIFICATES. Pikeville, the Acquisition Subsidiary, the Corporation and the Bank shall use their respective best efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement and the Plans of Merger or to cause the Effective Time, subject to consummation at the Closing, to occur as soon as practicable.

              4.21.  OFFICER AND DIRECTOR INDEMNIFICATION.

              a. Pikeville and the Acquisition Subsidiary shall insure that all rights to indemnification and all limitations of liability, existing in favor of any person who is a director, officer or employee of the Corporation or the Bank at the Effective Time (collectively, "Indemnified Parties"), as provided in the Corporation's Articles of Incorporation and Bylaws, or similar governing documents of any of it or the Bank, as in effect on the date hereof to the extent such indemnification is permissible under applicable state or federal law with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time, shall survive the Mergers and shall continue in full force and effect, without any amendment thereto, for a period of not less than three years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

              b. In addition to the rights provided for in Section 4.21a hereof, immediately upon and continuing after the Effective Time, the Indemnified Parties shall be entitled to indemnification rights, having prospective application only, that are comparable and not less favorable to those provided to directors, officers, and employees of Pikeville and its subsidiaries.

              c. The obligations under this Section 4.21 are intended to be the joint and several obligations of Pikeville and the Acquisition Subsidiary and to benefit, and be enforceable against each of them directly by, the Indemnified Parties, and shall be binding on all respective successors and permitted assigns of Pikeville and the Acquisition Subsidiary.

              d. In the event Pikeville, the Acquisition Subsidiary, or any of their successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Pikeville or the Acquisition Subsidiary, as the case may be, assume the obligations set forth in this Section 4.21.

         4.22. CONSUMMATION OF MERGERS. Each party hereto covenants that, to the extent either of the Mergers contemplated hereunder is consummated, it will cause the consummation of the other of the Mergers.

         5. CONDITIONS TO CLOSING.

              5.1. CONDITIONS TO OBLIGATIONS OF PIKEVILLE, ACQUISITION SUBSIDIARY, CORPORATION AND BANK. The obligations of the Corporation, the Bank, the Acquisition Subsidiary and Pikeville hereunder are subject to the following conditions:

              a. The required approval of the Acquisition Subsidiary's shareholder, the Corporation's shareholders, the Bank's shareholders, and the Interim Bank's shareholder shall have been obtained.

              b. There shall have been received all necessary approvals, in form and substance reasonably satisfactory to Pikeville, the Acquisition Subsidiary and the Corporation, of governmental agencies of the transactions contemplated by this Agreement and the Plans of Merger, including without limitation, the approval of the Federal Reserve Board, the FDIC and the Department, and each of such approvals shall be in full force and effect at the Closing Date.

              c. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and the Corporation shall have received a certificate to such effect from the officer of Pikeville designated as its agent for service on the cover page of the Registration Statement.

              d. Pikeville shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of any exemption from registration requirements as may be necessary for consummation of the Mergers and no proceedings shall be pending or to the knowledge of Pikeville threatened by any state securities or "Blue Sky" administrator to suspend the effectiveness of any state permit or authorization.

              e. The shares of Pikeville Common to be issued in the Mergers shall have been authorized for listing on the NASDAQ National Market System.

              f. No action, suit, litigation, proceeding or investigation shall have been formally instituted and be pending, or be threatened, with regard to either of the Mergers. On the Closing Date, there shall not be in force any injunction, order or decree restraining or enjoining consummation of either of the Mergers.

         5.2. CONDITIONS APPLICABLE TO CORPORATION AND BANK. The obligations of the Corporation and the Bank under this Agreement to cause the Mergers to be consummated are, at their option, subject to the following conditions in addition to the conditions contained in Section 5.1 hereof:

              a. All the terms and covenants of this Agreement to be complied with and performed by Pikeville on or before the Closing Date shall have been fully complied with and performed in all material respects.

              b. The representations and warranties of Pikeville set forth in Section 3 shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are expressly contemplated by this Agreement.

              c. Since the date of this Agreement, there shall have been no material adverse change (other than an event or condition generally applicable to banking institutions or an event or condition disclosed in or contemplated by this Agreement) in the financial condition, results of operations or business of Pikeville, taken as a whole.

              d. Pikeville shall have furnished to the Corporation and the Bank a certificate dated the Closing Date, signed by its chief executive officer and chief financial officer, to the effect that, to its knowledge and belief, the conditions set forth in Sections 5.2a through 5.2c hereof have been satisfied.

              e. The Corporation and the Bank shall have received from Stoll, Keenon & Park, LLP, counsel for Pikeville, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Corporation to the following effect:

                   (i) Pikeville is a Kentucky corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky, has paid all fees due and owing to the Secretary of State of the Commonwealth of Kentucky, has delivered to that office its most recent annual report as required by the BCA, has not filed Articles of Dissolution with the office of the Kentucky Secretary of State, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

                   (ii) Pikeville and the Acquisition Subsidiary have the corporate power to carry on the business being carried on by them;

                   (iii) The shares of Pikeville Common to be issued in the Mergers shall, when issued, (a) be validly issued, fully paid and nonassessable and (b) be issued pursuant to the Registration Statement, which, to its knowledge, shall not be the subject of any "stop order" or threatened "stop order";

                   (iv) This Agreement has been duly executed and delivered by Pikeville and the Acquisition Subsidiary and is a valid and binding obligation of Pikeville and the Acquisition Subsidiary; all corporate action required of the Board of Directors of Pikeville and the Acquisition Subsidiary and of the sole shareholder of the Acquisition Subsidiary, as required under their Articles of Incorporation and Bylaws, to authorize the Holding Company Merger have been taken; and Pikeville and the Acquisition Subsidiary have the corporate power to effect the Merger provided for in this Agreement and the Holding Company Plan of Merger;

                   (v) Except as disclosed in this Agreement, to such counsel's knowledge, Pikeville is not a party to any pending legal or administrative action or other proceeding which if adversely decided or concluded would likely materially and adversely affect or impair the business or condition, financial or otherwise, or the earnings, of Pikeville;

                   (vi) The execution and delivery of this Agreement, the consummation of the transactions described herein, and the performance and fulfillment of the obligations and undertakings of Pikeville and the Acquisition Subsidiary will not (i) conflict with, or result in a breach of any provision of the Articles of Incorporation or Bylaws of Pikeville or the Acquisition Subsidiary; (ii) to the knowledge of such counsel (a) violate, conflict with, or result in a breach of any provision of, (b) constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, (c) result in termination of or accelerate the performance required under, or (d) result in the creation of any lien, security interest , charge or encumbrance upon any of the properties or assets of Pikeville or the Acquisition Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds them or any of their respective assets; or (iii) violate any order, writ, injunction, decree, statute, or (assuming the approvals of the SEC, the Department, the FDIC and the Federal Reserve Board are obtained as contemplated by the Agreement) rule or regulation of any governmental body applicable to Pikeville or the Acquisition Subsidiary or any of their respective assets;

                   (vii) The Holding Company Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368
(a)(2)(D) of the Code, and Pikeville, the Corporation and the Acquisition Subsidiary will each be a party to the reorganization within the meaning of
Section 368(b) of the Code;

                   (viii) No gain or loss will be recognized by the Corporation, the Acquisition Subsidiary or Pikeville as a consequence of the transactions contemplated by this Agreement;

                   (ix) No gain or loss will be recognized by the shareholders of the Corporation on the exchange of their shares of Corporation Common for shares of Pikeville Common (disregarding for this purpose any cash received for fractional share interests to which they may be entitled or pursuant to the exercise of statutory dissenters' rights);

                   (x) The Federal income tax basis of the Pikeville Common received by holders of Corporation Common for their shares of Corporation Common will be the same as the Federal income tax basis of the Corporation Common surrendered in the exchange (reduced by any amount allocable to fractional share interests for which cash is received);

                   (xi) The holding period of the Pikeville Common received by a holder of Corporation Common will include the period for which the Corporation Common exchanged therefor was held;

                   (xii) The Bank Merger will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and Pikeville, the Acquisition Subsidiary and the Bank will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

                   (xiii) No gain or loss will be recognized by Pikeville or the Bank as a consequence of the transactions contemplated by this Agreement;

                   (xiv) No gain or loss will be recognized by the shareholders of the Bank on the exchange of their shares of Bank Common for shares of Pikeville Common (disregarding for this purpose any cash received for fractional share interests to which they may be entitled or pursuant to the exercise of statutory dissenters' rights);

                   (xv) The Federal income tax basis of the Pikeville Common received by holders of Bank Common for their shares of Bank Common will be the same as the Federal income tax basis of the Bank Common surrendered in the exchange (reduced by any amount allocable to fractional share interests for which cash is received); and

                   (xvi) The holding period of the Pikeville Common received by a holder of Bank Common will include the period for which the Bank Common exchanged therefor was held.

              The opinion shall also cover such other matters incident to the matters herein contemplated as the Corporation may reasonably request, including the form of all documents and the validity of all proceedings.

              f. The Corporation and the Bank shall have received an opinion, dated as of a date prior to and reasonably close to the date of the Proxy Statement, from Professional Bank Services,

Inc. (or from another independent, reputable financial analyst selected by the Corporation and the Bank) to the effect that the Holding Company Merger and Bank Merger are fair to the Corporation shareholders and the Bank shareholders, respectively, from a financial point of view, which opinion shall be confirmed and not withdrawn on the Closing Date.

              g. With respect to the Corporation and consummation of the Holding Company Merger, all conditions herein for consummation of the Bank Merger shall have been satisfied.

              h. With respect to the Bank and consummation of the Bank Merger, the Effective Time for the Holding Company Merger shall have occurred.

         5.3. CONDITIONS APPLICABLE TO PIKEVILLE AND ACQUISITION SUBSIDIARY. The obligations of Pikeville under this Agreement to cause the Acquisition Subsidiary to consummate the Holding Company Merger and to issue shares of Pikeville Common in connection with the Bank Merger are, at Pikeville's and the Acquisition Subsidiary's option, subject to the following conditions in addition to the conditions contained in Section 5.1 hereof:

              a. All the terms and covenants of this Agreement to be complied with and performed by the Corporation and the Bank on or before the Closing Date shall have been fully complied with and performed in all material respects.

              b. The representations and warranties of the Corporation and the Bank set forth in Section 2 hereof shall be true and correct both in all material respects both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are expressly contemplated by this Agreement.

              c. Since the date of this Agreement, there shall have been no material adverse change (other than an event or condition generally applicable to banking institutions or otherwise disclosed to Pikeville and the Acquisition Subsidiary in this Agreement) in the financial condition, results of operations or business of the Corporation and the Bank taken as a whole.

              d. The Corporation and the Bank shall have furnished to Pikeville and the Acquisition Subsidiary certificates dated the Closing Date, signed by their respective chief executive officers and chief financial officers, to the effect that, to the knowledge and belief of each of them, the conditions set forth in Sections 5.3a through 5.3c hereof have been satisfied.

              e. Pikeville shall have received from Brown, Todd & Heyburn PLLC, counsel to the Corporation and the Bank, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Pikeville, and to the following effect:

                   (i) The Bank is a combined state bank and trust company, duly organized and validity existing under the laws of the Commonwealth of Kentucky. The Corporation is a corporation duly organized and validly existing and in good standing under the laws of Kentucky;

                   (ii) Each of the Corporation and the Bank have all requisite corporate and legal power to own and lease its property and to carry on the business currently being carried on by it;

                   (iii) The authorized capital stock of the Corporation and the Bank are as set forth in Sections 2.7a and 2.7b hereof and the shares described therein as issued and outstanding have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable, and were not issued in violation of any rights, preemptive or otherwise, of any present or past shareholder of the Corporation or the Bank;

                   (iv) This Agreement has been duly executed and delivered by the Corporation and the Bank and is the valid and binding obligation of each, enforceable in accordance with its terms. All corporate action required of the Board of Directors and shareholders of the Corporation and the Bank, and all action required under the Corporation's and the Bank's Articles of Incorporation and Bylaws, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been taken;

                   (v) Except as disclosed in this Agreement by the Corporation and the Bank to Pikeville, to the knowledge of such counsel neither the Corporation nor the Bank is a party to any pending legal or administrative action or other proceeding which if adversely decided or concluded would likely materially and adversely affect or impair the business or condition, financial or otherwise, or earnings, of the Corporation or the Bank; and

                   (vi) The execution and delivery of this Agreement, the consummation of the transactions described herein and the performance and fulfillment of the obligations and undertakings of the Corporation and the Bank will not (i) conflict with, or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Corporation or the Bank; (ii) to the knowledge of such counsel (a) violate, conflict with, or result in a breach of any provision of, (b) constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, (c) result in termination of or accelerate the performance required under, or (d) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds them or any of their respective assets; or (iii) violate any order, writ, injunction, decree, statute, or (assuming the approvals of the Department, the FDIC and the Federal Reserve are obtained as contemplated by this Agreement) rule or regulation of any governmental body applicable to the Corporation or the Bank or any of their respective assets.

The opinion shall also cover such other matters incident to the matters herein contemplated as Pikeville may reasonably request including the form of all documents and the validity of all proceedings.

              f. Within 45 days after the execution of this Agreement, Crowe, Chizek and Company shall have delivered to Pikeville a letter in form and substance reasonably satisfactory to Pikeville confirming that, as of the date of such letter, it has no reason to believe that the Mergers will not meet the criteria for a pooling of interests method of accounting under generally accepted accounting principles, which shall be confirmed and not withdrawn on the Closing Date.

              g. Since the date of this Agreement, there shall have occurred no event which shall preclude the Mergers from being accounted for as poolings of interests.

              h. The total number of shares of Corporation Common and Bank Common issued and outstanding shall not be more than 133,340 shares and 121,090 shares, respectively.

         6. TERMINATION.

         6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and either of the Mergers abandoned pursuant to the mutual consent of the Board of Directors of Pikeville and the Corporation at any time prior to the Closing Date for any reason.

         6.2. TERMINATION BY PIKEVILLE OR CORPORATION. This Agreement may be terminated by written notice from Pikeville to the Corporation (authorized by the Board of Directors of Pikeville), or by written notice from the Corporation to Pikeville (authorized by the Board of Directors of the Corporation) (i) in the event of a material breach by the other of any representation, warranty or agreement contained in this Agreement which is not cured within sixty (60) days after written notice of such breach is given to the party committing such breach, or (ii) if the Closing Date does not occur on or before March 31, 1996.

         6.3. TERMINATION BY CORPORATION. This Agreement may be terminated by written notice from the Corporation to Pikeville (authorized by the Board of Directors of the Corporation) in the event that (i) Pikeville is the subject of a tender offer for more than 50% of its outstanding shares or any transaction which has resulted in (or upon its consummation or would result in) a change of control of Pikeville or (ii) the Pikeville Stock Price is above $30.00.

         6.4. TERMINATION BY PIKEVILLE. This Agreement may be terminated by written notice from Pikeville to the Corporation (authorized by the Board of Directors of Pikeville) in the event the Pikeville Stock Price is below $20.00.

         6.5. PROCEDURE UPON TERMINATION. In the event of termination of this Agreement, no party to this Agreement shall file, or permit to be filed, the Articles of Merger in the office of the Secretary of State of the Commonwealth of Kentucky, notwithstanding favorable action by the shareholders of the Corporation or the Bank, or the shareholder of the Acquisition Subsidiary or the Interim Bank. In the event this Agreement is terminated the agreements of the parties contained in Sections 4.2, 7.1 and
7.2 hereof shall survive such termination.

         7. MISCELLANEOUS.

         7.1. EXPENSES. Each party shall pay all of its own fees and expenses incurred in connection with the Mergers, other than expenses associated with the printing and distribution of the Proxy Statement, which expenses shall be borne equally by the Corporation and Pikeville.

         7.2. REMEDIES. Subject to Section 7.3 hereof, nothing contained in this Agreement shall be construed to restrict or limit in any manner the remedies which the parties might have at law or in equity for any breach of a covenant, representation or warranty contained in this Agreement.

         7.3. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in Sections 2 and 3 shall survive the Effective Time.

         7.4. NO THIRD PARTY BENEFICIARIES. It is expressly understood and agreed to by the parties hereto that any representation, warranty or covenant by a party contained herein is made only for the benefit of the other parties hereto, and that accordingly no person or entity not a party to this Agreement shall have any cause of action with respect to (or be deemed in any fashion a third party beneficiary of) any representation, warranty or covenant (or breach thereof) in this Agreement.

         7.5. TERMINATION FEE. In the event that the Holding Company Merger is not consummated for any reason other than termination by Pikeville pursuant to Section 6.2(i) hereof based upon a fraudulent misrepresentation by the Corporation or the Bank, then Pikeville shall pay the Corporation a termination fee of $60,000.

         7.6. NOTICES. All notices and other communications by Pikeville, the Acquisition Subsidiary, the Corporation or the Bank hereunder shall be in writing to the other parties and shall be deemed to have been duly given when delivered in person or posted by the United States registered or certified mail, with postage prepaid, addressed as follows:

              If to Pikeville or the Acquisition Subsidiary:

                       Pikeville National Corporation
                       208 North Mayo Trail
                       P.0. Box 2947
                       Pikeville, Kentucky  41501-2947
                       Attn: Terry Coleman


              With Copy to:

                       Stoll, Keenon & Park, LLP
                       201 East Main Street, Suite 1000
                       Lexington, Kentucky 40507
                       Attn:  William L. Montague

              If to the Corporation or the Bank:

                       United Whitley Corp.
                       Main Street
                       Post Office Box 207
                       Williamsburg, Kentucky  40769
                       Attn:  Paul Estes


              With Copy to:

                       Brown, Todd & Heyburn PLLC
                       3200 Providian Center
                       Louisville, Kentucky  40202
                       Attn: R. James Straus











or to such other address or addresses as Pikeville, the Acquisition Subsidiary, the Corporation or the Bank may from time to time designate with respect to itself by notice as provided herein, except that notices of change of address shall be effective only upon receipt.

         7.7. ASSIGNMENT. No party shall assign or delegate this Agreement or any rights, interests or obligations hereunder without the prior written consent of the other parties, except that Pikeville may assign, in its sole discretion, any or all of its rights and interests to any of its direct or indirect wholly-owned subsidiaries. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         7.8. WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

         7.9. ENTIRE AGREEMENT. Except as set forth in contemporaneous written instruments signed by the parties hereto, this Agreement together with the Exhibits and Schedules to this Agreement which are hereby incorporated into this Agreement by reference, supersedes any other prior agreement, whether written or oral, that may have been made or entered into by Pikeville, the

Acquisition Subsidiary, the Corporation and the Bank (or by any officer or officers of such parties) relating to the matters contemplated hereby, and constitutes the entire agreement by the parties.

         7.10. AMENDMENTS, SUPPLEMENTS, ETC. At any time before the adoption of the Plans of Merger by the shareholders of the Corporation and the Bank, this Agreement or the Plans of Merger may be amended or supplemented by additional agreements, articles or certificates, as may be determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement or the Plans of Merger, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement or the Plans of Merger, not inconsistent with the purpose hereof or thereof, as may be required to effect or facilitate any governmental approval or acceptance of the Mergers or of this Agreement or the Plans of Merger, by an instrument in writing signed by each of the parties.

         7.11. DELEGATION. To the extent permitted by law and the charters or the Bylaws of the respective parties hereto, the powers of the Board of Directors of any party under and with respect to this Agreement may be delegated by such Board of Directors to a committee of such Board (or to any officer or officers of such party), and any notices, consents or other actions referred to in this Agreement to be given or taken by any party may be given or taken on its behalf by any committee or officer so authorized, and the other parties hereto may rely thereon.

         7.12. LIMITATIONS ON RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties and their permitted successors or assigns (if any), any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         7.13. CAPTIONS: COUNTERPARTS. The captions in this Agreement are for purposes of convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

         7.14. GOVERNING LAW. The terms of this Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Kentucky.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                        PIKEVILLE NATIONAL CORPORATION
                        ("Pikeville")

                        By: Terry N. Coleman
                           ------------------------------
                        Its: President
                            -----------------------------

                        WHITLEY ACQUISITION CORP.
                        ("Acquisition Subsidiary")

                        By: Terry N. Coleman
                           ------------------------------
                        Its: President
                            ------------------------------


                        UNITED WHITLEY CORP.
                        ("Corporation")

                        By: Paul Estes
                            ---------------------------
                        Its: Chairman
                            ---------------------------

                        BANK OF WILLIAMSBURG
                        ("Bank")

                        By: Paul Estes
                           -----------------------------

                        Its: Chairman
                            ----------------------------

                                 EXHIBIT A



                              PLAN OF MERGER

                              BY AND BETWEEN

                           UNITED WHITLEY CORP.,

                         WHITLEY ACQUISITION CORP.

                                    AND

                      PIKEVILLE NATIONAL CORPORATION

                              PLAN OF MERGER


         This PLAN OF MERGER dated as of June 9, 1995, is adopted and made by and between United Whitley Corp. (the "Corporation"), a Kentucky corporation, and Whitley Acquisition Corp. ("Acquisition Subsidiary"), a Kentucky corporation, and joined in by Pikeville National Corporation ("Pikeville"), a Kentucky corporation.

                           W I T N E S S E T H:

         WHEREAS, Pikeville is a corporation organized under the laws of the Commonwealth of Kentucky that is registered as a bank holding company, the authorized capital stock of which consisting of a total of (i) 25,000,000 shares of common stock, $5.00 par value (the "Pikeville Common"), of which 8,948,038 shares are issued and outstanding, and (ii) 300,000 shares of preferred stock, no par value, of which no shares have been issued;

         WHEREAS, the Acquisition Subsidiary is a corporation organized and existing under the laws of the Commonwealth of Kentucky, the authorized capital stock of which consists solely of 1,000 shares of common stock, no par value (the "Acquisition Common") of which at the date hereof 100 shares are issued, outstanding and owned by Pikeville; and

         WHEREAS, the Corporation is a corporation organized and existing under the laws of the Commonwealth of Kentucky, the authorized capital stock of which consists of a total of (i) 300,000 shares of common stock, $.10 par value (the "Corporation Common"), of which at the date hereof 133,340 shares are issued and outstanding and (ii) 10,000 shares of Preferred Stock, $10.00 par value, of which at the date hereof no shares are outstanding; and

         WHEREAS, the respective Boards of Directors of the Corporation, Pikeville and the Acquisition Subsidiary deem the merger of the Corporation with and into Acquisition Subsidiary, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders; the respective Boards of Directors of the Corporation, Pikeville and the Acquisition Subsidiary have adopted resolutions approving an Agreement and Plan of Reorganization (the "Agreement") and this Plan of Merger; and the respective Boards of Directors of the Corporation and the Acquisition Subsidiary have directed that the Agreement and this Plan of Merger be submitted to their respective shareholders.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                 ARTICLE 1

                      THE MERGER AND RELATED MATTERS


         1.1. MERGER OF CORPORATION INTO ACQUISITION SUBSIDIARY. Upon the terms and subject to the conditions set forth in the Agreement, at the "Effective Time" (as defined in Section 1.3 hereof), the Corporation shall be merged into the Acquisition Subsidiary (the "Merger") and the separate corporate existence of the Corporation shall thereupon cease. The Acquisition Subsidiary shall be the surviving corporation and its separate corporate existence shall continue unaffected and unimpaired by the Merger. The Acquisition Subsidiary is hereinafter sometimes referred to as the "Surviving Corporation". The Acquisition Subsidiary and the Corporation are hereinafter sometimes referred to as the "Constituent Corporations". The Merger shall be pursuant to the provisions of, and have the effect provided in, the Business Corporation Act of the Commonwealth of Kentucky (the "BCA").

         1.2. CONDITIONS PRECEDENT. The obligations of the Acquisition Subsidiary and the Corporation to effect the Merger as herein provided and the obligations of Pikeville under Article 2 of this Plan of Merger shall be subject to satisfaction, unless duly waived, of the conditions to closing set forth in the Agreement.

         1.3. EFFECTIVE TIME; CLOSING. The Merger shall be effective on the effective date specified in Articles of Merger (the "Effective Time") which shall be filed with the Secretary of State of the Commonwealth of Kentucky as soon as practicable after the satisfaction or waiver of the conditions to closing set forth in the Agreement.

         1.4. THE SURVIVING CORPORATION.

              (a) From and after the Effective Time and until further amended in accordance with the BCA, the Articles of Incorporation of the Acquisition Subsidiary shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of the Acquisition Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

              (b) From and after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons who are the directors of the Acquisition Subsidiary immediately before the Effective Time, with each such person continuing to serve as a director of the Surviving Corporation in accordance with the provisions of the Surviving Corporation's Articles of Incorporation and Bylaws and the BCA. From and after the Effective Time, the officers of the Surviving Corporation shall consist of those persons who are the officers of Acquisition Subsidiary immediately before the Effective Time, with each such person continuing to serve as an officer of the Surviving Corporation in accordance with the provisions of the Surviving Corporation's Articles of Incorporation and Bylaws and the BCA.

              (c) From and after the Effective Time, the authorized number and par value of shares of capital stock of the Acquisition Subsidiary immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of capital stock of the Surviving Corporation. Each share of Acquisition Common (as defined in Section 3.7a of the Agreement) issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of common stock of the Surviving Corporation from and after the Effective Time.

         1.5. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate corporate existence of the Acquisition Subsidiary, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger; the title to all real estate and other property of every kind and nature owned by each of the Constituent Corporations shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all liabilities of each of the Constituent
Corporations: a proceeding pending against either Constituent Corporation may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger, but such liens shall be limited to the property upon which they were liens immediately prior to the Effective Time.

         1.6. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Corporation, or (ii) otherwise carry out the purposes of this Plan of Merger, the Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Plan of Merger, and the officers and directors of the Surviving Corporation are authorized in the name of the Corporation or otherwise to take any and all such actions.

                                 ARTICLE 2

                         CONVERSION OF SECURITIES

         2.1. CONVERSION OF CORPORATION COMMON.

              (a) At the Effective Time, each issued and outstanding share of Corporation Common (as defined in Section 2.7a of the Agreement), other than those shares as to which the holder timely and properly commences and exercises all procedures necessary to assert dissenters' rights in accordance with the BCA ("Dissenters' Shares"), shall, IPSO FACTO and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of Pikeville Common (as defined in Section 3.6a of the Agreement) determined in accordance with the Conversion Rate as defined in
Section 2.1(c) hereof.

              (b) At the Effective Time, each share of Corporation Common held by the Corporation as treasury stock, if any, shall be cancelled.

              (c) The Conversion Rate shall equal $23.00 divided by the Pikeville Stock Price (or, as provided below, the Modified Pikeville Stock Price). The Pikeville Stock Price shall be equal to the average closing per share stock price of Pikeville Common on the NASDAQ National Market System as published in the WALL STREET JOURNAL for the 20 consecutive days when the markets are open for trading ending on the 20th day prior to the Closing Date (if no shares of Pikeville Common are traded on the NASDAQ National Market System on a day when the markets are open for trading, then, for purposes of calculating the Pikeville Stock Price, the closing per share stock price of Pikeville Common for that day shall be the average between the bid and asked price for Pikeville Common on that day); provided, that if (i) the Pikeville Stock Price (as computed above) is less than $20.00, (ii) Pikeville elects not to exercise its right of termination under Section 6.4 of the Agreement, and (iii) Pikeville and the Corporation agree to a modified Pikeville Stock Price greater than that computed above (but in no event greater than $20.00) (the "Modified Pikeville Stock Price"), then the Conversion Rate shall equal $23.00 divided by the Modified Pikeville Stock Price. In no event shall either the Corporation or Pikeville be under any obligation to so agree to a Modified Pikeville Stock Price.

              (d) Pikeville shall, at any time prior to the close of business on the third business day following the conclusion of the aforesaid 20-day stock pricing period, notify the Corporation of the Conversion Rate as determined pursuant to Section 2.1(c) hereof.

              (e) If, prior to the Effective Time, Pikeville declares a stock dividend on or subdivides, splits up, reclassifies or combines Pikeville Common, or declares a dividend, or makes a distribution, on Pikeville Common of any security convertible into its common stock, or pays any extraordinary dividend on Pikeville Common (i.e. a dividend which, when aggregated with all other dividends paid in the quarter in question, is greater than 125% of the aggregate of the dividends paid with respect to Pikeville Common in the immediately preceding quarter), then appropriate adjustment shall be made in the Pikeville Stock Price (and in the value of $20.00 to which the Pikeville Stock Price is compared in Section 2.1(c) hereof) to take into account the dividend, subdivision, split-up, reclassification or combination.

         2.2. DISSENTERS' SHARES. Holders of the Dissenters' Shares shall have, with respect to such Dissenters Shares, only such rights, if any, as they may have pursuant to the BCA, and any amounts required by the BCA to be paid to any such holder with respect to such Dissenters' Shares shall be paid by the Surviving Corporation.

         2.3. NO FRACTIONAL SHARES. No certificate or scrip of any kind shall be issued by Pikeville to any former Corporation shareholder in respect of any fractional interest in Pikeville Common resulting from the Merger. No holder of Corporation Common shall have any rights in respect of a fractional interest in Pikeville Common arising out of the Merger, except to receive a cash payment (without interest) equal to such fraction multiplied by the Pikeville Stock Price (or, if applicable, the Modified Pikeville Stock Price).

         2.4. ISSUANCE OF STOCK PURSUANT TO TERMS OF REGISTRATION STATEMENT. Pikeville shall issue shares of Pikeville Common in accordance with Section
2.1 hereof pursuant to the terms of a registration statement filed with the Securities and Exchange Commission on Form S-4. Such registration statement shall cover the issuance of the Pikeville Common in accordance with the provisions of the Agreement.

         2.5. RIGHTS OF CORPORATION SHAREHOLDERS. At the Effective Time, each holder of an outstanding certificate or certificates for shares of Corporation Common shall cease to have any rights as a shareholder of the Corporation, except such rights, if any, as such holder may have with respect to Dissenters' Shares. Each holder of an outstanding certificate or certificates for shares of Corporation Common converted in the Merger, upon proper surrender of each such certificate for cancellation to Pikeville, shall receive promptly in exchange for each such certificate a certificate for the appropriate number of shares of Pikeville Common and cash in lieu of fractional shares, if any, as provided by this Plan of Merger. Pending such surrender and exchange, such holder's certificate or certificates for shares of Corporation Common shall be deemed for all corporate purposes, by virtue of the Merger, and without any action on the part of the holder thereof, to evidence such holder's right to receive Pikeville Common and cash in lieu of fractional shares, if any, as provided by this Agreement. Unless and until such outstanding certificates for shares of Corporation Common shall be so surrendered, no dividend (or other payment or distribution) payable to holders of record of shares of Pikeville Common as of any time subsequent to the Effective Time of the Merger shall be paid or distributed to the holder of such outstanding certificate(s) and his other rights as a stockholder of Pikeville shall be suspended, but upon surrender of such outstanding certificate(s) there shall be paid or forwarded to the record holder of the certificate(s) the amount of dividends, if any (and any other payments or distributions, if any, including any certificates respecting any Pikeville Common stock split declared subsequent to the Effective Time), without interest, that theretofore became payable with respect to the number of shares of Pikeville Common represented by such certificate(s), and such holder's other rights as a stockholder of Pikeville shall thereafter be restored.

         2.6. CLOSING OF STOCK TRANSFER BOOKS. The stock transfer books of the Corporation shall be closed at the close of business on the business day immediately preceding the Closing Date (as defined in Section 1.3b of the Agreement). Pikeville shall be entitled to rely upon the stock transfer books of the Corporation to establish the identity of those persons entitled to receive the consideration specified in this Plan of Merger for their shares of Corporation Common, which books shall be conclusive as to the record ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, Pikeville shall be entitled to deposit any consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such consideration.

                                 EXHIBIT B



                              PLAN OF MERGER

                              BY AND BETWEEN

                           BANK OF WILLIAMSBURG,

                      WILLIAMSBURG INTERIM BANK, INC.

                                    AND

                      PIKEVILLE NATIONAL CORPORATION

                              PLAN OF MERGER


         This PLAN OF MERGER is adopted and made by and between Bank of Williamsburg ("Bank"), a Kentucky banking corporation, and Williamsburg Interim Bank, Inc. ("Interim Bank"), a Kentucky banking corporation, and joined in by Pikeville National Corporation ("Pikeville"), a Kentucky corporation.

                           W I T N E S S E T H:

         WHEREAS, Pikeville is a corporation organized under the laws of the Commonwealth of Kentucky that is registered as a bank holding company, the authorized capital stock of which consisting of a total of (i) 25,000,000 shares of common stock, $5.00 par value (the "Pikeville Common") of which 8,948,038 shares are issued and outstanding, and (ii) 300,000 shares of preferred stock, no par value, of which no shares have been issued;

         WHEREAS, at the Effective Time (as defined in Section 1.3 hereof) the Interim Bank will be a banking corporation organized and existing under the laws of the Commonwealth of Kentucky, with authorized capital stock which will consist solely of 1,000 shares of common stock, no par value (the "Interim Common") and at such Effective Time there will be 100 shares of Interim Common issued and outstanding; and

         WHEREAS, the Bank is a banking corporation organized and existing under the laws of the Commonwealth of Kentucky, the authorized capital stock of which consists of a total of 200,000 shares of common stock, $1.00 par value (the "Bank Common"), of which 121,090 shares are issued and outstanding and of which, at the Effective Time, 109,309 shares will be owned by Whitley Acquisition Corp. ("Whitley"), a Kentucky corporation, which is now and will at the Effective Time be a wholly-owned subsidiary of Pikeville.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                 ARTICLE 1

                      THE MERGER AND RELATED MATTERS


         1.1. MERGER OF INTERIM BANK INTO BANK. Upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Reorganization dated June 2, 1995 (the "Agreement") by and among Pikeville, Whitley, United Whitley Corp. and the Bank, at the "Effective Time" (as defined in Section 1.3 hereof) the Interim Bank shall be merged into the Bank (the "Merger") and the separate corporate existence of the Interim Bank shall thereupon cease. The Bank shall be the surviving corporation and its separate corporate existence shall continue unaffected and unimpaired by the Merger. The Bank is hereinafter sometimes referred to as the "Surviving Bank". The Bank and the Interim Bank are hereinafter sometimes be referred to as the "Constituent Corporations". The Merger shall be pursuant to the provisions of, and have the effect provided in the Bank Merger Act, 12 U.S.C. 1828(c) ("Bank Merger Act") and the Business Corporation Act of the Commonwealth of Kentucky (the "BCA").

         1.2. CONDITIONS PRECEDENT. The obligations of the Bank and the Interim Bank to effect the Merger as herein provided and the obligations of Pikeville under Article 2 of this Plan of Merger shall be subject to satisfaction, unless duly waived, of the conditions to closing set forth in the Agreement.

         1.3. EFFECTIVE TIME; CLOSING. The Merger shall be effective on the effective date specified in Articles of Merger (the "Effective Time") which shall be filed with the Secretary of State of the Commonwealth of Kentucky as soon as practicable after the satisfaction or waiver of the conditions to closing set forth in the Agreement.

         1.4. THE SURVIVING BANK.

              (a) From and after the Effective Time and until further amended in accordance with the BCA, the Articles of Incorporation, as amended, of the Bank shall be the Articles of Incorporation of the Surviving Bank. The Bylaws of the Bank, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Bank.

              (b) From and after the Effective Time, the Board of Directors of the Surviving Bank shall consist of those persons who are the directors of the Bank immediately before the Effective Time, with each such person continuing to serve as a director of the Surviving Bank in accordance with the provisions of the Surviving Bank's Articles of Incorporation and Bylaws and the BCA. From and after the Effective Time, the officers of the Surviving Bank shall consist of those persons who are the officers of Bank immediately before the Effective Time, with each such person continuing to serve as an officer of the Surviving Bank in accordance with the provisions of the Surviving Bank's Articles of Incorporation and Bylaws and the BCA.

              (c) From and after the Effective Time, the number and par value of shares of capital stock of the Bank immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of capital stock of the Surviving Bank.

         1.5. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the Bank Merger Act and the BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate corporate existence of the Bank, as the Surviving Bank, with all its purposes, objects, rights, privileges, powers, certificates and franchises shall continue unimpaired by the Merger; the title to all real estate and other property of every kind and nature owned by each of the Constituent Corporations shall be vested in the Surviving Bank without reversion or impairment; the Surviving Bank shall have all liabilities of each of the Constituent Corporations: a proceeding pending against either Constituent Corporation may be continued as if the Merger did not occur or the Surviving Bank may be substituted in the proceeding; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger, but such liens shall be limited to the property upon which they were liens immediately prior to the Effective Time.

         1.6. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Bank shall consider or be advised that any further deeds, assignments or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm of record or otherwise in the Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of the Interim Bank, or (ii) otherwise carry out the purposes of this Plan of Merger, the Interim Bank and its officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Plan of Merger, and the officers and directors of the Surviving Bank are authorized in the name of the Interim Bank or otherwise to take any and all such actions.

                                 ARTICLE 2

                         CONVERSION OF SECURITIES

         2.1. CONVERSION OF CORPORATION COMMON.

              (a) At the Effective Time, each issued and outstanding share of Bank Common (as defined in Section 2.7b of the Agreement), other than (i) those shares owned by Whitley and (ii) those shares as to which the holder timely and properly commences and exercises all procedures necessary to assert dissenters' rights in accordance with the BCA ("Dissenters' Shares"), shall, IPSO FACTO and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of Pikeville Common (as defined in Section 3.6a of the Agreement) determined in accordance with the Conversion Rate as defined in Section 2.1(c) hereof.

              (b) At the Effective Time, each share of Bank Common held by the Bank as treasury stock, if any, shall be cancelled.

              (c) The Conversion Rate shall equal $40.50 divided by the Pikeville Stock Price (or, as provided below, the Modified Pikeville Stock Price). The Pikeville Stock Price shall be equal to the average closing per share stock price of Pikeville Common on the NASDAQ National Market System as published in the WALL STREET JOURNAL for the 20 consecutive days when the markets are open for trading ending on the 20th day prior to the Closing Date (if no shares of Pikeville Common are traded on the NASDAQ National Market System on a day when the markets are open for trading, then, for purposes of calculating the Pikeville Stock Price, the closing per share stock price of Pikeville Common for that day shall be the average between the bid and asked price for Pikeville

Common on that day); provided, that if (i) the Pikeville Stock Price (as computed above) is less than $20.00, (ii) Pikeville elects not to exercise its right of termination under Section 6.4 of the Agreement, and (iii) Pikeville and the Corporation agree to a modified Pikeville Stock Price greater than that computed above (but in no event greater than $20.00) (the "Modified Pikeville Stock Price"), then the Conversion Rate shall equal $40.50 divided by the Modified Pikeville Stock Price. In no event shall either the Corporation or Pikeville be under any obligation to so agree to a Modified Pikeville Stock Price.

              (d) Pikeville shall, at any time prior to the close of business on the third business day following the conclusion of the aforesaid 20-day stock pricing period, notify the Bank of the Conversion Rate as determined pursuant to Section 2.1(c) hereof.

              (e) If, prior to the Effective Time, Pikeville declares a stock dividend on or subdivides, splits up, reclassifies or combines Pikeville Common, or declares a dividend, or makes a distribution, on Pikeville Common of any security convertible into its common stock, or pays any extraordinary dividend on Pikeville Common (I.E. a dividend which, when aggregated with all other dividends paid in the quarter in question, is greater than 125% of the aggregate of the dividends paid with respect to Pikeville Common in the immediately preceding quarter), then appropriate adjustment shall be made in the Pikeville Stock Price (and in the value of $20.00 to which the Pikeville Stock Price is compared in Section 2.1(c) hereof) to take into account the dividend, subdivision, split-up, reclassification or combination.

              (f) At the Effective Time, all outstanding shares of Interim Common shall be cancelled.

         2.2. DISSENTERS' SHARES. Holders of the Dissenters' Shares shall have, with respect to such Dissenters Shares, only such rights, if any, as they may have pursuant to the BCA, and any amounts required by the BCA to be paid to any such holder with respect to such Dissenters' Shares shall be paid by the Surviving Bank.

         2.3. NO FRACTIONAL SHARES. No certificate or scrip of any kind shall be issued by Pikeville to any former Bank shareholder in respect of any fractional interest in Pikeville Common resulting from the Merger. No holder of Bank Common shall have any rights in respect of a fractional interest in Pikeville Common arising out of the Merger, except to receive a cash payment equal to such fraction multiplied by the Pikeville Stock Price (or, if applicable, the Modified Pikeville Stock Price).

         2.4. ISSUANCE OF STOCK PURSUANT TO TERMS OF REGISTRATION STATEMENT. Pikeville shall issue shares of Pikeville Common in accordance with Section
2.1 hereof pursuant to the terms of a registration statement filed with the Securities and Exchange Commission on Form S-4. Such registration statement shall cover the issuance of the Pikeville Common in accordance with the provisions of the Agreement.

         2.5. RIGHTS OF BANK SHAREHOLDERS. At the Effective Time, each holder of an outstanding certificate or certificates for shares of Bank Common shall cease to have any rights as a shareholder of the Bank, except
(i) Whitley, which will retain all shares of Bank Common which it owned prior to the Effective Time and all rights incident thereto, and (ii) such rights, if any, as a holder may have with respect to Dissenters' Shares. Each holder of an outstanding certificate or certificates for shares of Bank Common converted in the Merger, upon proper surrender of each such certificate for cancellation to Pikeville, shall receive promptly in exchange for each such certificate a certificate for the appropriate number of shares of Pikeville Common and cash in lieu of fractional shares, if any, as provided by this Plan of Merger. Pending such surrender and exchange, such holder's certificate or certificates for shares of Bank Common shall be deemed for all corporate purposes, by virtue of the Merger, and without any action on the part of the holder thereof, to evidence such holder's right to receive Pikeville Common and cash in lieu of fractional shares, if any, as provided by this Agreement. Unless and until such outstanding certificates for shares of Bank Common shall be so surrendered, no dividend (or other payment or distribution) payable to holders of record of shares of Pikeville Common as of any time subsequent to the Effective Time of the Merger shall be paid or distributed to the holder of such outstanding certificate(s) and his other rights as a stockholder of Pikeville shall be suspended, but upon surrender of such outstanding certificate(s) there shall be paid or forwarded to the record holder of the certificate(s) the amount of dividends, if any (and any other payments or distributions, if any, including any certificates representing any Pikeville Common stock split declared subsequent to the Effective Time), without interest, that theretofore became payable with respect to the number of shares of Pikeville Common represented by such certificate(s), and such holder's other rights as a stockholder of Pikeville shall thereafter be restored.

         2.6. CLOSING OF STOCK TRANSFER BOOKS. The stock transfer books of the Bank shall be closed at the close of business on the business day immediately preceding the Closing Date (as defined in Section 1.3b of the Agreement). Pikeville shall be entitled to rely upon the stock transfer books of the Bank to establish the identity of those persons entitled to receive the consideration specified in this Plan of Merger for their shares of Bank Common, which books shall be conclusive with respect as to the record ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, Pikeville shall be entitled to deposit any consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such consideration.

                                 EXHIBIT B

                              August 9, 1995



Board of Directors
United Whitley Corp.
300 Main Street
Williamsburg, Kentucky 40769

Board of Directors
Bank of Williamsburg
300 Main Street
Williamsburg, Kentucky 40769

Dear Members of the Board:

         You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of United Whitley Corp., Williamsburg, Kentucky ("Whitley") and Bank of Williamsburg, Williamsburg, Kentucky (the "Bank") of the proposed merger of Whitley and the Bank with wholly-owned subsidiaries of Pikeville National Corporation, Pikeville, Kentucky ("Pikeville"). In the proposed merger, Whitley shareholders will receive Pikeville common shares equal to the quotient of $23.00 and Pikeville's common stock price as defined by the Agreement and Plan of Reorganization among Pikeville, Whitley Acquisition Corp., Whitley and the Bank dated June 9, 1995 (the "Agreement") per Whitley common share. The Bank shareholders will receive Pikeville common shares equal to the quotient of $40.50 and Pikeville's common stock price as defined by the Agreement per Bank common share.

         Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlement and other purposes. We are independent with respect to the parties of the proposed transaction.

         For purposes of this opinion, PBS reviewed and analyzed the historical performance of Whitley and the Bank contained in: Audited Financial Statements dated December 30, 1992, 1993 and 1994; Compilation Report prepared by Clines & Satterly, P.S.C. as of June 30, 1995; June 30, 1995 and December 31, 1994 Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation by the Bank; March 31, 1995 Uniform Bank Performance Report of the Bank; historical common stock trading activity of Whitley and the Bank; and the premises and other fixed assets. We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

         In conjunction with our opinion, we have evaluated the historical performance and current financial condition of Pikeville contained in: June 30, 1995 financial information contained in the Form S-4 Registration Statement filed with the SEC; audited financial statements for the years ending December 31, 1991, 1992, 1993 and 1994; historical common stock trading and dividend activity to date; the Agreement; and the financial terms of certain other comparable transactions. We have prepared and analyzed the pro forma consolidated financial condition of Whitley, the Bank and Pikeville. We have reviewed and tabulated consolidated statistical data regarding growth, growth prospects for service markets, liquidity, asset composition and quality, profitability, leverage and capital adequacy.

         We have not compiled, reviewed or audited the financial statements of Whitley, the Bank or Pikeville, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of Whitley, the Bank or Pikeville.

         Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders of Whitley and the Bank under the Agreement is fair and equitable from a financial perspective.

                             Very truly yours,

                             PROFESSIONAL BANK SERVICES, INC.



                             /s/ Christopher L. Hargrove
                             -----------------------------------
                             Christopher L. Hargrove
                             Vice President

                                 EXHIBIT C

                      SUBTITLE 13. DISSENTERS' RIGHTS

                       RIGHT TO DISSENT AND OBTAIN
                            PAYMENT FOR SHARES


271B.13-010.  DEFINITIONS.

         As used in this subtitle:

                       (1)        "Corporation" means the issuer of the
                             shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                       (2)        "Dissenter" means a shareholder who is
                             entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

                       (3)        "Fair value," with respect to a
                             dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

                       (4)        "Interest" means interest from the
                             effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                       (5)        "Record shareholder" means the person in
                             whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                       (6)        "Beneficial shareholder" means the person
                             who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                       (7)        "Shareholder" means the record shareholder
                             or the beneficial shareholder.

271B.13-020.  RIGHT TO DISSENT.


         (1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party:

              1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                   2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                   1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

                   2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                   3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                   4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

         (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

         (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

271B-13-030.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.


         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:


         (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                        PROCEDURE FOR EXERCISE OF
                            DISSENTERS' RIGHTS

271B.13-200.  NOTICE OF DISSENTERS' RIGHTS.


         (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that the shareholders are or may be entitled to assert dissenters' rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

         (2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220.

271B.13-210.  NOTICE OF INTENT TO DEMAND PAYMENT.


         (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b)  Shall not vote his shares in favor of the proposed action.

         (2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220.  DISSENTERS' NOTICE.


         (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

         (2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

         (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection
         (1) of this section is delivered; and

         (e)  Be accompanied by a copy of this subtitle.

271B.13-230.  DUTY TO DEMAND PAYMENT.


         (1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

         (2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240.  SHARE RESTRICTIONS.


         (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

         (2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

271B.13-250.  PAYMENT.

         (1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (2)  The payment shall be accompanied by:

         (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c)  An explanation of how the interest was calculated; and

         (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-260.  FAILURE TO TAKE ACTION.


         (1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270.  AFTER-ACQUIRED SHARES.


         (1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-280.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.


         (1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS

         271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

         (a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

         (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

         (2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

271B.13-300.  COURT ACTION.


         (1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty
         (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty
         (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding shall be entitled to judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310.  COURT COSTS AND COUNSEL FEES.


         (1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corpora-tion, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

         (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                  PART 11

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VI of the Articles of Incorporation of Pikeville National Corporation ("Pikeville"), as amended, provides that any person who was or is a party or threatened party to any threatened, pending or completed action, suit or proceeding, whether civil,criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Pikeville:
(a) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Pikeville employee or agent, or is or was serving at the request of Pikeville as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) by Pikeville against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Pikeville (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful); (b) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Pikeville employee or agent, or is or was serving at the request of Pikeville as a director, officer, employee or agent of another enterprise) for expenses of a derivative suit (I.E. a suit by a shareholder alleging a breach by a director or officer of a duty owed to Pikeville), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Pikeville provided that no such indemnification may be made in accordance with this clause (b) if he is adjudged liable to Pikeville, unless a court determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification; and (c) shall be indemnified by Pikeville for all expenses of such litigation when he is successful on the merits. The indemnification described in clauses (a) and (b) above shall be made only upon a determination, by (i) a majority vote of the disinterested directors, or (ii) the stockholders, that indemnification is proper because the applicable standard of conduct has been met. The Board of Directors or the stockholders may authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.
The indemnification and the advancement of expenses provided for by Article VI are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Article X of Pikeville's Articles of Incorporation, as amended, provides that a director of Pikeville shall not be personally liable to Pikeville or its shareholders for monetary damages for breach of his duties as a director, provided that this provision will not eliminate or limit the liability of a director for the following: (a) for any transaction in which the director's personal financial interest is in conflict with the financial interests of Pikeville or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (c) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Kentucky Revised Statutes Section 271B.8-330;or (d) for any transaction from which the director derived an improper personal benefit. Article X is applicable with respect to any such breach of duties by a director of Pikeville as a director notwithstanding that such director thereafter ceases to be a director.
Article X inures to the personal benefit of such director's heirs, executors and administrators.

                                     II-1-

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         An Exhibit Index appears on Page II-3.


ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4,10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                               EXHIBIT INDEX


Exhibit
Number         Exhibit Description
- ------         -------------------
2*        Agreement and Plan of Reorganization dated as of
          June 9, 1995 by and among Pikeville National
          Corporation, Whitley Acquisition Corp., United
          Whitley Corp. and Bank of Williamsburg.
          Exhibit A of the Prospectus/Proxy Statement
          filed as part of this Registration Statement is
          hereby incorporated by reference.

3a        Articles of Incorporation of Pikeville National
          Corporation, with all amendments thereto.  Exhibit
          3a. to Pikeville National Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 is incorporated herein by reference.

3b*       Amended and Restated Bylaws of Pikeville National
          Corporation.

4 Instruments defining the rights of holders of certain long-term debt of Pikeville National Corporation and its subsidiaries are not filed as exhibits because the amount of debt under such instruments is less than 10 % of Pikeville's total assets. Pikeville undertakes to file these instruments with the Commission upon request.

5* Opinion of Stoll, Keenon & Park, LLP as to the legality of the securities of Pikeville National
          Corporation being registered.

8* Opinion of Stoll, Keenon & Park, LLP as to certain federal income tax consequences of the proposed Mergers.

21*       Subsidiaries of the Registrant.

23a* Consent of Crowe, Chizek & Company, independent certified public accountants for Pikeville
          National Corporation.



Exhibit
Number         Exhibit Description
- ------         -------------------
23b*      Consent of Eskew & Gresham, P.S.C., independent
          certified public accountants for Pikeville National
          Corporation.

23c* Consent of Clines & Satterly, P.S.C., independent certified public accountants for United Whitley Corp.
          and Bank of Williamsburg.

23d* Consent of Stoll, Keenon & Park, LLP (included in Exhibit 5 hereto).

23e* Consent of Professional Bank Services, Inc., financial advisor for United Whitley Corp. and Bank of Williamsburg.

24* Power of Attorney (included on the signature page of this Registration Statement).

27*       Financial Data Schedule for Pikeville National Corporation.

99a Proxy Appointment Form to be used in soliciting holders of United Whitley Corp. Common Stock for its Special Meeting of Shareholders to be held on October 2, 1995.

99b Proxy Appointment Form to be used in soliciting holders of Bank of Williamsburg Common Stock for its Special Meeting of Shareholders to be held on October 2, 1995.

99c*      Severance and Consulting Agreement.

- -----------
*Previously filed



                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pikeville, Commonwealth of Kentucky, on August 29, 1995.

                                   PIKEVILLE NATIONAL CORPORATION



                                   By: /s/ Terry N. Coleman
                                   --------------------------------
                                   TERRY N. COLEMAN, PRESIDENT AND
                                   CHIEF EXECUTIVE OFFICER


                             POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS TERRY N. COLEMAN, JEAN R. HALE AND LUCIAN I. MEADE, AND EACH OF THEM, WITH THE POWER TO ACT WITHOUT THE OTHER, HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS OR POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO THE ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SUCH ATTORNEY-IN-FACT AND AGENT, OR HIS OR HER SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     Pursuant to the requirements of the Securities Act of 1933,this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                           Date
- ---------                          -----                           ----
/s/ Terry N. Coleman              President,                      August 29, 1995
- --------------------       Chief Executive Officer
Terry N. Coleman                and Director
                         (Principal Executive Officer)


- ------------------        Chairman of the Board and
Burlin Coleman                     Director

        *                  Vice Chairman of the Board             August 29, 1995
- ------------------
Brandt Mullins                   and Director



Signature                             Title                              Date
- ---------                             -----                              ----


        *                   Senior Vice President and              August 29, 1995
- -------------------          Chief Financial Officer
Richard M. Levy            (Principal Financial Officer
                             and Principal Accounting
                                    Officer)


        *                            Director                      August 29, 1995
- --------------------
Charles J. Baird



- -------------------                  Director
Nick A. Cooley



- -------------------                  Director
John B. DuPuy



- -------------------                  Director
William A. Graham, Jr.



        *                            Director                      August 29, 1995
- -------------------
Jean R. Hale




        *                            Director                      August 29, 1995
- -------------------
Bryan M. Johnson



        *                            Director                      August 29, 1995
- -------------------
Earl Gene Johnson



        *                            Director                      August 29, 1995
- -------------------
George F. Johnson



Signature                             Title                              Date
- ---------                             -----                              ----



- -------------------                  Director
John H. Mays



- -------------------                  Director
Leonard McCoy




        *                            Director                August 29, 1995
- -------------------
Lucian I. Meade



- -------------------                  Director
M. Lynn Parrish



        *                            Director                August 29, 1995
- -------------------
Ernest M. Rogers



        *                            Director                August 29, 1995
- -------------------
E. Bruce Walters



- -------------------                  Director
Porter Welch



*By: /s/ Terry N. Coleman                                    August 29, 1995
     ---------------------
     Terry N. Coleman
     Attorney-In-Fact

